As filed with the Securities and Exchange Commission on November 12, 2025.

Registration No. 333-289952

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VisionWave Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	99-5002777
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

300 Delaware Avenue, Suite 210 #301

Wilmington, Delaware 19801

(302) 305-4790

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Douglas Davis

Executive Chairman

300 Delaware Avenue, Suite 210 #301

Wilmington, Delaware 19801

302.305.4790

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

30 Wall Street, 8th Floor

New York, New York 10005

Tel: 516.902.6567

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date hereof.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2025

PROSPECTUS

10,200,000 Shares

VisionWave Holdings, Inc.

Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling stockholder identified below, or their permitted transferees, of up to 10,200,000 shares of our common stock, par value $0.01 per share (“common stock”), including (i) up to 10,000,000 shares of our common stock that we may issue and sell to YA II PN, LTD., a Cayman Islands exempt limited company (“YA II,” “Investor” or the “Selling Stockholder”), from time to time after the date of this prospectus, pursuant to the Standby Equity Purchase Agreement (“SEPA”) dated July 25, 2025, entered into with YA II and (ii) 200,000 shares of common stock (the “YA II Commitment Shares”) issued to YA II as consideration for its irrevocable commitment under the SEPA.

The shares of our common stock being offered by YA II have been and may be issued pursuant to the SEPA pursuant to which the Company has the right to sell to YA II up to $50 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA.

Upon the satisfaction of the conditions to YA II’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct Investor to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to YA II (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of common stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to YA II. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P.

In connection with the SEPA, and subject to the condition set forth therein, YA II has agreed to advance to the Company in the form of convertible promissory notes (the “Convertible Notes”) an aggregate principal amount of $5.0 million (the “Pre-Paid Advance”). The first Pre-Paid Advance was disbursed on July 25, 2025 with respect to $3.0 million and the balance of $2.0 million will be disbursed upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for the Pre-Paid Advance is 94% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date will be 12-months after the closing of each tranche of the Pre-Paid Advance. Investor may convert the Convertible Notes into shares of the Company’s common stock at a conversion price equal to the lower of $10.00 or 93% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion (the “Conversion Price”); provided, that in no event may the Conversion Price be lower than $1.00 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes may be declared immediately due and payable, in which case the Company shall pay to YA II the principal and interest due thereunder. In no event shall Investor be allowed to effect a conversion if such conversion, along with all other shares of common stock then beneficially owned by YA II and its affiliates, would exceed 4.99% of the then outstanding shares of the common stock of the Company. If at any time on or after the issuance of the Convertible Notes (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days (“Floor Price Event”), (ii) the Company has issued in excess of 99% of the shares of common stock available under the Exchange Cap, where applicable ( “Exchange Cap Event”) or (iii) any time after the effectiveness deadline set forth in the Registration Rights Agreement, Investor is unable to utilize a registration statement to resell the shares underlying each Convertible Note for a period of 30 consecutive Trading Days, then the Company shall make monthly payments to Investor beginning on the seventh trading day after the Amortization Event and continuing monthly in the amount of $750,000 plus a 5.0% premium and all accrued and unpaid interest. The Exchange Cap Event will not apply in the event the Company has obtained the approval from its stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of 19.99% of the aggregate number of shares of common stock issued and outstanding as of the effective date of the SEPA (the “Exchange Cap”).

YA II, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to Investor at the Conversion Price in consideration of an offset of the Convertible Notes (“Investor Advance”). Investor, in its sole discretion, may select the amount of any Investor Advance, provided that the number of shares issued does not cause Investor to exceed the 4.99% ownership limitation or does not exceed the Exchange Cap. As a result of an Investor Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Investor Advance.

The Company will control the timing and amount of any sales of shares of common stock to YA II, except with respect to Investor Advances. Actual sales of shares of common stock to Investor as an Advance under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) the 24-month anniversary of the date of the SEPA or (ii) the date on which Investor shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to $50,000,000. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Investor, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Investor pursuant to the Convertible Notes and the SEPA. The Company and YA II may also agree to terminate the SEPA by mutual written consent. Neither the Company nor YA II may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or Investor other than by an instrument in writing signed by both parties.

As consideration for YA II’s commitment to purchase the shares of common stock pursuant the SEPA, the Company paid YA II, (i) a structuring fee in the amount of $35,000 and (ii) 200,000 shares of common stock as an equity fee. Further, the Company is required to pay YA II a commitment fee of $500,000 of which $250,000 shall be due and payable on the earlier of the effective date of the initial registration statement, or 60 days following the date of the SEPA, and the remaining $250,000 shall be due and payable on the date that is 90 days following the initial due date of the first $250,000 installment, in each case to be paid by the issuance of such number of common shares that is equal to the applicable portion of the commitment fee divided by the average of the daily VWAPs of the common shares during the three trading days immediately prior to the applicable due date.

YA II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) solely with respect to Advance Notices under the SEPA (but not with respect to Investor Notices under the SEPA or conversions of the Convertible Notes), and any profits on the sales of shares of our common stock by YA II arising out of an Advance Notice under the SEPA and any discounts, commissions, or concessions received by YA II arising out of an Advance Notice under the SEPA are deemed to be underwriting discounts and commissions under the Securities Act. YA II may offer and sell the securities covered by this prospectus from time to time. YA II may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

We will bear all costs, expenses and fees in connection with the registration of the common stock. The Selling Stockholder will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the shares by the Selling Stockholder pursuant to this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and sale of the shares included in this prospectus by Selling Stockholder. See “Plan of Distribution.”

Our common stock is traded on The Nasdaq Global Market (“Nasdaq”) under the symbol “VWAV”. On November 10, 2025, the last reported sale price on Nasdaq of our common stock was $11.72 per share.

Our principal executive office is located at 300 Delaware Avenue, Suite 210 #301, Wilmington, Delaware 19801, and our telephone number is (302) 305-4790. Our operating office is located at 1063 N Spaulding Ave., West Hollywood, CA 90046.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholder of the securities offered by it described in this prospectus.

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “VisionWave Holdings,” “VisionWave,” “we,” “us,” “our,” and similar terms refer to VisionWave Holdings, Inc., a Delaware corporation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus may constitute “forward-looking statements” for purposes of federal securities laws. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the section titled “Business.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “contemplate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “will,” “would” and other similar words and expressions (including the negative of any of the foregoing), but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus and our managements’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and our directors, officers and affiliates. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.

These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” our periodic filings with the SEC and the following:

●	the outcome of any legal proceedings that may be instituted against VisionWave;

●	the ability to obtain or maintain the listing of the Common Stock and Warrants on Nasdaq;

●	the risk that the Business Combination disrupts current plans and operations of VisionWave;

●	costs related to the Business Combination;

●	changes in applicable laws or regulations;

●	the effects of competition on VisionWave’s future business;

●	VisionWave’s expansion into new products, services, technologies or geographic regions;

●	the ability to implement business plans, forecasts, and other expectations following the Business Combination and identify and realize additional opportunities and to continue as a going concern;

●	the risk of downturns and the possibility of rapid change in the highly competitive industry in which VisionWave operate;

●	the risk that VisionWave may not sustain profitability;

●	the risk that VisionWave will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk that VisionWave experiences difficulties in managing its growth and expanding operations;

●	the risk that VisionWave are unable to secure or protect their intellectual property;

●	the risk that estimated growth of the industry does not occur, or does not occur at the rates or timing VisionWave has assumed based on third-party estimates and its own internal analyses;

●	the possibility that VisionWave may be adversely affected by other economic, business, and competitive factors; and

●	the potential liquidity and trading or lack thereof of our public securities.

Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized, except as may be required by law.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement and any related free writing prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus.

Overview

VisionWave, through VisionWave Technologies Inc., a Nevada corporation and its wholly owned subsidiary (“VisionWave Technologies”), is at the forefront of revolutionizing defense capabilities by integrating advanced artificial intelligence (AI) and autonomous solutions across air, ground, and sea domains. Our state-of-the-art innovations— ranging from high-resolution radars and advanced vision systems to radio frequency (RF) sensing technologies are seeking to redefine operational efficiency and precision for military and homeland security applications worldwide. From tactical ground vehicles to precision weapon control systems, we lead the development of reliable, high-performance technologies that transform defense strategies and deliver superior results, even in the most challenging environments.

With headquarters in the U.S. and R&D in Canada, VisionWave is uniquely positioned to serve global markets, offering cutting-edge defense solutions that address the evolving needs of security forces across the world.

Since the formation of VisionWave Technologies on March 20, 2024, VisionWave has focused on the commercialization and customization of acquired and existing technologies, particularly in defense, surveillance, and homeland security applications. VisionWave currently holds a portfolio of cutting-edge, patented solutions. As part of its commercialization efforts, VisionWave conducted simulated testing and validation for defense contractors to demonstrate the effectiveness of its technology. The ability to customize these solutions for specific client applications represents the final phase before large-scale deployment. subject to obtaining appropriate financing and large-scale purchase order of which there is no guarantee.

When VisionWave describes its products as “ready for deployment,” it refers to the technological capability to manufacture and deliver these products upon customer orders. Readiness does not imply existing inventory but instead reflects the ability to integrate technologies into customized solutions. Client-specific customizations (e.g., drone configurations, colors, or payload adaptations) are addressed through Non-Refundable Engineering (NRE) efforts post-order. As a result, no development costs were accrued before pilot orders and productions commenced.

VisionWave’s business model is built on innovation, strategic partnerships, manufacturing excellence, and collaboration, enabling us to deliver cutting-edge solutions across the globe. VisionWave intends to license its proprietary technologies to defense contractors, government agencies, and industry leaders, enabling seamless integration into their systems and enhancing operational capabilities. Further, our products, including unmanned vehicles, advanced radar systems, and tactical platforms, will be sold directly to defense, homeland security, and industrial sectors, providing mission-critical solutions tailored to specific needs. We will also seek to develop strategic alliances and joint ventures, to co-develop customized solutions using our portfolio of advanced technologies. These partnerships drive innovation and expand our reach in global markets.

VisionWave has developed nine product lines that have reached the prototype phase are innovative products across three distinct categories, showcasing a robust portfolio designed to meet diverse market needs. Several of these products have reached technology readiness levels of proven through successful operations, indicating they are ready for deployment and at production readiness levels. These products are currently undergoing trials and demonstrations with targeted clients to validate performance, optimize functionality, and secure commercial orders, paving the way for potentially large-scale deployments.

Other products are in advanced stages of development, where they are being refined and validated in collaboration with partners to ensure operational reliability and compliance with client expectations. These efforts include conducting rigorous demonstrations for potential partners and customers to establish the solutions’ functionality, effectiveness, and scalability.

VisionWave is strategically focused on transitioning these products into manufacturing once customer requirements are fully addressed, final validations are completed, and operational readiness is confirmed.

This multi-faceted approach reflects VisionWave’s commitment to balancing immediate commercialization opportunities with ongoing innovation and development, ensuring the company remains responsive to evolving market demands while delivering cutting-edge solutions.

YA II Transaction

On July 25, 2025, we entered into the SEPA with YA II. Under the SEPA, the Company has the right to sell to YA II up to $50 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA.

Upon the satisfaction of the conditions to YA II’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct Investor to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to YA II (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of common stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to YA II. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P.

In connection with the SEPA, and subject to the condition set forth therein, YA II has agreed to advance to the Company the Pre-Paid Advance. The first Pre-Paid Advance was disbursed on July 25, 2025 with respect to $3.0 million and the balance of $2.0 million will be disbursed upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for the Pre-Paid Advance is 94% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date will be 12-months after the closing of each tranche of the Pre-Paid Advance. Investor may convert the Convertible Notes into shares of the Company’s common stock at a conversion price equal to the lower of $10.00 or 93% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion (the “Conversion Price”); provided, that in no event may the Conversion Price be lower than $1.00 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes may be declared immediately due and payable, in which case the Company shall pay to YA II the principal and interest due thereunder. In no event shall Investor be allowed to effect a conversion if such conversion, along with all other shares of common stock then beneficially owned by YA II and its affiliates, would exceed 4.99% of the outstanding shares of the then common stock of the Company. If at any time on or after the issuance of the Convertible Notes (i) the Floor Price Event, (ii) the Exchange Cap Event or (iii) any time after the effectiveness deadline set forth in the Registration Rights Agreement, Investor is unable to utilize a registration statement to resell the shares underlying each Convertible Note for a period of 30 consecutive Trading Days, then the Company shall make monthly payments to Investor beginning on the seventh trading day after the Amortization Event and continuing monthly in the amount of $750,000 plus a 5.0% premium and all accrued and unpaid interest. The Exchange Cap Event will not apply in the event the Company has obtained the approval from its stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of the Exchange Cap.

YA II, in its sole discretion and provided that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to Investor at the Conversion Price in consideration of an offset of the Convertible Notes (“Investor Advance”). Investor, in its sole discretion, may select the amount of any Investor Advance, provided that the number of shares issued does not cause Investor to exceed the 4.99% ownership limitation or does not exceed the Exchange Cap. As a result of an Investor Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Investor Advance.

The Company will control the timing and amount of any sales of shares of common stock to YA II, except with respect to Investor Advances. Actual sales of shares of common stock to Investor as an Advance under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) the 24-month anniversary of the date of the SEPA or (ii) the date on which Investor shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to $50,000,000. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Investor, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Investor pursuant to the Convertible Notes and the SEPA. The Company and YA II may also agree to terminate the SEPA by mutual written consent. Neither the Company nor YA II may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or Investor other than by an instrument in writing signed by both parties.

As consideration for YA II’s commitment to purchase the shares of common stock pursuant the SEPA, the Company paid YA II, (i) a structuring fee in the amount of $35,000 and (ii) 200,000 shares of common stock as an equity fee. Further, the Company is required to pay YA II a commitment fee of $500,000 of which $250,000 shall be due and payable on the earlier of the effective date of the initial registration statement, or 60 days following the date of the SEPA, and the remaining $250,000 shall be due and payable on the date that is 90 days following the due date of the initial $250,000 installment, in each case to be paid by the issuance of such number of common shares that is equal to the applicable portion of the commitment fee divided by the average of the daily VWAPs of the common shares during the three trading days immediately prior to the applicable due date.

Failure to Redeem Public Shares

Pursuant to Bannix Acquisition Corp.’s amended and restated certificate of incorporation in effect from March 10, 2025, through the consummation of the Business Combination, Bannix Acquisition Corp. was required to redeem all remaining public offering shares no later than June 27, 2025 (ten business days after the June 14, 2025 deadline for consummating an initial business combination). Bannix Acquisition Corp. did not redeem the remaining public offering shares as required by its amended and restated certificate of incorporation and the Business Combination was subsequently consummated on July 14, 2025. The failure to redeem the remaining public shares was inconsistent with the disclosures in the prospectus for Bannix Acquisition Corp.’s initial public offering (filed September 14, 2021) and the combined prospectus and proxy statement for the Business Combination, which stated that if an initial business combination was not consummated by the applicable deadline, Bannix Acquisition Corp. would cease all operations except for the purpose of winding up, redeem all public shares, and liquidate and dissolve, subject to applicable law.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as defined in the Jumpstart our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million, if we issue $1 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1 billion. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1 billion in gross revenues. Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act, (ii) scaled executive compensation disclosures, and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Risk Factors Summary

An investment in our common shares involves a high degree of risk. You should carefully consider the risks summarized below. The risks are more fully discussed in the “Risk Factors” section of this prospectus.

●	Risks relating to our strategy, such as those associated with our ability to deploy capital effectively, execute our business strategy, compete in highly competitive markets, develop our new products and services, and protect our intellectual property.

●	Risks relating to our operations, such as those associated with our limited operating history, attracting and retaining experienced personnel, changes in technology and customer requirements, the adaption of our solutions by our customers, ability to manage growth and confront cybersecurity challenges.

●	Risks relating to our liquidity, including those associated with our ability to generate sufficient cash flow from operations, obtain additional funding on market terms to continue our current level of operations and growth, and forecast our cash needs.

●	Risks relating to compliance and regulation, including those associated with our ability to develop and maintain an effective system of internal controls, management’s ability to significantly influence matters submitted to our stockholders for approval, our ability to comply with current and future regulations.

●	Risks relating to this offering and investing in our Common Stock, including those associated with the limited public market for our common stock, the dilutive effect of our outstanding warrants on our common stockholders, our ability to maintain listing of our Common Stock on Nasdaq, government and FINRA rules to limit a stockholder’s ability to buy and sell our common stock, securities or industry analysts not following or negatively reporting on us, restrictions on third party seeking to acquire us, our dividend policy, restrictions on the exclusive forum for stockholders’ actions, the cost and our time devoted to being a public company, and our status as an “emerging growth company”.

Corporate Information

Our common stock is listed on Nasdaq under the symbol “VWAV” and our public warrants are listed on Nasdaq under the symbol “VWAVW”. Our principal executive office is located at 300 Delaware Avenue, Suite 210 #301, Wilmington, Delaware 19801, and our telephone number is 302.305.4790. Our operating office is located at 1063 Spaulding Ave., West Hollywood, CA 90046. Our website address is www.VWAV.inc ~~www.visionwave.tech~~. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

THE OFFERING

On July 25, 2025, we entered into the Standby Equity Purchase Agreement (“SEPA”) with YA II pursuant to which we have the right to sell to YA II up to $50 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA.

Upon the satisfaction of the conditions to YA II’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, we will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct YA II to purchase a specified number of shares of common stock pursuant to an Advance by delivering an Advance Notice. While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of common stock purchased pursuant to an Advance delivered by us will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by us in the Advance Notice or there is no VWAP on the subject trading day. We may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to YA II. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P.

In connection with the SEPA, and subject to the condition set forth therein, YA II has agreed to advance to the Company the Pre-Paid Advance. The first Pre-Paid Advance was disbursed on July 25, 2025 with respect to $3.0 million and the balance of $2.0 million will be disbursed upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for the Pre-Paid Advance is 94% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date will be 12-months after the closing of each tranche of the Pre-Paid Advance. Investor may convert the Convertible Notes into shares of the Company’s common stock at a conversion price equal to the lower of $10.00 or 93% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion (the “Conversion Price”); provided, that in no event may the Conversion Price be lower than $1.00 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes may be declared immediately due and payable, in which case the Company shall pay to YA II the principal and interest due thereunder. In no event shall Investor be allowed to effect a conversion if such conversion, along with all other shares of common stock then beneficially owned by YA II and its affiliates, would exceed 4.99% of the then outstanding shares of the common stock of the Company. If at any time on or after the issuance of the Convertible Notes (i) the Floor Price Event, (ii) the Exchange Cap Event or (iii) any time after the effectiveness deadline set forth in the Registration Rights Agreement, Investor is unable to utilize a registration statement to resell the shares underlying each Convertible Note for a period of 30 consecutive Trading Days, then the Company shall make monthly payments to Investor beginning on the seventh trading day after the Amortization Event and continuing monthly in the amount of $750,000 plus a 5.0% premium and all accrued and unpaid interest. The Exchange Cap Event will not apply in the event the Company has obtained the approval from its stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of the Exchange Cap.

        YA II, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to YA II at the Conversion Price in consideration of an offset of the Convertible Notes (“Investor Advance”). YA II, in its sole discretion, may select the amount of any Investor Advance, provided that the number of shares issued does not cause YA II to exceed the 4.99% ownership limitation or does not exceed the Exchange Cap. As a result of an Investor Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Investor Advance.

We will control the timing and amount of any sales of shares of common stock to YA II, except with respect to Investor Advances. Actual sales of shares of common stock to YA II as an Advance under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) the 24-month anniversary of the date of the SEPA or (ii) the date on which YA II shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to $50,000,000. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to YA II, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to YA II pursuant to the Convertible Notes and the SEPA. Our company and YA II may also agree to terminate the SEPA by mutual written consent. Neither our company nor YA II may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or YA II other than by an instrument in writing signed by both parties.

As consideration for YA II’s commitment to purchase the shares of common stock pursuant the SEPA, we paid YA II, (i) a structuring fee in the amount of $35,000 and (ii) 200,000 shares of common stock as an equity fee. Further, the Company is required to pay YA II a commitment fee of $500,000 of which $250,000 shall be due and payable on the earlier of the effective date of the initial registration statement, or 60 days following the date of the SEPA and the remaining $250,000 shall be due and payable on the date that is 90 days following the initial due date of the first $250,000 installment, in each case to be paid by the issuance of such number of common shares that is equal to the applicable portion of the commitment fee divided by the average of the daily VWAPs of the common shares during the three trading days immediately prior to the applicable due date.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The net proceeds under the SEPA to us will depend on the frequency and prices at which we sell our shares of common stock to YA II. We expect that any proceeds received from such sales to YA II will be used for working capital and general corporate purposes.

While YA II may experience a positive rate of return based on the current trading price of our shares of common stock, our shareholders may not experience a similar rate of return on the shares of common stock they purchased due to differences in the purchase prices and the then-current trading price at the time of any sale. The purchase price for the shares of common stock under the SEPA and the number of shares we might issue to YA II under the SEPA cannot be known. There are substantial risks to our stockholders as a result of the sale and issuance of common stock to YA II under the SEPA. These risks include substantial dilution, significant declines in our stock price and our inability to draw sufficient funds when needed. See the section entitled “Risk Factors” included elsewhere in this prospectus. Issuances of our common stock under the SEPA will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuances pursuant to the SEPA.

SECURITIES OFFERED

Shares of Common Stock Offered by the Selling Stockholders

200,000 shares of common stock issued to YA II as the YA II Commitment Shares. We have not and will not receive any cash proceeds from the issuance of these Commitment Shares.

up to 10,000,000 shares of our common stock issuable to YA II under the SEPA from time to time.

We will not receive any cash proceeds from the sale of these shares by YA II.

Shares of Common Stock Outstanding Prior to this Offering
14,996,603 shares of common stock (as of November 11, 2025).

Shares of Common Stock Outstanding After this Offering
10,200,000 shares of common stock, assuming the sale of a total of 10,200,000 shares of common stock to YA II (including the 200,000 Commitment Shares issued to YA II). The actual number of shares will vary depending upon the number of shares we sell under the SEPA.

Use of Proceeds
We will not receive any proceeds from the sale of shares of common stock included in this prospectus by YA II. We may receive up to $50.0 million aggregate gross proceeds under the SEPA from sales of common stock that we elect to make to YA II pursuant to the SEPA, if any, from time to time in our sole discretion, although the actual amount of proceeds that we may receive cannot be determined at this time and will depend on the number of shares we sell under the SEPA and market prices at the times of such sales. YA II has agreed to advance us in the form of Convertible Notes the Pre-Paid Advance. The Pre-Paid Advance was disbursed on July 25, 2025 with respect to $3.0 million and the balance of $2.0 million will be disbursed upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for the Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. The proceeds from the Pre-Paid Advance will be used for working capital and general corporate purposes.

We expect that any proceeds that we receive from sales of our common stock to YA II under the SEPA will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Market for Common Stock
Our common stock is currently traded on the Nasdaq Global Market under the symbol “VWAV”.

Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to this Offering

Substantial blocks of our common stock may be sold into the market as a result of the shares sold to YA II under the SEPA, which may cause the price of our common stock to decline.

The price of our common stock could decline if there are substantial sales of shares of our common stock, if there is a large number of shares of our common stock available for sale, or if there is the perception that these sales could occur.

On July 25, 2025, we entered into the SEPA with YA II. Under the SEPA, we agreed to issue and sell to YA II, from time to time, and YA II agreed to purchase from us, up to $50.0 million of our common stock. We shall not affect any sales under the SEPA and YA II shall not have any obligation to purchase shares of common stock under the SEPA to the extent that after giving effect to such purchase and sale YA II would exceed the Ownership Limitation or the Exchange Cap. Thus, we may not have access to the right to sell the full $50.0 million of shares of common stock to YA II. In connection with the SEPA, and subject to the condition set forth therein, YA II has agreed to advance us the Pre-Paid Advance which shall be evidenced by the Convertible Notes to be issued to YA II at a purchase price equal to 94.0% of the principal amount of each Pre-Paid Advance. On July 25, 2025, YA II advanced the first Pre-Paid Advance to us in the principal amount of $3.0 million and we issued a Convertible Note to YA II in the principal amount of $3.0 million. The balance of $2.0 million of the Pre-Paid Advance will be advanced by YA II to us upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for each Convertible Note representing a Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Convertible Note at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date for each Convertible Note will be 12-months after the closing of each tranche of the Pre-Paid Advance. YA II may convert the Convertible Notes into shares of our common stock at the Conversion Price, which in no event may the Conversion Price be lower than the Floor Price. YA II, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring an Investor Advance. YA II, in its sole discretion, may select the amount of any Investor Advance, provided that the number of shares issued does not cause YA II to exceed the Ownership Limitation or does not exceed the Exchange Cap. As a result of an Investor Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Investor Advance.

Any issuance of shares of common stock pursuant to this facility will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our common stock. Sales of a substantial number of shares of our common stock in the public market or other issuances of shares of our common stock, or the perception that these sales or issuances could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

It is not possible to predict the actual number of shares we will sell under the SEPA to YA II at any one time or in total, or the actual gross proceeds resulting from those sales.

We generally have the right to control the timing and amount of any sales of our shares of common stock to YA II under the SEPA. Sales of our common stock, if any, to YA II under the SEPA will depend upon market conditions and other factors. We may ultimately decide to sell to YA II all, some or none of the shares of our common stock that may be available for us to sell to YA II pursuant to the SEPA. In connection with the SEPA, and subject to the condition set forth therein, YA II has agreed to advance us the Pre-Paid Advance which shall be evidenced by the Convertible Notes to be issued to YA II at a purchase price equal to 94.0% of the principal amount of each Pre-Paid Advance. On July 25, 2025, YA II advanced the first Pre-Paid Advance to us in the principal amount of $3.0 million and we issued a Convertible Note to YA II in the principal amount of $3.0 million. The balance of $2.0 million of the Pre-Paid Advance will be advanced by YA II to us upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for each Convertible Note representing a Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Convertible Note at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each Convertible Note will be 12-months after the issuance of such note. YA II may convert the Convertible Notes into shares of our common stock at the Conversion Price, which in no event may the Conversion Price be lower than the Floor Price. YA II, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring an Investor Advance. YA II, in its sole discretion, may select the amount of any Investor Advance, provided that the number of shares issued does not cause YA II to exceed the Ownership Limitation or does not exceed the Exchange Cap. As a result of an Investor Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Investor Advance.

Because the purchase price per share to be paid by YA II for the shares of common stock that we may elect to sell to YA II under the SEPA, if any, will fluctuate based on the market prices of our common stock during the applicable Pricing Period for each Advance made pursuant to the SEPA, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of common stock that we will sell to YA II under the SEPA, the purchase price per share that YA II will pay for shares purchased from us under the SEPA, or the aggregate gross proceeds that we will receive from those purchases by YA II under the SEPA, if any.

In addition, unless we obtain stockholder approval, we will not be able to issue shares of common stock in excess of the Exchange Cap under the SEPA in accordance with applicable Nasdaq rules. Depending on the market prices of our common stock in the future, this could be a significant limitation on the amount of funds we are able to raise pursuant to the SEPA. Other limitations in the SEPA, including the Ownership Limitation, and our ability to meet the conditions necessary to deliver an Advance Notice, could also prevent us from being able to raise funds up to the Commitment Amount.

Moreover, although the SEPA provides that we may sell up to an aggregate of $50.0 million of our common stock to YA II, only 10,200,000 shares of our common stock are being registered for resale by YA II under the registration statement that includes this prospectus, consisting of (i) the 200,000 Commitment Shares that we issued to YA II upon execution of the SEPA as consideration for its commitment to purchase our common stock under the SEPA and (ii) up to 10,000,000 shares of common stock that we may elect to sell to YA II, in our sole discretion, from time to time from and after the date of, and pursuant to, the SEPA or that YA II may require that we sell pursuant to an Investor Advance. Even if we elect to sell to YA II all of the shares of common stock being registered for resale under this prospectus, depending on the market prices of our common stock at the time of such sales, the actual gross proceeds from the sale of all such shares may be substantially less than the $50.0 million Commitment Amount under the SEPA, which could materially adversely affect our liquidity.

If we desire to issue and sell to YA II under the SEPA more than the 10,000,000 shares being registered for resale under this prospectus, and the Exchange Cap provisions and other limitations in the SEPA would allow us to do so, we would need to file with the SEC one or more additional registration statements to register under the Securities Act the resale by YA II of any such additional shares of our common stock and the SEC would have to declare such registration statement or statements effective before we could sell additional shares.

Further, the resale by YA II of 10,200,000 shares of common stock registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile.

The sale and issuance of our shares of Common Stock to YA II will cause dilution to our existing shareholders, and the sale of the shares of Common Stock acquired by YA II, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

The purchase price for the shares that we may sell to YA II under the SEPA will fluctuate based on the price of our shares of Common Stock. Depending on a number of factors, including market liquidity, sales of such shares may cause the trading price of our Common Stock to fall. If and when we do sell shares to YA II or when YA II requests an Investor Advance, YA II may resell all, some, or none of those shares at its discretion, subject to the terms of the SEPA. Therefore, sales to YA II by us could result in substantial dilution to the interests of other holders of our shares of Common Stock. Additionally, the sale of a substantial number of shares of Common Stock to YA II, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price. The resale of shares of Common Stock by YA II in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could also harm the prevailing market price of our shares of Common Stock.

Following these issuances described above and as restrictions on resale end and registration statements are available for use, the market price of our shares of Common Stock could decline if the holders of restricted shares sell them or are perceived by the market as intending to sell them. As such, sales of a substantial number of shares of Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our shares of Common Stock.

Once we receive a Pre-Paid Advance, we do not have the right to control the timing and amount of the issuance of our Common Shares to YA II under the PPA and, accordingly, it is not possible to predict the actual number of shares we will issue pursuant to Pre-Paid Advances at any one time or in total.

Once we receive any of the Pre-Paid Advances, including the initial Pre-Paid Advance, we do not have the right to control the timing and amount of any issuances of our shares of Common Stock to YA II under the SEPA. Sales of our shares of Common Stock, if any, to YA II under the SEPA will depend upon market conditions and other factors, and the discretion of YA II. We may ultimately decide to sell to YA II all, some or none of the shares of Common Stock that may be available for us to sell to YA II pursuant to the SEPA. Each Pre-Paid Advance matures within one year.

Because the purchase price per share to be paid by YA II for the shares of Common Stock that we may elect to sell to YA II under the SEPA, if any, will fluctuate based on the market prices of our shares of Common Stock, if any, it is not possible for us to predict, as of the date of this prospectus supplement and prior to any such sales, the number of shares of Common Stock that we will sell to YA II under the SEPA, the purchase price per share that YA II will pay for shares purchased from us under the SEPA, or the aggregate gross proceeds that we will receive from those purchases by YA II under the SEPA, if any.

Further, the resale by YA II of 10,200,000 shares of common stock registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our shares of Common Stock to decline and to be highly volatile.

Upon an amortization event, we may be required to make payments that could cause us financial hardship.

In connection with the SEPA, and subject to the condition set forth therein, YA II has agreed to advance us the Pre-Paid Advance which shall be evidenced by the Convertible Notes to be issued to YA II at a purchase price equal to 94.0% of the principal amount of each Pre-Paid Advance. On July 25, 2025, YA II advanced the first Pre-Paid Advance to us in the principal amount of $3.0 million and we issued a Convertible Note to YA II in the principal amount of $3.0 million. The balance of $2.0 million of the Pre-Paid Advance will be advanced by YA II to us upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for each Convertible Note representing a Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Convertible Note at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each Convertible Note is 12-months from the date of issuance. YA II may convert the Convertible Notes into shares of our common stock at the Conversion Price, which in no event may the Conversion Price be lower than the Floor Price. YA II, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requesting an Investor Advance. YA II, in its sole discretion, may select the amount of any YA II Advance, provided that the number of shares issued does not cause YA II to exceed the Ownership Limitation or does not exceed the Exchange Cap. As a result of an Investor Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Investor Advance.

 If at any time on or after the issuance of the Convertible Notes (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days (“Floor Price Event”), (ii) the Company has issued in excess of 99% of the shares of common stock available under the Exchange Cap, where applicable (“Exchange Cap Event”) or (iii) any time after the effectiveness deadline set forth in the Registration Rights Agreement, Investor is unable to utilize a registration statement to resell the shares underlying each Convertible Note for a period of 30 consecutive Trading Days, then the Company shall make monthly payments to Investor beginning on the seventh trading day after the Amortization Event and continuing monthly in the amount of $750,000 plus a 5.0% premium and all accrued and unpaid interest.

This financial obligation may be an undue and unsustainable burden and may cause a material adverse effect on our operations and financial condition.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the SEPA, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to YA II. If and when we do elect to sell shares of our common stock to YA II pursuant to the SEPA, YA II may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from YA II in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from YA II in this offering as a result of future sales made by us to YA II at prices lower than the prices such investors paid for their shares in this offering.

Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we may not be able to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.

The extent to which we rely on YA II as a source of funding will depend on a number of factors, including the prevailing market price of our common stock, our ability to meet the conditions necessary to deliver Advance Notices under the SEPA, the impacts of the Exchange Cap and the Ownership Limitation and the extent to which we are able to secure funding from other sources. In addition to the amount of funds we ultimately raise under the SEPA, if any, we expect to continue to seek other sources of funding, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.

We have experienced operating losses, and we expect to continue to incur operating losses as we implement our business plans. We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business. We expect to expend capital with significant outlays directed towards servicing our operations. The fact that we have a limited operating history with respect to the agri-foods and farming operations business means we have limited historical data on the demand for our services. As a result, our capital requirements are uncertain and actual capital requirements may be different from those we currently anticipate. In addition, new opportunities for growth in future product lines and markets may arise and may require additional capital.

As of June 30, 2025, our principal source of liquidity is our cash balance in the amount of approximately $885. We entered into the SEPA whereby we will have the right, but not the obligation, to sell to YA II up to $50.0 million of our shares of common stock. However, our right to sell shares under the SEPA is subject to certain conditions that may not be satisfied. Accordingly, we may not be able to utilize this facility to raise additional capital when, or in the amounts, we may require. In addition, under the SEPA, we have received $3.0 in Pre-Paid Advance and may receive an additional $2.0 million upon this registration statement being declared effective. The Pre-Paid Advances were made in the form of Convertible Notes. In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes may be declared immediately due and payable, in which case the Company shall pay to YA II the principal and interest due thereunder. If any time (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days (“Floor Price Event”), or (ii) the Company has issued in excess of 99% of the shares of common stock available under the Exchange Cap (“Exchange Cap Event” and collectively with the Floor Price Event, the “Amortization Event”)), then we shall make monthly payments to YA II beginning on the seventh trading day after the Amortization Event and continuing monthly in the amount of $750,000 plus a 5.0% premium and accrued and unpaid interest. The Exchange Cap Event will not apply in the event we have obtained the approval from our stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of 19.99% of the aggregate number of shares of common stock issued and outstanding as of the effective date of the SEPA (the “Exchange Cap”). Any debt we incur from YA II or other parties could make us more vulnerable to a downturn in our operating results or a downturn in economic conditions. If our cash flow from operations is insufficient to meet any debt service requirements including the repayment of the Convertible Notes in the event of a Amortization Event, we could be required to refinance our obligations, or dispose of assets in order to meet debt service requirements.

As an early-stage growth company, our ability to access capital is critical. We expect that we will need to raise additional capital in order to continue to execute our business plans in the future, and we plan to use the SEPA, if the conditions for its use are satisfied and seek additional equity and/or debt financing, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.

The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. Our ability to obtain the necessary additional financing to carry out our business plans or to refinance, if necessary, any outstanding debt when due is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on favorable terms, we may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any such funding or we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations and our prospects, financial consolidated results of operations could be materially adversely affected, in which case our investors could lose some or all of their investment.

Management will have broad discretion as to the use of the proceeds from the SEPA, and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from the SEPA to be used for any particular purpose, our management will have broad discretion as to the application of such proceeds. Our management may use the proceeds for working capital and general corporate purposes that may not improve our financial condition or advance our business objectives.

Risks Relating to Our Operations

Failure to Redeem Public Shares as Required by Bannix Acquisition Corp.’s Amended and Restated Certificate of Incorporation May Subject Us to Legal, Regulatory, and Reputational Risks

Bannix Acquisition Corp.’s amended and restated certificate of incorporation, in effect from March 10, 2025, through the consummation of the Business Combination on July 14, 2025, required that if an initial business combination was not completed by June 14, 2025, Bannix Acquisition Corp. would redeem all public offering shares no later than June 27, 2025 (ten business days thereafter). However, Bannix Acquisition Corp. did not redeem the remaining public offering shares as required, and the Business Combination was subsequently consummated on July 14, 2025. This failure to redeem was inconsistent with disclosures in the prospectus for Bannix Acquisition Corp.’s initial public offering, filed on September 14, 2021, and the combined prospectus and proxy statement for the Business Combination, which stated that if an initial business combination was not completed by the applicable deadline, Bannix Acquisition Corp. would cease operations except for winding up, redeem all public shares, and liquidate and dissolve, subject to applicable law.

This non-compliance may expose the Company to significant risks, including:

●	Potential Stockholder Litigation: Stockholders may initiate lawsuits alleging breaches of fiduciary duties by our directors or officers or violations of the amended and restated certificate of incorporation. Such litigation could result in substantial costs, divert management’s attention, and lead to monetary damages or other remedies that could adversely affect our financial condition and operations.

●	Regulatory Scrutiny or Enforcement Actions: The failure to redeem public shares as required may attract scrutiny or enforcement actions from the Securities and Exchange Commission (SEC) or other regulatory authorities. Such actions could result in fines, penalties, or other sanctions, which could materially impact our financial position and ability to operate as a public company.

●	Reputational Harm: The failure to adhere to the terms of the amended and restated certificate of incorporation and prior disclosures may damage our reputation with investors, analysts, and other stakeholders. This could impair our ability to attract investment, form strategic partnerships, or maintain confidence in our management and governance practices.

●	Impact on Nasdaq Listing: Our common stock is listed on The Nasdaq Global Market under the symbol “VWAV.” Non-compliance with our governing documents or prior disclosures could jeopardize our ability to maintain our listing if Nasdaq determines that such actions reflect adversely on our governance or compliance with listing standards. Delisting could significantly reduce the liquidity and marketability of our securities, depress our stock price, and limit our access to capital markets.

●	Capital Market Access: The perceived or actual failure to comply with our obligations may reduce investor confidence, making it more difficult or costly to raise capital through equity or debt offerings in the future. This could limit our ability to fund operations, pursue growth opportunities, or meet our financial obligations, including those under the Standby Equity Purchase Agreement (SEPA) or Convertible Notes.

These risks could have a material adverse effect on our business, financial condition, results of operations, and stock price. While we believe the consummation of the Business Combination aligns with our strategic objectives, there can be no assurance that these risks will not materialize or that we will successfully mitigate their impact.

Risks Related to Our Business and Industry

VisionWave is an early-stage company. If we cannot raise sufficient funds, we will not succeed.

VisionWave is a startup and VisionWave Technologies, our wholly owned subsidiary, was founded in March 2024. There is no assurance that VisionWave will ever be profitable or generate sufficient revenue to pay dividends to the holders of its securities. VisionWave does not believe it will be able to generate revenues without successfully developing its technology, which involves substantial risk. As a result, VisionWave is dependent upon the proceeds of additional capital to continue the testing and development and other operations. VisionWave’s business will require significant additional capital infusions. VisionWave will need an additional $3 million in capital over the next 12 months to fully implement its proposed business plan. If planned operating levels are changed, higher operating costs or working capital requirements encountered, lower sales revenue received, if any, or more time is needed to implement the plan, more funds than currently anticipated may be required. Additional difficulties may be encountered during this early stage of development, such as unanticipated problems relating to development, testing, vendor manufacturing costs, production and assembly, and the competitive and regulatory environments in which VisionWave operates. If additional capital is not available when required, if at all, or is not available on acceptable terms, VisionWave may be forced to modify or abandon its business plan, which may result in investors losing their investments.

The development and production development period for the drones and imaging technology will be lengthy.

Even if it meets the development and production development schedule, VisionWave does not expect to commence selling its products commercially including the drones and imaging technology (the “VisionWave Products”) until December 2025 at the earliest. Further, the highly specialized nature of VisionWave’s products and its assimilated artificial intelligence (AI) technology poses risks of unforeseen technical challenges that could delay or impede product development, commercialization, or deployment. The use of AI and advanced detection systems in defense applications is subject to evolving regulatory requirements and compliance standards. Changes in these regulations could impact VisionWave’s ability to commercialize its products. As a result, the receipt of significant cash receipts from customer deposits and revenue, if any, is not anticipated until around that time and may occur later than projected. The VisionWave depends on receiving large amounts of capital and other financing to complete its development work, with no assurance that VisionWave will be successful in completing its development work or becoming profitable.

VisionWave will face significant market competition.

VisionWave Products potentially competes with a variety of drones and software packages in the United States and abroad. Further, VisionWave could face competition from competitors of whom VisionWave is not aware that have developed or are developing technologies that will offer alternatives to VisionWave Products. Many existing potential competitors are well-established, have or may have longer-standing relationships with customers and potential business partners, have or may have greater name recognition, and have or may have access to significantly greater financial, technical and marketing resources.

Scaling up manufacturing will be a challenge and any issues faced in such efforts may negatively impact our results of operations.

Drone technology as well as the related operational software technology in general is changing rapidly. There is significant development and investment into each of these areas being made today. Such rapidly changing technology conditions may adversely affect our ability to continuously remain a market leader, provide superior product performance, and an outstanding customer experience. If we are unable to control the cost of development, cost of manufacturing, and cost of operations, we may be substantially affected. If we are unable to maintain substantially lower cost of manufacturing, developing, design, distributing, and maintaining our products, we may incur significant cost increases which can be material to the operation of our business. We have made, and will continue to make, substantial investments into the development of the VisionWave Products, such investments may have unforeseen costs that we have been unable to accurately predict, which may significantly impact our ability to execute our business as planned. We will face significant costs in development and purchasing of materials required to build the VisionWave Products through external third parties. These purchases are subject to conditions outside of our control and as such, these conditions may substantially affect our business, product, brand, operational, and financial goals.

We rely on single suppliers and international suppliers for certain items used in our manufacturing.

VisionWave, when production commences of the VisionWave Products, will use raw materials, components, and sub-assemblies to manufacture its drones that are sourced from various vendors, including those in countries outside the U.S. Components are expected to be supplied from vendors in China. Items sourced internationally potentially carry increased risk to the business, including higher shipping costs, uncertain tariff and tax structures, longer lead times, language barriers, potential compliance and quality issues, and political instability. Additionally, once we commence manufacturing, although we will attempt to mitigate this risk, we may in certain circumstances rely on a single supplier and manufacturer which will pose risks of shortages, price increases, changes, delay and other issues that could disrupt and adversely affect our business. If any of these companies ceases supplying and/or serving us, we would have to find and qualify alternate suppliers. Additionally, if there are general supply chain disruptions due to global economic events, we may not be able to produce the VisionWave Products if the raw materials, components, and sub-assemblies needed are not available to us.

Operations could be adversely affected by interruptions of production that are beyond our control.

We intend to manufacture the VisionWave Products using systems, components and parts developed and manufactured by third-party suppliers. Our eventual manufacturing could be affected by interruptions of production at such suppliers. Such suppliers may be subject to additional risks such as financial problems that limit their ability to conduct their operations. If any of these third parties experience difficulties, it may have a direct negative impact on VisionWave.

We depend on key personnel.

Our future success depends on the efforts of key personnel, including Noam Kenig, our Chief Executive Officer and a member of the Board of Directors, Douglas Davis, our Executive Chairman, and the balance of our senior executive team. We do not currently carry any key man life insurance on our key personnel or senior executive team. However, the Company may obtain such insurance at some point after closing of the Business Combination. Regardless of such insurance, the loss of services of any of these or other key personnel may have an adverse effect on VisionWave. There can be no assurance that VisionWave will be successful in attracting and retaining the personnel VisionWave requires to develop and market the proposed VisionWave Products.

We will require intellectual property protection and may be subject to the intellectual property claims of others.

Our intellectual property consists of six granted patents. In addition, VisionWave’s intellectual property relies on licenses to three patents. VisionWave intends to seek copyright and patent protection for these items; however, there is no guarantee that such the VisionWave will be successful in obtaining such protection. If we fail to successfully enforce our proprietary technology or otherwise maintain the proprietary nature of the intellectual property used in the VisionWave Products, our competitive position could suffer. Furthermore, VisionWave’s competitive advantage relies heavily on its proprietary artificial intelligence algorithms. Any failure to adequately protect its intellectual property could significantly impact the VisionWave’s business and market position. Disputes or termination of licensing agreements could adversely affect its business. Notwithstanding VisionWave’s efforts to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are equal to or superior to VisionWave’s Products without infringing on any of VisionWave’s intellectual property rights or design around our proprietary technologies. There is no guarantee that the USPTO will issue patents to VisionWave or that any court will rule in VisionWave’s favor in the event of a dispute related to its intellectual property. In the absence of further patent protection, it may be more difficult for VisionWave to achieve commercial production of the VisionWave Products.

 Confidentiality agreements may not adequately prevent disclosure of trade secrets and other proprietary information.

We anticipate that a substantial amount of our processes and technologies will be protected by trade secret laws. To protect these technologies and processes, we intend to rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in such cases, we could not assert any trade secret rights against such parties. To the extent that our employees, contractors or other third parties with which we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Laws regarding trade secret rights in certain markets in which we operate may afford little or no protection to our trade secrets. The loss of trade secret protection could make it easier for third parties to compete with our products and related future products and services by copying functionality, among other things. In addition, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our business, revenue, reputation and competitive position.

Risks Related to Ownership of Our Common Stock

As a smaller reporting company, we are exempt from certain disclosure requirements, which could make our Common Stock less attractive to the potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

We are an emerging growth company and subject to less rigorous public reporting requirements and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	Taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	Being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	Being exempt from the requirement to hold a non-binding advisory vote on executive compensations and stockholder approval of a golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million, if we issue $1 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1 billion. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1 billion in gross revenues. Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company.

We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company, we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

As a public company, we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we have incurred significant legal, accounting and other expenses that we did not incur as a private company. In addition, the rules of the SEC and those of The NASDAQ Stock Market LLC (“NASDAQ “), NASDAQ Capital Market has imposed various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costlier. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 10-K or the first annual report on Form 10-K following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the exchange we are listed on, the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on trading prices for our common stock, and could adversely affect our ability to access the capital markets.

The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our Common Stock.

Our stock price may be volatile.

The market price of our Common Stock has been highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond our control, including the following:

●	services by us or our competitors;

●	additions or departures of key personnel;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	industry developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depends on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We do not intend to pay dividends for the foreseeable future, which could reduce the attractiveness of our stock to some investors.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases. In addition, we may incur debt financing to further finance our operations, the governing documents of which may contain restrictions on our ability to pay dividends.

If we are unable to maintain listing of our securities on the NASDAQ Global Market or another reputable stock exchange, it may be more difficult for our stockholders to sell their securities.

NASDAQ requires listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, NASDAQ should delist our securities from trading on its exchange and we are unable to obtain listing on another reputable national securities exchange, a reduction in some or all of the following may occur, each of which could materially adversely affect our stockholders.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the NYSE American or NASDAQ Capital Market and if the price of our Common Stock is less than $5.00 per share, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive; (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Provisions in our certificate of incorporation and bylaws and Delaware law may discourage, delay or prevent a change of control of our Company and, therefore, may depress the trading price of our stock.

Our certificate of incorporation and bylaws contain certain provisions that may discourage, delay or prevent a change of control that our stockholders may consider favorable. These provisions:

●	prohibit stockholder action to elect or remove directors by majority written consent;

●	provide that the board of directors is expressly authorized to make, alter or repeal our bylaws;

●	prohibit our stockholders from calling a special meeting of stockholders; and

●	establish advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by YA II. All of the common stock offered by YA II pursuant to this prospectus will be sold by YA II for its own account. We will not receive any of the proceeds from these sales.

On July 25, 2025, we entered into the SEPA with YA II. Under the SEPA, we agreed to issue and sell to YA II, from time to time, and YA II agreed to purchase from us, up to $50.0 million of our common stock. We shall not affect any sales under the SEPA and YA II shall not have any obligation to purchase shares of common stock under the SEPA to the extent that after giving effect to such purchase and sale YA II would exceed the Ownership Limitation or the Exchange Cap. Thus, we may not have access to the right to sell the full $50.0 million of shares of common stock to YA II.

In connection with the SEPA, and subject to the condition set forth therein, YA II has agreed to advance us the Pre-Paid Advance which shall be evidenced by the Convertible Notes to be issued to YA II at a purchase price equal to 94.0% of the principal amount of each Pre-Paid Advance. On September 22, 2203, YA II advanced the first Pre-Paid Advance to us in the principal amount of $3.0 million and we issued a Convertible Note to YA II in the principal amount of $3.0 million. The balance of $2.0 million of the Pre-Paid Advance will be advanced by YA II to us upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for each Convertible Note representing a Pre-Paid Advance is 94.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Convertible Note at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each Convertible Note is 12-months after the issuance of each note. YA II may convert the Convertible Notes into shares of our common stock at the Conversion Price, which in no event may the Conversion Price be lower than the Floor Price. YA II, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requesting an Investor Advance. YA II, in its sole discretion, may select the amount of any Investor Advance, provided that the number of shares issued does not cause YA II to exceed the Ownership Limitation or does not exceed the Exchange Cap. As a result of an Investor Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Investor Advance.

We expect to use any proceeds that we receive under the SEPA, in connection with the Pre-Paid Advances for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

MARKET FOR OUR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock and warrants have traded on the NASDAQ’s Global Market under the symbol “VWAV” and “VWAVW” since July 15, 2025.

Stockholders

As of November 11, 2025, there were 233 holders of record of our common stock. Our transfer agent is Continental Stock Transfer & Trust Company, located at One State Street Plaza, 30th Floor, New York, New York 10004, and its telephone number is 212-509-4000.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This Report contains forward-looking statements as defined in the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the Company’s management’s control. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “forecast,” “model,” “proposal,” “should,” “may,” “intend,” “estimate,” and “continue,” and similar expressions (or the negative versions of such words or expressions), are intended to identify forward-looking statements. These forward-looking statements include, without limitation, information concerning VisionWave’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment and possible growth opportunities. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Reference is made to “Factors That May Affect Future Results and Financial Condition” in this Item 2 for a discussion of some of the uncertainties, risks and assumptions associated with these statements.

OVERVIEW

VisionWave, through VisionWave Technologies Inc., a Nevada corporation and its wholly owned subsidiary (“VisionWave Technologies”), is at the forefront of revolutionizing defense capabilities by integrating advanced artificial intelligence (AI) and autonomous solutions across air, ground, and sea domains. Our state-of-the-art innovations— ranging from high-resolution radars and advanced vision systems to radio frequency (RF) sensing technologies are seeking to redefine operational efficiency and precision for military and homeland security applications worldwide. From tactical ground vehicles to precision weapon control systems, we lead the development of reliable, high-performance technologies that transform defense strategies and deliver superior results, even in the most challenging environments.

Key Factors Affecting Our Performance:

Several critical factors will influence VisionWave’s financial performance:

●	R&D Investment: Continued investment in research and development is essential for refining and advancing VisionWave’s core technologies. The company’s success hinges on staying at the forefront of AI-powered and RF-based defense systems.

●	Market Acceptance: The company’s ability to generate revenue is directly tied to the widespread adoption of its AI-driven and RF-based systems. Expanding market penetration and gaining customer trust are key to growth.

●	Supply Chain Constraints: Global supply chain challenges, particularly semiconductor shortages, may impact product delivery timelines. Diversifying suppliers and mitigating risks are ongoing efforts to manage these disruptions.

●	Inflation and Labor Costs: Rising inflation and labor costs, especially for specialized talent in the technology and defense sectors, are expected to increase operational expenses, affecting VisionWave’s profitability.

●	Public Company Costs: VisionWave will incur additional costs related to SEC compliance, investor relations, and other public company obligations. These costs will impact the company’s financial resources and operational focus.

Supply Chain Constraints:

The global shortage of semiconductors presents a significant challenge for VisionWave, with potential delays in product delivery. The company is actively pursuing strategies to diversify its supply chain, including partnerships with suppliers across various regions, to mitigate these risks.

Commodity Prices, Labor, Inflation, and Foreign Currency Exchange Rates:

●	Commodity Prices: The rising costs of semiconductors and other raw materials have increased production expenses, adding pressure on profitability.

●	Labor Costs: As VisionWave expands, recruiting and retaining highly specialized talent has led to higher labor costs, particularly in technical and defense fields.

●	Inflation: Global inflation continues to drive up costs in manufacturing, logistics, and other operational areas, affecting overall margins.

●	Foreign Currency Exchange Rates: VisionWave’s international operations, especially in markets like the UAE and Canada, expose the company to fluctuations in currency exchange rates, potentially impacting revenue and profitability.

 Public Company Costs:

VisionWave will face additional expenses related to regulatory compliance, reporting, and investor relations. While these costs are necessary for the company’s public status, they will require careful resource allocation as VisionWave scales its operations and focuses on growth.

Analysis of Year End Financial Results (March 31, 2025) – VisionWave Technologies:

For the year ended March 31, 2025, VisionWave Technologies reported a net loss of $563,459. This loss was all driven by general operating costs, net after $116,811 gain from sale of marketable securities. For the year ended March 31, 2024, VisionWave Technologies reported a net loss of $1,226. This loss was all driven by general operating costs.

Analysis of Year End Financial Results (December 31, 2024) – Bannix Acquisition Corp:

Bannix entire activity since inception up to December 31, 2024 was in preparation for our initial public offering and since the initial public offering, the search for and efforts towards a suitable business combination.

For the year ended December 31, 2024, Bannix had a net loss of $870,536, which consisted of operating costs of $1,291,428, federal tax interest and penalties of $206,200, excise tax interest and penalty of $50,587, change in fair value of warrant liabilities of $8,120 and provision for income taxes of $129,314, offset by interest income on the trust account of $781,363 and a gain on write-down of payable of $33,750.

For the year ended December 31, 2023, Bannix had a net loss of $56,839, which consisted of operating costs of $1,504,995 and provision for income taxes of $329,630, offset by interest income on the trust account of $1,769,666 and an unrealized gain from the change in fair value of Private Warrant liability of $8,120.

 Analysis of Year End Financial Results (September 30, 2024):

For the year ended September 30, 2024, VisionWave reported a net loss of $3,056. This loss was all driven by general administrative expenses. VisionWave incorporated on September 3, 2024 therefore no comparative balance for the year ended September 30, 2023.

●	General and Administrative Expenses: VisionWave incurred $3,056 in office expense, reflecting the operational expenditures typical of an early-stage company.

Results of Operations - VisionWave Holdings, Inc. (Successor) – June 30, 2025

Our entire activity since inception up to June 30, 2025 was in preparation for our initial public offering and since the initial public offering, the search for and efforts towards a suitable business combination. We will not generate any operating revenues until the closing and completion of our initial business combination, at the earliest.

For the three months ended June 30, 2025, we had a net loss of $434,294, which consisted of operating costs of $340,625, excise tax interest/penalty of $59,193, income tax interest/penalties of $20,246, unrealized loss from the change in fair value of Private Warrant liability of $19,894 and provision for income taxes of $336 partially offset by interest income on the trust account of $6,000.

For the six months ended June 30, 2025, we had a net loss of $861,759, which consisted of operating costs of $687,995, excise tax interest/penalty of $127,219, income tax interest/penalties of $60,376, unrealized loss from the change in fair value of Private Warrant liability of $13,804 and provision for income taxes of $7,085 partially offset by interest income on the trust account of $34,720.

For the three months ended June 30, 2024, we had a net loss of $153,104, which consisted of operating costs of $348,402 and provision for income taxes of $8,826 partially offset by interest income on the trust account of $200,064 and unrealized gain from the change in fair value of Private Warrant liability of $4,060.

For the six months ended June 30, 2024, we had a net loss of $181,323, which consisted of operating costs of $768,454, provision for income taxes of $8,826 and unrealized loss from the change in fair value of Private Warrant liability of $4,060 partially offset by interest income on the trust account of $566,267 and a gain on forgiven payables of $33,750.

Results of Operations - Bannix Acquisition Corp. (Predecessor) – June 30, 2025

Bannix’s activity since inception up to June 30, 2025 was in preparation for the initial public offering and since the initial public offering, the search for and efforts towards a suitable business combination. Bannix will not generate any operating revenues until the closing and completion of Bannix’s initial business combination, at the earliest.

For the three months ended June 30, 2025, we had a net loss of $419,491, which consisted of operating costs of $325,822, excise tax interest/penalty of $59,193, income tax interest/penalties of $20,246, unrealized loss from the change in fair value of Private Warrant liability of $19,894 and provision for income taxes of $336 partially offset by interest income on the trust account of $6,000.

For the six months ended June 30, 2025, we had a net loss of $786,703, which consisted of operating costs of $612,939, excise tax interest/penalty of $127,219, income tax interest/penalties of $60,376, unrealized loss from the change in fair value of Private Warrant liability of $13,804 and provision for income taxes of $7,085 partially offset by interest income on the trust account of $34,720.

For the three months ended June 30, 2024, we had a net loss of $153,104, which consisted of operating costs of $348,402 and provision for income taxes of $8,826 partially offset by interest income on the trust account of $200,064 and unrealized gain from the change in fair value of Private Warrant liability of $4,060.

For the six months ended June 30, 2024, we had a net loss of $181,323, which consisted of operating costs of $768,454, provision for income taxes of $8,826 and unrealized loss from the change in fair value of Private Warrant liability of $4,060 partially offset by interest income on the trust account of $566,267 and a gain on forgiven payables of $33,750.

Results of Operations - VisionWave Holdings, Inc. (Predecessor) – June 30, 2025

VWH predecessor was formed on September 24, 2024 for the purpose of consummating a business combination and is not anticipated to exist upon consummation of the Merger Agreement. We will not generate any operating revenues until the closing and completion of our initial business combination, at the earliest. VWH predecessor has selected September 30 as its fiscal year end. However, VWH predecessor used December 31 as the comparative for the results of operations.

For the three months ended June 30, 2025, we had a net loss of $14,803 which consisted of operating costs.

For the six months ended June 30, 2025, we had a net loss of $75,506 which consisted of operating costs.

Liquidity, Capital Resources, and Going Concern - VisionWave Holdings, Inc. (Successor)

As of June 30, 2025, the Company had $885 in cash and a working capital deficit of $6,287,377.

The Company’s liquidity needs through June 30, 2025, were satisfied through (1) a capital contribution from the Sponsors of $28,750 for common stock (“Founder Shares”) and (2) loans from Former Sponsor and Sponsor and related parties in order to pay offering costs and other working capital needs. In addition, in order to fund transaction costs in connection with a possible Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, and/or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans. As of June 30, 2025 and December 31, 2024, there were no loans associated with Working Capital Loans. As of June 30, 2025 and December 31, 2024, the Company owed $2,153,962 and $1,811,700 to the Former Sponsor, the Sponsor, related parties and affiliated related parties, respectively. See Note 6 for further disclosure of Former Sponsor, Sponsor, related parties and affiliated related party loans.

As additional sources of funding, the Company issued unsecured promissory notes to Evie Autonomous LTD (“Evie”) with a principal amount of $1,003,995 (the “Evie Autonomous Extension Notes”). The Evie Autonomous Extension Notes bear no interest and are repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial Business Combination, or (b) the date of the Company’s liquidation. If the Company does not consummate an initial Business Combination by the Deadline Date, the Evie Autonomous Extension Notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.

On December 26, 2024 and revised on February 4, 2025, April 19, 2025 and May 25, 2025, the Company entered into several agreements to defer certain transaction costs and obligations associated with its proposed Business Combination until after the closing of the proposed Business Combination. The deferred obligations include:

●	transaction costs of approximately $300,000 related to legal and financial advisory services provided in connection with the proposed Business Combination. These costs will be payable no later than three (3) months following the closing of the proposed Business Combination,

●	promissory notes - Evie in the amount of $1,003,995 due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11,

●	an aggregate of $2,019,200 owed to the Sponsor and its affiliates, including promissory notes, administrative support fees, and advances due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11.

On January 19, 2025, the CEO of the Company agreed to defer $110,400 of compensation expense due him. These costs would have been payable no later than three (3) months following the closing of the proposed Business Combination. On May 25, 2025, the agreement was modified such that the payable is due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11.

All deferred payments will be made exclusively from the working capital of the post-closing entity or funds raised following the closing. These deferments provide the Company with the financial flexibility to focus on completing the transaction while ensuring that all obligations are met within the agreed timeframes.

On April 8, 2025, with an effective date of March 31, 2025, the Company entered into a Funding Support Agreement with Stanley Hills, LLC (“Stanley Hills”), the principal shareholder of VisionWave Technologies. Pursuant to the agreement, Stanley Hills irrevocably and unconditionally committed to provide financial support to the Company, sufficient to fund the working capital needs through August 13, 2026. The funding may be provided by Stanley Hills in the form of direct payments to third parties, advances or intercompany loans, or capital contributions, as mutually determined by the parties. Unless otherwise agreed in writing, any such advances will be non-interest bearing and repayable only at such time as determined by the Board of Directors, and only to the extent such repayment would not impair the Company’s liquidity or ability to continue as a going concern. The agreement may not be terminated by Stanley Hills prior to the twelve-month period from the date of release of the financial statement.

Based on the foregoing, management believes that the funds the Company has available is sufficient to meet its operating needs through the consummation of a Business Combination through the temporarily extended Deadline Date. Over this time period, the Company will be utilizing the funds available to it to pay existing accounts payable and consummating the proposed Business Combination.

The Company is within 12 months of its mandatory liquidation date as of June 30, 2025. In connection with the Company’s assessment of going concern considerations, the Company had a temporarily extended deadline date beyond the June 14, 2025 Deadline Date to consummate a Business Combination. The Company closed on its proposed Business Combination on July 14, 2025 alleviating the mandatory liquidation requirement.

On April 9, 2025, VisionWave Technologies entered into a non-exclusive placement agent engagement agreement (the “Engagement Agreement”) with Maxim Group LLC (“Maxim”), pursuant to which Maxim will act as VisionWave’s non-exclusive placement agent in connection with a potential private placement of up to $10 million of equity or equity-linked securities (the “Offering”). The Offering is expected to be conducted on a “commercially reasonable efforts” basis, and there is no assurance that the Offering will be completed, or that any definitive agreements with investors will be entered into. Under the terms of the Engagement Agreement, VisionWave retains full discretion to accept or reject any investment proposals and will determine the final terms and structure of the Offering, subject to market conditions and investor interest. Maxim will be entitled to a cash placement fee equal to seven percent (7.0%) of the gross proceeds received by VisionWave from any investor introduced by Maxim and listed in exhibit to the Engagement Agreement. In addition, VisionWave agreed to reimburse Maxim for up to $25,000 in out-of-pocket expenses incurred in connection with the engagement, subject to certain conditions and prior approvals.

Cash Flow Analysis

For the six months ended June 30, 2025, cash used in operating activities was $245,322. Net loss of $861,759 was affected by interest income on Trust Account of $34,720, and a loss on the change in the fair value of warrant liability of $13,804. Changes in operating assets and liabilities benefited by $637,353 of cash for operating activities. Cash provided by investing activities was $2,615,453 including $94,099 withdrawn from the Trust Account to pay taxes, $2,573,762 cash withdrawn from trust account in connection with redemptions partially offset by $52,408 of deposits to the Trust Account. Cash used in financing activities was $2,379,000 including $2,573,762 redemption of common stock and $21,000 in repayment of advances to related parties, partially offset by $215,762 of advances from affiliated related parties.

For the six months ended June 30, 2024, cash used in operating activities was $419,658. Net loss of $181,323 was affected by interest income on Trust Account of $566,267, gain on forgiven payables of $33,750 and a loss on the change in the fair value of warrant liability of $4,060. Changes in operating assets and liabilities benefited by $357,622 of cash for operating activities. Cash provided by investing activities was $15,306,523 including $422,094 withdrawn from the Trust Account to pay taxes, $15,134,429 cash withdrawn from trust account in connection with redemptions partially offset by $250,000 of deposits to the Trust Account. Cash used in financing activities was $15,089,449 including $15,134,429 redemption of common stock and $15,000 in repayment of advances to related parties, partially offset by $30,000 of promissory note from Instant Fame and $29,980 of proceeds from the promissory notes - Evie.

As of June 30, 2025, we had cash held in the Trust Account of $1,168,644 consisting of demand deposit accounts (and including $972,722 payable to stockholders redeeming their shares at the May 2025 Special Meeting). Interest income on the balance in the Trust Account may be used by us to pay taxes. For the six months ended June 30, 2025, we have withdrawn $94,099 of interest earned on the Trust Account for the payment of franchise and income taxes.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable), to complete our Business Combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Liquidity, Capital Resources, and Going Concern - Bannix Acquisition Corp. (Predecessor)

As of June 30, 2025, Bannix had $885 in cash and a working capital deficit of $6,206,265.

Bannix’s liquidity needs through June 30, 2025, were satisfied through (1) a capital contribution from the Sponsors of $28,750 for common stock (“Founder Shares”) and (2) loans from Former Sponsor and Sponsor and related parties in order to pay offering costs and other working capital needs. In addition, in order to fund transaction costs in connection with a possible Business Combination, Bannix’s Sponsor, an affiliate of the Sponsor, and/or certain of Bannix’s officers and directors may, but are not obligated to, provide Bannix Working Capital Loans. As of June 30, 2025 and December 31, 2024, there were no loans associated with Working Capital Loans. As of June 30, 2025 and December 31, 2024, Bannix owed $2,106,406 and $1,811,700 to the Former Sponsor, the Sponsor, related parties and affiliated related parties, respectively. See Note 6 for further disclosure of Former Sponsor, Sponsor, related parties and affiliated related party loans.

As additional sources of funding, Bannix issued unsecured promissory notes to Evie Autonomous LTD (“Evie”) with a principal amount of $1,003,995 (the “Evie Autonomous Extension Notes”). The Evie Autonomous Extension Notes bear no interest and are repayable in full upon the earlier of (a) the date of the consummation of Bannix’s initial Business Combination, or (b) the date of Bannix’s liquidation. If Bannix does not consummate an initial Business Combination by the Deadline Date, the Evie Autonomous Extension Notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.

On December 26, 2024 and revised on February 4, 2025, April 19, 2025 and May 25, 2025, Bannix entered into several agreements to defer certain transaction costs and obligations associated with its proposed Business Combination until after the closing of the proposed Business Combination. The deferred obligations include:

●	transaction costs of approximately $300,000 related to legal and financial advisory services provided in connection with the proposed Business Combination. These costs will be payable no later than three (3) months following the closing of the proposed Business Combination,

●	promissory notes - Evie in the amount of $1,003,995 due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11,

●	an aggregate of $2,019,200 owed to the Sponsor and its affiliates, including promissory notes, administrative support fees, and advances due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11.

On January 19, 2025, the CEO of Bannix agreed to defer $110,400 of compensation expense due him. These costs would have been payable no later than three (3) months following the closing of the proposed Business Combination. On May 25, 2025, the agreement was modified such that the payable is due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11.

All deferred payments will be made exclusively from the working capital of the post-closing entity or funds raised following the closing. These deferments provide Bannix with the financial flexibility to focus on completing the transaction while ensuring that all obligations are met within the agreed timeframes.

On April 8, 2025, with an effective date of March 31, 2025, Bannix entered into a Funding Support Agreement with Stanley Hills, LLC (“Stanley Hills”), the principal shareholder of VisionWave Technologies. Pursuant to the agreement, Stanley Hills irrevocably and unconditionally committed to provide financial support to Bannix, sufficient to fund the working capital needs through August 13, 2026. The funding may be provided by Stanley Hills in the form of direct payments to third parties, advances or intercompany loans, or capital contributions, as mutually determined by the parties. Unless otherwise agreed in writing, any such advances will be non-interest bearing and repayable only at such time as determined by the Board of Directors, and only to the extent such repayment would not impair Bannix’s liquidity or ability to continue as a going concern. The agreement may not be terminated by Stanley Hills prior to the twelve-month period from the date of release of the financial statement.

Based on the foregoing, management believes that the funds Bannix has available is sufficient to meet its operating needs through the consummation of a Business Combination through the temporarily extended Deadline Date. Over this time period, Bannix will be utilizing the funds available to it to pay existing accounts payable and consummating the proposed Business Combination.

Bannix is within 12 months of its mandatory liquidation date as of June 30, 2025. In connection with Bannix’s assessment of going concern considerations, Bannix had a temporarily extended deadline date beyond the June 14, 2025 Deadline Date to consummate a Business Combination. Bannix closed on its proposed Business Combination on July 14, 2025 alleviating the mandatory liquidation requirement.

On April 9, 2025, VisionWave Technologies entered into a non-exclusive placement agent engagement agreement (the “Engagement Agreement”) with Maxim Group LLC (“Maxim”), pursuant to which Maxim will act as VisionWave’s non-exclusive placement agent in connection with a potential private placement of up to $10 million of equity or equity-linked securities (the “Offering”). The Offering is expected to be conducted on a “commercially reasonable efforts” basis, and there is no assurance that the Offering will be completed, or that any definitive agreements with investors will be entered into. Under the terms of the Engagement Agreement, VisionWave retains full discretion to accept or reject any investment proposals and will determine the final terms and structure of the Offering, subject to market conditions and investor interest. Maxim will be entitled to a cash placement fee equal to seven percent (7.0%) of the gross proceeds received by VisionWave from any investor introduced by Maxim and listed in exhibit to the Engagement Agreement. In addition, VisionWave agreed to reimburse Maxim for up to $25,000 in out-of-pocket expenses incurred in connection with the engagement, subject to certain conditions and prior approvals.

Cash Flow Analysis

For the six months ended June 30, 2025, cash used in operating activities was $200,822. Net loss of $786,703 was affected by interest income on Trust Account of $34,720, and a loss on the change in the fair value of warrant liability of $13,804. Changes in operating assets and liabilities benefited by $606,797 of cash for operating activities. Cash provided by investing activities was $2,615,453 including $94,099 withdrawn from the Trust Account to pay taxes, $2,573,762 cash withdrawn from trust account in connection with redemptions partially offset by $52,408 of deposits to the Trust Account. Cash used in financing activities was $2,379,000 including $2,573,762 redemption of common stock and $21,000 in repayment of advances to related parties, partially offset by $215,762 of advances from affiliated related parties.

For the six months ended June 30, 2024, cash used in operating activities was $419,658. Net loss of $181,323 was affected by interest income on Trust Account of $566,267, gain on forgiven payables of $33,750 and a loss on the change in the fair value of warrant liability of $4,060. Changes in operating assets and liabilities benefited by $357,622 of cash for operating activities. Cash provided by investing activities was $15,306,523 including $422,094 withdrawn from the Trust Account to pay taxes, $15,134,429 cash withdrawn from trust account in connection with redemptions partially offset by $250,000 of deposits to the Trust Account. Cash used in financing activities was $15,089,449 including $15,134,429 redemption of common stock and $15,000 in repayment of advances to related parties, partially offset by $30,000 of promissory note from Instant Fame and $29,980 of proceeds from the promissory notes - Evie.

As of June 30, 2025, we had cash held in the Trust Account of $1,168,644 consisting of demand deposit accounts (and including $972,722 payable to stockholders redeeming their shares at the May 2025 Special Meeting). Interest income on the balance in the Trust Account may be used by us to pay taxes. For the six months ended June 30, 2025, we have withdrawn $94,099 of interest earned on the Trust Account for the payment of franchise and income taxes.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable), to complete our Business Combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Liquidity, Capital Resources, and Going Concern - VisionWave Holdings, Inc. (Predecessor)

VWH predecessor was formed on September 24, 2024 for the purpose of consummating a business combination and is not anticipated to exist upon consummation of the Merger Agreement. VWH predecessor has selected September 30 as its fiscal year end. However, VWH predecessor used December 31 as the comparative for the results of operations.

The parent company, Bannix, is within 12 months of its mandatory liquidation date as of June 30, 2025. In connection with VWH predecessor’s assessment of going concern considerations, VWH predecessor had a temporarily extended deadline date beyond the June 14, 2025 Deadline Date to consummate a Business Combination. Bannix closed on its proposed Business Combination on July 14, 2025 alleviating the mandatory liquidation requirement.

Based on the foregoing, management believes that the funds VWH predecessor has available is sufficient to meet its operating needs through the consummation of a Business Combination through the temporarily extended Deadline Date. Over this time period, VWH predecessor will be utilizing the funds available to it to pay existing accounts payable and consummating the proposed Business Combination.

In connection with preparing the financial statements for the Three and Six months ended June 30, 2025, management evaluated whether there were conditions and events, considered in the aggregate, that raised substantial doubt about VWH predecessor’s ability to continue as a going concern within one year from the date that the consolidated financial statements are issued.

As of June 30, 2025, VWH predecessor had no cash, a working capital deficit of $66,309 and no sources of funding other than funds that may be obtained from related parties.

Ordinarily, conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern relate to the entity’s ability to meet its obligations as they become due.

VWH predecessor evaluated its ability to meet its obligations as they become due within one year from the date that the financial statements are issued by considering the following:

On April 8, 2025, with an effective date of March 31, 2025, Bannix, together with VWH predecessor, entered into a Funding Support Agreement with Stanley Hills, LLC (“Stanley Hills”), the principal shareholder of the VisionWave Technologies, Inc. Pursuant to the agreement, Stanley Hills irrevocably and unconditionally committed to provide financial support to Bannix, sufficient to fund working capital needs for a period not less than twelve (12) months from the date of release/issuance of the financial statement.

The funding may be provided by Stanley Hills in the form of direct payments to third parties, advances or intercompany loans, or capital contributions, as mutually determined by the parties. Unless otherwise agreed in writing, any such advances will be non-interest bearing and repayable only at such time as determined by the applicable entity’s Board of Directors, and only to the extent such repayment would not impair Bannix’s liquidity or ability to continue as a going concern. The agreement may not be terminated by Stanley Hills prior to the twelve-month period from the date of release of the financial statement.

Management has determined that the agreement with Stanley Hills and closing of the business combination elevated the risk about VWH predecessor’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance of the financial statements.

The merger closing triggered substantial, actionable, and committed below funding access:

●	Investor A is actively pushing to draw $2 million immediately and has committed to a $50 million equity line.

●	Investor B has offered the Company $2 million in $300K tranches, and is likewise eager for us to proceed post-closing.

●	Investor C is to finalize their $18 million ELOC and a $5 million pre-paid advance.

Cash Flow Analysis

For the six months ended June 30, 2025, cash used in operating activities was $44,500. VWH predecessor had a net loss of $75,056. We benefited by changes in operating assets and liabilities of $30,556. Cash provided by financing activities was $44,500 which was proceeds from related parties.

Critical Accounting Estimates - VisionWave Holdings, Inc. (Successor)

The preparation of these financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. We have identified the following as our critical accounting policies:

Fair Value of Warrant Liability

The Company accounted for the Private Placement Warrants issued in connection with the IPO and private placement in accordance with the guidance contained in ASC Topic 815, “Derivatives and Hedging” whereby under that provision, the Private Warrants did not meet the criteria for equity treatment and were recorded as a liability. Accordingly, the Company classified the Private Warrants as a liability at fair value and adjusts them to fair value at each reporting period. This liability is re-measured at each balance sheet date until the Private Warrants are exercised or expire, and any change in fair value is recognized in the Company’s statements of operations. The Public Warrants are classified as equity.

Critical Accounting Estimates - Bannix Acquisition Corp. (Predecessor)

The preparation of these financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. We have identified the following as our critical accounting policies:

Fair Value of Warrant Liability

Bannix accounted for the Private Placement Warrants issued in connection with the IPO and private placement in accordance with the guidance contained in ASC Topic 815, “Derivatives and Hedging” whereby under that provision, the Private Warrants did not meet the criteria for equity treatment and were recorded as a liability. Accordingly, Bannix classified the Private Warrants as a liability at fair value and adjusts them to fair value at each reporting period. This liability is re-measured at each balance sheet date until the Private Warrants are exercised or expire, and any change in fair value is recognized in Bannix’s statements of operations. The Public Warrants are classified as equity.

Critical Accounting Estimates - VisionWave Holdings, Inc. (Predecessor)

The preparation of these financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. We have determined there are no critical accounting estimates.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

Registration Rights

Pursuant to a registration rights agreement entered into on September 10, 2021, the holders of the founder shares, the private placement units and private placement units that may be issued upon conversion of working capital loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the closing date of this offering requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The underwriters are entitled to a deferred underwriting discount of $225,000 in the aggregate which will be payable to the underwriters from the amounts to be brought in by the sponsors solely in the event that we complete a business combination, subject to the terms of the underwriting agreement. Additionally, the underwriters will be entitled to a business combination marketing fee of 3.5% of the gross proceeds of the sale of Units in the initial public offering held in the trust account upon the completion of the initial Business Combination subject to the terms of the underwriting agreement.

BUSINESS

Overview

VisionWave is at the forefront of revolutionizing defense capabilities by integrating advanced artificial intelligence (AI) and autonomous solutions across air, ground, and sea domains. Our state-of-the-art innovations— ranging from high-resolution radars and advanced vision systems to radio frequency (RF) sensing technologies are seeking to redefine operational efficiency and precision for military and homeland security applications worldwide. From tactical ground vehicles to precision weapon control systems, we lead the development of reliable, high-performance technologies that transform defense strategies and deliver superior results, even in the most challenging environments.

With headquarters in the U.S. and R&D in Canada, VisionWave is uniquely positioned to serve global markets, offering cutting-edge defense solutions that address the evolving needs of security forces across the world.

VisionWave is focused on the commercialization and customization of acquired and existing technologies, particularly in defense, surveillance, and homeland security applications. VisionWave holds a portfolio of cutting-edge, patented solutions. As part of its commercialization efforts, VisionWave conducted simulated testing and validation for defense contractors to demonstrate the effectiveness of its technology. The ability to customize these solutions for specific client applications represents the final phase before large-scale deployment. subject to obtaining appropriate financing and large-scale purchase order of which there is no guarantee.

When VisionWave describes its products as “ready for deployment,” it refers to the technological capability to manufacture and deliver these products upon customer orders. Readiness does not imply existing inventory but instead reflects the ability to integrate technologies into customized solutions. Client-specific customizations (e.g., drone configurations, colors, or payload adaptations) are addressed through Non-Refundable Engineering (NRE) efforts post-order.

Timeline of Development, Testing, and Demonstration

The following table provides a timeline for the development, testing, and anticipated commercialization of VisionWave’s core technologies:

Product	Testing & Demonstrations	Commercial Deployment
CUAS	Pilot testing ongoing as of Q2 2025	2025
Multi-Purpose Tactical Drone	Pilot testing ongoing as of Q2 2025	2025
Vision System	Demonstrations: Q3 2025	2025
Vision-RF System	Demonstrations: Q1 2026	2026
High-Resolution Radar Sensor	Integrated into pilot programs	2025
Remote Weapon Station	Demonstrations: Q4 2025	2026

Core Technology Portfolio

VisionWave’s technology portfolio includes products at various stages of maturity. Some are fully developed, production-ready, and generating revenue, while others have successfully completed proof-of-concept stages and are progressing through validation phases to confirm technological viability. VisionWave continuously explores opportunities to leverage its technology to enter new markets and sectors. The solutions listed below represent some of our capabilities; however, our core strength and primary focus lie in cutting-edge Artificial Intelligence (AI) solutions for the defense sector, designed specifically to protect our troops and save lives.

Proprietary AI Technology (EI – Evolved Intelligence)

VisionWave’s core strength is its proprietary AI, known as Evolved Intelligence (EI). This foundational technology underpins every product in the portfolio, driving innovation, adaptability, and performance across all of VisionWave’s solutions. EI is not just a component—it is the backbone of the company’s technological edge.

C-UAS

VisionWave’s proprietary autonomous Counter-Unmanned Aircraft System (C-UAS) delivers a decisive response to hostile aerial threats. Driven by our advanced AI core and precision-guided onboard sensors, it provides real-time tracking with unmatched accuracy and reliable threat neutralization.

Multi-Purpose Autonomous UAS

VisionWave versatile autonomous drones accommodate various payload configurations, making them suitable for diverse operational missions. Designed to handle multiple payload types, these platforms excel in applications ranging from tactical reconnaissance to critical infrastructure protection, search-and-rescue missions, and more, providing operational flexibility across defense and commercial sectors.

Vision-AI Technology

Inspired by biological visual systems, VisionWave’s AI Vision technology leverages proprietary algorithms to process visual information at the pixel level. This approach enables faster response, greater efficiency, and superior adaptability at reduced cost. Surpassing the limits of traditional thermal imaging, it delivers significant tactical advantages across diverse operational environments.

Vision-RF Imaging System

VisionWave’s innovative Vision-RF technology translates Radio Frequency (RF) signals into real-time high-resolution 2D and 3D video imagery. Effective in various complex environments—such as indoor, underwater, and subterranean scenarios—it significantly enhances drone detection and situational awareness. Protected by key patents, Vision-RF is positioned to disrupt both defense and commercial markets through its unique real-time RF visualization capabilities.

High-Resolution Radar System

The high-resolution radar sensor system developed by VisionWave enhances situational awareness through real-time, precise detection and tracking of dynamic threats. Designed for integration into diverse platforms, this radar solution is highly effective in autonomous defense operations and Active Protection Systems (APS), ensuring mission success even in complex, rapidly changing scenarios.

Remote Weapon Station (RWS)

VisionWave’s cutting-edge Remote Weapon Station (RWS) is designed specifically for integration with lightweight combat vehicles and naval platforms. Offering exceptional precision, advanced stabilization, and high elevation capabilities, the RWS significantly enhances battlefield effectiveness and accuracy. Engineered for rapid VisionWave acquisition and improved operational flexibility, it supports mission-critical engagements across military and security applications.

Unmanned Ground Vehicle (UGV)

VisionWave’s proprietary UGV delivers unmatched mobility and mission adaptability. Built on extensive field experience, this advanced platform integrates a robust drive system engineered for stealthy, low-noise operations. Designed to support special forces, law enforcement, and rapid medical response, the UGV provides exceptional maneuverability, durability, and a decisive tactical edge across diverse operational environments.

Active Protection System (APS)

VisionWave’s cost-effective APS delivers reliable defense against short-range aerial and ground-launched threats, including FPVs, RPGs, and missiles. Built as a robust, modular, solid-state solution, it integrates seamlessly with a wide range of vehicle platforms, significantly enhancing survivability and protection in close-proximity engagements.

Currently, VisionWave holds six granted patents safeguarding its technological innovations, with an additional nine products progressing from proof-of-concept to active prototype demonstrations with potential clients.

VisionWave has developed nine products that are currently in prototype and proof-of-concept stages, several of which are being demonstrated to clients through paid pilot programs. The Company is now progressing from R&D into commercialization, with pilot projects already underway.

At the core of this portfolio is VisionWave’s fully proprietary AI technology, developed independently without reliance on open-source platforms. This approach ensures confidentiality, security, and the protection of intellectual property—safeguarding VisionWave’s competitive advantage in the defense technology sector.

Business Model

VisionWave’s business model is built on innovation, strategic partnerships, manufacturing excellence, and collaboration, enabling us to deliver cutting-edge solutions across the globe. VisionWave intends to license its proprietary technologies to defense contractors, government agencies, and industry leaders, enabling seamless integration into their systems and enhancing operational capabilities. Further, our products, including unmanned vehicles, advanced radar systems, and tactical platforms, will be sold directly to defense, homeland security, and industrial sectors, providing mission-critical solutions tailored to specific needs. We will also seek to develop strategic alliances and joint ventures, to co-develop customized solutions using our portfolio of advanced technologies. These partnerships drive innovation and expand our reach in global markets.

Current Status of Operations

VisionWave has developed nine product lines across three distinct categories, showcasing a diversified portfolio designed to address a wide range of market needs. Seven of these products have advanced to prototype stage, with several demonstrating proven performance through successful operations and achieving readiness for deployment and production. These products are now undergoing trials and demonstrations with targeted clients to validate performance, refine functionality, and secure commercial orders—paving the way for large-scale deployment.

To fully execute its business plan, VisionWave estimates an additional $3 million in funding will be required. These funds will be directed toward ongoing pilot programs, manufacturing preparation, and scaling operations to meet anticipated demand. In the interim, the Company’s immediate working capital requirements are being supported by its founder, Stanley Hills, ensuring financial stability during this critical transition phase.

Several additional products are in advanced stages of development, where they are being refined and validated in collaboration with partners to ensure operational reliability and alignment with customer requirements. These efforts include rigorous demonstrations with potential partners and clients to confirm functionality, effectiveness, and scalability.

VisionWave is strategically preparing to transition these products into manufacturing once final validations are completed and operational readiness is achieved. This disciplined approach underscores the Company’s commitment to balancing near-term commercialization with ongoing innovation, enabling VisionWave to remain agile to evolving market demands while consistently delivering advanced solutions.

Key Developments: Pilot Programs and Client Engagements

VisionWave has secured approval for a pilot project with significant defense company in the United Arab Emirates, following a competitive selection process against leading global defense companies. The testing trial, valued at $216,150, involves a live-firing test and is currently in the manufacturing stage. Upon successful completion, this pilot is expected to validate the product’s capabilities and lead to multi-million-dollar follow-on orders.

On top of 3D simulation that been presented, a demonstration been done in second Q of 2025 with a US based defense contractor, which is the subsidiary of an international defense company. This pilot showcased three VisionWave products, with the objective of securing large-scale deployments. Additionally, VisionWave is collaborating with defense contractor’s engineering team to initiate production lines for Remote Weapon Systems (RWS).

In partnership with the US based defense contractor, VisionWave has submitted a collaborative proposal to the US Army Rapid Capabilities Joint C-sUAS Office (JCO) for its C-UAS solution. This initiative includes rigorous testing and approval as a potential solution for the US Army and NATO forces.

VisionWave is collaborating with the Israeli Ministry of Defense and others to deploy its solutions as both short-term and long-term measures to enhance border security. These deployments will involve real-world field use and are anticipated to result in long-term contracts for continued deployment and servicing of VisionWave’s solutions. A demonstration and initial deployment of the system are scheduled for Q4 2025.

The Indian Ministry of Defense is working with VisionWave to install and deploy its solutions along India’s borders. This engagement is structured as a 10-year agreement to provide VisionWave’s solutions and ongoing services. As part of this initiative, VisionWave anticipates potentially establishing manufacturing facilities in India, enabling a substantial long-term partnership and large-scale deployment. The Company has initiated exploratory discussions with leading defense entities and system integrators in India with the goal of obtaining multi-year procurement and battlefield technology upgrade programs.

According to SIPRI 2024 and India’s latest Union Budget 2025-26, India represents one of the world’s largest and fastest-growing defense markets, with annual expenditures exceeding $80 billion and modernization initiatives projected at more than $250 billion this decade. VisionWave believes its platform and EI core technologies, which is built around real-time autonomous threat detection, super-resolution radar, and advanced sensor fusion, are strongly aligned with India’s strategic goals of enhancing armored mobility, force survivability, and indigenous defense capabilities as part of its next-generation active protection and counter-UAS solutions. The opportunities under discussion are aligned with armored fleet upgrades and innovation initiatives and include:

●	Integration of VisionWave’s modular counter-UAS solutions and proprietary detection systems into next-generation armored platforms, delivered as part of the VisionWave Active Protection System (APS);

●	Participation in demonstration trials of counter-UAS solutions with integrated detection systems under India’s battlefield innovation initiatives;

●	Retrofitting VisionWave’s Active Protection System (APS) to strengthen force protection and survivability across legacy armored fleets.

To support these initiatives, VisionWave has executed a mutual non-disclosure agreement with a domestic Indian defense partner and is in advanced discussions seeking to enter into a memorandum of understanding (MoU) to govern future collaboration. In parallel with its ongoing live-fire trial program in Abu Dhabi, which is scheduled for September 2025, VisionWave is evaluating the feasibility of a similar live demonstration in India, subject to regulatory coordination and program readiness.

Strategic Partnerships and Customers

VisionWave has established and is actively developing several key partnerships and initiatives to position itself as a leader in the defense technology market. While progress has been significant, VisionWave has not yet generated sustained revenue from these efforts, and their success remains subject to the uncertainties inherent in early-stage commercialization.

●	VisionWave has established a strategic partnership with the US defense contractor, a leader in advanced defense technology. VisionWave’s products have been integrated into the US defense contractor’s solutions and showcased at prominent industry expos, notably at including the Association of the United States Army (AUSA) annual meeting, the largest military expo in the world. These events highlight VisionWave’s cutting-edge technology as part of the contractor’s forward-looking offerings. Our US contractor defense partner has presented VisionWave’s solutions, including advanced drone technologies, to the U.S. Army as part of their portfolio of innovative, next-generation defense capabilities. VisionWave is working with the partners’ engineering team to initiate production lines for remote weapons system (RWS) and integrating VisionWave’s systems into its armored vehicles. Paid pilot programs are underway, including the receipt by VisionWave of a $30,000 order. VisionWave and the partner are continuing discussions for additional orders, such as for the detection system and RWS, of which there is no guarantee that VisionWave will successfully obtain.

●	On July 25, 2024, VisionWave entered into a Memorandum of Agreement (“MOA”) with a significant defense contractor (“Defense Contractor”), a corporation organized under the laws of Delaware. The MOA outlines a collaborative effort between VisionWave and Defense Contractor to co-develop and potentially manufacture VisionWave’s technologies for the U.S. market, including Foreign Military Sales (FMS) and Foreign Military Financing (FMF). The parties aim to leverage their unique and complementary competencies to enhance customer objectives, reduce risks, and ensure competitive potential. Defense Contractor responsibilities provide that it will serve as the Prime Contractor and sole customer point of contact, retain responsibility for proposal activities, negotiations, and post-award activities and may invest in joint IRAD projects for product development and serve as the Design Authority for derivatives. Pursuant to the MOA, VisionWave responsibilities include serving as the design authority for all products and acting as a subcontractor to Defense Contractor, represent and warrant ownership of all pre-existing intellectual property for the defined products and VisionWave may invest in joint IRAD projects.

●	In October 2024, VisionWave entered into a Memorandum of Understanding (MOU) with a leading developer and manufacturer specializing in Remote Control Weapon Stations (RCWS) (“RCWS Manufacturer”). The MOA is non-binding and is subject to the parties entering into a definitive agreement. This goal of this collaboration is to enable VisionWave to leverage its U.S. market presence and utilize offset programs for sales to U.S.-supported nations, including Israel and NATO members. The MOA provides that VisionWave is engaged as a representative for a leading developer and manufacturer to promote and sell RCWS to pre-approved business opportunities. VisionWave will facilitate the introduction of RCWS Manufacturer’s RCWS products to potential clients, enabling sales directly or via VisionWave’s established network. The collaboration is designed to expand RCWS Manufacturer’s market reach while allowing VisionWave to leverage its expertise in defense technologies to drive mutual success.

●	VisionWave has secured a pilot project with the largest defense company in the UAE, for its detection system. In consideration of $216,150, VisionWave will conduct a live-firing test. The unit is under manufacturing, with expected completion and demonstration in the first quarter of 2025.

● ●

On August 25, 2025, the Company entered into a Strategic Joint Venture Agreement (the “Agreement”) with AIPHEX LTD (“AIPHEX”), GBT Tokenize Corp. (“TOKENIZE”), and GBT Technologies, Inc. (“GBT”). Pursuant to the Agreement, the parties agreed to form a joint venture limited liability company in the State of Nevada (the “JV LLC”) for the purpose of collaborating on certain designated defense and technology projects (the “Designated Projects and Background IP”). The Designated Projects and Background IP are set forth in a separate confidential letter agreement between the Company and AIPHEX due to their sensitive and confidential nature.

Under the terms of the Agreement, the JV LLC will be owned approximately as follows:

●         46.76% by the Company,

●         46.76% by AIPHEX,

●         6.08% by TOKENIZE, and

●         0.40% by GBT.

These ownership percentages are based on an estimated internal value of $5,000,000,000 for equity allocation purposes, with the parties waiving the need for formal valuation solely for this allocation and shall not be constructed as a valuation of AIPHEX or its assets for any other purpose. TOKENIZE will contribute to the JV 897,102 shares of the Company’s common stock and its intellectual property portfolio (as detailed in Exhibit A to the Agreement). GBT will contribute to the JV 2,020,500 shares of the Company’s common stock. AIPHEX will contribute the Designated Projects and Background IP. The Company and AIPHEX will each enter into non-exclusive license agreements granting the JV LLC rights to use certain of their respective intellectual property portfolios and products solely for the Designated Projects and Background IP (the “JV License Agreements”). The JV LLC will serve as the exclusive vehicle for marketing, manufacturing, delivering, and managing the Designated Projects, including research, development, commercialization, and related activities. The parties will adopt an operating agreement for the JV LLC within 30 days of the effective date. The Agreement includes provisions for board appointments, including the reciprocal right for the Company and AIPHEX to appoint one individual to each other’s board of directors (subject to approvals), with initial advisory board appointments for Dr. Moshik Cohen (to the Company’s advisory board) and Noam Kenig (to AIPHEX’s advisory board). Upon approval, Dr. Moshik Cohen will be appointed to the Company’s board of directors and granted options to purchase 2,000,000 shares of the Company’s common stock under the Company’s equity incentive plan. Intellectual property developed by the JV LLC will be owned by the JV LLC, with restrictions on use and transfer. Both AIPHEX and the Company contribute the Designated Projects (DP) to the JV and each will enter into the JV License Agreements.. The Agreement includes non-circumvention provisions, confidentiality obligations, and termination rights, including a provision that the Agreement becomes void and considerations returned if no revenue is generated from the Designated Projects within 12 months of establishing the JV LLC. The term of the Agreement is seven years, subject to renewal. The Agreement also provides for a referral fee to a non-affiliated third party, consisting of 700,000 shares of the Company’s common stock (to be assigned from shares contributed to the JV LLC and which will not be issued by the Company in any manner) and 2% of future JV LLC revenue based on actual collections.

The transactions contemplated by the Agreement are subject to customary closing conditions, including obtaining necessary regulatory approvals (such as CFIUS clearance, export control licenses, and other governmental consents). The parties intend to consummate the contributions and operationalize the JV LLC upon execution of the operating agreement and satisfaction of such conditions.

On November 11, 2025, BladeRanger Ltd. (TASE: BLRN) (“BladeRanger”), a public company organized under the laws of Israel, filed an immediate report with the Tel Aviv Stock Exchange and the Israel Securities Authority disclosing that on such date it had entered into a binding letter of intent (the “LOI”) with the Company pursuant to which the Company would acquire 100% of the issued and outstanding share capital of Solar Drone Ltd., a wholly-owned subsidiary of BladeRanger (“Solar Drone”), in exchange for 1,800,000 shares of the Company’s common stock, $0.01 par value per share.

Only certain provisions of the LOI are binding on the parties, including those relating to exclusivity, confidentiality, expenses, registration rights, governing law, and termination. The LOI is otherwise non-binding with respect to the proposed acquisition and constitutes only an agreement to negotiate in good faith toward the execution of a definitive share purchase agreement (the “Definitive Agreement”). Execution of the Definitive Agreement is subject to, among other things, the satisfactory completion of due diligence by both parties and the absence of any material adverse change in the business of Solar Drone Ltd. Even if a Definitive Agreement is executed, closing of the proposed acquisition will remain subject to the satisfaction or waiver of various conditions precedent, including the receipt of all required corporate and third-party approvals.

The Company wishes to note that it has conducted an extensive review of Solar Drone contained in BladeRanger’s public filings and financial disclosures and feels comfortable with the scope and transparency of the information provided. Given BladeRanger’s status as a public company, and based on all findings to date, the Company intends to proceed toward signing a Definitive Agreement with the goal of completing the acquisition, unless an unforeseen material adverse event occurs that would make closing imprudent or impossible. Accordingly, the Company continues to advance all necessary technical, legal, and financial due-diligence workstreams with the goal of consummating the acquisition within the timetable outlined in the LOI.

There can be no assurance that a Definitive Agreement will be executed or, if executed, that the proposed acquisition will be consummated on the terms contemplated by the LOI, on any other terms, or at all. The failure to execute a Definitive Agreement or to complete the proposed acquisition could result from numerous factors, including unsatisfactory due diligence results, inability to obtain necessary approvals, or changes in market conditions.

VisionWave Strategic Partners and Customers, and Status

VisionWave has secured a formal purchase order from DRS Sustainment Systems, Inc. (“DRS”), which includes:

(1)	A demonstration showcasing the company unmanned technologies and advanced detection solutions.

(2)	This purchase order is valued at $30,000, and delivery been done in Q1 2025 (On February 24, 2025, VisionWave shipped its first purchase order to DRS), and

(3)	DRS has formally approved VisionWave as a vendor, reflecting significant progress in establishing a strong working relationship.

Halcon Systems LLC issued a formal purchase order to VisionWave high-resolution radar module, with an advance payment of $108,075 already invoiced. The total purchase order value is $216,150. Delivery been done during q2 2025 and live-firing demonstration scheduled for Q3 2025.

Revenue Status

VisionWave has begun generating limited revenue through the invoicing of its pilot programs with DRS and Halcon. Payments are expected to be received starting in Q3 2025, marking a significant milestone in transitioning from pre-revenue to revenue generation.

There is no assurance that VisionWave will achieve commercial success or generate sustained revenue from these partnerships and customer opportunities. These uncertainties reflect the inherent risks associated with early-stage commercialization in the defense industry.

Anticipated Product Timeline

VisionWave has adopted a conservative timeline, targeting September 2025 for the commercial sale of its products.

●	Pilot Orders and Advancements: VisionWave is currently receiving pilot orders and progressing through the advanced stages of pilot implementation. VisionWave anticipates securing commercial orders following the successful completion of these pilots.

●	Accelerated Demonstrations and Approvals: Ongoing client demonstrations and approvals have the potential to expedite the commercialization process, with the goal of enabling revenue generation.

●	Enhanced Engineering and Deployment Efficiency: Successful tests, coupled with an expanded and highly experienced engineering team, with the goal of accelerating the development and deployment of VisionWave’s solutions.

●	Operational Momentum and Global Demand: The increased global focus on defense technologies, driven by geopolitical instability and heightened interest in advanced solutions, has created increased demand for VisionWave’s products. This demand, combined with its operational momentum supports management’s belief that it can to deploy its commercial solutions ahead of its original conservative timeline.

Manufacturing

VisionWave plans to outsource large-scale manufacturing to third-party facilities to support the commercialization of its advanced defense technologies, while retaining the capability for small-quantity manufacturing in-house. VisionWave has not yet entered into any formal agreements with manufacturing facilities. Discussions are ongoing, and VisionWave is actively evaluating, and has preliminarily identified, potential partners to meet its production requirements. VisionWave has an existing relationship with a US defense contractor that has expressed interest in a manufacturing relationship and has offered their facilities to manufacture their own orders. VisionWave aims to finalize manufacturing agreements as it progresses toward the commercialization phase, which is expected to commence in 2025. There is no guarantee that VisionWave will be able to successfully structure a manufacturing agreement with any third party.

Collaboration for Integration & R&D

VisionWave aims to collaborates with industry leaders, defense organizations, and research institutions to integrate cutting-edge technologies and advance research and development. These collaborations drive continuous innovation and enhance our ability to deliver ground-breaking solutions across defense, homeland security, and industrial applications.

Market Size and Opportunity

The market data presented in this business description has been compiled from multiple reputable sources to provide a comprehensive overview of the industry. Information on the global homeland security and defense markets was sourced from research reports by Allied Market Research, Fortune Business Insights, and Statista. Insights into the U.S. drone and unmanned systems industry, as well as the global drone market, were gathered from analyses conducted by Deloitte, Markets and Markets, and Research and Markets. Additionally, data on the global anti-drone market was obtained from market studies by Allied Market Research and Markets and Markets. These combined sources reflect current trends and future projections in defense, security, and AI-driven unmanned solutions. The global defense market is experiencing significant growth, projected to expand from $2.16 trillion in 2021 to $2.89 trillion by 2027, at a compound annual growth rate (CAGR) of 5.0%. Within this sector, we believe the demand for advanced technologies such as unmanned systems and drones is rising sharply. The global market for drones and unmanned systems is expected to grow from $30.38 billion in 2023 to $67.64 billion by 2029, driven by increasing adoption across defense, security, and industrial applications.

In parallel, the need for counter-drone solutions is becoming critical to modern defense strategies. The global anti-drone market is forecasted to grow rapidly, with a projected CAGR of 26.6%, expanding from $1.2 billion in 2022 to $5.2 billion by 2028. This growth presents substantial opportunities for VisionWave’s portfolio of advanced counter-drone and autonomous technologies, positioning the company at the forefront of innovation in defense and security.

Competition

VisionWave faces competition from established defense technology giants like Lockheed Martin, Northrop Grumman, and Raytheon, as well as specialized drone and counter-drone technology providers such as Dedrone and Anduril Industries. However, VisionWave’s competitive advantage lies in its integrated, AI-driven solutions, which span multiple domains, including air, ground, and sea.

In addition, VisionWave’s extensive portfolio of patents across multiple technological areas provides a significant competitive edge. This diverse innovation enables the company to deliver high-performance, precision-driven systems that address the evolving challenges of modern defense and homeland security. VisionWave’s ability to offer comprehensive, cost-effective solutions positions it as a leader in the industry.

Key Trends Affecting the Company and Industry

Defense Modernization: Governments worldwide are increasingly prioritizing investments in AI-powered defense systems, focusing on maximizing defense capabilities with cost-effective solutions. For example, the cost-benefit analysis of deploying a $100,000 drone versus a $50 million tank is driving the shift toward more agile, lower-cost countermeasure technologies.

Rising Demand for Autonomous Platforms: There is growing reliance on unmanned systems in defense, rescue operations, and industrial inspections. Autonomous platforms are becoming essential for both military and civilian sectors, enhancing efficiency, safety, and operational capabilities.

Sustainability and Energy Efficiency: As sustainability becomes a global priority, VisionWave’s energy-efficient technologies meet the increasing demand for greener solutions. Our products are designed to optimize energy use without compromising performance, aligning with global sustainability initiatives.

Supply Chain Constraints: Global disruptions in semiconductor and materials supply chains pose challenges for production. The industry continues to navigate supply chain bottlenecks, which could impact the availability and timelines for delivering cutting-edge defense solutions.

Intellectual Property

In 2024, VisionWave significantly strengthened its intellectual property portfolio through the acquisition of key patents from Tokenize. This includes the acquisition of 6 approved patents, Patent numbers: 10,521,614, 10,853,327, 11,663,167, 11,527,104, 11,302,032, 12,014,521 and one pending patent application, 18/743.171. These patents, which focus on AI-powered RF imaging and autonomous systems, reinforce VisionWave’s leadership in these advanced technological sectors. This strategic acquisition enhances our ability to innovate and deliver state-of-the-art solutions for defense, homeland security, and beyond, further solidifying VisionWave’s competitive edge in the global market. EVOLVED INTELLIGENCE™ (“EI”) is a trademark of our company. U.S. trademark registration is pending and not guaranteed. EI is VisionWave’s real-time, embedded AI engine engineered for split-second, on-device decision-making in contested or bandwidth-limited environments. Its modular architecture combines multi-modal sensor fusion with a deterministic, edge-optimized runtime to deliver low-latency perception, prediction, and control across drones, unmanned ground vehicles, guided munitions, sensors and humanoid robotics. EI is intended to serve as a common autonomy layer across sensors and platforms. Separately, VisionWave has filed a U.S. trademark application for EVOLVED INTELLIGENCE™ (Serial No. 99317884); registration is not guaranteed and remains subject to standard USPTO examination.

MANAGEMENT

Board of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our executive officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

As of the date hereof, our current directors and executive officers and their ages are:

Name	Age	Title
Douglas Davis	66	Executive Chairman of the Board of Directors
Eric T. Shuss	58	Director
Erik Klinger	55	Chief Financial Officer
Noam Kenig	47	Director and Chief Executive Officer
Danny Rittman	62	Chief Technology Officer
Chuck Hansen	68	Director
Haggai Ravid	64	Director

Douglas Davis is a seasoned executive with management experience across many areas including M&A, capital raising, sales and business development. Since 2001, Mr. Davis has served as the Managing Partner of CoBuilder, Inc., a consulting organization providing services for large and small corporate entities associated with increasing efficiencies, including increasing market penetration, revenues and profit; also, from 2008 to 2018, Mr. Davis served as the CEO of BitSpeed LLC, an extreme file transfer software solution. In addition, from July 2018 to April 2020 Mr. Davis served as the Chief Executive Officer of GBT Technologies, Inc. Mr. Davis received an AB Political Science from Stanford University and an MBA (Concentration in Finance and Strategic Management) from UCLA Anderson Graduate School of Management. Mr. Davis is a manager of Instant Fame LLC. VisionWave believes that Mr. Davis’s broad entrepreneurial, financial, and business expertise and his experience with micro-cap public companies and his role as Co-Chairman give him the qualifications and skills to serve as a director.

Eric T. Shuss has extensive knowledge and expertise in growing and running high-tech companies, from start-ups to thriving ongoing ventures. Over his 35-year career, he has worked at mid-to-large companies as a Senior Industry Analyst, Managing Consultant, Director of Information Systems, Director of Operations, CEO, COO, Vice President, and President. These roles have been within high-profile businesses in AI and Robotics, I.T./ERP sales and consulting firms, high-tech manufacturers, Telecomm, retail operations, and distributors. Most recently, from May 2019 until present, Mr. Shuss has served as a Senior Industry Analyst for Avantiico representing the company in all customer and partner interactions for its professional services practice. Prior to his current role, Mr. Shuss, managed and owned a consulting business, Peryton Systems, from April 2016 to May 2019 which was an independent consulting firm engaged to facilitate the commercialization of innovative technologies in Artificial Intelligence, VR/AR, ERP, Supply Chain and Logistics. Mr. Shuss has also held various other roles including Senior Industry Analyst/Presales for Hitachi Corporation. Mr. Shuss is an author and futurist who serves on several advisory boards and has a keen understanding of technology and can see the big picture to find ways for people to access and benefit from technology, which is the key to his success. Mr. Shuss attended California State University Long Beach studying Computer Science. VisionWave believes that Mr. Shuss’s broad entrepreneurial, financial, and business expertise and his experience with micro-cap public companies give him the qualifications and skills to serve as a director.

Erik Klinger serves as Chief Financial Officer for the Company. Mr. Klinger’s recent work has focused on providing advisory services to growing companies that have significant recurring revenues, including providing advice on mergers and acquisitions and fractional CFO services to those companies. From 2020-2023, Mr. Klinger was the CEO of CIMfinity, which provides enhanced distribution for M&A deals in certain industries that have stalled or are slow-moving, and from 2016-2020 Mr. Klinger was the Chief Financial Officer and Head of Corporate Development of Gopher Protocol Inc., an OTCQB company. As an investment banker, he sold a business engaged in healthcare software in 2012, and then served as an advisor to that company from 2013-2016. From 2003-2011, Mr. Klinger was co-founder and Chief Executive Officer of Mindshift Partners, which provided CFOs and Controllers for publicly-traded and privately-held companies. Prior to those experiences, Mr. Klinger worked in private equity, with a focus on leveraged buyouts. From 1992 to 1997, Mr. Klinger worked at Andersen Consulting and then at Price Waterhouse. Mr. Klinger earned a Bachelor’s Degree from Dartmouth College and an MBA in Finance from the Anderson School of Management at UCLA. VisionWave believes that Mr. Klinger’s broad entrepreneurial, financial, and business expertise and his experience with micro-cap public companies and his role as Chief Financial Officer give him the qualifications and skills to serve as a director.

Noam Kenig serves as the Chief Executive Officer of VisionWave Technologies Inc., spearheading the development of innovative ventures in defense and homeland security with a strong emphasis on integrating cutting-edge AI technologies into the defense sector. With over 20 years of experience, Noam has a proven track record of transforming innovative ideas into successful and sustainable companies. Prior to his role at VisionWave, Mr. Kenig founded and served as the CEO of AerialX Drone Solutions Inc. from 2012 to 2024, specializing in proprietary drone solutions tailored for military and homeland security applications. Under his leadership, AerialX emerged as a global leader in unmanned aerial systems, forging strategic partnerships with major defense companies and militaries worldwide. From 2015 to 2024, Mr. Kenig also founded and served as the CEO of Viooa Imaging Technologies Inc., leading the development of revolutionary imaging devices integrating proprietary AI technologies and event-based sensors. Viooa’s groundbreaking innovations received approvals from prestigious militaries and defense organizations globally, with applications in cutting-edge threat detection technologies. Additionally, from 2006 to 2024, Mr. Kenig co-founded and served as the CEO of ReStoring Data Inc., recognized as Canada’s premier award-winning data recovery and digital forensics company. Noam Kenig’s exceptional leadership is demonstrated by his success in building and scaling companies, supported by an extensive portfolio of patents that highlight his significant impact and contributions to the technology and security sectors. He continues to drive companies from initial concepts to operational success. Mr. Kenig was studying for his Bachelor of Science degree in Computer Science & Engineering alongside business studies at CSUN, further enriching his expertise in technology and entrepreneurship. VisionWave believes that Mr. Kenig’s broad entrepreneurial, financial, and business expertise and his experience with micro-cap public companies and his role as Chief Executive Officer give him the qualifications and skills to serve as a director.

Danny Rittman is a seasoned computer scientist and technology entrepreneur with over 25 years of experience. Currently, he serves as the CTO of Gopher Protocol Inc., a company specializing in IoT and AI technologies. Rittman began his career in the Israeli Defense Forces as a software developer, later contributing to Motorola’s development of the first GSM cellular phone. He founded RIT Technologies in 1996, a network monitoring solutions provider that went public on NASDAQ. He also held roles as CTO and VP of Marketing at a smart-chip design company, leading product launches and software tool development. Since 2012, Rittman has been a Senior Integrated Circuit Design Consultant, managing teams in the mobile technology sector. He also founded Infiniti Technologies, developing advanced mobile and web applications. Rittman holds a Bachelor’s in Computer Science from Bar-Ilan University, an MBA from Tel Aviv University, and a PhD in Computer Science from LaSalle. VisionWave believes that Mr. Rittman’s broad entrepreneurial, and business expertise and his experience with micro-cap public companies and his role as Chief Technology Officer give him the qualifications and skills to serve as a director.

Chuck Hansen is a pioneer in federal, state, and local government information technology sales, marketing, operations, and finance. With over four decades of building companies from investment start-up to exit, Mr. Hansen currently serves as the Chairman & CEO of Electro Scan Inc., a cleantech supplier of machine-intelligent underground pipe assessment technologies. Mr. Hansen is the holder of 19 patents in the U.S. and abroad and has won complex product certifications from several of the world’s leading multi-national corporations, including Saudi Aramco. Mr. Hansen also currently serves as a consultant to Crown Electrokinetics Corp. (NASDAQ: CRKN). An FAA certified Instrument-Rated Pilot, Mr. Hansen is also certified to fly Small Unmanned Aircraft Systems (FAA Part 107). Mr. Hansen is currently a member of the Limited Partner Advisory Committee and Investment Board Member with Folsom, California-based Moneta Ventures where he helps assess AI, machine learning, robotics, SaaS, and supply chain investment opportunities. Prior to founding numerous companies, Mr. Hansen served as Chief Financial Officer of the Pacific School of Religion, the oldest graduate school of theology on the West Coast, reporting directly to the Board of Directors, and as Senior Accountant with Arthur Anderson & Co., working in the Oakland and San Francisco offices on auditing company financial statements, SEC registration statements, mergers, and acquisitions. Mr. Hansen holds a BS from University of California, Berkeley and an MBA from UCLA Anderson. VisionWave believes that Mr. Hansen’s broad entrepreneurial, financial, and business expertise and his experience with micro-cap public companies give him the qualifications and skills to serve as a director.

Haggai Ravid has over three decades of experience in global finance, investment banking, and strategic advisory roles. From December 2022 to December 2024, Mr. Ravid served as the Chief Financial Officer of Seamless Group Inc. (NASDAQ: CURR), where he was instrumental in preparing and approving SEC filings, including S-4, S-1, and Super 8-K forms, as well as interfacing with boards and negotiating promissory notes and investment bank agreements in connection with a de-SPAC transaction. Prior to that, Mr. Ravid was the CEO of Cukierman & Company Investment House Ltd., one of Israel’s leading cross-border advisory firms, from 2006 to 2022. During his tenure, he led strategic M&A transactions and capital raises totaling over $5 billion, managed multi-sector departments including TMT, Fintech, Healthcare, and Energy, and lived in Shanghai from 2015 to 2018 to oversee the firm’s China operations. His leadership included organizing major investment conferences in Shanghai, Hong Kong, Foshan, and Jinan, and he was honored as an Honorary Citizen of Changzhou in 2015 for his role in developing a technology park. Earlier in his career, Mr. Ravid held executive and partnership roles at MBI in Tel Aviv, Twin Triangle Financial in Los Angeles, and served as a loan officer and credit committee member at Bank Leumi’s Los Angeles office. He holds an MBA from Rutgers University and a Bachelor’s degree from the Hebrew University. VisionWave believes that Mr. Ravid’s extensive leadership experience, deep financial expertise, and global investment banking background give him the qualifications and skills to serve as a director.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Corporate Governance

Board of Directors and Board Committees

Our stock (symbol: VWAV) is listed on the NASDAQ Global Market. Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our board of directors currently consists of 5 members. Our board of directors has determined that Eric Shuss, Chuck Hansen and Haggai Ravid qualify as independent directors in accordance with the NASDAQ Global Market, or NASDAQ listing requirements. Nasdaq’s independence definition includes a series of objective tests, such as that the director is not, and has not been for at least 3 years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our board of directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us regarding each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under NASDAQ rules and regulations and in expectation of listing on NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Leadership Structure and Board’s Role in Risk Oversight

Douglas Davis is the Executive Chairman. The Chairman has authority, among other things, to preside over the Board meetings and set the agenda for the Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board. We currently believe that separation of the roles of Chairman and Chief Executive Officer ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our system-wide restaurant growth, brand awareness and menu offerings. Our Compensation Committee is expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Committees of the Board of Directors

The Board of Directors has already established an audit committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee (“Governance Committee”). The composition and function of each committee are described below.

Audit Committee

The Audit Committee has three members, including Messrs. Shuss, Hansen and Ravid. Mr. Ravid serves as the chairman of the Audit Committee and satisfies the definition of “audit committee financial expert”.

Our audit committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;

●	review the proposed scope and results of the audit;

●	review and pre-approve audit and non-audit fees and services;

●	review accounting and financial controls with the independent auditors and our financial and accounting staff;

●	review and approve transactions between us and our directors, officers and affiliates;

●	recognize and prevent prohibited non-audit services; and

●	establish procedures for complaints received by us regarding accounting matters; oversee internal audit functions, if any.

Compensation Committee

The Compensation Committee has three members, including Messrs. Shuss, Hansen and Ravid. Mr. Hansen serves as the chairman of the Compensation Committee.

Our Compensation Committee is authorized to:

●	review and determine the compensation arrangements for management;

●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administer our stock incentive and purchase plans; and

●	review the independence of any compensation advisers.

Nominating and Corporate Governance Committee

The Governance Committee has three members, including Messrs. Shuss, Hansen and Ravid. Mr. Shuss serves as the chairman of the Governance Committee.

The functions of our Governance Committee, among other things, include:

●	identifying individuals qualified to become board members and recommending director;

●	nominees and board members for committee membership;

●	developing and recommending to our board corporate governance guidelines;

●	review and determine the compensation arrangements for directors; and

●	overseeing the evaluation of our board of directors and its committees and management.

Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee, at any time, has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions”.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all our employees, officers and directors, including those officers responsible for financial reporting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2024 and 2023 by (i) our principal executive officer, (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2024 and December 31, 2023, as determined by Regulation S-K, Item 402, exceeded $100,000, (iii) a person who would have been included as one of our two most highly compensated executive officers, other than our principal executive officer, but for the fact that he was not serving as one of our executive officers as of December 31, 2024 (the individuals falling within categories (i), (ii) and (iii) are collectively referred to as the “Named Executive Officers”):

Summary Compensation Table

Name and principal		Stock Equity	None Equity Incentive	All Other
Position	Year	Awards	Salary	Compensations	Total

Douglas Davis	2024	$—	$240,000	$—	$240,000
Executive Chairman of the Board of Directors	2023	$—	$160,000	$—	$160,000
Erik Klinger	2024	$—	$90,000	$—	$90,000
Chief Financial Officer	2023	$—	$—	$—	$—

No options were granted or exercised during the years ended December 31, 2024 and 2023.

Employment Agreements

On August 6, 2025, the Company entered into employment agreements (each, an “Employment Agreement”) with Douglas Davis, as Executive Chairman, Noam Kenig, as Chief Executive Officer, and Danny Rittman, as Chief Technology Officer (collectively, the “Executives”). Each Employment Agreement has an initial term of three (3) years, commencing on August 6, 2025, and is subject to automatic one-year renewals thereafter unless terminated by either party with at least thirty (30) days’ prior written notice.

Under the Employment Agreements:

On August 6, 2025, the Company entered into employment agreements (each, an “Employment Agreement”) with Douglas Davis, as Executive Chairman, Noam Kenig, as Chief Executive Officer, and Danny Rittman, as Chief Technology Officer (collectively, the “Executives”). Each Employment Agreement has an initial term of three (3) years, commencing on August 6, 2025, and is subject to automatic one-year renewals thereafter unless terminated by either party with at least thirty (30) days’ prior written notice.

Under the Employment Agreements:

•	Mr. Davis and Mr. Kenig will each receive an initial base salary of $150,000 per year, increasing to $300,000 upon the Company achieving $3,000,000 in revenue during any ninety (90)-day period, and further increasing to $600,000 upon achieving $6,000,000 in revenue during any ninety (90)-day period, with subsequent adjustments to fair market rates.

•	Mr. Rittman will receive an initial base salary of $120,000 per year, increasing to $240,000 upon the Company achieving $3,000,000 in revenue during any ninety (90)-day period, and further increasing to $360,000 upon achieving $6,000,000 in revenue during any ninety (90)-day period, with subsequent adjustments to fair market rates.

•	Mr. Davis and Mr. Kenig are each eligible for an annual performance bonus targeted at 2% of the Company’s net income as reflected in its financial statements filed with the Securities and Exchange Commission (the “SEC”).

•	Each Executive is eligible for four (4) weeks of paid vacation per year, participation in the Company’s benefit plans (including medical, dental, vision, disability, life insurance, and 401(k) plans), and reimbursement of reasonable business expenses.

•	In the event of termination without cause or resignation for good reason, each Executive is entitled to severance equal to the greater of $600,000 or two (2) times their then-current base salary, payable within six (6) months of termination, subject to execution of a general release.

•	Upon a change in control followed by termination within three (3) months, all outstanding equity awards vest immediately, and severance becomes payable.

•	Each Employment Agreement includes standard provisions for termination for cause, death, disability, or without good reason, with limited payments in such cases.

Additionally, as a condition to entering into the Employment Agreements, each Executive entered into a Proprietary & Confidential Information, Inventions Assignment, Non-Solicitation and Non-Competition Agreement and a Mutual Agreement to Arbitrate with the Company.

Additionally, pursuant to the Employment Agreements and under the Plan (subject to shareholder approval thereof), the Company granted nonstatutory stock options (each, an “Option”) to the Executives as follows:

•	Mr. Davis and Mr. Kenig were each granted Options to purchase 2,000,000 shares of Common Stock.

•	Mr. Rittman was granted an Option to purchase 500,000 shares of Common Stock

Each Option has an exercise price of $7.20 per share (to be determined as the fair market value on the grant date) and vests in twelve (12) equal quarterly installments over four (4) years, commencing on the date of shareholder approval of the Plan (the “Approval Date”). The Options are exercisable for five (5) years from the grant date and allow for cashless exercise. The grants are contingent upon shareholder approval of the Plan; if not approved, the Options will be null and void.

Equity Incentive Plans

2024 Omnibus Equity Incentive Plan

In connection with the closing of the business combination, the Board of the Company adopted the Company’s 2024 Omnibus Equity Incentive Plan (the “2024 Plan”), which authorizes the issuance of up to 2,157,695 shares of the Company’s common stock. The 2024 Plan is subject to approval by the Company’s shareholders within twelve (12) months of the Board’s adoption date. The 2024 Plan provides for the grant of various equity-based awards, including non-qualified stock options, incentive stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance unit awards, unrestricted stock awards, distribution equivalent rights, or any combination thereof. The Plan is intended to assist the Company in attracting, retaining, and incentivizing key management employees, directors, and consultants, and to align their interests with those of the Company’s shareholders.

2025 Omnibus Equity Incentive Plan

On August 5, 2025, the Board of the Company adopted the Company’s 2025 Omnibus Equity Incentive Plan (the “2025 Plan”), which authorizes the issuance of up to 7,000,000 shares of the Company’s common stock. The 2025 Plan is subject to approval by the Company’s shareholders within twelve (12) months of the Board’s adoption date. If shareholder approval is obtained, the 2025 Plan will become effective as of August 5, 2025. The 2025 Plan provides for the grant of various equity-based awards, including non-qualified stock options, incentive stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance unit awards, unrestricted stock awards, distribution equivalent rights, or any combination thereof. The Plan is intended to assist the Company in attracting, retaining, and incentivizing key management employees, directors, and consultants, and to align their interests with those of the Company’s shareholders.

Administration

The Company’s Board of Directors or a committee appointed by the Board (the “Committee”) will administer the Plans. The Committee will have the authority, without limitation (i) to designate Participants to receive Awards, (ii) determine the types of Awards to be granted to Participants, (iii) determine the number of shares of common stock to be covered by Awards, (iv) determine the terms and conditions of any Awards granted under the Plan, (v) determine to what extent and under what circumstances Awards may be settled in cash, shares of common stock, other securities, other Awards or other property, or canceled, forfeited or suspended, (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) reprice existing Awards with shareholder approval or to grant Awards in connection with or in consideration of the cancellation of an outstanding Award with a higher price; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. The Committee will have full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility

Employees, directors, officers, advisors and consultants of the Company or its affiliates are eligible to participate in the Plan and are referred to as “Participants”. The Committee has the sole and complete authority to determine who will be granted an Award under the Plan, however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the Plan.

Awards Available for Grant

The Committee may grant Awards of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing. Notwithstanding, the Committee may not grant to any one person in any one calendar year Awards (i) for more than 50% of the Available Shares in the aggregate or (ii) payable in cash in an amount exceeding $10,000,000 in the aggregate.

Options

The Committee will be authorized to grant Options to purchase Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Code Section 422 for Incentive Stock Options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Plan will be subject to the terms and conditions established by the Committee. Under the terms of the Plan, unless the Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the Plan) of the shares of common stock on the date of grant. Options granted under the Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an Option granted under the Plan will be ten years from the date of grant (or five years in the case of an Incentive Stock Option granted to a 10% stockholder). Payment in respect of the exercise of an Option may be made in cash or by check, by surrender of unrestricted shares of Common Stock (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by the Company’s accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Committee may determine to be appropriate.

Stock Appreciation Rights

The Committee will be authorized to award Stock Appreciation Rights (or “SARs”) under the Plan. SARs will be subject to such terms and conditions as established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. A SAR granted under the Plan may be granted in tandem with an option and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option which corresponds to such SARs. SARs shall be subject to terms established by the Committee and reflected in the award agreement.

Restricted Stock

The Committee will be authorized to award Restricted Stock under the Plan. Unless otherwise provided by the Committee and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with the Company. The Committee will determine the terms of such Restricted Stock awards. Restricted Stock are shares of common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock will be forfeited.

Restricted Stock Unit Awards

The Committee will be authorized to award Restricted Stock Unit awards. Unless otherwise provided by the Committee and specified in an award agreement, Restricted Stock Units will vest after three years of service with the Company. The Committee will determine the terms of such Restricted Stock Units. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee.

Stock Bonus Awards

The Committee will be authorized to grant Awards of unrestricted shares of common stock or other Awards denominated in shares of common stock, either alone or in tandem with other Awards, under such terms and conditions as the Committee may determine.

Transferability

Each Award may be exercised during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution. The Committee, however, may permit Awards (other than Incentive Stock Options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the Participant and his or her family members or anyone else approved by it.

Amendment

The Plan will have a term of ten years. The Company’s board of directors may amend, suspend or terminate the Plan at any time; however, shareholder approval to amend the Plan may be necessary if the law or SEC so requires. No amendment, suspension or termination will materially and adversely affect the rights of any Participant or recipient of any Award without the consent of the Participant or recipient.

Change in Control

Except to the extent otherwise provided in an Award or required by applicable law, in the event of a Change in Control, upon the occurrence of a Change in Control, the Committee is authorized, but not obligated, to make any of the following adjustments (or any combination thereof) in the terms and conditions of outstanding Awards: (a) continuation or assumption of outstanding Awards by the surviving company; (b) substitution by the surviving company of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of the Change in Control; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period determined by the Committee and at the end of such period, any unexercised Awards will terminate; and I cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares or other property) and which value may be zero.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of Awards under the Plan and the disposition of shares acquired pursuant to the exercise of such Awards. This summary is intended to reflect the current provisions of the Code and the regulations thereunder. However, this summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options

There are a number of requirements that must be met for a particular Option to be treated as an Incentive Stock Option. One such requirement is that Common Stock acquired through the exercise of an Incentive Stock Option cannot be disposed of before the later of (i) two years from the date of grant of the Option, or (ii) one year from the date of its exercise. Holders of Incentive Stock Options will generally incur no federal income tax liability at the time of grant or upon exercise of those Options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the Incentive Stock Option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an Incentive Stock Option disposes of those shares, the Participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the Fair Market Value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise Incentive Stock Option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the date of grant value), the portion of the Incentive Stock Option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

Income will be realized by a Participant upon grant of a Non-Qualified Stock Option. Upon the exercise of a Non-Qualified Stock Option, the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the Fair Market Value of the underlying exercised shares over the Option exercise price paid at the time of exercise. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income.

The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock

A Participant will not be subject to tax upon the grant of an Award of Restricted Stock unless the Participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an Award of Restricted Stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the Participant will recognize ordinary compensation income equal to the difference between the Fair Market Value of the shares on that date over the amount the Participant paid for such shares, if any. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. If the Participant made an election under Section 83(b) of the Code, the Participant will recognize ordinary compensation income at the time of grant equal to the difference between the Fair Market Value of the shares on the date of grant over the amount the Participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. Special rules apply to the receipt and disposition of Restricted Shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company will be able to deduct, at the same time as it is recognized by the Participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units

A Participant will not be subject to tax upon the grant of a Restricted Stock Unit Award. Rather, upon the delivery of shares or cash pursuant to a Restricted Stock Unit Award, the Participant will recognize ordinary compensation income equal to the Fair Market Value of the number of shares (or the amount of cash) the Participant actually receives with respect to the Award. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct the amount of taxable compensation recognized by the Participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs

No income will be realized by a Participant upon grant of an SAR. Upon the exercise of an SAR, the Participant will recognize ordinary compensation income in an amount equal to the Fair Market Value of the payment received in respect of the SAR. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards

A Participant will recognize ordinary compensation income equal to the difference between the Fair Market Value of the shares on the date the shares of common stock subject to the Award are transferred to the Participant over the amount the Participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. The Company will be able to deduct, at the same time as it is recognized by the Participant, the amount of taxable compensation to the Participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year paid to any “covered employee.” Covered employees include any individual who served as chief executive officer or chief financial officer during the taxable year, in addition to the three most highly compensated individuals aside from the chief executive officer and chief financial officer. Additionally, covered employees include any previously covered employee for any taxable year beginning after December 31, 2016. The Plan is intended to satisfy an exception with respect to grants of Options to covered employees. In addition, the Plan was designed to permit certain Awards of Restricted Stock, Restricted Stock Units, cash bonus awards and other Awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

On December 22, 2017, the Tax Cuts and Jobs Act (“TCJA”) was signed into law. The TCJA repealed the performance-based compensation exception to the Section 162(m) $1 million limitation on compensation to covered employees of publicly held corporations. This change was effective for tax years beginning after December 31, 2017. As a result of this change, any expense recognized upon exercise of stock options will be subject to the $1 million limitation under Section 162(m), even if based on performance.

New Plan Benefits

Future grants under the Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. In addition, the value of the Awards granted under the Plan will depend on a number of factors, including the Fair Market Value of the shares of common stock on future dates, the exercise decisions made by the Participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by Participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the Plan.

Interests of Directors or Officers

The Company’s directors may grant Awards under the Plan to themselves as well as to the Company’s officers and other employees, consultants and advisors.

Equity Compensation Plan Information

As of December 31, 2024, there were no outstanding options issued under the plans.

Director Compensation

For the year ended December 31, 2024, through the third quarter of 2025 we have not provided compensation to the board members. We intend to set a compensation for our directors in the near future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 11, 2025, as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the stockholder. Shares of Common Stock that are currently exercisable or convertible within 60 days of November 11, 2025 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each stockholder is c/o VisionWave Holdings, Inc. at 300 Delaware Avenue, Suite 210 #301, Wilmington, Delaware 19801.

The beneficial ownership of VisionWave’s Common Stock is based on 14,996,603 shares of Common Stock issued and outstanding immediately following consummation of the Business Combination. References to “common stock” in the table below and its related footnotes are to the VisionWave’s Common Stock.

Name and Address of Beneficial Owner (1)	Number of Shares	Percentage of Class
Douglas Davis (1)(6) ^	484,000	3.339%
Noam Kenig (1)^	—	*
Eric T. Shuss (1)^	—	*
Chuck Hansen (1)^	—	*
Haggai Ravid (1)^	—	*
Erik Klinger (1) ^	—	*
Danny Rittman (1) ^	—	*
GBT Tokenize Corp. 8557 W. Knoll West Hollywood, CA 90069 (2)	897,102	6.19%
GBT Technologies, Inc. 8557 W. Knoll West Hollywood, CA 90069 (3)	2,020,500	13.941%
Magic International Argentina FC S.L. Calle Isla Formentera 135 EL Casar, Guadalajara, Spain (4)	2,020,500	13.941%
Stanley Hills LLC 164 N. Stanley Beverly Hills, CAL 90211 (5)	4,041,398	27.884%

* Less than 1%.

^ Executive officer and/or director of VisionWave Holdings Inc.

(1)	The business address of each of the individuals is c/o VisionWave Holdings Inc., 300 Delaware Ave., Suite 210 # 301, Wilmington, DE 19801.

(2)	Michael Murray exercises sole voting and dispositive power with respect to the shares held by GBT Tokenize Corp.

(3)	Mansour Khatib exercises sole voting and dispositive power with respect to the shares held by GBT Technologies Inc.

(4)	Sergio Fridman exercises sole voting and dispositive power with respect to the shares held by Magic International Argentina FC S.L.

(5)	Anat Attia exercises sole voting and dispositive power with respect to the shares held by Stanley Hills, LLC.

(6)	Shares are held by Instant Fame LLC

SELLING STOCKHOLDERS

This prospectus relates to the possible resale from time to time by YA II of any or all of the shares of common stock that have been or may be issued by us to YA II under the SEPA. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “The YA II Transaction” below. Except for the transactions contemplated by the SEPA, YA II does not, and has not had, any material relationship with us.

The table below presents information regarding Selling Stockholders and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholders. The number of shares in the column “Maximum Number of Shares of common stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholders may offer under this prospectus. The Selling Stockholders may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with YA II regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which YA II has voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Stockholders prior to the offering shown in the table below is based on an aggregate of 14,996,603 shares of our common stock outstanding on November 11, 2025. The number of shares that may actually be sold by us under the SEPA may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Name of Selling	Number of Shares of Common Stock Owned Prior to Offering			Maximum Number of Shares of Common Stock to be Offered Pursuant to this	Number of Shares of Common Stock Owned After Offering
Stockholder	Number		Percent	Prospectus	Number		Percent
YA II PN, LTD.(3)	200,000	(1)	*	10,200,000 (1)	—	(2)	—

*	Represents ownership of less than 1%.

(1)	This number represents the 200,000 YA II Commitment Shares we issued to YA II as consideration for entering into the SEPA with us. The number of shares of common stock that may actually be acquired by the YA II pursuant to the SEPA and Convertible Notes is not currently known. Any issuances of common shares pursuant to the SEPA and any conversion of the Convertible Notes for shares common stock is limited by the terms of the SEPA and the Convertible Notes to such number of shares of common stock that would not result in YA II, together with shares then held by its affiliates, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of our common stock then outstanding.

(2)	Assumes the sale of all shares being offered pursuant to this prospectus. Depending on the price per share at which we sell our common stock to YA II pursuant to the SEPA, we may need to sell to YA II under the SEPA more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $50.0 million Commitment Amount under the SEPA. If we choose to do so and otherwise satisfy the conditions in the SEPA, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by YA II is dependent upon the number of shares we sell to YA II under the SEPA.

(3)	Investment decisions for YA II are made by Mr. Mark Angelo. The business address of YA II is 1012 Springfield Avenue, Mountainside, NJ 07092.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the Selling Stockholder. YA II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act solely with respect to Advance Notices submitted by the Company under the SEPA, but not with respect to Investor Notices submitted under the SEPA or conversions of the Convertible Notes. We have agreed in the SEPA to provide customary indemnification to YA II.

It is possible that our shares may be sold from time to time by the Selling Stockholders in one or more of the following manners:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	to a broker-dealer as principal and resale by the broker-dealer for its account;

●	in a privately negotiated transaction;

●	a combination of the foregoing methods of sale, or any other legally permissible method of sale.

We have advised YA II that it is required, where applicable, to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes YA II, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution of shares of common stock pursuant to an Advance Notice from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

These restrictions may affect the marketability of the common shares by YA II and any unaffiliated broker-dealer.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the Selling Stockholders. We estimate that our total expenses for the offering will be approximately $125,000 (excluding the Commitment Shares). As consideration for its irrevocable commitment to purchase our common stock under the SEPA, we issued the 200,000 Commitment Shares to YA II.

DESCRIPTION OF SECURITIES

Authorized Capitalization

The authorized capital stock of VisionWave consists of 150,000,000 shares of VisionWave Common Stock, par value $0.01 per share, and 10,000,000 shares of VisionWave Preferred Stock, par value $0.01 per share. VisionWave has 14,996,603 shares of Common Stock outstanding as of November 11, 2025.

VisionWave Common Stock

Voting rights. Each share of Common Stock will be entitled to one vote per share on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or the VisionWave Charter. The Charter and the Bylaws do not provide for cumulative voting rights. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the VisionWave stockholders.

Dividend rights. Subject to preferences that may be applicable to any then-outstanding VisionWave Preferred Stock, holders of VisionWave Common Stock will be entitled to receive dividends, if any, as may be declared from time to time by the VisionWave Board out of legally available funds.

Rights upon liquidation. Upon a liquidation event, holders of VisionWave Common Stock will be entitled to share ratably in the net assets legally available for distribution to VisionWave stockholders after the payment of all of VisionWave’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of Preferred Stock.

Other rights. Holders of VisionWave Common Stock will have no preemptive, conversion, subscription or other rights, and as of the closing of the Business Combination there will be no redemption provisions applicable to the VisionWave Common Stock. The rights, preferences and privileges of the holders of the VisionWave Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of VisionWave Preferred Stock that VisionWave may designate in the future.

VisionWave Preferred Stock

The VisionWave Charter provides that the VisionWave Board has the authority, without action by the VisionWave stockholders, to designate and issue shares of VisionWave Preferred Stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of VisionWave Preferred Stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of VisionWave’s assets, which rights may be greater than the rights of the holders of the VisionWave Common Stock. There will be no shares of VisionWave Preferred Stock outstanding immediately upon consummation of the Business Combination.

The purpose of authorizing the VisionWave Board to issue VisionWave Preferred Stock and determine the rights and preferences of any classes or series of VisionWave Preferred Stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of VisionWave Preferred Stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of VisionWave outstanding voting stock. Additionally, the issuance of VisionWave Preferred Stock may adversely affect the holders of VisionWave Common Stock by restricting dividends on the VisionWave Common Stock, diluting the voting power of the VisionWave Common Stock or subordinating the dividend or liquidation rights of the VisionWave Common Stock. As a result of these or other factors, the issuance of VisionWave Preferred Stock could have an adverse impact on the market price of VisionWave Common Stock.

Warrants

Public Warrants

There are currently outstanding an aggregate of Public Warrants, which, following the consummation of the Business Combination, will entitle the holder to acquire 6,900,000 shares of VisionWave Common Stock.

Each whole Warrant entitles the registered holder to purchase one share of VisionWave Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after Closing. Pursuant to the Warrant Agreement, a Warrant Holder may exercise its Warrants only for a whole number of shares of VisionWave Common Stock. This means that only a whole Warrant may be exercised at any given time by a Warrant Holder. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Accordingly, unless a holder purchases a multiple of two Units, the number of Warrants issuable to such holder upon separation of the Units will be rounded down to the nearest whole number of Warrants. The Warrants will expire five years after Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

VisionWave will not be obligated to deliver any shares pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares underlying the Warrants is then effective and a prospectus relating thereto is current, subject to VisionWave satisfying its obligations described below with respect to registration. No Warrant will be exercisable and VisionWave will not be obligated to issue shares upon exercise of a Warrant unless the shares issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

Redemption of Public Warrants for cash.

Once the Public Warrants become exercisable, VisionWave may call the Warrants for redemption in cash:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each Warrant Holder; and

●	if, and only if, the last reported sale price of the shares of VisionWave Common Stock for any 20 trading days within a 30-trading day period ending three business days before VisionWave sends the notice of redemption to the Public Warrant Holders equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

If and when the Public Warrants become redeemable, VisionWave may not exercise its redemption right if the issuance of shares upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or VisionWave is unable to effect such registration or qualification, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration.

VisionWave established the $18.00 per share (as adjusted) redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the exercise price. If the foregoing conditions are satisfied and VisionWave issues a notice of redemption of the Public Warrants, each Public Warrant Holder will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of the VisionWave Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A Common Stock and equity-linked securities) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

Redemption Procedures and Cashless Exercise.

If VisionWave calls the Public Warrants for redemption as described above under “- Redemption of Public Warrants for cash,” VisionWave’s management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” VisionWave’s management will consider, among other factors, its cash position, the number of Public Warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of VisionWave Common Stock issuable upon the exercise of the Public Warrants. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of VisionWave Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of VisionWave Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” for this purpose shall mean the average last reported sale price of the VisionWave Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If VisionWave management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of VisionWave Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. VisionWave believes this feature is an attractive option if it does not need the cash from the exercise of the Public Warrants after Closing. If VisionWave calls Public Warrants for redemption and its management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Public Warrant Holders would have been required to use had all Public Warrant Holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify VisionWave in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of VisionWave Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments.

If the number of outstanding shares of VisionWave Common Stock is increased by a stock dividend payable in shares of VisionWave Common Stock, or by a split-up of shares of VisionWave Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of VisionWave Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of VisionWave Common Stock. A rights offering to holders of VisionWave Common Stock entitling holders to purchase shares of VisionWave Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of VisionWave Common Stock equal to the product of (i) the number of shares of VisionWave Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for VisionWave Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of VisionWave Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for VisionWave Common Stock, in determining the price payable for VisionWave Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of VisionWave Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of VisionWave Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if VisionWave, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all of the holders of VisionWave Common Stock on account of such shares of VisionWave Common Stock (or other shares of capital stock into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of VisionWave Common Stock in respect of such event.

If the number of outstanding shares of VisionWave Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of VisionWave Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of VisionWave Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of VisionWave Common Stock.

Whenever the number of shares of VisionWave Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of VisionWave Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of VisionWave Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of VisionWave Common Stock (other than those described above or that solely affects the par value of such shares of VisionWave Common Stock), or in the case of any merger or consolidation of VisionWave with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of outstanding shares of VisionWave Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of VisionWave as an entirety or substantially as an entirety in connection with which VisionWave is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of VisionWave Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of VisionWave Common Stock in such a transaction is payable in the form of VisionWave Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within 30 days following public disclosure of such transaction, the exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants in order to determine and realize the option value component of the Public Warrant. This formula is to compensate the Public Warrant Holder for the loss of the option value portion of the Public Warrant due to the requirement that the Public Warrant Holder exercise the Public Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants were issued in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity, mistake (including to conform the terms to the description thereof included herein) or correct or supplement any defective provision, but requires the approval by the holders of at least 50% of then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to VisionWave, for the number of Public Warrants being exercised. The Warrant Holders do not have the rights or privileges of holders of VisionWave Common Stock and any voting rights until they exercise their Warrants and receive shares of VisionWave Common Stock. After the issuance of shares of VisionWave Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, VisionWave will, upon exercise, round down to the nearest whole number the number of shares of VisionWave Common Stock to be issued to the Warrant Holder.

VisionWave agreed that, subject to applicable law, any action, proceeding or claim against it arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and will irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors - Our Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Warrants, which could limit the ability of Warrant Holders to obtain a favorable judicial forum for disputes with VisionWave.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Securities

Simultaneously with the closing of the IPO and the over-allotment, we consummated the issuance of 406,000 private placement units (the “Private Placement Units”) as follows: we sold 181,000 Private Placement Units to the Anchor Investors for aggregate cash proceeds of $2,460,000 and issued an additional 225,000 private placement units to our Former Sponsors in exchange for the cancellation of $1,105,000 in loans and a promissory note due to them. Each Private Placement Unit consists of one share of our common stock, one redeemable warrant to purchase one share of our common stock at a price of $11.50 per whole share and one right. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of our common stock upon the consummation of our Business Combination.

Our Transfer Agent and Warrant Agent

The transfer agent for the Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Registration Rights

The Sponsor and the underwriter in the IPO are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the IPO requiring VisionWave to register the shares of VisionWave Common Stock issuable upon conversion of the Founder Shares and Private Placement Warrants. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that VisionWave register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a business combination and rights to require VisionWave to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that VisionWave will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. VisionWave will bear the expenses incurred in connection with the filing of any such registration statements.

Anti-Takeover Effects of Provisions of the New VisionWave Charter, the VisionWave Bylaws and Applicable Law

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The VisionWave Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of VisionWave or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

The VisionWave Bylaws provide that VisionWave must indemnify and advance expenses to VisionWave’s directors and officers to the fullest extent authorized by the DGCL. VisionWave also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for VisionWave directors, officers, and certain employees for some liabilities. VisionWave believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the New VisionWave Charter and VisionWave Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit VisionWave and the VisionWave stockholders. In addition, your investment may be adversely affected to the extent VisionWave pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of VisionWave’s proposed directors, officers, or employees for which indemnification is sought.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the VisionWave stockholders will have appraisal rights in connection with a merger or consolidation of VisionWave. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the VisionWave stockholders may bring an action in VisionWave’s name to procure a judgment in VisionWave’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of VisionWave’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Listing of VisionWave Common Stock and VisionWave Warrants

The shares of VisionWave Common Stock and VisionWave Warrants are approved for listing on Nasdaq under the symbols ”VWAV” and “VWAVW,” respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Pursuant to the written charter of our Audit Committee, the Audit Committee will be responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

●	any of our directors, director nominees or executive officers;

●	any beneficial owner of more than 5% of our outstanding stock; and

●	any immediate family member of any of the foregoing.

Our Audit Committee will review any financial transaction, arrangement or relationship that:

●	involves or will involve, directly or indirectly, any related party identified above;

●	would cast doubt on the independence of a director;

●	would present the appearance of a conflict of interest between us and the related party; or

●	is otherwise prohibited by law, rule or regulation.

The Audit Committee will review each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Audit Committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the Audit Committee who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the Audit Committee member will provide all material information concerning the transaction to the Audit Committee. The Audit Committee will report its action with respect to any related party transaction to the board of directors.

Founder Shares

On October 20, 2022, pursuant to an SPA, the Sponsor acquired an aggregate of 385,000 shares of common stock of the Company from Bannix Management LLP, Balaji Venugopal Bhat, Nicholos Hellyer, Subbanarasimhaiah Arun, Vishant Vora and Suresh Yezhuvath and 90,000 private placement units from Suresh Yezhuvath (collectively, the “Sellers”) in a private transaction.

The Company’s original sponsors were Subash Menon and Sudeesh Yezhuvath (through their investment entity Bannix Management LLP), Suresh Yezhuvath and Seema Rao (collectively, the “Former Sponsor”). Further, the anchor investors are Sea Otter Holdings LLC BD Series, Sixth Borough Capital Fund LP and Better Works LLC (which we refer to, collectively, as the “Anchor Investors”). “Other Investors”, which acquired 16,668 shares of commons stock from the founder, refer to Sagar Pravinchandra Khakhara, Asha Devi Rathore, Ekta Zile Singh and Rahul Kalra. The Former Sponsor, Sponsor, Other Investors, Anchor Investors, directors and officer have agreed not to transfer, assign or sell the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property. The Company refers to such transfer restrictions as the “lock-up”. Notwithstanding the foregoing, if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.

At June 30, 2025 and December 31, 2024, there were 2,524,000 shares of common stock outstanding owned or controlled by the Former Sponsor, Sponsor, Other Investors, Anchor Investors, directors and officers.

Working Capital Loans – Former Sponsor and Sponsor

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes a Business Combination, the Company would repay the loans out of the proceeds of the Trust Account released to the Company. Otherwise, the loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the loans but no proceeds from the Trust Account would be used to repay the loans. On June 30, 2025 and December 31, 2024, there were no loans outstanding under the working capital loan program.

Commitment of Funds – Former Sponsor

Yezhuvath agreed to contribute to the Company of $225,000 as a capital contribution at the time of the Business Combination with the proceeds to be used to pay the deferred underwriters’ discount. Yezhuvath has agreed to forgive this amount without any additional securities being issued against it.

Transactions with a Related Party

In October 2024, a company related to one of the board members was engaged to perform consulting services. The Company paid $8,000 for the services performed. As of June 30, 2025 and December 31, 2024, no amounts were due the related party company for services performed.

Due to Related Parties

The balance on June 30, 2025 and December 31, 2024 in Due to Related Parties totaled $2,153,962 and $1,811,700, respectively, consists of the following transactions:

Schedule of Due to Related Parties
	June 30,	December 31,
	2025	2024
Amounts due Suresh Yezhuvath	$23,960	$23,960
Amounts due Subash Menon	1,180	1,180
Repurchase 700,000 shares of common stock from Bannix Management LLP	10,557	10,557
Amounts due to Doug Davis – Accrued Compensation	210,000	125,000
Amounts due to Erik Klinger – Accrued Compensation	58,750	26,250
Administrative Support Agreement (2)(4)	228,333	198,333
Securities Purchase Agreement	200,000	200,000
Promissory Notes with Instant Fame and affiliated parties (3)(4)	840,000	840,000
Advances from affiliated related parties, net (1) (4)	581,182	386,420

	$2,153,962	$1,811,700

(1)	Net of $21,000 and $15,000 paid to an affiliated related party at June 30, 2025 and December 31, 2024, respectively.

For the six months ended June 30, 2025 and the year ended December 31, 2024, $21,000 and $15,000, respectively, was paid to an affiliate of a related party. The Company has a legal right of offset and as such, the net amount is reported on the unaudited condensed consolidated balance sheet.

(2) Administrative Support Agreement

The Company has agreed to pay an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of the management team, in the amount of $5,000 per month. Upon completion of the initial Business Combination or the Company’s liquidation, it will cease paying these monthly fees. For the three and six months ended June 30, 2025 and 2024, the Company incurred $15,000 and $30,000, respectively, pursuant to the agreement and owed $228,333 and $198,333 related to the Administrative Support Agreement at June 30, 2025 and December 31, 2024, respectively. These amounts are reported as a component of due to related parties on the consolidated condensed balance sheets.

(3) Promissory Notes with Instant Fame and Affiliated Parties

On December 13, 2022, the Company issued an unsecured promissory note in favor of Instant Fame, in the principal amount of $690,000. In March and April 2023, the Company issued additional unsecured promissory notes to Instant Fame for $75,000 for each promissory note. At June 30, 2025 and December 31, 2024, there was $1,421,182 and 1,226,420, respectively, outstanding on these promissory notes and included in due to related parties on the unaudited condensed consolidated balance sheet.

(4) Deferment of Related Party Transactions

On December 26, 2024 and revised on February 4, 2025, April 19, 2025 and May 25, 2025, the Company entered into several agreements to defer certain transaction costs and obligations associated with its proposed Business Combination until after the closing of the proposed Business Combination. The deferred obligations in connection with related parties include:

●	an aggregate of $2,019,200 owed to the Sponsor and its affiliates, including promissory notes, administrative support fees, and advances due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full.

On January 19, 2025, the CEO of the Company agreed to defer $110,400 of compensation expense due him. These costs would have been payable no later than three (3) months following the closing of the proposed Business Combination. On May 25, 2025, the agreement was modified such that the payable is due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full.

All deferred payments will be made exclusively from the working capital of the post-closing entity or funds raised following the closing. These deferments provide the Company with the financial flexibility to focus on completing the transaction while ensuring that all obligations are met within the agreed timeframes.

On April 8, 2025, with an effective date of March 31, 2025, the Company entered into a Funding Support Agreement with Stanley Hills, LLC (“Stanley Hills”), the principal shareholder of VisionWave Technologies. Pursuant to the agreement, Stanley Hills irrevocably and unconditionally committed to provide financial support to the Company, sufficient to fund the working capital needs through August 13, 2026. The funding may be provided by Stanley Hills in the form of direct payments to third parties, advances or intercompany loans, or capital contributions, as mutually determined by the parties. Unless otherwise agreed in writing, any such advances will be non-interest bearing and repayable only at such time as determined by the Board of Directors, and only to the extent such repayment would not impair the Company’s liquidity or ability to continue as a going concern. The agreement may not be terminated by Stanley Hills prior to the twelve-month period from the date of release of the financial statement.

Under the deferment agreements, all amounts owed to the Sponsor and its affiliates, including promissory notes, administrative support fees, and advances due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full.

Tokenize GBT Patent Purchase

On August 8, 2023, the Company entered into a Patent Purchase Agreement (“PPA”) with GBT Tokenize Corp. (“Tokenize”), which is 50% owned by GBT Technologies Corp. (“GBT”), where GBT provided its consent, to acquire the entire right, title, and interest of the Patents. The closing date of the PPA was set to be immediately following the closing of the EVIE Agreement. On March 11, 2024, Bannix sent EVIE and the shareholder of EVIE a notice providing that the EVIE Agreement has been terminated (“BNIX EVIE Termination Letter”). As the PPA was contingent upon Bannix closing the acquisition of EVIE and due to the BNIX EVIE Termination Letter, on March 19, 2024, Bannix and Tokenize agreed to terminate the PPA which was consented to by GBT. After negotiations with Target had commenced, Bannix introduced Tokenize to Target with the goal of incorporating the GBT Tokenize technology with Target. Except for the introduction of Tokenize to Target by Bannix, the agreement between Target and GBT Tokenize was completely independent of the terminated EVIE relationship. Effective as of March 20, 2024, Tokenize and the Target entered into a Patent Purchase Agreement pursuant to which Target acquired from Tokenize the entire right, title, and interest of certain patents and patent applications providing an intellectual property basis for a machine learning driven technology that controls radio wave transmissions, analyzes their reflections data, and constructs 2D/3D images of stationary and in motion objects. Each of the parties believes that the above transactions were considered arms-length transactions as there were no common directors, officers, or shareholders between Tokenize, Bannix, or Target, GBT which held a 50% ownership stake in Tokenize, had no direct or indirect control over Bannix or Target and prior related party relationships between the parties had been terminated prior to the agreements. Specifically, Douglas Davis, CEO of Bannix, served as a consultant to GBT until March 31, 2023, when he terminated his consulting agreement. Accordingly, Mr. Davis’ former role with GBT did not influence the arm length nature of the transaction as he had resigned from GBT prior the August 2023 PPA between Tokenize and Bannix and prior to the subsequent patent purchase between Tokenize and Target in March 2024. Further, Dr. Rittman, CTO of GBT was engaged as a consultant to Target following the closing of the patent acquisition by Target. As such, the engagement of Dr. Rittman did not negatively influence the nature of the arms-length transaction.

Douglas Davis

Mr. Davis is the current Executive Chairman. Further, Mr. Davis is a member and manager of Instant Fame LLC. Mr. Davis is considered a related party. Mr. Davis does not have any current involvement with GBT Technologies, Inc. or GBT Tokenize Corp.

Stanley Hills LLC/Yossi Attia (former executive officer)

Stanley Hills LLC is a shareholder and has provided working capital for the Company since inception.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Fleming PLLC, New York, New York. Stephen Fleming, an attorney with Fleming PLLC, holds an option to purchase 500,000 shares of our common stock at an exercise price of $3.27 per share, which was granted on July 16, 2025.

EXPERTS

The unaudited condensed financial statements of Bannix Acquisition Corp. as of June 30, 2025, and for the three and six months ended June 30, 2025, included in the Registration Statement, which is referred to and made a part of this Registration statement, have been reviewed by RBSM LLP, independent registered public accounting firm. The consolidated financial statements of Bannix Acquisition Corp. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, included in the Registration Statement, have been audited by RBSM LLP, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The unaudited condensed financial statements of VisionWave Technologies, Inc. as of June 30, 2025, and for the three months ended June 30, 2025, included in the Registration Statement, which is referred to and made a part of this Registration statement, have been reviewed by RBSM LLP, independent registered public accounting firm. The financial statements of VisionWave Technologies, Inc. as of March 31, 2025 and 2024, and or each of the two years in the period ended March 31, 2025, included in the Registration Statement, which is referred to and made a part of this Registration statement, have been reviewed by RBSM LLP, independent registered public accounting firm. The financial statements of Technologies, Inc. as of March 31, 2024 and for the period from March 20, 2024 (date of inception) through March 31, 2024, included in the Registration Statement, which is referred to and made a part of this Registration statement, have been audited by RBSM LLP, independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The unaudited condensed consolidated financial statements of VisionWave Holdings, Inc. as of June 30, 2025, and for the three and six months ended June 30, 2025, included in the Registration Statement, which is referred to and made a part of this Registration statement, have been reviewed by RBSM LLP, independent registered public accounting firm. The consolidated financial statements of VisionWave Holdings, Inc. as of September 30, 2024 and for the period from September 3, 2024 (date of inception) through September 30, 2024, included in the Registration Statement, which is referred to and made a part of this Registration statement, have been audited by RBSM LLP, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Securities and Exchange Commission at prescribed rates from the public reference room of the Securities and Exchange Commission at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission’s website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, are required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the Securities and Exchange Commission. You will be able to inspect and copy such periodic reports, proxy statements and other information at the Securities and Exchange Commission’s public reference room, and the website of the Securities and Exchange Commission referred to above.

 VISIONWAVE HOLDINGS, INC. (SUCCESSOR)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Current Assets:
Cash	$885	$9,754
Prepaid expense and other	3,930	3,930
Total Current Assets	4,815	13,684

Cash held in Trust Account	1,168,644	3,749,377
Total Assets	$1,173,459	$3,763,061

Liabilities, Redeemable Common Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$1,265,056	$969,883
Income taxes payable	955,887	888,426
Excise tax payable	913,292	750,608
Promissory notes - Evie	1,003,995	1,003,995
Due to related parties	2,153,962	1,811,700
Total Current Liabilities	6,292,192	5,424,612

Warrant liability	25,984	12,180
Redemptions payable	972,722	—
Deferred underwriters’ discount	225,000	225,000
Total Liabilities	7,515,898	5,661,792

Commitments and Contingencies

Common stock subject to possible redemption 16,353 and 324,748 at redemption value on June 30, 2025 and December 31, 2024, respectively	608,298	4,084,139

Stockholders’ Deficit
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.01; authorized 100,000,000 shares; issued 4,061,166 and 4,286,248 shares; and outstanding 2,524,000 and 2,524,000 shares (excluding 16,353 and 324,748 shares subject to redemption and 1,437,500 Treasury Stock shares) on June 30, 2025 and December 31, 2024, respectively	39,615	39,615
Additional paid-in capital	—	—
Accumulated deficit	(6,975,977)	(6,008,110)
Less Treasury Stock; at cost; 1,437,500 common shares	(14,375)	(14,375)
Total Stockholders’ Deficit	(6,950,737)	(5,982,870)
Total Liabilities, Redeemable Common Stock and Stockholders’ Deficit	$1,173,459	$3,763,061

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VISIONWAVE HOLDINGS, INC. (SUCCESSOR)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating costs	$340,625	$348,402	$687,995	$768,454
Loss from operations	(340,625)	(348,402)	(687,995)	(768,454)

Other (expense) income:
Interest income on trust account	6,000	200,064	34,720	566,267
Gain on forgiven of payables	—	—	—	33,750
Excise tax interest/penalty	(59,193)	—	(127,219)	—
Income tax interest/penalties	(20,246)	—	(60,376)	—
Change in fair value of warrant liabilities	(19,894)	4,060	(13,804)	(4,060)
Total other (expense) income, net	(93,333)	204,124	(166,679)	595,957

Loss before provision for income taxes	(433,958)	(144,278)	(854,674)	(172,497)
Provision for income taxes	(336)	(8,826)	(7,085)	(8,826)
Net loss	$(434,294)	$(153,104)	$(861,759)	$(181,323)

Basic and diluted weighted average shares outstanding	2,587,045	4,081,747	2,692,303	4,734,717
Basic and diluted net loss per share	$(0.17)	$(0.04)	$(0.32)	$(0.04)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

 VISIONWAVE HOLDINGS, INC. (SUCCESSOR)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025

	Common stock
	Share (1)	Amount	Additional Paid-in Capital	Accumulated Deficit	Treasury Stock	Total Stockholders’ Deficit
Balance as of January 1, 2025	3,961,500	$39,615	$—	$(6,008,110)	$(14,375)	$(5,982,870)
Net loss	—	—	—	(427,465)	—	(427,465)
Excise tax imposed on common stock redemptions	—	—	—	(25,738)	—	(25,738)
Accretion of common stock subject to possible redemption to redemption value	—	—	—	(54,828)	—	(54,828)
Balance as of March 31, 2025	3,961,500	$39,615	$—	$(6,516,141)	$(14,375)	$(6,490,901)
Net loss	—	—	—	(434,294)	—	(434,294)
Excise tax imposed on common stock redemptions	—	—	—	(9,727)	—	(9,727)
Accretion of common stock subject to possible redemption to redemption value	—	—	—	(15,815)	—	(15,815)
Balance as of June 30, 2025	3,961,500	$39,615	$—	$(6,975,977)	$(14,375)	$(6,950,737)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024

	Common stock
	Share (1)	Amount	Additional Paid-in Capital	Accumulated Deficit	Treasury Stock	Total Stockholders’ Deficit
Balance as of January 1, 2024	3,961,500	$39,615	$—	$(3,678,428)	$(14,375)	$(3,653,188)
Net loss	—	—	—	(28,219)	—	(28,219)
Excise tax imposed on common stock redemptions	—	—	—	(151,344)	—	(151,344)
Accretion of common stock subject to possible redemption to redemption value	—	—	—	(491,203)	—	(491,203)
Balance as of March 31, 2024	3,961,500	$39,615	$—	$(4,349,194)	$(14,375)	$(4,323,954)
Net loss	—	—	—	(153,104)	—	(153,104)
Accretion of common stock subject to possible redemption to redemption value	—	—	—	(230,038)	—	(230,038)
Balance as of June 30, 2024	3,961,500	$39,615	$—	$(4,732,336)	$(14,375)	$(4,707,096)

(1)	Includes 1,437,500 shares classified as treasury stock (See Notes 8).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VISIONWAVE HOLDINGS, INC. (SUCCESSOR)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2025	2024
Cash flows from Operating Activities:
Net loss	$(861,759)	$(181,323)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	13,804	4,060
Gain on forgiven payables	—	(33,750)
Interest income on Trust Account	(34,720)	(566,267)
Changes in current assets and current liabilities:
Prepaid expenses	—	(39)
Income taxes payable	67,461	8,826
Accounts payable and accrued expenses	295,173	199,025
Excise tax payable	127,219	—
Due to related parties, net	147,500	149,810
Net cash used in operating activities	(245,322)	(419,658)

Cash flows from Investing Activities:
Investment of cash into Trust Account	(52,408)	(250,000)
Redemptions from Trust Account	2,573,762	15,134,429
Withdrawal from Trust Account to pay taxes	94,099	422,094
Net cash provided by investing activities	2,615,453	15,306,523

Cash flows from Financing Activities:
Redemption of Class A common stock subject to possible redemption	(2,573,762)	(15,134,429)
Advances from affiliated related parties	215,762	—
Promissory notes – Evie	—	29,980
Payment of advances to related parties	(21,000)	(15,000)
Proceeds from promissory note to new Sponsors	—	30,000
Net cash used in financing activities	(2,379,000)	(15,089,449)

Net change in cash	(8,869)	(202,584)
Cash, beginning of the period	9,754	232,278
Cash, end of the period	$885	$29,694

Supplemental disclosure of noncash financing activities:
Accretion of common stock subject to possible redemption to redemption value	$70,643	$721,241
Redemptions payable	$972,722	$—
Excise tax liability accrued for common stock redemptions	$35,465	$151,344

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VISIONWAVE HOLDINGS, INC. (SUCCESSOR)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Organization and Business Operations

Organization and General

In connection with the closing of its proposed business combination with VisionWave Technologies, Inc., discussed below (see also note for subsequent events), VisionWave Holdings, Inc. (successor) (“VW Holdings” or the “Company”) is the successor to Bannix Acquisition Corp., (“Bannix”) a blank check company incorporated in the state of Delaware on January 21, 2021. Bannix was formed for the purpose of effecting mergers, capital stock exchange, asset acquisitions, stock purchases, reorganization or similar business combinations with one or more businesses (“Business Combination”).

As of June 30, 2025, the Company had not commenced any operations. All activity for the period from January 21, 2021 (inception) through June 30, 2025 relates to the Company’s formation, the initial public offering (the “IPO”) (as defined below) and the Company’s search for a target and the consummation of an initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash from the proceeds derived from the IPO and non-operating income or expense from the changes in the fair value of warrant liabilities. Until the closing of its business combination with VisionWave Technologies, Inc., the Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

Sponsors and Officers

The Company’s original sponsors were Subash Menon and Sudeesh Yezhuvath (through their investment entity Bannix Management LLP), Suresh Yezhuvath (“Yezhuvath”) and Seema Rao (“Rao”) (collectively, the “Former Sponsor”).

On October 20, 2022, pursuant to a Securities Purchase Agreement (“SPA”), Instant Fame LLC, a Nevada limited liability company controlled by a U.S. person (“Instant Fame”) (the “Sponsor”), acquired an aggregate of 385,000 shares of common stock of the Company from Bannix Management LLP, Balaji Venugopal Bhat, Nicholos Hellyer, Subbanarasimhaiah Arun, Vishant Vora and Suresh Yezhuvath and 90,000 private placement units from Suresh Yezhuvath (collectively, the “Sellers”) in a private transaction. The Sellers immediately loaned the entire proceeds to the Company for the working capital requirements of the Company. In connection with this transaction, all parties agreed to certain changes to the Board of Directors.

As a result of the above, Subash Menon resigned as Chief Executive Officer and Chairman of the Board of Directors of the Company and Nicholas Hellyer resigned as Chief Financial Officer, Secretary and Head of Strategy. Douglas Davis was appointed as the Chief Executive Officer of the Company. Further, Balaji Venugopal Bhat, Subbanarasimhaiah Arun and Vishant Vora resigned as Directors of the Company. Mr. Bhat, Mr. Arun and Mr. Vora served on the Audit Committee with Mr. Bhat serving as the committee chair. Mr. Bhat, Mr. Arun and Mr. Vora served on the Compensation Committee with Mr. Arun serving as the committee chair.

The Board was also increased from two to seven and Craig Marshak and Douglas Davis were appointed as Co-Chairmen of the Board of Directors effective immediately. Further, Jamal Khurshid, Eric T. Shuss and Ned L. Siegel were appointed to the Board of Directors of the Company. The resignations referenced above were not the result of any disagreement with management or the Board.

On November 10, 2022, Sudeesh Yezhuvath resigned as a director of the Company for personal reasons. The resignation was not the result of any disagreements with management or the Board.

Due to vacancies as results of board members departure, on November 11, 2022 the Board made the following decisions: (i) Jamie Khurshid, Ned Siegel and Eric Shuss each have been identified as being financially literate and independent under the SEC and Nasdaq Rules have been appointed to the Audit Committee to serve until their successors are qualified and appointed with such appointment subject to the mailing of that certain Schedule 14F Information Statement. Mr. Khurshid chairs the audit committee. (ii) Mr. Siegel, Mr. Shuss and Craig Marshak each have been identified as being independent under the SEC and Nasdaq Rules were appointed to the Compensation Committee to serve until their successors are qualified and appointed with such appointment subject to the mailing of that certain Schedule 14F Information Statement. (iii) Messrs. Davis and Marshak have been appointed as Class III directors, Subash Menon has been appointed as a Class I director and, subject to the mailing of the Schedule 14F Information Statement, Messrs. Khurshid, Siegel and Shuss have been appointed as the Class II directors. The Schedule 14F Information Statement was mailed on or about November 15, 2022.

On May 19, 2023, the Company entered into an Executive Retention Agreement with Mr. Davis, Chief Executive Officer and Co-Chairman of the Board of Directors, providing for an at-will employment arrangement that may be terminated by either party at any time, which provides for the payment of an annual salary of $240,000 to Mr. Davis. Additionally, the Company entered into a letter agreement with Subash Menon, a director of the Company, for services in connection with the review and advice pertaining to the proposed Business Combination (discussed below) providing for a payment in the amount of $200,000 upon the closing of a Business Combination.

On April 10, 2024, Erik Klinger was appointed by the Company to serve as the Chief Financial Officer of the Company. There is no understanding or arrangement between Mr. Klinger and any other person pursuant to which he was appointed as an executive officer. Mr. Klinger does not have any family relationship with any director, executive officer or person nominated or chosen by us to become an executive officer. The employment of Mr. Klinger is at will and may be terminated at any time, with or without formal cause.

Initial Public Offering

The registration statements for the Company’s IPO were declared effective on September 9, 2021 and September 10, 2021 (the “Effective Date”). On September 14, 2021, the Company consummated its IPO of 6,900,000 units at $10.00 per unit (the “Units”), which is discussed in Note 3. Each Unit consists of one share of common stock (the “Public Shares”), one redeemable warrant to purchase one share of common stock at a price of $11.50 per share and one right. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of the Business Combination.

Concurrent with the IPO, the Company consummated the issuance of 406,000 private placement units (the “Private Placement Units”) as follows: the Company sold 181,000 Private Placement Units to certain investors for aggregate cash proceeds of $2,460,000 and issued an additional 225,000 Private Placement Units to the Former Sponsor in exchange for the cancellation of $1,105,000 in loans and a promissory note due to them (see Notes 4 and 6). Each Private Placement Unit consists of one share of common stock, one redeemable warrant to purchase one share of common stock at a price of $11.50 per whole share and one right. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of the Business Combination. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the Private Placement Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination.

Trust Account and Extensions

Following the closing of the IPO on September 14, 2021, an amount of $69,690,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the IPO and Private Placement Units was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. The Company has since divested its investments in the Trust Account and placed the funds in an interest-bearing demand deposit account. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), the proceeds from this offering and the sale of the Private Placement Units will not be released from the Trust Account until the earliest of (a) the completion of the Company’s initial Business Combination, (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s Public Shares if the Company is unable to complete the initial Business Combination within 15 months from the closing of this offering, or within any period of extension, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

March 8, 2023 Special Meeting

The Company held a Special Meeting of Stockholders on March 8, 2023 (the “Special Meeting”). At the Special Meeting, the stockholders approved the filing of an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “Extension Amendment”), to extend the date (the “Extension”) by which the Company must (1) complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination involving the Company and one or more businesses (an “initial Business Combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such initial Business Combination and (3) redeem 100% of the Company’s common stock (“common stock”) included as part of the Units sold in the Company’s initial public offering that was consummated on September 14, 2021 (the “IPO”), from March 14, 2023, and to allow the Company, without another stockholder vote, to further extend the date to consummate a Business Combination on a monthly basis up to twelve (12) times by an additional one (1) month each time after March 14, 2023 or later extended deadline date, by resolution of the Company’s board of directors (the “Board”), if requested by Instant Fame upon five days’ advance notice prior to the applicable deadline date, until March 14, 2024, or a total of up to twelve (12) months after March 14, 2023 (such date as extended, the “Deadline Date”), unless the closing of a Business Combination shall have occurred prior thereto.

At the Special Meeting, stockholders holding a total of 3,960,387 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $41,077,199 (approximately $10.37 per share) was removed from the Company’s Trust Account to pay such holders. Following redemptions, the Company had 5,463,613 shares outstanding.

March 8, 2024 Annual Meeting

On March 8, 2024, the Company held its Annual Meeting of Stockholders of the Company (the “Annual Meeting”), whereby the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “March 2024 Amendment”), to extend the Deadline Date from March 14, 2024, as extended, and to allow the Company, without another stockholder vote, to further extend the date to consummate a Business Combination on a monthly basis up to six (6) times by an additional one (1) month each time after March 14, 2024 or later extended deadline date, by resolution of the Company’s Board of Directors, if requested by the Company’s Sponsor, until September 14, 2024, or a total of up to six (6) months after March 14, 2024, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension Amendment”).

Additionally, the Company’s stockholders approved an amendment to remove from the Amended and Restated Certificate of Incorporation the redemption limitation contained under Section 9.2(a) preventing the Company from closing a Business Combination if it would have less than $5,000,001 of net tangible assets (the “NTA Amendment”).

At the Annual Meeting, stockholders holding a total of 1,381,866 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $15,134,429 (approximately $10.95 per share) was removed from the Company’s Trust Account to pay such holders. Following redemptions, the Company had 4,081,747 shares outstanding.

September 6, 2024 Special Meeting

On September 6, 2024, the Company held a Special Meeting of Stockholders of the Company (the “September 2024 Special Meeting”), whereby the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “September 2024 Amendment”), to extend the Deadline Date from September 14, 2024, as extended, and to allow the Company, without another stockholder vote, to further extend the date to consummate a Business Combination on a monthly basis up to six (6) times by an additional one (1) month each time after September 14, 2024 or later extended deadline date, by resolution of the Company’s Board of Directors, if requested by the Company’s Sponsor, until March 14, 2025, or a total of up to six (6) months after September 14, 2024, unless the closing of a Business Combination shall have occurred prior thereto (the “September 2024 Extension Amendment”).

Additionally, beginning in September 2024, the Sponsor or its designees will deposit into the Trust Account, as a loan, $16,237 or $0.05 per public share multiplied by the number of public shares outstanding (the “Contribution”), in connection with each Extension.

At the September 2024 Special Meeting, stockholders holding a total of 1,232,999 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $13,790,479 (approximately $11.18 per share) was removed from the Company’s Trust Account to pay such holders. Following redemptions, the Company had 2,848,748 shares outstanding.

March 7, 2025 Special Meeting

On March 7, 2025, the Company held a Special Meeting of Stockholders of the Company (the “March 2025 Special Meeting”), whereby the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “March 2025 Amendment”), to extend the Deadline Date from March 14, 2025, as extended, and to allow the Company, without another stockholder vote, to further extend the date to consummate a Business Combination on a monthly basis up to three (3) times by an additional one (1) month each time after March 14, 2025 or later extended deadline date, by resolution of the Company’s Board of Directors, if requested by the Company’s Sponsor, until June 14, 2025, or a total of up to three (3) months after March 14, 2025, unless the closing of a Business Combination shall have occurred prior thereto (the “March 2025 Extension Amendment”).

Additionally, beginning in March 2025, the Sponsor or its designees will deposit into the Trust Account, as a loan, $4,983 or $0.05 per public share multiplied by the number of public shares outstanding (the “Contribution”), in connection with each Extension.

In connection with the vote on the March 2025 Extension Amendment at the March 2025 Special Meeting, stockholders holding a total of 225,082 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $2,573,762 (approximately $11.43 per share) was removed from the Company’s Trust Account to pay such holders. Following redemptions, the Company had 2,623,666 shares outstanding.

May 22, 2025 Special Meeting

On May 22, 2025, the Company held a special meeting of stockholders (the “May 2025 Special Meeting”) whereby the Company’s stockholders approved the proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 9, 2025 (the “May 9, 2025 Proxy Statement”). The approved proposals include (i) the proposed Business Combination (2) the stock issuance plan, (3) the incentive plan proposal and (4) the director election proposal.

In connection with the vote at the May 2025 Special Meeting, stockholders holding a total of 83,313 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $972,722 (approximately $11.67 per share) will be removed from the Company’s Trust Account to pay such holders. Following redemptions, the Company will have 2,540,353 shares outstanding prior to the Merger.

As of June 30, 2025, the Company had not paid the redeeming stockholders for their redeemed shares and recognized a redemption payable on the condensed consolidated balance sheet for $972,722. In July 2025, the Company paid the redeeming stockholders for their redeemed shares.

In association with the Company’s special meetings and annual meeting, as of the filing of this Form 10-Q, the Company has deposited an aggregate of $1,857,358 into the Trust Account to extend the Deadline Date.

Deadline Date Extension

In connection with the March 7, 2025 Special Meeting, the stockholders of the Company approved the extension of the Deadline date to March 14, 2025 or later extended deadline date, by resolution of the Company’s Board of Directors, if requested by the Company’s Sponsor, until June 14, 2025.

Prior to the June 14, 2025 Deadline Date, management of the Company, representing a majority of the Company’s stockholders, held a meeting with the trustee of the Trust Account to request the Trust Account not be liquidated due to the pending regulatory approval of the proposed Business Combination, discussed below. The trustee exercised administrative authority and agreed to the temporary extension of the Deadline Date pending a stockholder meeting. Before a stockholder meeting could be held to extend the Deadline Date, final regulatory approval was granted by Nasdaq and the Company closed on its proposed Business Combination and terminated the Trust Account.

Initial Business Combination

The Company had until June 14, 2025 (as extended) to (1) complete a Business Combination, (2) cease its operations except for the purpose of winding up if it fails to complete such Business Combination, and (3) redeem 100% of the Company’s common stock included as part of the units sold in the Company’s initial public offering.

In the event that the Company receives notice from Instant Fame five days prior to the applicable deadline of its wish for the Company to effect an extension, the Company intends to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, the Company intends to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Instant Fame and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete the initial Business Combination. If the Company is unable to consummate the initial Business Combination within the applicable time period, the Company will, promptly but not more than ten business days thereafter, redeem the Public Shares for a pro rata portion of the funds held in the Trust Account and promptly following such redemption, subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate, subject in each case to the obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the rights and warrants will be worthless. Additionally, any initial Business Combination must be approved by a majority of the independent directors.

The Company anticipates structuring the initial Business Combination so that the post-transaction company in which the public stockholders’ own shares will own or acquire substantially all of the equity interests or assets of the target business or businesses. The Company may, however, structure the initial Business Combination such that the post-transaction company owns or acquires less than substantially all of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but the Company will only complete such Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, the stockholders prior to the initial Business Combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and the Company in the Business Combination transaction. For example, the Company could pursue a transaction in which the Company issue a substantial number of new shares in exchange for all of the outstanding capital stock of shares or other equity interests. In this case, the Company would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, the stockholders immediately prior to the initial Business Combination could own less than a majority of the outstanding shares subsequent to the initial Business Combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the initial Business Combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses even if the acquisitions of the target businesses are not closed simultaneously.

The Company cannot ascertain the capital requirements for any particular transaction. If the net proceeds currently held in the Trust Account prove to be insufficient, either because of the size of the Business Combination, the depletion of the available net proceeds in search of a target business, or because the Company becomes obligated to redeem a significant number of the Public Shares upon consummation of the initial Business Combination, the Company will be required to seek additional financing, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Furthermore, the Company may issue a substantial number of additional shares of common or preferred stock to complete the initial Business Combination or under an employee incentive plan upon or after consummation of the initial Business Combination. The Company does not have a maximum debt leverage ratio or a policy with respect to how much debt the Company may incur. The amount of debt the Company will be willing to incur will depend on the facts and circumstances of the proposed Business Combination and market conditions at the time of the potential Business Combination. At this time, the Company is not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of the securities or the incurrence of debt. Subject to compliance with applicable securities laws, the Company would only consummate such financing simultaneously with the consummation of the initial Business Combination.

Nasdaq rules require that the initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding advisory fees and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. If the board is not able to independently determine the fair market value of the target business or businesses, the Company will obtain an opinion from an independent investment banking firm or an independent accounting firm with respect to the satisfaction of such criteria. The Company does not intend to purchase multiple businesses in unrelated industries in connection with the initial Business Combination.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely at its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations plus additional deposits to extend the Combination Period).

Related to the redemption of the Company’s public shares, the Company’s has no limitation on its net tangible assets either immediately before or after the consummation of the Business Combination. Redemptions of the Company’s public shares may be subject to a net tangible asset test or cash requirement pursuant to an agreement relating to a Business Combination. For example, the Business Combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the Business Combination. In the event the aggregate cash consideration the Company would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Business Combination exceed the aggregate amount of cash available to the Company, it will not complete the Business Combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof.

The Sponsor, officers and directors and Representative (as defined in Note 6) have agreed to (i) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their Founder Shares (as defined below) and Public Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial Business Combination within the Combination Period.

The Company’s Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.95 per Public Share (subject to increase of up to an additional $4,983 per month in the event that the Sponsors elects to extend the period of time to consummate a Business Combination as set forth in the March 2025 Extension Amendment) and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.95 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.

Pursuant to the Company’s Investment Management Trust Agreement with Continental Stock Transfer & Trust Company (the “Trustee”), dated as of September 10, 2021 (the “Trust Agreement”), as amended, upon a liquidation and termination of the Trust Account as a result of the Company failing to complete a Business Combination, the Company is authorized to withdrawal $100,000 of interest that may be released to the Company to pay dissolution expenses (the “Allowance”). On January 30, 2025, the Company assigned the Trustee $100,000 of the Allowance only in the event of a dissolution and termination of the Trust Account as a result of the Company failing to complete a Business Combination. The Trustee is authorized to offset $100,000 from the Trust Account interest against the Company’s outstanding invoice.

Proposed Business Combination – VisionWave Technologies

Prior to the succession of Bannix by VW Holdings, on March 26, 2024, Bannix entered into a Business Combination Agreement (the “Original Agreement”), by and among Bannix, VisionWave Technologies, Inc., a Nevada corporation (“Target” or “VisionWave Technologies”) and the shareholders of Target.

On September 6, 2024, Bannix entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among Bannix, VisionWave Holdings, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Bannix (“VisionWave”), BNIX Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of VisionWave (“Parent Merger Sub”), BNIX VW Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of VisionWave (“Company Merger Sub”), and Target. The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of Bannix, VisionWave, Parent Merger Sub, Company Merger Sub, and Target.

On July 14, 2025, the Company closed its proposed Business Combination with VisionWave Technologies.

The Mergers

Pursuant to and in accordance with the terms set forth in the Merger Agreement, (a) Parent Merger Sub will merge with and into Bannix, with Bannix continuing as the surviving entity (the “Parent Merger”), as a result of which, (i) Bannix will become a wholly owned subsidiary of VisionWave, and (ii) each issued and outstanding security of Bannix immediately prior to the effective time of the Parent Merger (the “Parent Merger Effective Time”) (other than shares of Bannix Common Stock that have been redeemed or are owned by Bannix or any of its direct or indirect subsidiaries as treasury shares and any Dissenting Parent Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave (other than the Parent Rights, which shall be automatically converted into shares of VisionWave), and, (b) immediately following the consummation of the Parent Merger but on the same day, Company Merger Sub will merge with and into Target, with Target continuing as the surviving entity (the “Company Merger” and, together with the Parent Merger, the “Mergers”), as a result of which, (i) Target will become a wholly owned subsidiary of VisionWave, and (ii) each issued and outstanding security of Target immediately prior to the effective time of the Company Merger (the “Company Merger Effective Time”) (other than any Cancelled Shares or Dissenting Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave. The Mergers and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”

The Business Combination is expected to close in the third quarter of 2025, subject to customary closing conditions, including the satisfaction of the minimum available cash condition, the receipt of certain governmental approvals and the required approval by the stockholders of Bannix and Target.

Consideration

Pursuant to and in accordance with the terms set forth in the Merger Agreement, at the Parent Merger Effective Time, (a) each share of Bannix common stock, par value $0.001 per share (“Bannix Common Stock”) outstanding immediately prior to the Parent Merger Effective Time that has not been redeemed, is not owned by Bannix or any of its direct or indirect subsidiaries as treasury shares and is not a Dissenting Parent Share will automatically convert into one share of common stock, par value $0.001, of VisionWave (each, a share of “VisionWave Common Stock”), (b) each Bannix Warrant shall automatically convert into one warrant to purchase shares of VisionWave Common Stock (each, a “VisionWave Warrant”) on substantially the same terms and conditions; and (c) each Bannix Right will be automatically converted into the number of shares of VisionWave Common Stock that would have been received by the holder of such Bannix Right if it had been converted upon the consummation of a Business Combination in accordance with Bannix’s organizational documents.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Company Merger Effective Time, (a) each share of issued and outstanding Target common stock, par value $0.01 (“Target Common Stock”), shall be cancelled and converted into 4,041 shares of VisionWave Common Stock.

Governance

Subject to approval of shareholders, the parties have agreed to take actions such that, effective immediately after the Closing of the Business Combination, the Company’s board of directors shall consist of five directors, consisting of Haggai Ravid, Chuck Hansen, Eric T. Shuss, Douglas Davis and Noam Kenig. Additionally, certain current Target management personnel may become officers of VisionWave.

Representations and Warranties; Covenants

The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including, among others, covenants providing for (i) certain limitations on the operation of the parties’ respective businesses prior to consummation of the Business Combination, (ii) the parties’ efforts to satisfy conditions to consummation of the Business Combination, including by obtaining any necessary approvals from governmental agencies, (iii) prohibitions on the parties soliciting alternative transactions, (iv) VisionWave preparing and filing a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) and taking certain other actions to obtain the requisite approval of Bannix’s stockholders to vote in favor of certain matters, including the adoption of the Merger Agreement and approval of the Business Combination, at a special meeting to be called for the approval of such matters, and (v) the protection of, and access to, confidential information of the parties.

On May 5, 2025, the SEC declared the Company’s registration statement on Form S-4 to be effective.

The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made the parties to the Merger Agreement which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Bannix does not believe that these schedules contain information that is material to an investment decision.

In addition, VisionWave has agreed to adopt an equity incentive plan, as described in the Merger Agreement.

Conditions to the Closing

The obligations of Bannix, VisionWave, Parent Merger Sub and Company Merger Sub (the “Bannix Parties”) and Target to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the approval of Bannix’s stockholders, (ii) the approval of Target’s stockholders, and (iii) the Company’s Form S-4 registration statement becoming effective.

In addition, the obligations of the Bannix Parties to consummate the Business Combination are also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of Target being true and correct to the standards applicable to such representations and warranties and each of the covenants of Target having been performed or complied with in all material respects, (ii) delivery of certain ancillary agreements required to be executed and delivered in connection with the Business Combination, and (iii) no Material Adverse Effect having occurred.

The obligation of Target to consummate the Business Combination is also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of the Bannix Parties being true and correct to the standards applicable to such representations and warranties and each of the covenants of the Bannix Parties having been performed or complied with in all material respects and (ii) the shares of VisionWave Common Stock issuable in connection with the Business Combination being listed on the Nasdaq Stock Market.

Termination Rights

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing of the Business Combination, including, but not limited to, (i) by mutual written consent of Bannix and Target, (ii) by Bannix, on the one hand, or Target, on the other hand, if there is any breach of the representations, warranties, covenant or agreement of the other party as set forth in the Merger Agreement, in each case, such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by either Bannix or Target if the Business Combination is not consummated, (iv) by either Bannix or Target if a meeting of Bannix’s stockholders is held to vote on proposals relating to the Business Combination and the stockholders do not approve the proposals, and (v) by Bannix if the Target stockholders do not approve the Merger Agreement.

Permitted Financings

The Merger Agreement contemplates that Target (a) may enter into agreements to raise capital in one or more private placement transactions prior to the Closing for aggregate gross proceeds of up to $20,000,000 or (b) consummate an initial sale of any shares of capital stock of Target in an underwritten public offering registered under the Securities Act or any direct listing of any shares of capital stock of Target on a securities exchange or securities market (“Permitted Financings”).

Stockholder Support Agreement

In accordance with the Merger Agreement, within thirty (30) days following the execution of the Merger Agreement, Bannix, VisionWave, Target, and certain stockholders of Target representing the requisite votes necessary to approve the Merger Agreement (the “Target Equity Holders”) are expected to enter into a Stockholder Support Agreement pursuant to which the Target Equity Holders will: (a) agree to vote in favor of the adoption of the Merger Agreement and approve the Mergers and the other Transactions to which Target is a party; and (b) agree to waive any appraisal or similar rights they may have pursuant to Nevada law with respect to the Mergers and the other Transactions.

Potential Private Placement

On April 9, 2025, VisionWave Technologies entered into a non-exclusive placement agent engagement agreement (the “Engagement Agreement”) with Maxim Group LLC (“Maxim”), pursuant to which Maxim will act as VisionWave Technologies’ non-exclusive placement agent in connection with a potential private placement of up to $10 million of equity or equity-linked securities (the “Offering”). The Offering is expected to be conducted on a “commercially reasonable efforts” basis, and there is no assurance that the Offering will be completed, or that any definitive agreements with investors will be entered into. Under the terms of the Engagement Agreement, VisionWave Technologies retains full discretion to accept or reject any investment proposals and will determine the final terms and structure of the Offering, subject to market conditions and investor interest. Maxim will be entitled to a cash placement fee equal to seven percent (7.0%) of the gross proceeds received by VisionWave Technologies from any investor introduced by Maxim. In addition, VisionWave Technologies agreed to reimburse Maxim for up to $25,000 in out-of-pocket expenses incurred in connection with the engagement, subject to certain conditions and prior approvals.

The Engagement Agreement includes a limited right of first refusal for a period of nine (9) months following the final closing of the Offering, Maxim shall have the right to act as sole managing underwriter or sole placement agent for any subsequent public or private offerings of equity, equity-linked, or debt securities of VisionWave Technologies, subject to Maxim matching the material terms offered by any third party. VisionWave Technologies has not yet launched the Offering, and no securities have been issued as of the date of this filing.

There can be no assurance that VisionWave Technologies will consummate the Offering or receive any proceeds from it.

Nasdaq Notices

On September 13, 2024, Bannix received a letter from the Listing Qualifications Department of Nasdaq stating that, because it did not complete a Business Combination within 36 months of the effectiveness of its IPO registration statement, Bannix’s securities were subject to delisting from The Nasdaq Stock Market (“Nasdaq”) under Nasdaq Listing Rule IM-5101-2.

The letter further stated that unless Bannix appealed Nasdaq’s determination by September 20, 2024, trading of the Bannix’s securities would be suspended at the opening of business on September 24, 2024, and a Form 25-NSE would be filed with the SEC to remove the Bannix’s securities from listing and registration on Nasdaq.

Bannix appealed Nasdaq’s determination to a Hearings Panel (the “Panel”) and on December 2, 2024, the Panel granted the Bannix’s request for an exception to the Nasdaq Listing Rule IM-5101-2 to allow continued listing on Nasdaq. Bannix has been was granted an extension until March 12, 2025, to complete its proposed Business Combination.

On November 19, 2024, the Bannix a written notice (the “Notice”) from the Nasdaq Listing Qualifications department indicating that Bannix is not in compliance with the minimum Market Value of Listed Securities (“MVLS”) requirement of $35 million for continued listing as set forth in Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Bannix’s securities. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), Bannix had will have 180 calendar days (the “Compliance Period”) to regain compliance with the MVLS Rule. To regain compliance with the MVLS Rule, the MVLS for Bannix must be at least $35 million for a minimum of ten consecutive business days at any time during this Compliance Period. If the Bannix regained compliance with the MVLS Rule, Nasdaq would provide Bannix with written confirmation and would close the matter. If the Bannix did not regain compliance with the MVLS Rule by the Compliance Date, Nasdaq would provide written notification that its securities would be subject to delisting. In the event of such notification, the Nasdaq rules permit the Bannix an opportunity to appeal Nasdaq’s determination.

On March 13, 2025, the Bannix received a letter from the Panel notifying the Company that it would be suspended from trading on Nasdaq due to the Company’s inability to satisfy the terms outlined in the Panel’s December 2, 2024 decision. As a result, the trading in the Bannix’s securities moved to the OTC Pink at the open of trading on March 17, 2025, under the trading symbols of BNIX, BNIXR and BNIXW. As the successor to Bannix, upon the consummation of the Business Combination, VisionWave Common Stock and VisionWave Warrants began trading on July 15, 2025 on the NASDAQ under the symbols “VWAV and “VWAV” respectively and Bannix’s securities stopped trading.

Certificate of Correction to Certificate of Amendment

On February 8, 2024, Bannix filed a Certificate of Correction to its Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Correction”) filed with the Secretary of State of the State of Delaware on March 9, 2023 (the “Certificate of Amendment”). The Certificate of Amendment inadvertently removed the provisions relating to Bannix’s obligation to wind up and liquidate the Company and redeem the public shares if the Bannix had not consummated an initial Business Combination within the specified time. The Certificate of Correction corrects this error to the Certificate of Amendment. The corrections made by the Certificate of Correction are retroactively effective as of March 9, 2023, the original filing date of the Certificate of Amendment.

Liquidity, Capital Resources, and Going Concern

As of June 30, 2025, the Company had $885 in cash and a working capital deficit of $6,287,377.

The Company’s liquidity needs through June 30, 2025, were satisfied through (1) a capital contribution from the Sponsors of $28,750 for common stock (“Founder Shares”) and (2) loans from Former Sponsor and Sponsor and related parties in order to pay offering costs and other working capital needs. In addition, in order to fund transaction costs in connection with a possible Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, and/or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans. As of June 30, 2025 and December 31, 2024, there were no loans associated with Working Capital Loans. As of June 30, 2025 and December 31, 2024, the Company owed $2,153,962 and $1,811,700 to the Former Sponsor, the Sponsor, related parties and affiliated related parties, respectively. See Note 6 for further disclosure of Former Sponsor, Sponsor, related parties and affiliated related party loans.

As additional sources of funding, the Company issued unsecured promissory notes to Evie Autonomous LTD (“Evie”) with a principal amount of $1,003,995 (the “Evie Autonomous Extension Notes”). The Evie Autonomous Extension Notes bear no interest and are repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial Business Combination, or (b) the date of the Company’s liquidation. If the Company does not consummate an initial Business Combination by the Deadline Date, the Evie Autonomous Extension Notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.

On December 26, 2024 and revised on February 4, 2025, April 19, 2025 and May 25, 2025, the Company entered into several agreements to defer certain transaction costs and obligations associated with its proposed Business Combination until after the closing of the proposed Business Combination. The deferred obligations include:

●	transaction costs of approximately $300,000 related to legal and financial advisory services provided in connection with the proposed Business Combination. These costs will be payable no later than three (3) months following the closing of the proposed Business Combination,

●	promissory notes - Evie in the amount of $1,003,995 due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11,

●	an aggregate of $2,019,200 owed to the Sponsor and its affiliates, including promissory notes, administrative support fees, and advances due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11.

On January 19, 2025, the CEO of the Company agreed to defer $110,400 of compensation expense due him. These costs would have been payable no later than three (3) months following the closing of the proposed Business Combination. On May 25, 2025, the agreement was modified such that the payable is due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11.

All deferred payments will be made exclusively from the working capital of the post-closing entity or funds raised following the closing. These deferments provide the Company with the financial flexibility to focus on completing the transaction while ensuring that all obligations are met within the agreed timeframes.

On April 8, 2025, with an effective date of March 31, 2025, the Company entered into a Funding Support Agreement with Stanley Hills, LLC (“Stanley Hills”), the principal shareholder of VisionWave Technologies. Pursuant to the agreement, Stanley Hills irrevocably and unconditionally committed to provide financial support to the Company, sufficient to fund the working capital needs through August 13, 2026. The funding may be provided by Stanley Hills in the form of direct payments to third parties, advances or intercompany loans, or capital contributions, as mutually determined by the parties. Unless otherwise agreed in writing, any such advances will be non-interest bearing and repayable only at such time as determined by the Board of Directors, and only to the extent such repayment would not impair the Company’s liquidity or ability to continue as a going concern. The agreement may not be terminated by Stanley Hills prior to the twelve-month period from the date of release of the financial statement.

Based on the foregoing, management believes that the funds the Company has available is sufficient to meet its operating needs through the consummation of a Business Combination through the temporarily extended Deadline Date. Over this time period, the Company will be utilizing the funds available to it to pay existing accounts payable and consummating the proposed Business Combination.

The Company is within 12 months of its mandatory liquidation date as of June 30, 2025. In connection with the Company’s assessment of going concern considerations, the Company had a temporarily extended deadline date beyond the June 14, 2025 Deadline Date to consummate a Business Combination. The Company closed on its proposed Business Combination on July 14, 2025 alleviating the mandatory liquidation requirement.

On April 9, 2025, VisionWave Technologies entered into a non-exclusive placement agent engagement agreement (the “Engagement Agreement”) with Maxim Group LLC (“Maxim”), pursuant to which Maxim will act as VisionWave’s non-exclusive placement agent in connection with a potential private placement of up to $10 million of equity or equity-linked securities (the “Offering”). The Offering is expected to be conducted on a “commercially reasonable efforts” basis, and there is no assurance that the Offering will be completed, or that any definitive agreements with investors will be entered into. Under the terms of the Engagement Agreement, VisionWave retains full discretion to accept or reject any investment proposals and will determine the final terms and structure of the Offering, subject to market conditions and investor interest. Maxim will be entitled to a cash placement fee equal to seven percent (7.0%) of the gross proceeds received by VisionWave from any investor introduced by Maxim and listed in exhibit to the Engagement Agreement. In addition, VisionWave agreed to reimburse Maxim for up to $25,000 in out-of-pocket expenses incurred in connection with the engagement, subject to certain conditions and prior approvals.

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. And in October 2023, the Hamas Terror Organization attacked the Southern part of Israel, which in turn, commenced a military action with Gaza Strip. As a result, these actions, and the possibility of escalating military actions, have created and are expected to create global economic consequences. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these consolidated financial statements.

Consideration of Inflation Reduction Act Excise Tax

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a 1% federal excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

On December 27, 2022, the Treasury published Notice 2023-2, which provided clarification on some aspects of the application of the excise tax. The notice generally provides that if a publicly traded U.S. corporation completely liquidates and dissolves, distributions in such complete liquidation and other distributions by such corporation in the same taxable year in which the final distribution in complete liquidation and dissolution is made are not subject to the excise tax. Although such notice clarifies certain aspects of the excise tax, the interpretation and operation of aspects of the excise tax (including its application and operation with respect to SPACs) remain unclear and such interim operating rules are subject to change.

Because the application of this excise tax is not entirely clear, any redemption or other repurchase effected by the Company, in connection with a Business Combination, extension vote or otherwise, may be subject to this excise tax. Because any such excise tax would be payable by the Company and not by the redeeming holders, it could cause a reduction in the value of the Company’s Class A common stock, cash available with which to effectuate a Business Combination or cash available for distribution in a subsequent liquidation. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination will depend on a number of factors, including (i) the structure of the Business Combination, (ii) the fair market value of the redemptions and repurchases in connection with the Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the Business Combination (or any other equity issuances within the same taxable year of the Business Combination) and (iv) the content of any subsequent regulations, clarifications, and other guidance issued by the Treasury. Further, the application of the excise tax in respect of distributions pursuant to a liquidation of a publicly traded U.S. corporation is uncertain and has not been addressed by the Treasury in regulations, and it is possible that the proceeds held in the Trust Account could be used to pay any excise tax owed by the Company in the event the Company is unable to complete a Business Combination in the required time and redeem 100% of the remaining Class A common stock in accordance with the Company’s amended and restated certificate of incorporation, in which case the amount that would otherwise be received by the public stockholders in connection with the Company’s liquidation would be reduced.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any PIPE or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination, but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the excise tax. These regulations provided that the filing and payment deadline for any liability incurred during the period from January 1, 2023 to December 31, 2023 would be October 31, 2024. The Company is currently evaluating its options with respect to this obligation. Any amount of such excise tax not paid in full, will be subject to additional interest and penalties which are currently estimated at 8% interest per annum, a 0.5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full, and a failure to file penalty of 5% per month.

As of the filing of the Form 10-Q, the Company has not filed its 2024 excise tax return and no amounts have been paid. As of June 30, 2025 and December 31, 2024, the Company is reporting $177,806 and $50,587 in excise tax interest and penalties payable on the unaudited condensed consolidated balance sheets.

Investment Company Act 1940

Under the current rules and regulations of the SEC we are not deemed an investment company for purposes of the Investment Company Act; however, on March 30, 2022, the SEC proposed new rules (the “Proposed Rules”) relating, among other matters, to the circumstances in which SPACs such as the Company could potentially be subject to the Investment Company Act and the regulations thereunder. The Proposed Rules provide a safe harbor for companies from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that a SPAC satisfies certain criteria. To comply with the duration limitation of the proposed safe harbor, a SPAC would have a limited time period to announce and complete a de-SPAC transaction. Specifically, to comply with the safe harbor, the Proposed Rules would require a company to file a Current Report on Form 8-K announcing that it has entered into an agreement with a target company for an initial Business Combination no later than 18 months after the effective date of the SPAC’s registration statement for its IPO. The Company would then be required to complete its initial Business Combination no later than 24 months after the effective date of such registration statement. There is currently uncertainty concerning the applicability of the Investment Company Act to a SPAC, including this Company. Although the Company entered into a definitive Business Combination agreement within 18 months after the effective date of the registration statement relating to the IPO, there is a risk that the Company may not complete an initial Business Combination within 24 months of such date. As a result, it is possible that a claim could be made that the Company has been operating as an unregistered investment company. If the Company were deemed to be an investment company for purposes of the Investment Company Act, the Company may be forced to abandon its efforts to complete an initial Business Combination and instead be required to liquidate. If the Company is required to liquidate, the investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our stock and warrants following such a transaction.

The Investment Company Act defines an investment company as any issuer which (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; (ii) is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or (iii) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of Government securities and cash items) on an unconsolidated basis. The Company has assessed its primary line of business and the value of its investment securities as compared to the value of total assets to determine whether the Company may be deemed an investment company. The longer that the funds in the Trust Account are held in money market funds, there is a greater risk that the Company may be considered an unregistered investment company. As a result, the Company has switched all funds to cash, will likely receive minimal interest, if any, on the funds held in the Trust Account after such time, which would reduce the dollar amount our public stockholders would receive upon any redemption or liquidation of our Company. Currently, the funds in the Trust Account are held in a demand deposit account and meeting certain conditions under Rule 2a-7 under the Investment Company Act.

Failure to meet these criteria could result in the SPAC being deemed an unregistered investment company under the Act, requiring liquidation and potentially preventing completion of the proposed transaction. Bannix completed its IPO within the SEC’s safe harbor timeline, having entered into a definitive Business Combination Agreement with VisionWave Technologies Inc. on March 26, 2024, less than 42 months after its IPO. The transaction is expected to close within the SEC’s prescribed 42-month timeline. Currently, Bannix does not hold itself out as being engaged in investing, reinvesting, or trading in securities. All funds in the Trust Account are held in demand deposit accounts that comply with Rule 2a-7 under the Investment Company Act. The funds are not invested in marketable securities to avoid the risk of being deemed an unregistered investment company. As of the date of this filing,

Bannix’s Trust Account remains compliant with the safe harbor criteria outlined in SEC Release No. 33-11265. If Bannix were deemed to be an unregistered investment company under the Investment Company Act, it could be forced to abandon the Business Combination and liquidate. In such a scenario, public stockholders would lose the opportunity to benefit from potential appreciation in the value of Bannix’s stock and warrants following the Business Combination. In conclusion, Bannix is committed to ensuring compliance with the Investment Company Act and the updated SEC guidance. By adhering to the safe harbor provisions, Bannix seeks to mitigate risks associated with the potential application of the Investment Company Act.

Note 2—Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America for interim financial information (“US GAAP”) and pursuant to Rule 8-03 of Regulation S-X promulgated by the SEC. Accordingly, they do not include all of the information and footnotes required by US GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the period presented. Operating results for the three and six months ended June 30, 2025 are not necessarily indicative of the results that may be expected through December 31, 2025.

Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the period through December 31, 2024 filed with the SEC on February 28, 2025. The balance sheet as of June 30, 2025 contained herein has been derived from the audited financial statements as of December 31, 2024, but does not include all disclosures required by U.S. GAAP.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bannix (prior to the succession by Vision Wave Holdings) and its wholly-owned subsidiaries: (i) VisionWave Holdings, Inc., (ii) BNIX Merger Sub, Inc., and (iii) BNIX VW Merger Sub, Inc. All intercompany transactions have been eliminated. VisionWave Holdings, Inc (prior to the succession of Bannix) includes the wholly-owned subsidiaries: (i) BNIX Merger Sub, Inc., and (iii) BNIX VW Merger Sub, Inc.

Segment Reporting

The Company complies with ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of these unaudited condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Significant estimates include assumptions made in the valuation of our Private Placement Warrants. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2025 and December 31, 2024 other than its investments held in the Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. At June 30, 2025 and December 31, 2024, the Company had no deposits in excess of the Federal Depository Insurance Coverage, respectively. The Company has not experienced losses on these accounts.

Fair Value of Financial Instruments

The fair value of the Company’s cash, current assets and current liabilities approximates the carrying amounts represented in the accompanying unaudited condensed consolidated balance sheets, due to their short-term nature.

Fair value is defined as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy which prioritizes the inputs used in the valuation methodologies is as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Fair Value of Trust Account

As of June 30, 2025 and December 31, 2024, the assets in the Trust Account were held in a demand deposit account at a bank. These demand deposit accounts were accounted for at fair value on a recurring basis within Level 1 fair value hierarchy.

Offsetting Balances

In accordance with ASC Topic 210 “Balance Sheet”, the Company’s accounting policy is to offset assets and liabilities when a right of offset exist. Accordingly, the unaudited condensed consolidated balance sheets include transactions with the Sponsor and affiliated parties on a net basis.

Fair Value of Warrant Liability

The Company accounted for the 7,306,000 warrants issued in connection with the IPO and private placement in accordance with the guidance contained in ASC Topic 815, “Derivatives and Hedging” whereby under that provision, the Private Warrants did not meet the criteria for equity treatment and were recorded as a liability and the Public Warrants met the criteria for equity treatment. Accordingly, the Company classified its Private Warrants as a liability at fair value upon issuance and adjusts them to fair value at each reporting period. This liability is re-measured at each balance sheet date until the Private Warrants are exercised or expire, and any change in fair value will be recognized in the Company’s statements of operations.

Common Stock Subject to Possible Redemption

The Company accounts for its Common Stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares of common stock are classified as stockholders’ equity.

The Common Stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with the accounting treatment for redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require Common Stock subject to redemption to be classified outside of permanent equity. Therefore, all shares of Common Stock subject to redemption have been classified outside of permanent equity.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Common Stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Common Stock are affected by charges against additional paid-in-capital (to the extent available) and accumulated deficit.

The Company recorded an increase in the redemption value because of earnings on the Trust Account and additional deposits that exceed amounts payable for taxes. While the Company may use earnings on the Trust Account to pay its tax obligations, during the six months ended June 30, 2025 and 2024 $94,099 and $422,094, respectively has been withdrawn by the Company from the Trust Account to pay its tax obligations.

At the May 2025 Special Meeting, stockholders redeemed 83,313 shares of the Company’s common stock for $972,722. As of June 30, 2025 the redeeming stockholders were not paid for the redeeming shares. The Company reports this amount as redemptions payable, a non-current liability on the condensed consolidated balance sheet, as the settlement of this liability does not require the use of current assets to settle the liability

Prior to the June 14, 2025 Deadline Date, management of the Company, representing a majority of the Company’s stockholders, held a meeting with the trustee of the Trust Account to request the Trust Account not be liquidated due to the pending regulatory approval of the proposed Business Combination, discussed below. The trustee exercised administrative authority and agreed to the temporary extension of the Deadline Date pending a stockholder meeting. Before a stockholder meeting could be held to extend the Deadline Date, final regulatory approval was granted by Nasdaq and the Company closed on its proposed Business Combination and terminated the trust.

On June 30, 2025 and December 31, 2024, the common stock subject to redemption reflected in the condensed consolidated balance sheets is reconciled in the following table:

Schedule of common stock reflected on the balance sheet
Common stock subject to possible redemption
	Shares	Amount
Balance - December 31, 2023	2,939,613	$31,839,150
Less:
Redemptions from Trust Account	(2,614,865)	(28,924,908)
Plus:
Remeasurement of shares subject to redemption		1,169,897
Balance - December 31, 2024	324,748	$4,084,139
Less:
Redemptions from Trust Account	(225,082)	(2,573,762)
Remeasurement of shares subject to redemption		54,827
Balance – March 31, 2025	99,666	$1,565,205
Less:
Redemptions payable from Trust Account	(83,313)	(972,722)
Plus:
Remeasurement of shares subject to redemption		15,815
Balance - June 30, 2025	16,353	$608,298

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

For purposes of calculating diluted loss per common stock, the denominator includes both the weighted-average number of shares of common stock outstanding during the period and the number of common stock equivalents if the inclusion of such common stock equivalents is dilutive. Dilutive common stock equivalents potentially include shares and warrants using the treasury stock method.

As of June 30, 2025 and 2024, 7,306,000 warrants were excluded from the diluted loss per share calculation since the exercise price of the warrants is greater than the average market price of the common stock. As a result, this would have been anti-dilutive and therefore net loss per share is the same as basic loss per share for the period presented.

Reconciliation of Loss per Share of Common Stock

Basic and diluted loss per share for common stock is calculated as follows:

Schedule of Basic and diluted loss per share
	Three months ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Loss per share of common stock:
Net Loss	$(434,294)	$(153,104)	$(861,759)	$(181,323)

Weighted Average Shares of common stock	2,587,045	4,081,747	2,692,303	4,734,717
Basic and diluted loss per share	$(0.17)	$(0.04)	$(0.32)	$(0.04)

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of June 30, 2025 and December 31, 2024, the Company’s deferred tax asset had a full valuation allowance recorded against it. The Company’s effective tax rate was (0.1)% and (6.1)% for the three months ended June 30, 2025 and 2024, respectively, and (0.8)% and (5.1)% for the six months ended June 30, 2025 and 2024, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and six months ended June 30, 2025 and 2024, due to state taxes, permanent differences related to Business Combination expenses, and changes in the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2025 and December 31, 2024, the company accrued $266,576 and $206,200 in interest and penalties for the non-payment of its income taxes. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States, the State of California, and the State of Delaware as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

Stock Based Compensation

The Company complies with ASC 718 Compensation — Stock Compensation regarding Founder Shares granted to directors and an officer of the Company. The acquired shares shall vest upon the Company consummating an initial Business Combination (the “Vesting Date”). The Founder Shares owned by the directors or officer (1) may not be sold or transferred, until one year after the consummation of a Business Combination, (2) not be entitled to redemption from the funds held in the Trust Account, or any liquidating distributions. The Company has until June 14, 2025 (as extended) to consummate a Business Combination, and if a Business Combination is not consummated, the Company will liquidate and the shares will become worthless.

The Founder Shares were issued on September 8, 2021, and the Founder Shares vest, not upon a fixed date, but upon consummation of an initial Business Combination. Since the approach in ASC 718 is to determine the fair value without regard to the vesting date, the Company has determined the valuation of the Founder Shares as of September 8, 2021. The valuation resulted in a fair value of $7.48 per share as of September 8, 2021, or an aggregate of $972,400 for the 130,000 Founder Shares. The Founder Shares were granted at no cost to the recipients. The excess fair value over the amount paid is $972,400, which is the amount of share-based compensation expense which the Company will recognize upon consummation of an initial business combination.

NOTE 3 — INITIAL PUBLIC OFFERING

On September 14, 2021, the Company consummated its IPO and sold 6,900,000 Units at a purchase price of $10.00 per Unit, which was inclusive of the underwriters’ full exercise of their over-allotment option, generating gross proceeds of $69,000,000. Each Unit that the Company sold had a price of $10.00 and consisted of one share of common stock, one warrant to purchase one share of common stock and one right. Each warrant will entitle the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable on the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation. Each right entitles the holder to buy one tenth of one share of common stock. The common stock, warrants and rights comprising the Units have begun separate trading. At the time that the common stock, warrants and rights comprising the Units began separate trading, holders will hold the separate securities and no longer hold Units (without any action needing to be taken by the holders), and the Units will no longer trade.

All of the shares of common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the IPO and the sale of the Units, the Company sold 181,000 Private Placement Units to certain investors for aggregate cash proceeds of $2,460,000 and issued an additional 225,000 Private Placement Units to the Former Sponsor in exchange for the cancellation of approximately $1,105,000 in loans and a promissory note due to them. Each Private Placement Unit consisted of one share of common stock, one redeemable warrant to purchase one share of common stock at a price of $11.50 per whole share and one right.

NOTE 5 — PROMISSORY NOTE TO EVIE AUTONOMOUS LTD AND EVIE AUTONOMOUS GROUP LTD.

The Company’s unsecured Evie Autonomous Extension Notes bear no interest and are repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial Business Combination, or (b) the date of the Company’s liquidation. If the Company does not consummate an initial Business Combination by the Deadline Date, the Evie Autonomous Extension Notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.

At June 30, 2025 and December 31, 2024, the Company owes Evie Autonomous LTD $1,003,995 and reports this as promissory notes – Evie on the unaudited condensed consolidated balance sheets.

On December 26, 2024 and amended on May 27, 2025, the Company entered into an agreement to defer payment of the Evie Autonomous Extension Notes. Under the deferment agreement, these amounts will not become payable until any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11.

NOTE 6—RELATED PARTY TRANSACTIONS

Founder Shares

On October 20, 2022, pursuant to an SPA, the Sponsor acquired an aggregate of 385,000 shares of common stock of the Company from Bannix Management LLP, Balaji Venugopal Bhat, Nicholos Hellyer, Subbanarasimhaiah Arun, Vishant Vora and Suresh Yezhuvath and 90,000 private placement units from Suresh Yezhuvath (collectively, the “Sellers”) in a private transaction.

The Former Sponsor, Sponsor, Other Investors, Anchor Investors, directors and officer have agreed not to transfer, assign or sell the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property. The Company refers to such transfer restrictions as the “lock-up”. Notwithstanding the foregoing, if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.

At June 30, 2025 and December 31, 2024, there were 2,524,000 non-redeemable shares outstanding owned or controlled by the Former Sponsor, Sponsor, Other Investors, Anchor Investors, directors and officers.

Working Capital Loans – Former Sponsor and Sponsor

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes a Business Combination, the Company would repay the loans out of the proceeds of the Trust Account released to the Company. Otherwise, the loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the loans but no proceeds from the Trust Account would be used to repay the loans. On June 30, 2025 and December 31, 2024, there were no loans outstanding under the working capital loan program.

Commitment of Funds – Former Sponsor

Yezhuvath agreed to contribute to the Company of $225,000 as a capital contribution at the time of the Business Combination with the proceeds to be used to pay the deferred underwriters’ discount. Yezhuvath has agreed to forgive this amount without any additional securities being issued against it.

Transactions with a Related Party

In October 2024, a company related to one of the board members was engaged to perform consulting services. The Company paid $8,000 for the services performed. As of June 30, 2025 and December 31, 2024, no amounts were due the related party company for services performed.

Due to Related Parties

The balance on June 30, 2025 and December 31, 2024 in Due to Related Parties totaled $2,153,962 and $1,811,700, respectively, consists of the following transactions:

Schedule of Due to Related Parties
	June 30,	December 31,
	2025	2024
Amounts due Suresh Yezhuvath	$23,960	$23,960
Amounts due Subash Menon	1,180	1,180
Repurchase 700,000 shares of common stock from Bannix Management LLP	10,557	10,557
Amounts due to Doug Davis – Accrued Compensation	210,000	125,000
Amounts due to Erik Klinger – Accrued Compensation	58,750	26,250
Administrative Support Agreement (2)(4)	228,333	198,333
Securities Purchase Agreement	200,000	200,000
Promissory Notes with Instant Fame and affiliated parties (3)(4)	840,000	840,000
Advances from affiliated related parties, net (1) (4)	581,182	386,420

	$2,153,962	$1,811,700

(1)	Net of $21,000 and $15,000 paid to an affiliated related party at June 30, 2025 and December 31, 2024, respectively.

For the six months ended June 30, 2025 and the year ended December 31, 2024, $21,000 and $15,000, respectively, was paid to an affiliate of a related party. The Company has a legal right of offset and as such, the net amount is reported on the unaudited condensed consolidated balance sheet.

(2) Administrative Support Agreement

The Company has agreed to pay an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of the management team, in the amount of $5,000 per month. Upon completion of the initial Business Combination or the Company’s liquidation, it will cease paying these monthly fees. For the three and six months ended June 30, 2025 and 2024, the Company incurred $15,000 and $30,000, respectively, pursuant to the agreement and owed $228,333 and $198,333 related to the Administrative Support Agreement at June 30, 2025 and December 31, 2024, respectively. These amounts are reported as a component of due to related parties on the consolidated condensed balance sheets.

(3) Promissory Notes with Instant Fame and Affiliated Parties

On December 13, 2022, the Company issued an unsecured promissory note in favor of Instant Fame, in the principal amount of $690,000. In March and April 2023, the Company issued additional unsecured promissory notes to Instant Fame for $75,000 for each promissory note. At June 30, 2025 and December 31, 2024, there was $1,421,182 and 1,226,420, respectively, outstanding on these promissory notes and included in due to related parties on the unaudited condensed consolidated balance sheet.

(4) Deferment of Related Party Transactions

The Company entered into an agreement to defer payment of certain related party obligations. Under the deferment agreements, all amounts owed to the Sponsor and its affiliates, including promissory notes, administrative support fees, and advances due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11.

NOTE 7 — COMMITMENTS

Registration Rights

The holders of the Founder Shares, Private Placement Units and warrants that may be issued upon conversion of related party loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

Underwriters Agreement

The underwriters are entitled to a deferred underwriting discount of $225,000 solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. Additionally, the underwriters are entitled to a Business Combination marketing fee of 3.5% of the gross proceeds of the sale of Units in the IPO upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

On June 9, 2025, the Company entered into an amendment to the underwriting agreement. Pursuant to the amendment, payments of the Business Combination marketing fee will be modified as follows:

●	$500,000 shall be paid in cash, deferred until the later of (i) twelve (12) months after closing or (ii) the date when a key financing facility of the post-combination company is fully equitized.

●	$1,300,000 shall be paid in shares of the post-combination company’s common stock, calculated based on the 30-day VWAP immediately following the closing date. These shares will be subject to piggyback registration rights and a lock-up that expires upon the termination or full amortization of the referenced financing facility.

The Company issued the underwriter (and/or its designees) (the “Representative”) 393,000 shares of Common Stock for $0.01 per share (the “Representative Shares”) upon the consummation of the IPO. The Company accounted for the estimated fair value ($2,861,000) of the Representative Shares as an offering cost of the IPO and allocated such cost against temporary equity for the amount allocated to the redeemable shares and to expense for the allocable portion relating to the warrant liability. These shares of Common Stock issued to the underwriter are subject to an agreement in which the underwriter has agreed (i) not to transfer, assign or sell any such shares until the completion of the Business Combination. In addition, the underwriter (and/or its designees) has agreed (i) to waives its redemption rights with respect to such shares in connection with the completion of the Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if it fails to complete the Business Combination within the time specified in its certificate of incorporation. Accordingly, the fair value of such shares is included in stockholders’ equity. As of June 30, 2025 and December 31, 2024, the Representative has not yet paid for these shares, and the amount owed of $3,930 is included in prepaid expenses on the condensed consolidated balance sheets.

Excise Tax

In connection with the Company’s May 2025 Special Meeting, March 2025 Special Meeting, September 2024 Special Meeting, Special Meeting and Annual Meeting, stockholders holding an aggregate of 6,883,647 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $72,575,869 was removed from the Company’s Trust Account to pay such holders and an additional $972,722 is payable to the stockholders that redeemed shares at the May 2025 Special Meeting. As such, the Company has recorded a 1% excise tax liability in the amount of $913,292 and $750,608, respectively, on the condensed consolidated balance sheets as of June 30, 2025 and December 31, 2024, including $177,806 and $50,587, respectively, in excise tax interest and penalties. The excise tax liability does not impact the unaudited condensed consolidated statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available. The unaudited condensed consolidated statement of operation includes $59,193 and $127,219, respectively, in excise tax interest and penalties for the three and six months ended June 30, 2025. The unaudited condensed consolidated statement of operation includes $0 in excise tax interest and penalties for the three and six months ended June 30, 2024.

The 2024 excise tax return for redemptions that occurred in 2023 was due on October 31, 2024. As of the filing of this Form 10-Q, the Company has not filed its 2024 excise tax return and no amounts have been paid resulting in the excise tax interest and penalties.

Other Investors

Other Investors were granted an aggregate of 16,668 Founder Shares at no costs from Suresh Yezhuvath in March 2021.

The Other Investors have not been granted any stockholder or other rights that are in addition to those granted to the Company’s other public stockholders. The Other Investors will have no rights to the funds held in the Trust Account with respect to the Founder Shares held by them. The Other Investors will have the same rights to the funds held in the Trust Account with respect to the Common Stock underlying the Units they purchase at the IPO as the rights afforded to the Company’s other public stockholders.

Anchor Investors

The Anchor Investors entered into separate letter agreements with the Company and the Former Sponsor pursuant to which, subject to the conditions set forth therein, the Anchor Investors purchased, upon the closing of the IPO on September 14, 2021, 181,000 Private Placement Units and 762,500 Founder Shares on September 9, 2021 (“Anchor Shares” in the total).

The Anchor Investors have not been granted any stockholder or other rights that are in addition to those granted to the Company’s other public stockholders and purchased the Founder Shares for nominal consideration. Each Anchor Investor has agreed in its individually negotiated letter agreement entered into with the Company to vote its Anchor Shares to approve the Company’s initial Business Combination. The Anchor Investors will have no rights to the funds held in the Trust Account with respect to the Anchor Shares held by them. The Anchor Investors will have the same rights to the funds held in the Trust Account with respect to the Common Stock underlying the Units they purchase at the IPO (excluding the Common Stock included in the Private Placement Units purchased) as the rights afforded to the Company’s other public stockholders.

Litigation

From time to time, the Company may be subject to routine litigation, claims or disputes in the ordinary course of business. The Company defends itself vigorously in all such matters. However, we cannot predict the outcome or effect of any of the potential litigation, claims or disputes.

The Company is not subject to any litigation at the present time.

NOTE 8 — STOCKHOLDERS’ DEFICIT

Preferred Stock— The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.01 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2025 and December 31, 2024, there were no shares of preferred stock issued or outstanding.

Common Stock— The Company is authorized to issue 100,000,000 shares of common stock with par value of $0.01 each. As of June 30, 2025 and December 31, 2024, there were 3,977,853 and 4,286,248 shares of Common Stock issued, respectively, and 2,524,000 shares of Common Stock outstanding, excluding 16,353 and 324,748 shares subject to possible redemption, respectively. Each share of Common Stock entitles the holder to one vote.

Treasury Stock — On June 21, 2021 the Former Sponsor agreed to deliver the Company 1,437,500 shares of common stock beneficially owned by the Former Sponsors.

Rights — Except in cases where the Company is not the surviving company in the Business Combination, each holder of a right will automatically receive one-tenth (1/10) of a share of common stock upon consummation of the Business Combination, even if the holder of a right converted all shares held by him, her or it in connection with the Business Combination or an amendment to the Company’s Certificate of Incorporation with respect to its pre-Business Combination activities. In the event that the Company will not be the surviving company upon completion of the Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share of common stock underlying each right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional share of common stock upon consummation of Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of the rights to receive the same per share consideration the holders of shares of common stock will receive in the transaction on an as-converted into common stock basis.

NOTE 9 — WARRANT LIABILITY

The Company accounted for the 7,306,000 warrants issued in connection with the IPO and private placement in accordance with the guidance contained in ASC Topic 815 “Derivatives and Hedging” whereby under that provision, the Private Warrants did not meet the criteria for equity treatment and were recorded as a liability. Accordingly, the Company classified the Private Warrants as a liability at fair value and adjusts them to fair value at each reporting period. This liability is re-measured at each balance sheet date until the Private Warrants are exercised or expire, and any change in fair value will be recognized in the Company’s statement of operations. The fair value of the Private Warrants was estimated using a modified Black-Scholes model. The valuation models utilize inputs such as assumed share prices, volatility, discount factors and other assumptions and may not be reflective of the price at which they can be settled. Such Private Warrant classification is also subject to re-evaluation at each reporting period. The Public Warrants met the classification for equity treatment.

Each warrant entitles the holder to purchase one share of the Company’s Common Stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Former Sponsor, Sponsors or its affiliates, without taking into account any Founder Shares held by the Company’s Former Sponsor, Sponsors or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Common Stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the Market Value.

The warrants will become exercisable on the later of 12 months from the closing of this offering or upon completion of its initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation.

Redemption of warrants

The Company may call the warrants for redemption (excluding the private warrants, and any warrants underlying Units issued to the Sponsors, initial stockholders, officers, directors or their affiliates in payment of related party loans made to the Company), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period ending on the third trading business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of the shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day until the date of redemption.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

If the Company is unable to complete an initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The following presents the Company’s fair value hierarchy for the 406,000 Private Warrants issued which are classified as liabilities measured at fair value as of June 30, 2025:

Schedule of Fair value hierarchy
	Level 1	Level 2	Level 3

Private Warrants	$—	$—	$25,984
Total	$—	$—	$25,984

The following presents the Company’s fair value hierarchy for the 406,000 Private Warrants issued which are classified as liabilities measured at fair value as of December 31, 2024:

	Level 1	Level 2	Level 3

Private Warrants	$—	$—	$12,180
Total	$—	$—	$12,180

The following table summarizes key inputs and the models used in the valuation of the Company’s Private Warrants:

Schedule of valuation of the Company’s Private Warrants
	June 30,	December 31,
	2025	2024

Valuation Method Utilized	Modified Black Scholes	Modified Black Scholes
Stock Price	$15.00	$11.20
Exercise Price	$11.50	$11.50
Expected Term (years)	5.04	5.25
Volatility	5.0%	1.25%
Risk-free rate	3.72%	4.38%
Market adjustment	1.2%	9%

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for the Company’s warrants classified as Level 3 for the period ended June 30, 2025 and 2024:

Schedule of beginning and ending balances of warrants
Private Warrants
Level 3
Fair value at December 31, 2024	$12,180
Change in fair value	(6,090)
Fair value at March 31, 2025	$6,090
Change in fair value	19,894
Fair value at June 30, 2025	$25,984

Private Warrants
Level 3
Fair value at December 31, 2023	$4,060
Change in fair value	8,120
Fair value at March 31, 2024	$12,180
Change in fair value	(4,060)
Fair value at June 30, 2024	$8,120

NOTE 10 — SEGMENT INFORMATION

ASC Topic 280 establishes standards for companies to report financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the unaudited condensed consolidated statements of operations as net income or loss. The measure of segment assets is reported on the condensed consolidated balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

Schedule of segment assets
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating costs	$340,625	$348,402	$687,995	$768,454
Interest income on trust account	$6,000	$200,064	$34,720	$566,267

The key metrics included in segment profit or loss reviewed by the CODM are interest income on Trust Account and operating costs. The CODM reviews interest income on Trust Account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the Business Combination period. The CODM also reviews operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Note 11—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date of the filing of this report (October 31, 2025). The Company did not identify any subsequent events, other than disclosed in the Notes and discussed below, that would have required adjustment or disclosure in these unaudited condensed consolidated financial statements.

On July 10, 2025 pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the Company filed Form 8-A registering the securities declared effective by the SEC.

Close of Business Combination

On July 14, 2025, the Company closed its proposed Business Combination and liquidated its Trust Account. In association with the liquidation of the Trust Account, stockholders redeeming their shares of common stock at the May 2025 Special Meeting were paid for their redeeming shares. As the close of the Business Combination occurred after June 30, 2025, financial statement of the Target are not complete and not included in this Form 10-Q.

Business Combination Consideration

As a result of the Business Combination, all of the outstanding shares of common stock, par value $0.01 per share, of Bannix (“Bannix Common Stock”) were cancelled in exchange for the right to receive a pro-rata portion of 2,540,353 shares of common stock of VisionWave (“VisionWave Common Stock”). Each issued and outstanding security of Bannix immediately prior to the Parent Merger Effective Time shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave.

Closing

After the closing of the Mergers, VisionWave has 14,270,953 shares of common stock outstanding and Warrants to purchase 7,306,000 shares of common stock outstanding. Upon the consummation of the Business Combination, VisionWave Common Stock and VisionWave Warrants began trading on July 15, 2025 on the NASDAQ under the symbols “VWAV and “VWAV” respectively.

In addition to the 2,540,353 shares of VisionWave Common Stock issued upon closing of the Business Combination, 11,000,000 shares of VisionWave Common Stock were issued to Target shareholders. Additionally, 690,000 public rights and 40,600 private rights were issued.

Additionally, in association with the closing of the Business Combination, authorized capital has increased. Authorized shares of preferred stock increased from 1,000,000 shares to 10,000,000 shares. There was no change in the par value. Authorized shares of common stock increased from 100,000,000 shares to 150,000,000 shares. There was no change in the par value.

Short Term Funding

On July 15, 2025, the Company entered into a Securities Purchase Agreements (the “July 2025 SPAs”) with two unaffiliated accredited investors (“July 2025 Lenders”), pursuant to which the Company issued promissory notes (the “July 2025 Notes”) to the July 2025 Lenders in the aggregate principal amount of $354,200, which includes an aggregate original issue discount of $46,200, for a purchase price of $308,000. The July 2025 Notes bear interest at a one-time charge of 12% applied on the issuance date, mature on May 15, 2026, and is repayable in five monthly payments commencing January 15, 2026. The July 2025 Notes are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), solely upon an event of default, at a conversion price equal to 75% of the lowest trading price during the ten trading days prior to conversion. The Company also entered into an irrevocable transfer agent instructions letter with its transfer agent in connection with the July 2025 Notes. The proceeds from the issuances of the July 2025 Notes will be used for general working capital purposes. The July 2025 Lenders have piggyback registration rights and have agreed not to engage in short sales of the Company’s common stock during the term of the July 2025 Notes. The July 2025 Notes include customary representations, warranties, covenants, and default provisions. The Company may prepay the July 2025 Notes within the first 180 days.

The loan pursuant to the July 2025 Notes closed and funded on July 17, 2025.

The July 2025 Notes were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as the issuances did not involve a public offering, and no underwriters were involved. The July 2025 Lenders represented that they are accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act.

Policies

On July 16, 2025, the Board of Directors of the Company adopted the following policies:

●	A Policy on Granting Equity Awards, which establishes procedures for granting equity awards under the Company’s equity compensation plans, including authority, timing, and error correction processes.

●	A Code of Ethics, which sets forth standards of conduct for the Company’s associates, including honesty, avoidance of conflicts of interest, compliance with laws, and proper accounting practices.

●	An Insider Trading Policy, which prohibits insider trading, defines material non-public information, establishes blackout periods, and imposes additional restrictions on certain personnel.

Additionally, on May 29, 2025, the Board of Directors adopted a Compensation Recovery Policy, effective as of such date, which provides for the recovery of erroneously awarded incentive-based compensation from executive officers in the event of an accounting restatement due to material noncompliance with financial reporting requirements, in accordance with Nasdaq listing rules and Rule 10D-1 under the Exchange Act.

Standby Equity Purchase Agreement

On July 25, 2025, the Company entered into the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership (“Investor”) pursuant to which the Company has the right to sell to Investor up to $50 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA, from time to time during the term of the SEPA.

Upon the satisfaction of the conditions to Investor’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct Investor to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to Investor (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of common stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to Investor. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P.

In connection with the SEPA, and subject to the condition set forth therein, Investor has agreed to advance to the Company in the form of convertible promissory notes (the “Convertible Notes”) an aggregate principal amount of $5.0 million (the “Pre-Paid Advance”). The first Pre-Paid Advance was disbursed on July 25, 2025 with respect to $3.0 million and the balance of $2.0 million will be disbursed upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for the Pre-Paid Advance is 94% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date will be 12-months after the closing of each tranche of the Pre-Paid Advance. Investor may convert the Convertible Notes into shares of the Company’s common stock at a conversion price equal to the lower of $10.00 or 93% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion (the “Conversion Price”), which in no event may the Conversion Price be lower than $1.00 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes shall become immediately due and payable and the Company shall pay to Investor the principal and interest due thereunder. In no event shall Investor be allowed to effect a conversion if such conversion, along with all other shares of common stock beneficially owned by Investor and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company. If any time on or after the issuance of the Convertible Notes (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days (“Floor Price Trigger”), or (ii) the Company has issued in excess of 99% of the shares of common stock available under the Exchange Cap, where applicable ( “Exchange Cap Trigger” and collectively with the Floor Price Trigger, the “Trigger”)), then the Company shall make monthly payments to Investor beginning on the seventh trading day after the Trigger and continuing monthly in the amount of $750,000 plus an 5.0% premium and accrued and unpaid interest. The Exchange Cap Trigger will not apply in the event the Company has obtained the approval from its stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of 19.99% of the aggregate number of shares of common stock issued and outstanding as of the effective date of the SEPA (the “Exchange Cap”).

Investor, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to Investor at the Conversion Price in consideration of an offset of the Convertible Notes (“Investor Advance”). Investor, in its sole discretion, may select the amount of any Investor Advance, provided that the number of shares issued does not cause Investor to exceed the 4.99% ownership limitation, does not exceed the Exchange Cap or the number of shares of common stock that are registered. As a result of a Investor Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Investor Advance.

The Company will control the timing and amount of any sales of shares of common stock to Investor, except with respect to Investor Advances. Actual sales of shares of common stock to Investor as an Advance under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) the 24-month anniversary of the date of the SEPA or (ii) the date on which Investor shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to $50,000,000. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Investor, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Investor pursuant to the Convertible Notes. The Company and Investor may also agree to terminate the SEPA by mutual written consent. Neither the Company nor Investor may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or Investor other than by an instrument in writing signed by both parties.

As consideration for Investor’s commitment to purchase the shares of common stock pursuant the SEPA, the Company paid Investor, (i) a structuring fee in the amount of $35,000 and (ii) 200,000 shares of common stock as an equity fee. Further, the Company is required to pay Investor a commitment fee of $500,000 of which $250,000 shall be due and payable on the earlier of the effective date of the initial registration statement, or 60 days following the date hereof and the remaining $250,000 shall be due and payable on the date that is 90 days following the initial due date to be paid by the issuance of such number of common shares that is equal to the applicable portion of the commitment fee divided by the average of the daily VWAPs of the common shares during the three trading days immediately prior to the applicable due date.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells its shares of common stock to Investor. The Company expects that any proceeds received from such sales to Investor will be used for working capital and general corporate purposes.

Omnibus Equity Incentive Plan

On August 5, 2025, the Board of Directors (the “Board”) of the Company adopted the Company’s 2025 Omnibus Equity Incentive Plan (the “Plan”), which authorizes the issuance of up to 7,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Plan is subject to approval by the Company’s shareholders within twelve (12) months of the Board’s adoption date. If shareholder approval is obtained, the Plan will become effective as of August 5, 2025. The Plan provides for the grant of various equity-based awards, including non-qualified stock options, incentive stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance unit awards, unrestricted stock awards, distribution equivalent rights, or any combination thereof. The Plan is intended to assist the Company in attracting, retaining, and incentivizing key management employees, directors, and consultants, and to align their interests with those of the Company’s shareholders.

Executive’s Employment Agreements

On August 6, 2025, the Company entered into employment agreements (each, an “Employment Agreement”) with Douglas Davis, as Executive Chairman, Noam Kenig, as Chief Executive Officer, and Danny Rittman, as Chief Technology Officer (collectively, the “Executives”). Each Employment Agreement has an initial term of three (3) years, commencing on August 6, 2025, and is subject to automatic one-year renewals thereafter unless terminated by either party with at least thirty (30) days’ prior written notice.

Under the Employment Agreements:

●	Mr. Davis and Mr. Kenig will each receive an initial base salary of $150,000 per year, increasing to $300,000 upon the Company achieving $3,000,000 in revenue during any ninety (90)-day period, and further increasing to $600,000 upon achieving $6,000,000 in revenue during any ninety (90)-day period, with subsequent adjustments to fair market rates.

●	Mr. Rittman will receive an initial base salary of $120,000 per year, increasing to $240,000 upon the Company achieving $3,000,000 in revenue during any ninety (90)-day period, and further increasing to $360,000 upon achieving $6,000,000 in revenue during any ninety (90)-day period, with subsequent adjustments to fair market rates.

●	Mr. Davis and Mr. Kenig are each eligible for an annual performance bonus targeted at 2% of the Company’s net income as reflected in its financial statements filed with the Securities and Exchange Commission (the “SEC”).

●	Each Executive is eligible for four (4) weeks of paid vacation per year, participation in the Company’s benefit plans (including medical, dental, vision, disability, life insurance, and 401(k) plans), and reimbursement of reasonable business expenses.

●	In the event of termination without cause or resignation for good reason, each Executive is entitled to severance equal to the greater of $600,000 or two (2) times their then-current base salary, payable within six (6) months of termination, subject to execution of a general release.

●	Upon a change in control followed by termination within three (3) months, all outstanding equity awards vest immediately, and severance becomes payable.

●	Each Employment Agreement includes standard provisions for termination for cause, death, disability, or without good reason, with limited payments in such cases.

Additionally, as a condition to entering into the Employment Agreements, each Executive entered into a Proprietary & Confidential Information, Inventions Assignment, Non-Solicitation and Non-Competition Agreement and a Mutual Agreement to Arbitrate with the Company.

Additionally, pursuant to the Employment Agreements and under the Plan (subject to shareholder approval thereof), the Company granted nonstatutory stock options (each, an “Option”) to the Executives as follows:

●	Mr. Davis and Mr. Kenig were each granted Options to purchase 2,000,000 shares of Common Stock.

●	Mr. Rittman was granted an Option to purchase 500,000 shares of Common Stock.

Each Option has an exercise price of $7.20 per share (to be determined as the fair market value on the grant date) and vests in twelve (12) equal quarterly installments over four (4) years, commencing on the date of shareholder approval of the Plan (the “Approval Date”). The Options are exercisable for five (5) years from the grant date and allow for cashless exercise. The grants are contingent upon shareholder approval of the Plan; if not approved, the Options will be null and void.

Shares to Vendor

At June 30, 2025, the Company owed a vendor $87,500 for services rendered. On July 28, 2025, the Company and the vendor agreed to satisfy the outstanding balance with the Company issuing 22,500 VisionWave Holdings’ Common Shares to the vendor.

Joint Venture

On August 25, 2025, the Company entered into a Strategic Joint Venture Agreement (the “AIPHEX Agreement”) with AIPHEX LTD (“AIPHEX”), GBT Tokenize Corp. (“TOKENIZE”), and GBT Technologies, Inc. (“GBT”). Pursuant to the AIPHEX Agreement, the parties agreed to form a joint venture limited liability company in the State of Nevada (the “JV LLC”) for the purpose of collaborating on certain designated defense and technology projects (the “Designated Projects and Background IP”).

Employment Agreements

On September 2, 2025, the Company entered into employment agreements (each, an “Employment Agreement”) with Elad Shoval, as Chief Revenue Officer, David Allon, as Chief Operating Officer, and Jaz Williman, as Senior Systems Engineer – UGV (collectively, the “Executives”). Each Employment Agreement has an initial term of three (3) years, commencing on September 2, 2025, and is subject to automatic one-year renewals thereafter unless terminated by either party with at least thirty (30) days’ prior written notice.

Memorandum of Understanding

On September 2, 2025, the Company entered into a Memorandum of Understanding (the “MoU”) with VEDA Aeronautics Private Limited (“VEDA”), a company incorporated under the Companies Act, 2013, of India.

Pursuant to the MoU, the Company and VEDA intend to collaborate on several Indian Ministry of Defense (“MoD”) procurement programs (the “Programs”), including but not limited to: (a) Drone Kill System (Make-2) – interceptor drone development; (b) ALTV (New Generation Light Tank) – 357 tanks, with Company subsystems proposed as onboard modules; (c) FRCV (Main Battle Tank Program) – 1,770 main battle tanks; and (d) T72/T90 Retrofit Program for tanks. Under the MoU, VEDA has invited the Company to supply and develop core subsystems, including counter-UAS systems, tactical drones, radar technologies, advance protection systems (APS) systems, sensor fusion technologies, and unmanned platforms for defense and homeland security applications. The parties intend to collaborate in technical proposals, demonstrations, and joint pursuit of contracts for these Programs.

Revision to Board Members

On September 9, 2025, the Board of Directors (the “Board”) of the Company approved Independent Director Agreements (each, an “Director Agreement”) with Eric Shuss, Chuck Hansen, and Haggai Ravid, pursuant to which each will serve as an independent director of the Company.

Under the terms of each of the Director Agreements, the independent director will receive:

●	An annual cash retainer of $36,000, payable quarterly, and $10,000 per annum for serving as the audit committee chair, $5,000 for compensation committee chair and the governance committee chair;
●	Reimbursement for reasonable expenses incurred in connection with Board service; and
●	An annual equity grant under the Company’s 2024 Omnibus Equity Incentive Plan (the “Plan”) with a grant date fair value of $60,000, consisting of restricted stock vesting in full after one year of service.

As a result of the above, the Company issued 5,245 shares of common stock to Messrs Shuss, Hansen and Ravid for their service in 2025. The Director Agreements also include standard provisions regarding indemnification, confidentiality, and compliance with applicable laws and Company policies. Each Director Agreement has an initial term of one year, subject to renewal upon mutual agreement or election at the annual stockholder meeting.

Further, as compensation for his service as a director prior to the Business Combination with Bannix Acquisition Corp. (“Bannix”), the Company entered into Compensation Agreements (each, a “Compensation Agreement”) with Mr. Shuss and two other former directors who served as an independent director on the Board of Directors of Bannix from October 2022 until July 2025. Pursuant to the Compensation Agreement, effective as of September 9, 2025, Mr. Shuss will receive a one-time lump sum compensation of $150,000, payable in cash, fully vested shares of the Company’s common stock issued under the Company’s Plan, or a combination thereof, at Mr. Shuss’ election. If shares are elected, the number of shares will be determined by dividing the elected portion by the closing price of the Company’s common stock on the NASDAQ Stock Market immediately prior to the effective date of the Compensation Agreement. Mr. Shuss has elected to receive 6,556 shares of common stock using a closing price of $11.44 as of September 8, 2025. The shares will be fully vested upon issuance but subject to resale restrictions under Rule 144 of the Securities Act of 1933, as amended. Payment or issuance will occur within 10 business days after the election (or default to cash if no election is made within 10 business days).

Standby Equity Purchase Agreement

On September 11, 2025, the Company entered into a letter agreement (the “Letter Agreement”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Investor”), pursuant to the Standby Equity Purchase Agreement, dated as of July 25, 2025 (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “SEPA”), between the Company and the Investor.

Pursuant to the Letter Agreement, the Investor advanced the second tranche of the Pre-Paid Advance in a principal amount of $2,000,000 (the “Second Pre-Paid Advance”) on September 11, 2025, in connection with the issuance by the Company of a convertible promissory note in the principal amount of $2,000,000 (the “Second Note”). The Investor waived the condition precedent set forth in the SEPA relating to the effectiveness of a registration statement for the Second Pre-Paid Advance. The purchase price for the Second Note is $1,880,000 (94% of the principal amount, reflecting a 6% discount).

In addition, pursuant to the Letter Agreement, the Investor agreed to fund an additional $2,000,000 in principal amount (the “Additional Advance”) under the terms of a new convertible promissory note in the principal amount of $2,000,000 (the “New Note” and, together with the Second Note, the “Additional Notes”) upon the effectiveness of the registration statement filed by the Company on August 29, 2025, in connection with the SEPA (the “Registration Statement”). The purchase price for the New Note will be $1,880,000 (94% of the principal amount, reflecting a 6% discount). The Company acknowledged in the Letter Agreement that it is not required to modify, amend, or supplement the existing Registration Statement to include any shares underlying the New Note, and, other than as may be set forth in the New Note, the Company is not obligated to file a new registration statement relating to such shares.

Terms of the Second Note

The Second Note has a maturity date of September 11, 2026 (as may be extended at the option of the Investor). Interest accrues on the outstanding principal balance at an annual rate of 6%, which increases to 18% upon the occurrence of an event of default (for so long as such event remains uncured). Interest is calculated based on a 365-day year and the actual number of days elapsed.

If an Amortization Event occurs (defined as a Floor Price Event, Exchange Cap Event, or Registration Event, as set forth in the Second Note), the Company must make monthly cash payments beginning on the 10th trading day after the Amortization Event Date and continuing on the same day of each successive calendar month until the entire outstanding principal amount is repaid. Each monthly payment equals the sum of (i) $750,000 of principal (or the outstanding principal if less), (ii) a 7% payment premium on such principal amount, and (iii) accrued and unpaid interest. The obligation to make such payments ceases if the Amortization Event is cured.

The Company may, at its option, redeem early a portion or all amounts outstanding under the Second Note by providing written notice to the Investor, provided the VWAP of the common stock was less than the fixed conversion price on the notice date (unless otherwise agreed). The redemption amount includes the principal being redeemed, a 5% redemption premium, and accrued interest. The Investor has 10 trading days to elect to convert any portion of the Second Note before redemption.

The Second Note is convertible at any time into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the lower of (i) $10.00 per share (the “Fixed Price”) or (ii) 93% of the lowest daily VWAP during the 5 consecutive trading days immediately preceding the conversion date (the “Variable Price”), but not lower than the floor price of $1.00 per share (adjustable downwards to 20% of the average VWAP for the five trading days prior to the earlier of the Registration Statement effectiveness or the six-month anniversary of the SEPA date, or further reduced by the Company). The Fixed Price resets downwards on the 30-day anniversary of a merger transaction to the average VWAP for the five trading days prior. Conversions are subject to a 4.99% beneficial ownership limitation and the Exchange Cap (19.99% of outstanding shares without stockholder approval).

The Second Note includes customary events of default, representations, warranties, covenants, and indemnification provisions. Upon an event of default, the Investor may accelerate the note or convert at the conversion price. The Company may not engage in variable rate transactions while the Second Note is outstanding, subject to exceptions.

Terms of the New Note

The New Note will have a maturity date of 12 months from its issuance date (as may be extended at the option of the Investor). Interest will accrue on the outstanding principal balance at an annual rate of 12%, which increases to 18% upon the occurrence of an event of default (for so long as such event remains uncured). Interest is calculated based on a 365-day year and the actual number of days elapsed.

Beginning on the three-month anniversary of the issuance date and continuing monthly, the Company must repay $200,000 of principal (or the outstanding principal if less), plus a 7% payment premium and accrued interest (the “Installment Amount”). The Company may pay the Installment Amount in cash or by submitting Advance Notices under the SEPA (with proceeds offsetting the Installment Amount). Any Advance Notice while the New Note is outstanding is treated as repayment first.

The Company may, at its option, redeem early a portion or all amounts outstanding under the New Note by providing written notice to the Investor, provided the VWAP of the Common Stock was less than the conversion price on the notice date (unless otherwise agreed). The redemption amount includes the principal being redeemed, a 5% redemption premium, and accrued interest. The Investor has 10 trading days to elect to convert any portion of the New Note before redemption.

The New Note is convertible at any time into shares of Common Stock at $12.00 per share, subject to adjustments for stock splits, combinations, reclassifications, and dilutive issuances below the conversion price (with certain exclusions). Conversions are subject to a 4.99% beneficial ownership limitation.

The New Note includes customary events of default, representations, warranties, covenants, and indemnification provisions. Upon an event of default, the Investor may accelerate the note or convert at the conversion price. The Company may not engage in variable rate transactions while the New Note is outstanding, subject to exceptions.

Additional Covenants in the Letter Agreement

Pursuant to the Letter Agreement, the Company granted the Investor a right of first refusal for 12 months following September 11, 2025, with respect to any financing transaction involving the issuance or sale of securities (including debt, equity, equity-linked securities, notes, or debentures, but excluding ATM offerings at prevailing market prices). The Company must provide written notice of any such proposed transaction, and the Investor has 10 business days to elect to participate. If the Investor declines, the Company may proceed with a third party on terms no more beneficial than those offered to the Investor, within 60 days.

Consulting Agreement

On September 26, 2025, the Company entered into a Consulting Agreement (the “CTMG Agreement”) with Crypto Treasury Management Group, LLC (“CTMG”), pursuant to which CTMG will provide advisory and strategic services to assist the Company in establishing a digital asset treasury reserve. The services include, among other things, developing a crypto treasury strategy, recommending custodians, designing staking protocols (if applicable), assisting with capital formation in collaboration with a licensed securities underwriter, and supporting regulatory and tax compliance efforts.

The CTMG Agreement has an initial term of two years, subject to earlier termination under certain conditions, including for convenience with 60 days’ notice or for material breach. In consideration for the services, the Company has agreed to pay CTMG: (i) a retainer fee of $50,000 upon signing, which was pre-paid as an advance on September 24, 2025, with an additional $50,000 due upon execution of binding definitive agreements related to the crypto treasury transaction; (ii) a success fee of 17 Bitcoin (or cash equivalent) upon successful deployment of at least $20 million into crypto assets for the Company’s treasury; and (iii) 250,000 shares of the Company’s common stock upon closing of the crypto treasury transaction, subject to SEC Rule 144 restrictions and inclusion in future registration statements where applicable. The Company will also reimburse CTMG for pre-approved reasonable expenses.

The CTMG Agreement contemplates a potential capital formation structure of up to $300 million, with allocations into crypto assets such as Bitcoin and Solana, subject to the Company’s approval and market conditions; however, there can be no assurance that the transaction will close or that it will be consummated on the anticipated terms or at all. In the event this strategy is successfully implemented, which is not guaranteed and depends on various factors including management’s ability to execute effectively, the Company has committed to staking a minimum of 70% of its crypto treasury assets for at least two years, although such implementation may face challenges or fail to achieve expected outcomes due to market volatility, regulatory changes, or other risks. CTMG will not act as a broker-dealer or engage in activities requiring such registration. The Company, in an effort to replace its current financing structure, intends to structure the transaction and use the non-staked portion as funding for its defense business and potentially leverage the stakeable portion for M&A activity in the defense arena, though these intentions are forward-looking and subject to uncertainties that could prevent or alter their realization.

The CTMG Agreement includes standard provisions regarding confidentiality, non-circumvention, independent contractor status, compliance with laws (including securities, AML/KYC, and tax regulations), warranties, indemnification, limitation of liability, and governing law (Delaware).

The proposed adoption of a crypto reserve strategy, including the establishment of a digital asset treasury as contemplated in the Agreement will only be implemented upon obtaining regulatory approval, if any, from relevant authorities, including compliance with Nasdaq listing requirements. Additionally, the implementation of the crypto reserve strategy may require shareholder approval to the extent such approval is deemed necessary by the Company’s board of directors or required by regulatory bodies. The Company will ensure all necessary approvals are obtained prior to the execution of the crypto reserve strategy and will provide further updates as required by law.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to the Form 8-K filed with the SEC on September 30, 2025.

AI Infrastructure Agreement

On October 5, 2025, the Company entered into an Order Form (the “Agreement”) with PVML Ltd., a Tel Aviv–based provider of secure data-AI infrastructure. The Agreement establishes a strategic collaboration to integrate PVML’s secure, real-time data-AI infrastructure with the Company’s radar and AI-driven computer-vision technologies to enable secure, autonomous mission-data systems for defense and homeland-security applications.

The terms of the Agreement include:

●	The initial term is twelve (12) months, automatically renewable for successive one-year periods unless either party gives 60-days’ prior notice of non-renewal.

●	The Company will pay total consideration of $600,000, consisting of (i) a cash component of $250,000 payable upon execution and (ii) an equity component valued at $350,000, to be settled through the issuance of 35,000 shares of the Company’s common stock valued at $10.00 per share.

●	The Agreement provides for a yearly platform fee covering 2.4 million PVML Units (“PUs”) of data-processing capacity, with usage fees for consumption beyond that level.

●	Each party retains ownership of its respective intellectual property, and the Company will own all outputs and derivatives generated through its use of the PVML platform.

VISIONWAVE HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

For the Period from September 3, 2024 (Inception) to September 30, 2024

VISIONWAVE HOLDINGS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of
VisionWave Holdings, Inc. and Subsidiaries
c/o Bannix Acquisitions Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of VisionWave Holdings, Inc. and subsidiaries (the “Company”) as of September 30, 2024 and the related statement of operation, stockholders’ deficit, and cash flow for the period from September 3, 2024 (date of inception) to September 30, 2024, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024, and the results of its operations and its cash flows for the period from September 3, 2024 (date of inception) to September 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not started operations yet, that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We have determined that there were no critical audit matters.

/s/ RBSM LLP

We have served as the Company’s auditor since 2024.

PCAOB ID 587

New York, NY

October 15, 2024

VISIONWAVE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEET

September 30, 2024
ASSETS
Total current assets	$—

TOTAL ASSETS	$—

LIABILITIES AND STOCKHOLDER’S DEFICIT
Due to related party	$3,056
Total current liabilities	3,056

TOTAL LIABILITIES	$3,056

STOCKHOLDER’S DEFICIT
Common stock, par value $0.01; authorized 1,000 shares; issued and outstanding 1 share	—
Additional paid-in capital	—
Accumulated deficit	(3,056)
Total stockholder’s deficit	(3,056)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$—

The accompanying notes are an integral part of these consolidated financial statements.

VISIONWAVE HOLDINGS, INC.
CONSOLIDATED STATEMENT OF OPERATION

For the period from September 3, 2024 (inception) to September 30, 2024
Operating expenses	$3,056
Loss from operations	(3,056)

Net loss	$(3,056)

Weighted average number of shares of common stock outstanding, basic and diluted	1
Basic and diluted net loss per share of common stock	$(3,056)

The accompanying notes are an integral part of these consolidated financial statements.

VISIONWAVE HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

For the period from September 3, 2024 (inception) to September 30, 2024

	Common Stock				Total
			Additional	Accumulated	Stockholder’s
	Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance, September 3, 2024 (inception)	—	$—	$—	$—	$—
Shares issued to founder	1	—	—	—	—
Net loss	—	—	—	(3,056)	(3,056)
Balance, September 30, 2024	1	$—	$—	$(3,056)	$(3,056)

The accompanying notes are an integral part of these consolidated financial statements.

VISIONWAVE HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from September 3, 2024 (inception) to September 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,056)
Adjustments to reconcile net income to net cash used in operating activities:
Changes in operating assets and liabilities:
Due to related party	3,056
CASH USED IN OPERATING ACTIVITIES	—

CASH FLOWS FROM INVESTING ACTIVITIES	—
CASH USED IN INVESTING ACTIVITIES	—

CASH FLOWS FROM FINANCING ACTIVITIES	—
CASH USED IN FINANCING ACTIVITIES	—

NET CHANGE IN CASH
Cash, beginning of period	—
Cash, end of period	$—

The accompanying notes are an integral part of these consolidated financial statements.

VISIONWAVE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from September 3, 2024 (inception) to September 30, 2024

Note 1. Organization

Description of Business

VisionWave Holdings, Inc. (“the Company”) was incorporated in Delaware on September 3, 2024, and the Company’s registered office is at 108 W. 13th Street, Suite 100, City of Wilmington, Delaware. The Company was formed as a wholly- owned subsidiary of Bannix Acquisition Corp. (“Bannix”).

The Company has selected September 30 as its fiscal year end.

BNIX Merger Sub, Inc. (“Parent Merger Sub”) was incorporated in Delaware on September 3, 2024, and the Company’s registered office is at 108 W. 13th Street, Suite 100, City of Wilmington, Delaware. The Company was formed as a wholly- owned subsidiary of the Company.

BNIX VW Merger Sub, Inc. (“Company Merger Sub”) was incorporated in Nevada on September 4, 2024, and the Company’s registered office is at 701 S. Carson Street, Suite 200, Carson City, Nevada 89701. The Company was formed as a wholly-owned subsidiary of the Company.

Proposed Business Combination

On September 6, 2024, Bannix entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among Bannix, the Company, BNIX Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Parent Merger Sub”), BNIX VW Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of the Company (“Company Merger Sub”), and VisionWave Technologies, Inc., a Nevada corporation (“Target”). The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of Bannix, the Company, Parent Merger Sub, Company Merger Sub, and Target.

The Business Combination is expected to close in the first quarter of 2025, subject to customary closing conditions, including the satisfaction of the minimum available cash condition, the receipt of certain governmental approvals and the required approval by the stockholders of Bannix and Target.

Liquidity, Capital Resources and Going Concern

As of September 30, 2024, the Company had no cash, a working capital deficit of $3,056 and no sources of funding other than funds that may be obtained from Bannix.

The Company was formed for the purpose of consummating a business combination and is not anticipated to exist upon consummation of the Merger Agreement.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these consolidated financial statements are issued. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting rules and regulations of the SEC.

VISIONWAVE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from September 3, 2024 (inception) to September 30, 2024

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considering in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

For purposes of calculating diluted loss per common share, the denominator includes both the weighted- average number of shares of common stock outstanding during the period and the number of common stock equivalents if the inclusion of such common stock equivalents is dilutive.

Recently Issued Accounting Pronouncements

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any recently issued pronouncements to have a material impact on its results of operations or financial position.

Note 3. Related Party Transactions

The Company’s parent company, Bannix, has paid $3,056 in expenses as formation cost on behalf of the Company and the Company’s subsidiaries and is expected to continue to pay other costs in the future. As of September 30, 2024, the Company owes Bannix $3,056. The Company’s stockholder is expected to pay the accrued expenses of the Company at the closing of the Business Combination.

Note 4. Stockholder’s Deficit

Common stock

The Company is authorized to issue 1,000 shares of common stock with par value of $0.01 each. As of September 30, 2024 there was one share of common stock issued and outstanding. Each share of common stock entitles the holder to one vote.

Note 5. Commitments and Contingencies

Legal Proceedings

The Company is not currently party to any material legal proceedings. At each reporting date, the Company evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to such legal proceedings.

Note 6. Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the consolidated financial statements are issued (October 15, 2024). The Company did not identify any subsequent events that would have required adjustment or disclosure in these audited consolidated financial statements.

VISIONWAVE HOLDINGS, INC. (PREDECESSOR)

 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
Assets
Total Current Assets	$—	$—

Total Assets	$—	$—

Liabilities and Stockholder’s Deficit
Current liabilities:
Accounts payable and accrued expenses	$33,556	$—
Due to related parties	47,556	6,056
Total Current Liabilities	81,112	6,056

Total Liabilities	81,112	6,056

Commitments and Contingencies

Stockholder’s Deficit
Common stock, par value $0.01; authorized 1,000 shares; issued and outstanding 1 share	—	—
Additional paid-in capital	—	—
Accumulated deficit	(81,112)	(6,056)
Total Stockholders’ Deficit	(81,112)	(6,056)
Total Liabilities Stockholder’s Deficit	$—	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VISIONWAVE HOLDINGS, INC. (PREDECESSOR)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
Operating costs	$14,803	$75,056
Loss from operations	(14,803)	(75,056)

Net loss	$(14,803)	$(75,506)

Basic and diluted weighted average shares outstanding	1	1
Basic and diluted net loss per share	$(14,803)	$(75,056)

VisionWave Holdings, Inc. was formed on September 24, 2024, No comparative financial information is available.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

 VISIONWAVE HOLDINGS, INC. (PREDECESSOR)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025

	Common stock
	Share	Amount	Additional Paid-in Capital	Accumulated Deficit	Treasury Stock	Total Stockholder’s Deficit
Balance as of January 1, 2025	1	$—	$—	$(6,056)	$—	$(6,056)
Net loss	—	—	—	(60,253)	—	(60,253)
Balance as of March 31, 2025	1	$—	$—	$(66,309)	$—	$(66,309)
Net loss	—	—	—	(14,803)	—	(14,803)
Balance as of June 30, 2025	1	$—	$—	$(81,112)	$—	$(81,112)

VisionWave Holdings, Inc. was formed on September 24, 2024, No comparative financial information is available.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VISIONWAVE HOLDINGS, INC. (PREDECESSOR)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2025
Cash flows from Operating Activities:
Net loss	$(75,056)
Changes in current assets and current liabilities:
Accounts payable and accrued expenses	33,556
Due to related parties, net	(3,000)
Net cash used in operating activities	(44,500)

Cash flows from Financing Activities:
Advances from affiliated related parties	44,500
Net cash used in financing activities	(44,500)

Net change in cash	—
Cash, beginning of the period	—
Cash, end of the period	$—

VisionWave Holdings, Inc. was formed on September 24, 2024, No comparative financial information is available.

The accompanying notes are an integral part of these unaudited condensed financial statements.

VISIONWAVE HOLDINGS, INC. (PREDECESSOR)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2025

Note 1—Organization and Business Operations

Organization and General

Description of Business

VisionWave Holdings, Inc. (predecessor) (“VWH predecessor”) was incorporated in Delaware on September 3, 2024, and VWH predecessor’s registered office is at 108 W. 13th Street, Suite 100, City of Wilmington, Delaware. VWH predecessor was formed as a wholly- owned subsidiary of Bannix.

VWH predecessor has selected September 30 as its fiscal year end. However, VWH predecessor used December 31 as the fiscal year in the unaudited condensed consolidated financial statements.

BNIX Merger Sub, Inc. (“Parent Merger Sub”) was incorporated in Delaware on September 3, 2024, and Parent Merger Sub’s registered office is at 108 W. 13th Street, Suite 100, City of Wilmington, Delaware. Parent Merger Sub was formed as a wholly- owned subsidiary of VWH predecessor.

BNIX VW Merger Sub, Inc. (“Company Merger Sub”) was incorporated in Nevada on September 4, 2024, and Company Merger Sub’s registered office is at 701 S. Carson Street, Suite 200, Carson City, Nevada 89701. Company Merger Sub was formed as a wholly-owned subsidiary of VWH predecessor.

Proposed Business Combination

On September 6, 2024, Bannix entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among Bannix, VWH predecessor, BNIX Merger Sub, Inc. (“Parent Merger Sub”), a Delaware corporation and a direct, wholly owned subsidiary of VWH predecessor, BNIX VW Merger Sub, Inc. (“Company Merger Sub”), a Nevada corporation and direct, wholly owned subsidiary of VWH predecessor, and VisionWave Technologies, Inc., a Nevada corporation (“Target”). The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of Bannix, VWH predecessor, Parent Merger Sub, Company Merger Sub, and Target.

The Business Combination was expected to close before June 30, 2025, subject to customary closing conditions, including the satisfaction of the minimum available cash condition, the receipt of certain governmental approvals and the required approval by the stockholders of Bannix and Target.

Liquidity, Capital Resources and Going Concern

VWH predecessor was formed for the purpose of consummating a Business Combination and is not anticipated to exist upon consummation of the Merger Agreement.

The parent company, Bannix, is within 12 months of its mandatory liquidation date as of June 30, 2025. In connection with VWH predecessor’s assessment of going concern considerations, VWH predecessor had a temporarily extended deadline date beyond the June 14, 2025 Deadline Date to consummate a Business Combination. VWH predecessor closed on its proposed Business Combination on July 14, 2025 alleviating the mandatory liquidation requirement.

In connection with preparing the financial statements for the three and six months ended June 30, 2025, management evaluated whether there were conditions and events, considered in the aggregate, that raised substantial doubt about VWH predecessor’s ability to continue as a going concern within one year from the date that the consolidated financial statements are issued.

As of June 30, 2025, VWH predecessor had no cash, a working capital deficit of $81,112 and no sources of funding other than funds that may be obtained from related parties.

Ordinarily, conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern relate to the entity’s ability to meet its obligations as they become due.

VWH predecessor evaluated its ability to meet its obligations as they become due within one year from the date that the financial statements are issued by considering the following:

On April 8, 2025, with an effective date of March 31, 2025, Bannix, together with VWH predecessor, entered into a Funding Support Agreement with Stanley Hills, LLC (“Stanley Hills”), the principal shareholder of the VisionWave Technologies, Inc. And on October 3, 2025, the Funding Support Agreement was revised such that VWH predecessor was included as the primary party to the Funding Support Agreement. Pursuant to the agreement, Stanley Hills irrevocably and unconditionally committed to provide financial support to Bannix, sufficient to fund working capital needs for a period not less than twelve (12) months from the date of release/issuance of the financial statement.

The funding may be provided by Stanley Hills in the form of direct payments to third parties, advances or intercompany loans, or capital contributions, as mutually determined by the parties. Unless otherwise agreed in writing, any such advances will be non-interest bearing and repayable only at such time as determined by the applicable entity’s Board of Directors, and only to the extent such repayment would not impair VWH predecessor’s liquidity or ability to continue as a going concern. The agreement may not be terminated by Stanley Hills prior to the twelve-month period from the date of release of the financial statement.

Management has determined that the agreement with Stanley Hills and closing of the business combination elevated the risk about VWH predecessor’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance of the financial statements.

The merger closing triggered substantial, actionable, and committed below funding access:

●Investor A is actively pushing to draw $2 million immediately and has committed to a $50 million equity line.

●Investor B has offered VWH predecessor $2 million in $300K tranches, and is likewise eager for us to proceed post-closing.

●Investor C is to finalize their $18 million ELOC and a $5 million pre-paid advance.

Note 2—Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of VWH predecessor are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America for interim financial information (“US GAAP”) and pursuant to Rule 8-03 of Regulation S-X promulgated by the SEC. Accordingly, they do not include all of the information and footnotes required by US GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the period presented. Operating results for the three and six months ended June 30, 2025 are not necessarily indicative of the results that may be expected through September 30, 2025.

Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These unaudited condensed consolidated financial statements should be read in conjunction with VWH predecessor’s audited consolidated financial statements and notes thereto for the period from September 3, 2024 (inception) through September 30, 2024. The balance sheet as of June 30, 2025 contained herein has been derived from the audited financial statements as of September 30, 2024, but does not include all disclosures required by U.S. GAAP.

VWH predecessor incorporated on September 3, 2024, therefore no prior year comparative amounts are available for the statement of operations, statement of stockholder’s deficit and statement of cash flows.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of VWH predecessor and its wholly-owned subsidiaries, BNIX Merger Sub, Inc., and BNIX VW Merger Sub, Inc. All intercompany transactions have been eliminated.

Segment Reporting

VWH predecessor complies with ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements. VWH predecessor adopted ASU 2023- 07 on October 1, 2024. The amendments were applied retrospectively to all prior periods presented in the financial statements (see Note 6).

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires VWH predecessor’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considering in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

For purposes of calculating diluted loss per common share, the denominator includes both the weighted average number of shares of common stock outstanding during the period and the number of common stock equivalents if the inclusion of such common stock equivalents is dilutive.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. VWH predecessor adopted ASU 2023-07 on October 1, 2024. The amendments will be applied retrospectively to all prior periods presented in the financial statements. The adoption of ASU 2023-07 has not had a material impact on VWH predecessor’s unaudited condensed consolidated financial statements and disclosures.

VWH predecessor has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it.

VWH predecessor does not expect the adoption of any recently issued pronouncements to have a material impact on its results of operations or financial position.

NOTE 3 — RELATED PARTY TRANSACTIONS

On April 8, 2025, and made effective as of March 31, 2025, VWH predecessor entered into a funding agreement with Stanley Hills, LLC (“Stanley Hills”), the principal shareholder of VW Technologies, Inc., whereby Stanley Hills has agreed to fund VWH predecessor’s working capital needs for a period of not less than twelve (12) months from March 31, 2025. This agreement is non-interest bearing, and repayable only at such time as determined by the respective Company’s Board of Directors in its sole discretion, and only to the extent such repayment would not impair VWH predecessor’s liquidity or going concern status.

The sponsor of the Bannix, Instant Fame LLC, a Nevada limited liability company (“Instant”) and Stanley Hills have paid expenses on behalf of VWH predecessor and VWH predecessor’s subsidiaries, and are expected to continue to pay other costs in the future. As of June 30, 2025 and December 31, 2024, VWH predecessor owes related parties $47,556 and $6,056, respectively. Instant or related parties are expected to pay the accrued expenses of VWH predecessor when they come due.

NOTE 4 — STOCKHOLDER’S DEFICIT

Common stock

VWH predecessor is authorized to issue 1,000 shares of common stock with a par value of $0.01 each. As of March 31, 2025 and September 30, 2024 there was 1one share of common stock issued and outstanding. Each share of common stock entitles the holder to one vote.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Legal Proceedings

In September 2025, a shareholder filed a lawsuit against VWH predecessor seeking from court a declaration that it is not an affiliate of VWH predecessor. VWH predecessor is contesting the shareholder’s position. At each reporting date, VWH predecessor evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. At this phase VWH predecessor cannot estimate the results of said litigation. VWH predecessor expenses as incurred the costs related to such legal proceedings.

NOTE 6—SEGMENT INFORMATION

ASC Topic 280 establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by VWH predecessor’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

VWH predecessor’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the consolidated operating results for VWH predecessor as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that VWH predecessor only has one operating segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. When evaluating VWH predecessor’s performance and making key decisions regarding resource allocation, the CODM reviews key metrics, which include the following:

Schedule of segment assets
	For the Three Months Ended	For the Six Months Ended
	June 30,	June 30,
	2025	2025
Operating costs	$14,803	$75,056

The key metrics included in segment profit or loss reviewed by the CODM are operating costs.

Operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the combination period. The CODM also reviews operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

NOTE 7 — SUBSEQUENT EVENTS

VWH predecessor evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the unaudited condensed consolidated financial statements are issued (October 31, 2025). VWH predecessor did not identify any subsequent events that would have required adjustment or disclosure in these unaudited condensed consolidated financial statements, other than below.

On April 9, 2025, VWH predecessor entered into a non-exclusive placement agent engagement agreement (the “Engagement Agreement”) with Maxim Group LLC (“Maxim”), pursuant to which Maxim will act as VWH predecessor’s non-exclusive placement agent in connection with a potential private placement of up to $10 million of equity or equity-linked securities (the “Offering”). The Offering is expected to be conducted on a “commercially reasonable efforts” basis, and there is no assurance that the Offering will be completed, or that any definitive agreements with investors will be entered into. Under the terms of the Engagement Agreement, VWH predecessor retains full discretion to accept or reject any investment proposals and will determine the final terms and structure of the Offering, subject to market conditions and investor interest. Maxim will be entitled to a cash placement fee equal to seven percent (7.0%) of the gross proceeds received by VWH predecessor from any investor introduced by Maxim and listed in exhibit to the Engagement Agreement. In addition, VWH predecessor agreed to reimburse Maxim for up to $25,000 in out-of-pocket expenses incurred in connection with the engagement, subject to certain conditions and prior approvals.

The Engagement Agreement also includes customary confidentiality, indemnification, and contribution provisions, as well as a limited right of first refusal. Specifically, for a period of nine (9) months following the final closing of the Offering, Maxim shall have the right to act as sole managing underwriter or sole placement agent for any subsequent public or private offerings of equity, equity-linked, or debt securities of VWH predecessor, subject to Maxim matching the material terms offered by any third party. VWH predecessor has not yet launched the Offering, and no securities have been issued as of the date of this filing. The terms of the Offering will be subject to further negotiation, execution of definitive agreements with investors, satisfaction of customary closing conditions, and successful completion of Maxim’s due diligence.

There can be no assurance that VWH predecessor will consummate the Offering or receive any proceeds from it. Any securities that may be issued in connection with the Offering will be offered and sold in reliance upon exemptions from registration under the Securities Act of 1933, as amended, and applicable state securities laws.

On April 18, 2025, VWH predecessor filed Form S-4/A with the SEC related to VWH predecessor’s proposed Business Combination as discussed in Note 1.

On May 5, 2025, the Securities and Exchange Commission (“SEC”) declared VWH predecessor’s registration statement filed with the SEC on April 18, 2025 to be effective.

Board of Directors

On September 9, 2025, the Board of Directors (the “Board”) of VWH predecessor approved Independent Director Agreements (each, an “Agreement”) with Eric Shuss, Chuck Hansen, and Haggai Ravid, pursuant to which each will serve as an independent director of VWH predecessor.

Under the terms of each Agreement, the independent director will receive:

●	An annual cash retainer of $36,000, payable quarterly, and $10,000 per annum for serving as the audit committee chair, $5,000 for compensation committee chair and the governance committee chair;
●	Reimbursement for reasonable expenses incurred in connection with Board service; and
●	An annual equity grant under VWH predecessor’s 2024 Omnibus Equity Incentive Plan (the “Plan”) with a grant date fair value of $60,000, consisting of restricted stock vesting in full after one year of service.

As a result of the above, VWH predecessor will issue 5,245 shares of common stock to Messrs Shuss, Hansen and Ravid for their service in 2025.

Further, as compensation for his service as a director prior to the Business Combination with Bannix Acquisition Corp. (“Bannix”), VWH predecessor entered into Compensation Agreements (each, a “Compensation Agreement”) with Mr. Shuss and two other former directors who served as an independent director on the Board of Directors of Bannix from October 2022 until July 2025. Pursuant to the Compensation Agreement, effective as of September 9, 2025, Mr. Shuss will receive a one-time lump sum compensation of $150,000, payable in cash, fully vested shares of VWH predecessor’s common stock issued under VWH predecessor’s Plan, or a combination thereof, at Mr. Shuss’ election. If shares are elected, the number of shares will be determined by dividing the elected portion by the closing price of VWH predecessor’s common stock on the NASDAQ Stock Market immediately prior to the effective date of the Compensation Agreement. Mr. Shuss has elected to receive 6,556 shares of common stock using a closing price of $11.44 as of September 8, 2025. The shares will be fully vested upon issuance but subject to resale restrictions under Rule 144 of the Securities Act of 1933, as amended. Payment or issuance will occur within 10 business days after the election (or default to cash if no election is made within 10 business days).

Financing

On September 11, 2025, VWH predecessor entered into a letter agreement (the “Letter Agreement”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Investor”), pursuant to the Standby Equity Purchase Agreement, dated as of July 25, 2025 (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “SEPA”), between VWH predecessor and the Investor.

Pursuant to the Letter Agreement, the Investor advanced the second tranche of the Pre-Paid Advance in a principal amount of $2,000,000 (the “Second Pre-Paid Advance”) on September 11, 2025, in connection with the issuance by VWH predecessor of a convertible promissory note in the principal amount of $2,000,000 (the “Second Note”). The Investor waived the condition precedent set forth in the SEPA relating to the effectiveness of a registration statement for the Second Pre-Paid Advance. The purchase price for the Second Note is $1,880,000 (94% of the principal amount, reflecting a 6% discount).

In addition, pursuant to the Letter Agreement, the Investor agreed to fund an additional $2,000,000 in principal amount (the “Additional Advance”) under the terms of a new convertible promissory note in the principal amount of $2,000,000 (the “New Note” and, together with the Second Note, the “Additional Notes”) upon the effectiveness of the registration statement filed by VWH predecessor on August 29, 2025, in connection with the SEPA (the “Registration Statement”). The purchase price for the New Note will be $1,880,000 (94% of the principal amount, reflecting a 6% discount). VWH predecessor acknowledged in the Letter Agreement that it is not required to modify, amend, or supplement the existing Registration Statement to include any shares underlying the New Note, and, other than as may be set forth in the New Note, VWH predecessor is not obligated to file a new registration statement relating to such shares.

Terms of the Second Note

The Second Note has a maturity date of September 11, 2026 (as may be extended at the option of the Investor). Interest accrues on the outstanding principal balance at an annual rate of 6%, which increases to 18% upon the occurrence of an event of default (for so long as such event remains uncured). Interest is calculated based on a 365-day year and the actual number of days elapsed.

If an Amortization Event occurs (defined as a Floor Price Event, Exchange Cap Event, or Registration Event, as set forth in the Second Note), VWH predecessor must make monthly cash payments beginning on the 10th trading day after the Amortization Event Date and continuing on the same day of each successive calendar month until the entire outstanding principal amount is repaid. Each monthly payment equals the sum of (i) $750,000 of principal (or the outstanding principal if less), (ii) a 7% payment premium on such principal amount, and (iii) accrued and unpaid interest. The obligation to make such payments ceases if the Amortization Event is cured.

VWH predecessor may, at its option, redeem early a portion or all amounts outstanding under the Second Note by providing written notice to the Investor, provided the VWAP of the common stock was less than the fixed conversion price on the notice date (unless otherwise agreed). The redemption amount includes the principal being redeemed, a 5% redemption premium, and accrued interest. The Investor has 10 trading days to elect to convert any portion of the Second Note before redemption.

The Second Note is convertible at any time into shares of VWH predecessor’s common stock, par value $0.01 per share (the “Common Stock”), at the lower of (i) $10.00 per share (the “Fixed Price”) or (ii) 93% of the lowest daily VWAP during the 5 consecutive trading days immediately preceding the conversion date (the “Variable Price”), but not lower than the floor price of $1.00 per share (adjustable downwards to 20% of the average VWAP for the five trading days prior to the earlier of the Registration Statement effectiveness or the six-month anniversary of the SEPA date, or further reduced by VWH predecessor). The Fixed Price resets downwards on the 30-day anniversary of a merger transaction to the average VWAP for the five trading days prior. Conversions are subject to a 4.99% beneficial ownership limitation and the Exchange Cap (19.99% of outstanding shares without stockholder approval).

Terms of the New Note

The New Note will have a maturity date of 12 months from its issuance date (as may be extended at the option of the Investor). Interest will accrue on the outstanding principal balance at an annual rate of 12%, which increases to 18% upon the occurrence of an event of default (for so long as such event remains uncured). Interest is calculated based on a 365-day year and the actual number of days elapsed.

Beginning on the three-month anniversary of the issuance date and continuing monthly, VWH predecessor must repay $200,000 of principal (or the outstanding principal if less), plus a 7% payment premium and accrued interest (the “Installment Amount”). VWH predecessor may pay the Installment Amount in cash or by submitting Advance Notices under the SEPA (with proceeds offsetting the Installment Amount). Any Advance Notice while the New Note is outstanding is treated as repayment first.

VWH predecessor may, at its option, redeem early a portion or all amounts outstanding under the New Note by providing written notice to the Investor, provided the VWAP of the Common Stock was less than the conversion price on the notice date (unless otherwise agreed). The redemption amount includes the principal being redeemed, a 5% redemption premium, and accrued interest. The Investor has 10 trading days to elect to convert any portion of the New Note before redemption.

The New Note is convertible at any time into shares of Common Stock at $12.00 per share, subject to adjustments for stock splits, combinations, reclassifications, and dilutive issuances below the conversion price (with certain exclusions). Conversions are subject to a 4.99% beneficial ownership limitation.

Pursuant to the Letter Agreement, VWH predecessor granted the Investor a right of first refusal for 12 months following September 11, 2025, with respect to any financing transaction involving the issuance or sale of securities (including debt, equity, equity-linked securities, notes, or debentures, but excluding ATM offerings at prevailing market prices). VWH predecessor must provide written notice of any such proposed transaction, and the Investor has 10 business days to elect to participate. If the Investor declines, VWH predecessor may proceed with a third party on terms no more beneficial than those offered to the Investor, within 60 days.

The New Note includes customary events of default, representations, warranties, covenants, and indemnification provisions. Upon an event of default, the Investor may accelerate the note or convert at the conversion price. VWH predecessor may not engage in variable rate transactions while the New Note is outstanding, subject to exceptions.

Consulting Agreement

On September 26, 2025, VWH predecessor finalized and entered into a Consulting Agreement (the “Agreement”) with Crypto Treasury Management Group, LLC (“CTMG”), pursuant to which CTMG will provide advisory and strategic services to assist VWH predecessor in establishing a digital asset treasury reserve. The services include, among other things, developing a crypto treasury strategy, recommending custodians, designing staking protocols (if applicable), assisting with capital formation in collaboration with a licensed securities underwriter, and supporting regulatory and tax compliance efforts.

The Agreement has an initial term of two years, subject to earlier termination under certain conditions, including for convenience with 60 days’ notice or for material breach. In consideration for the services, VWH predecessor has agreed to pay CTMG: (i) a retainer fee of $50,000 upon signing, which was pre-paid as an advance on September 24, 2025, with an additional $50,000 upon execution of binding definitive agreements related to the crypto treasury transaction; (ii) a success fee of 17 Bitcoin (or cash equivalent) upon successful deployment of at least $20 million into crypto assets for VWH predecessor’s treasury; and (iii) 250,000 shares of VWH predecessor’s common stock upon closing of the crypto treasury transaction, subject to SEC Rule 144 restrictions and inclusion in future registration statements where applicable. VWH predecessor will also reimburse CTMG for pre-approved reasonable expenses.

The Agreement contemplates a potential capital formation structure of up to $300 million, with allocations into crypto assets such as Bitcoin and Solana, subject to VWH predecessor’s approval and market conditions; however, there can be no assurance that the transaction will close or that it will be consummated on the anticipated terms or at all. In the event this strategy is successfully implemented, which is not guaranteed and depends on various factors including management’s ability to execute effectively, VWH predecessor has committed to staking a minimum of 70% of its crypto treasury assets for at least two years, although such implementation may face challenges or fail to achieve expected outcomes due to market volatility, regulatory changes, or other risks. CTMG will not act as a broker-dealer or engage in activities requiring such registration. VWH predecessor, in an effort to replace its current financing structure, intends to structure the transaction and use the non-staked portion as funding for its defense business and potentially leverage the stakeable portion for M&A activity in the defense arena, though these intentions are forward-looking and subject to uncertainties that could prevent or alter their realization.

The Agreement includes standard provisions regarding confidentiality, non-circumvention, independent contractor status, compliance with laws (including securities, AML/KYC, and tax regulations), warranties, indemnification, limitation of liability, and governing law (Delaware).

The proposed adoption of a crypto reserve strategy, including the establishment of a digital asset treasury as contemplated in the Agreement will only be implemented upon obtaining regulatory approval, if any, from relevant authorities, including compliance with Nasdaq listing requirements. Additionally, the implementation of the crypto reserve strategy may require shareholder approval to the extent such approval is deemed necessary by VWH predecessor’s board of directors or required by regulatory bodies. VWH predecessor will ensure all necessary approvals are obtained prior to the execution of the crypto reserve strategy and will provide further updates as required by law.

VISIONWAVE TECHNOLOGIES INC.

Financial Statements

For the Three Months Ended June 30, 2025

VISIONWAVE TECHNOLOGIES INC.

CONDENSED BALANCE SHEETS

	June 30, 2025 (Unaudited)	March 31, 2025
ASSETS
Current Assets
Cash	$3,104	$60,453
Brokerage account	445	445
Advances to supplier	98,250	98,250
Total current assets	101,799	159,148
Investments and Other Assets
Investment in securities designated for sale	281	9,736
Total Investments and Other Assets	281	9,736
Total Assets	$102,080	$168,884

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accounts payable	$150,000	$105,000
Customer deposit	108,006	108,006
Due to related party	303,280	259,563
Total current liabilities	561,286	472,569

Total Liabilities	$561,286	$472,569

Commitments and Contingencies

Stockholders’ Deficit
Common stock, par value $0.0001; authorized 10,000 shares; issued and outstanding 2,722 and 2,722, respectively.	$—	$—
Additional paid-in capital	261,000	261,000
Accumulated deficit	(720,206)	(564,685)
Total Stockholders’ Deficit	(459,206)	(303,685)
Total Liabilities and Stockholders’ Deficit	$102,080	$168,884

The accompanying notes are an integral part of the unaudited condensed financial statements.

VISIONWAVE TECHNOLOGIES INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

	Three months ended June 30, 2025		Three months ended June 30, 2024
Operating costs	$		$
General and administrative expenses		1,963		10,545
Marketing & travelling expenses		4,585		3,650
Research & development expenses		8,548		—
Professional expenses		130,970		4,119
Total operating expenses		146,066		18,314

Loss from operations		(146,066)		(18,314)

Other expenses
Net loss from sale of marketable securities		(9,455)		—
Total other expenses		(9,455)		—

Loss before income taxes		(155,521)		(18,314)

Income tax expense		—		—

Net loss		$(155,521)		$(18,314)

Basic and diluted weighted average shares outstanding		2,722		2,063
Basic and diluted net loss per share		$(57.13)		$(8.88)

The accompanying notes are an integral part of the unaudited condensed financial statements.

VISIONWAVE TECHNOLOGIES INC.

UNAUDITED CONDENSED STATEMENT OF CHANGES IN

STOCKHOLDER’S DEFICIT FOR THE THREE MONTH ENDED JUNE 30, 2025 and 2024

	Common Stock		Additional Paid	Accumulated	Total Stockholder’s
	Shares	Amount	Deficit	Deficit	Deficit
Balance as of March 31, 2024	2,000	$—	$1,000	$(1,226)	$(226)

Issuance of common stock - Investment by Affiliate	222	—	10,000	—	10,000

Net loss	—	—	—	(18,314)	(18,314)

Balance as of June 30, 2024	2,222	$—	$11,000	$(19,540)	$(8,540)

Balance as of March 31, 2025	2,722	$—	$261,000	$(564,685)	$(303,685)
Net loss	—	—	—	(155,521)	(155,521)
Balance as of June 30, 2025	2,722	$—	$261,000	$(720,206)	$(459,206)

The accompanying notes are an integral part of the unaudited condensed financial statements.

VISIONWAVE TECHNOLOGIES INC.

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024
Cash flows from operating activities:
Net loss	$(155,521)	(18,314)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from sales of marketable securities	9,455	—
Changes in operating assets and liabilities:
Brokerage account	—	(2,050)
Due to related party	43,717	20,329
Accounts payables	45,000	—
Bank Overdraft	—	10
Net cash used in operating activities	(57,349)	(25)

Cash flows from investing activities:
Net cash used in investing activities	—	—

Cash flows from financing activities:
Net cash provided by financing activities	—	—

Net change in cash	(57,349)	(25)
Cash beginning of the period	60,453	25
Cash end of the period	3,104	—

Supplemental disclosure of noncash financing activities:
Interest paid in cash	—	—
Income tax	—	—
Supplemental non-cash investing and financing activities	—	—
Issuance of common stock - Investment by Affiliate	—	10,000

The accompanying notes are an integral part of the unaudited condensed financial statements.

Visionwave Technologies Inc.

Notes to Unaudited Condensed Financial Statements

1.	Organization

Description of Business

VisionWave Technologies, Inc. (“VW” or the “Company”) was incorporated in Nevada on March 20, 2024 as a development stage company. The Company is an emerging company focused on delivering advanced solutions for defense, homeland security, and industrial applications. Backed by nearly a decade of experience from its management team in supplying cutting-edge technology to military customers worldwide, the company has strategically invested in research and development to innovate its core offerings.

The Company has a fiscal year ending March 31st.

Proposed Business Combination

Purchase of Intellectual Properties

Effective as of March 20, 2024, GBT Tokenize Corp (“Tokenize”), which is 50% owned by GBT Technologies, Inc (“GBT”) and the Company entered into a Patent Purchase Agreement pursuant to which VW agreed to acquire from Tokenize the entire right, title, and interest of certain patents and patent applications providing an intellectual property basis for a machine learning driven technology that controls radio wave transmissions, analyzes their reflections data, and constructs 2D/3D images of stationary and in motion objects (“VisionWave PPA”).

The Purchase Price for the assets is $30,000,000 (the “Purchase Price”), which VW pays with shares of common stock, $0.0001 par value per share (the “Common Stock”). VW agreed to issue and deliver to Tokenize, 1,000 shares of Common Stock (the “Shares”) representing 50% of VW issued and outstanding shares of Common Stock, where the remainder of the 50% of VW’s issued and outstanding shares of Common Stock are owned by Stanley Hills, LLC a corporation controlled by Anat Attia. In connection with Valuation, the parties have elected to waive all requirements to for the delivery of a fairness opinion or valuation report prior to closing.

Business Combination with Bannix Acquisition Corp (“Bannix”)

Merger Agreement and Plan of Reorganization

On March 26, 2024, Bannix Acquisition Corp., a Delaware corporation (“Bannix”), entered into a Business Combination Agreement (the “Original Agreement”), by and among Bannix, VisionWave Technologies, Inc., a Nevada corporation (“Target”) and the shareholders of Target.

On September 6, 2024, Bannix entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among Bannix, VisionWave Holdings, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Bannix (“VisionWave Holdings”), BNIX Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of VisionWave Holdings (“Parent Merger Sub”), BNIX VW Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of VisionWave Holdings (“Company Merger Sub”), and Target. The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of Bannix, VisionWave Holdings, Parent Merger Sub, Company Merger Sub, and Target.

The Mergers

Pursuant to and in accordance with the terms set forth in the Merger Agreement, (a) Parent Merger Sub will merge with and into Bannix, with Bannix continuing as the surviving entity (the “Parent Merger”), as a result of which, (i) Bannix will become a wholly owned subsidiary of VisionWave Holdings, and (ii) each issued and outstanding security of Bannix immediately prior to the effective time of the Parent Merger (the “Parent Merger Effective Time”) (other than shares of Bannix Common Stock that have been redeemed or are owned by Bannix or any of its direct or indirect subsidiaries as treasury shares and any Dissenting Parent Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave Holdings (other than the Parent Rights, which shall be automatically converted into shares of VisionWave Holdings), and, (b) immediately following the consummation of the Parent Merger but on the same day, Company Merger Sub will merge with and into Target, with Target continuing as the surviving entity (the “Company Merger” and, together with the Parent Merger, the “Mergers”), as a result of which, (i) Target will become a wholly owned subsidiary of VisionWave Holdings, and (ii) each issued and outstanding security of Target immediately prior to the effective time of the Company Merger (the “Company Merger Effective Time”) (other than any Cancelled Shares or Dissenting Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave Holdings. The Mergers and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”

The Business Combination with Bannix was consummated on July 14, 2025. As a result, the Company became wholly owned subsidiary of VisionWave Holdings Inc. which commenced trading on NASDAQ under the ticker VWAV on July 15, 2025.

Consideration

Pursuant to and in accordance with the terms set forth in the Merger Agreement, at the Parent Merger Effective Time, (a) each share of Bannix common stock, par value $0.001 per share (“Bannix Common Stock”) outstanding immediately prior to the Parent Merger Effective Time that has not been redeemed, is not owned by Bannix or any of its direct or indirect subsidiaries as treasury shares and is not a Dissenting Parent Share will automatically convert into one share of common stock, par value $0.001, of VisionWave Holdings (each, a share of “VisionWave Holdings Common Stock”), (b) each Bannix Warrant shall automatically convert into one warrant to purchase shares of VisionWave Holdings Common Stock (each, a “VisionWave Holdings Warrant”) on substantially the same terms and conditions; and (c) each Bannix Right will be automatically converted into the number of shares of VisionWave Holdings Common Stock that would have been received by the holder of such Bannix Right if it had been converted upon the consummation of a business combination in accordance with Bannix’s organizational documents.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Company Merger Effective Time, (a) each share of issued and outstanding Target common stock, par value $0.0001 (“Target Common Stock”), shall be cancelled and converted into 4,041 shares of VisionWave Holdings Common Stock. As a result of completion, the business combination VisionWave Holdings issued 11,000,000 of its shares for 2,722 of the Company shares as consideration.

Risks and Uncertainties

Geopolitical Military Conflicts

Geopolitical military conflicts including the Russian invasion of Ukraine and the Israel-Hamas war, have had a material adverse effect on financial and business conditions in Europe and the middle-East and could materially and adversely affect the business and prospects of potential targets for the Company’s business combination. These circumstances could reduce the prospects for the Company to generate revenues in the future. With the Russian Federation’s invasion of Ukraine in February 2022 and Israel’s declared war against Hamas in October 2023, these conflicts have continued to escalate without any resolution foreseeable in the near future with the short and long-term impact on financial and business conditions in Europe remaining highly uncertain. Various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these unaudited condensed financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these unaudited condensed financial statements.

Additionally, the continuing geopolitical uncertainty relating to the Israel-Hamas war could commenced on October 7, 2023 cause further damage or disruption to international commerce and the global economy, and thus have a material adverse effect on the business, the cost and availability of capital and prospects of technology companies.

Impact of the Worldwide Supply-Chain Disruption and Climate Change

Management is currently evaluating the impact of the worldwide supply-chain disruption and climate change and has concluded that while it is reasonably possible that this supply disruption could have a negative effect on the Company’s financial position, results of its operations, the specific impact is not readily determinable as of the date of the unaudited condensed financial statement. Management considered the effect of climate change and arrived at the same conclusion, no effect or changes to the attached financial statements as presented. The accompanying unaudited condensed financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Investment Company Act 1940

The Company has evaluated its status under the Investment Company Act of 1940 (the “Investment Company Act”) in light of SEC Release No. 33-11265, titled “Special Purpose Acquisition Companies, Shell Companies, and Projections,” adopted on January 24, 2024. Under Section 3(a)(1) of the Investment Company Act, an entity may be considered an investment company if:

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor. We do not believe that our present anticipated principal activities will subject us to the Investment Company Act.

The SEC staff has articulated a five-factor qualitative test, known as the Tonopah factors, to assess whether a company qualifies as an investment company. Applying these factors to the Company, we conclude that the Company is not an investment company for the following reasons:

● 1. Historical Development - the Company. was incorporated with the intent to operate an active business. Since its formation, it has focused solely on operation, rather than investing in securities for returns.

● 2. Public Representations - The Company has never represented itself as an investment company or a company engaged in investing or holding securities. Further, all public disclosures, clearly define its purpose as an operating entity.

● 3. Activities of Officers and Directors - The Company’s board and management team are focused on operating its core business, negotiating transactions, and securing regulatory approvals—not managing an investment portfolio. The Company does not allocate resources or personnel toward investment activities.

● 4. Nature of Assets - The only assets of the Company prior to the business combination are cash equivalents as permitted under SEC rules.

● 5. Sources of Income and Revenue - The Company’s source of income is from operation and selling of its products, which is not indicative of an investment company. It does not generate revenue from securities trading or investment activities, other than liquidate its investment.

Following the business combination, we also analyzed whether the Company meets the definition of an investment company. It is our position that the Tonopah factors confirm that the Company is an operating company, as follows:

● Historical Development: - The Company was founded as a development-stage company focused on cutting-edge technologies for defense and law enforcement applications.

● Public Representations: - The Company does not present itself as an investment company. All public disclosures emphasize its focus on military-grade technology development.

● Activities of Officers and Directors: - The Company’s leadership team is dedicated exclusively to operational business functions. No personnel are assigned to investment-related activities.

● 4. Nature of Assets: Nature of Assets - As of June 30, 2025, 3.04% of the Company’s total assets are cash, derived from its operational business. Only $281 (0.28% of total assets) represents TFLM shares, which were acquired for strategic, not investment, purposes.

● Sources of Income and Revenue: - The Company anticipates revenue from defense technology commercialization starting Q4 2025. The Company does not generate significant income from investment activities.

Thus, the Company does not meet the definition of an investment company under Section 3(a)(1)(C) of the 1940 Act.

Following the business combination, it is our belief that the combined company will not meet the definition of an investment company. The combined company’s focus will remain developing, commercializing, and expanding its defense and security technology offerings. The investment in securities do not constitute a material portion of total assets. The Company’s business will be operational, not investment-oriented. Neither Bannix nor the Company engaged in investment activities prior to the business combination. The Company does not view the investment securities as a means of providing the Company with liquidity.

Accordingly, it is our believe that the post-merger entity will qualify for the exclusion under Section 3(b)(1) of the 1940 Act and will not be subject to investment company regulation. Given this analysis we do not believe the Company, or the post-merger entity meets the definition of an investment company under the 1940 Act.

Liquidity, Capital Resources and Going Concern

The Company was formed on March 20, 2024, with a capital contribution of $1,000 from the shareholder at par value of $0.0001 for 1,000 shares and 1,000 shares issuance to Tokenize for purchasing IP portfolio. In according with the VisionWave PPA the Company issued to Tokenize 1,000 shares. On June 4, 2024 one of the Company’s shareholders invested 10 million shares Avant Technologies, Inc. (“AVAI”) for additional 222 shares of the Company which been issued. On December 30, 2024, the Company received $108,006 cash advance from one of its customers for deposit purpose on account for a formal purchase order. On April 28, 2025, the Company sold its remaining holding of 9,735,888 shares of AVAI, which were recorded at par value of $0.001 per share as of March 31, 2025, to a third party in exchange for 280,534 shares of Tofla Megaline Inc. (“TFML”). At the transaction date, the fair market value of AVAI shares was $0.40 per share, while TFML shares were valued at par value of $0.001 per share. As a result of this non-cash exchange, the Company recognized a loss on sale of marketable securities of approximately $9,455.

As of June 30, 2025, the Company had $3,104 cash in its bank and $445 in brokerage accounts, as well as 280,534 shares of TFLM common stock.

Going Concern Evaluation

In connection with preparing the financial statements for the three months ended June 30, 2025, management evaluated whether there were conditions and events, considered in the aggregate, that raised substantial doubt about the Company’s ability to continue as a going concern within one year from the date that the financial statements are issued.

The Company considered the following:

•	At June 30, 2025, the Company had an accumulated deficit of $720,206.

•	At June 30,2025, the Company had a working capital deficit of $459,487.

•	At June 30, 2025, the Company used $57,349 in operating activities.

Ordinarily, conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern relate to the entity’s ability to meet its obligations as they become due.

The Company evaluated its ability to meet its obligations as they become due within one year from the date that the financial statements are issued by considering the following:

On April 8, 2025, with an effective date of March 31, 2025, VisionWave Holdings, together with the Company, entered into a Funding Support Agreement with Stanley Hills, LLC (“Stanley Hills”), the principal shareholder of the Company. Pursuant to the agreement, Stanley Hills irrevocably and unconditionally committed to provide financial support to both VisionWave Holdings and the Company, sufficient to fund their respective working capital needs for a period not less than twelve (12) months from September 23, 2025. The funding may be provided by Stanley Hills in the form of direct payments to third parties, advances or intercompany loans, or capital contributions, as mutually determined by the parties. Unless otherwise agreed in writing, any such advances will be non-interest bearing and repayable only at such time as determined by the applicable entity’s Board of Directors, and only to the extent such repayment would not impair the Company’s liquidity or ability to continue as a going concern. The agreement may not be terminated by Stanley Hills prior to the twelve-month period from the date of release of the financial statement.

Management has determined that the agreement with Stanley Hills and closing of the business combination elevated the risk about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance of the financial statements.

The merger closing triggered substantial, actionable, and committed below funding access, by VisionWave Holdings and the Company entering into an equity line of credit for fifty million dollars with an advance of three million dollars that has been funded at closing on July 25, 2025.

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by US GAAP. In the opinion of management, the financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balance sheet, statements of operations, statements of stockholders’ deficit and cash flows for the periods presented.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $3,549 as cash or cash equivalents as of June 30, 2025 and $60,898 as of March 31, 2025.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration which the entity expects to be entitled to receive in exchange for those goods or services.

Fair Value of Financial Instruments

Fair value is defined as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy which prioritizes the inputs used in the valuation methodologies is as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Value of Acquired Securities

On June 4, 2024, the Company entered into a Securities Exchange Agreement with GBT Tokenize Corp (GBT), under which the Company issued 222 shares in exchange for 10 million AVAI shares valued at $0.001 per share in total value of $10,000.

The 10 million AVAI shares received by VisionWave Technologies have been recorded as non-marketable security. According to US GAAP ASC 820-10-35-3, assumes the measurement of the fair value of the shares is exchanged with a counter party in an orderly transaction between market participants to sell the assets at the measurement date under current market conditions. Due to the low volume and negative equity of the AVAI shares, the Company recorded the non-marketable securities at the par value of the shares being paid as consideration, which is $0.001 for acquisition of 10 million shares.

ASC 820-10-35-3, assumes the measurement of the fair value of the shares is exchanged with a counter party in an orderly transaction between market participants to sell the asset at the measurement date under current market conditions.

In connection with determining a fair value of the shares, the Company reviewed ASC 820-10-35-37 which establishes a fair value hierarchy that prioritizes the inputs used in valuation techniques into the following three levels:

• Level 1: Quoted prices (unadjusted) in active markets for identical assets and liabilities that the reporting entity can access at the measurement date

• Level 2: Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly

• Level 3: Unobservable inputs

Based upon the facts and circumstances, the Company has concluded the Company’s AVAI common shares lack liquidity, do not trade in an active market and accordingly are appropriately categorized under level 3 inputs pursuant to ASC 320-10-35.

The Company sold 264,112 AVAI shares through March 7, 2025 generating net proceeds of $117,075 (net gain on sale of AVAI shares of $116,811) which proceeds were used for working capital. The Company intend to sell the AVAI shares and it is unable to quantify the expected value of the sale of the AVAI shares.

On April 28, 2025, the Company sold its remaining holding of 9,735,888 shares of AVAI, which were recorded at par value of $0.001 per share as of March 31, 2025, to a third party in exchange for 280,534 shares of Tofla Megaline Inc. (“TFML”). At the transaction date, the fair market value of AVAI shares was $0.40 per share, while TFML shares were valued at par value of $0.001 per share. As a result of this non-cash exchange, the Company recognized a loss on sale of marketable securities of approximately $9,455.

Value of Acquired Assets

Effective as of March 20, 2024, the Company entered into the VisionWave PPA. The Purchase Price for the assets is $30,000,000, which the Company pays with shares of common stock, $0.0001 par value per share (the “Common Stock”). In accordance therewith, VW agreed to issue and deliver to Tokenize, 1,000 shares of Common Stock (the “Shares”) representing 50% of VW issued and outstanding shares of Common Stock, where the remainder of the 50% of VW’s issued and outstanding shares of Common Stock are owned by Stanley Hills, LLC a corporation controlled by Anat Attia. The Company complies with ASC 845 “Nonmonetary Transactions” and Staff Accounting Bulletin Topic 5.G. and reports the value of the contributed assets at the same value the stockholder paid for those assets. As such, the Company recorded the acquired assets at the par value of the shares being paid as consideration which is $0.1 for issuance of 1,000 shares.

Value of Consulting Services

On August 21, 2024, the Company entered into a consulting and referral agreement with Elentina Group LLC, with an effective date of April 1, 2024. Under this agreement, the Company engaged the consultant to provide consulting and referral services for its benefit. In exchange for these services, the Company agreed to pay the consultant a monthly fee of $50,000, starting from the effective date and continuing for a period of five months. This fee, amounting to a total of $250,000 for the five months, has been fully earned as of the present date and will be compensated in 500 shares of the Company’s common stock at par value of $0.0001 in total fair value of $250,000.

Recently Issued Accounting Pronouncements

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any recently issued pronouncements to have a material impact on its results of operations or financial position.

In March 2024, the FASB issued ASU No. 2024-01, “Compensation—Stock Compensation (Topic 718): Scope Applications of Profits Interests and Similar Awards” (“ASU 2024-01”). ASU 2024-01 adds an example to Topic 718 which illustrates how to apply the scope guidance to determine whether profits interests and similar awards should be accounted for as share-based payment arrangements under Topic 718 or under other U.S. GAAP. ASU 2024-01 is effective for annual periods beginning after December 15, 2025, although early adoption is permitted. Upon adoption, ASU 2024-01 is not expected to have an impact on the Company’s financial statements.

In March 2024, the FASB issued ASU No 2024-02, “Codification Improvements - Amendments to Remove References to the Concepts Statements” (“ASU 2024-02”). ASU 2024-02 removes references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. ASU 2024-02 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. ASU 2024-02 can be applied prospectively or retrospectively. Upon adoption, ASU 2024-01 is not expected to have an impact on the Company’s financial statements.

In November 2024, the FASB issued ASU No. 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40).” This standard requires disclosure of specific information about costs and expenses and becomes effective January 1, 2027. We are currently evaluating the impact of this standard on our financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-04, “Debt - Debt with Conversions and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments” (“ASU 2024-04”). ASU 2024-04 clarifies the requirements for determining whether certain settlements of convertible debt instruments, including convertible debt instruments with cash conversion features or convertible debt instruments that are not currently convertible, should be accounted for as an induced conversion. The requirements of ASU 2024-04 are effective for the Company for fiscal years beginning after December 15, 2025, and interim periods within those periods. We are currently evaluating the impact of this standard on our financial statements and related disclosures.

Recently Adopted Pronouncements

In November 2023, the FASB issued Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280, on an interim and annual basis. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted this standard in the year ended March 31, 2024. The adoption did not have a material effect on the Company’s financial statements.

In December 2023, the FASB issued Accounting Standards Update 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires public entities, on an annual basis, to provide disclosure of specific categories in the rate reconciliation, as well as disclosure of income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted this standard in the year ended March 31, 2025. The adoption did not have a material effect on the Company’s financial statements.

Segment Reporting

The Company complies with ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements. The Company adopted ASU 2023- 07 on October 1, 2024. The amendments were applied retrospectively to all prior periods presented in the financial statements (see Note 9).

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

For purposes of calculating diluted loss per common stock, the denominator includes both the weighted- average number of shares of common stock outstanding during the period and the number of common stock equivalents if the inclusion of such common stock equivalents is dilutive.

Reconciliation of Loss per Share of Common Stock

Basic and diluted loss per share for common stock is calculated as follows:

	June 30, 2025	June30, 2024
Weighted Average Shares Outstanding	2,722	2,063
Net Loss	$(155,521)	$(18,314)
Basic and Diluted loss per common share	$(57.13)	$(8.88)

3.	Related Party Transactions

The Company’s shareholder (Stanley Hills, LLC a corporation controlled by Anat Attia) has paid the entire company expenses, as well as fund the Company’s bank and brokerage accounts, on behalf of the Company and is expected to continue to pay other costs in the future. As of June 30, 2025, no formal arrangement has been consummated indicating the number of future borrowings or the terms of the repayment. As of June 30, 2025 and March 31, 2025 the amount of $303,280 and $259,563 are outstanding, respectively. As described before, on April 8, 2025, with an effective date of June 30, 2025, VisionWave Holdings, together with the Company, entered into a Funding Support Agreement with Stanley Hills, LLC (“Stanley Hills”), the principal shareholder of the Company. Pursuant to the agreement, Stanley Hills irrevocably and unconditionally committed to provide financial support to both VisionWave and the Company, sufficient to fund their respective working capital needs for a period of not less than twelve (12) months from September 23, 2025.

On June 4, 2024, one of the Company’s shareholders (GBT Tokenize) invested 10 million shares of AVAI for additional 222 shares of the Company which been issued at the value of $10,000. On February 28, 2025, the Company sold 264,112 shares of AVAI common stock. On April 28, 2025, the Company sold its remaining holding of 9,735,888 shares of AVAI, which were recorded at par value of $0.001 per share as of March 31, 2025, to a third party in exchange for 280,534 shares of Tofla Megaline Inc. (“TFML”). At the transaction date, the fair market value of AVAI shares was $0.40 per share, while TFML shares were valued at par value of $0.001 per share. As a result of this non-cash exchange, the Company recognized a loss on sale of marketable securities of approximately $9,455.

4.	Advances to Supplier

In January 2025, the Company entered into a product purchase agreement and paid $98,250 advance payment to the vendor. The product been delivered and tested by the vendor on March 13, 2025, and was shipped to the client.

5.	Customer Deposit

In December 2024, the Company entered into a product purchase agreement and received a 50% advance payment from its customer in total cash amount of $108,006 as of June 30, 2025 and March 31, 2025, respectively. The Company has received the product and live fire tests have been performed on September 15, 2025.

6.	Stockholder’s Equity

Common stock

The Company is authorized to issue one class of stock. The class of stock shall be common stock, par value $0.0001, of which the Corporation shall have the authority to issue 10,000 shares.

On inception date the Company issued 1,000 shares to Stanley Hills, LLC a corporation controlled by Anat Attia.

Issuance to Tokenize for purchasing IP portfolio the Company issued 1,000 shares, which per shareholder’s agreement assigned to its shareholders.

On June 4, 2024 the Company issued to Tokenize for investing 10 million AVAI share the Company issued 222 shares. On August 21, 2024, the Company entered into a consulting and referral agreement with Elentina Group LLC, per which the Company Issued 500 shares of the Company’s common stock.

On August 21, 2024, the Company entered into a consulting and referral agreement with Elentina Group LLC, with an effective date of April 1, 2024. Under this agreement, the Company engaged the consultant to provide consulting and referral services for its benefit. In exchange for these services, the Company agreed to pay the consultant a monthly fee of $50,000, starting from the effective date and continuing for a period of five months. This fee, amounting to a total of $250,000 for the five months, has been fully earned as of the present date and was compensated in 500 shares of the Company’s common stock at par value of $0.0001 in total fair value of $250,000, which been allocated by Elentina as followings: 74 shares of the Company to one individual and 71 shares of the Company to each of six different individuals. In addition, two shareholders sold portion of their holding to third parties, where the company is not side to those transfers and did not sign any document to this effect.

As of June 30, 2025 and March 31, 2025, there were 2,722 shares of common stock issued and outstanding, respectively. Each share of common stock entitles the holder to one vote.

7.	Commitments and Contingencies

Indemnification Agreements

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to its vendors, lessors, contract research organizations, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. For the period ended June 30, 2025, the Company has not entered into indemnification agreements with any members of its board of directors. The maximum potential number of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. The Company has not incurred any costs as a result of such potential indemnifications and is not currently aware of any indemnification claims.

Entry into Material Definitive Agreements

On July 25, 2024, The Company, entered into a Memorandum of Agreement (“Agreement”) with a third-party contractor (“the Contractor”), a corporation organized under the laws of Delaware. The Agreement outlines a collaborative effort between VW and the Contractor to co-develop and potentially manufacture VW’s technologies for the U.S. market, including Foreign Military Sales (FMS) and Foreign Military Financing (FMF). The parties aim to leverage their unique and complementary competencies to enhance customer objectives, reduce risks, and ensure competitive potential.

Proprietary Information - Intellectual Property and confidential information disclosed between the parties will be protected as per a Nondisclosure Agreement dated April 27, 2024, which is appended to this Agreement.

The Agreement does not restrict either party from pursuing business opportunities with third parties unless governed by a separate Teaming Agreement.

The Company and the Contractor initiate its first pilot CUAS Interceptor, Multi-Purpose Tactical Drone and Neuromorphic Vision System. Said pilot took place on May 2025 and completed successfully.

Executive Retention Agreements

On April 30, 2024, the Company entered into a consulting agreement with Danny Rittman, an individual consultant, to provide IT, patent maintenance, evaluation, and general business services. Under the terms of the agreement, Mr. Rittman is compensated with a monthly fee of $5,000 for his services. These services include the preparation and review of VW’s intellectual properties and reports, as well as the evaluation of potential business deals. The agreement is structured on a month-to-month basis, and either party may terminate the agreement with 60 days’ prior notice.

On September 4, 2024, the Company entered into two Executive Retention Agreements with Ronald Meza and Ross Hacquebard, respectively. These agreements provide for annual salaries of $120,000, with 50% of the compensation to be paid in cash and 50% to accrue until the closing of the pending merger. The agreements include provisions for expense reimbursement, vacation entitlements, and participation in employee benefit plans. The agreements also outline that the executives will receive no termination, severance, or change of control compensation, except for accrued salary and vacation benefits. Both agreements may be terminated at any time by either party, with or without notice. The options and shares referenced in the agreements will be determined and vested after the successful completion of the pending merger.

On October 2, 2024, the Company entered into Executive Retention Agreement with Olivier Sohier. These agreements provide for annual salaries of $120,000, with 50% of the compensation to be paid in cash and 50% to accrue until the closing of the pending merger. The agreement includes provisions for expense reimbursement, vacation entitlements, and participation in employee benefit plan. The agreement also outline that the executive will receive no termination, severance, or change of control compensation, except for accrued salary and vacation benefits. Both agreements may be terminated at any time by either party, with or without notice. The options and shares referenced in the agreement will be determined and vested after the successful completion of the pending merger.

On May 29, 2025, the Company ratify Consulting Service Agreement effective from November 7, 2024, with Tuli Aviv. The ratification provides for annual salaries of $72,000. The responsibilities have included, without limitation, coordinating among Company’s various consultants, vendors, and suppliers, and providing ongoing administrative support necessary for operations.

On December 1, 2024, the Company entered into a Software Development Agreement with Charles (Kyunam) Choi for the development of the Foresee 360 system. The agreement provides for a total project cost of $8,000, with 50% of the compensation due at project kickoff and the remaining 50% upon completion of the second milestone. The agreement includes provisions for expense reimbursement, system updates, hardware integration, and UI refinement. It specifies that intellectual property rights for the deliverables will transfer to the Company upon final payment. Either party may terminate the agreement with seven days’ written notice, with compensation due for all completed work up to the termination date. The project been completed.

Legal Proceedings

The Company is not currently party to any material legal proceedings. At each reporting date, the Company evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to such legal proceedings.

Contingent Commission Payable

As discussed in Note 1, VisionWave Technologies has not received the 280,534 free-trading TFLM shares into its brokerage account at Alpine Securities. The Company appointed Raptor LLC as its sales agent for any potential disposition of these shares. Under the sales agency arrangement, Raptor LLC would be entitled to a sales commission of approximately $50,000 upon execution of a sale transaction.

At present, no sale of the TFLM shares has occurred, and VisionWave Technologies has not granted the required power of attorney over its brokerage account to enable such sales. Accordingly, the commission obligation to Raptor LLC is considered contingent. The Company will recognize the related liability only when a sale transaction occurs and the obligation becomes both probable and reasonably estimable.

8.	Fair Value of Financial Instruments

The carrying amounts of certain financial instruments, including cash and cash equivalents and accounts payable and accrued expenses, approximate their respective fair values due to the short-term nature of such instruments.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made. The Company had the following financial assets and liabilities as of June 30, 2025 and March 31, 2025:

	Balance as of June 30, 2025	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Investment in TFLM Securities	$281	$—	$—	$281
Total assets	$281	$—	$—	$281

	Balance as of June 30, 2025	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)		Significant Unobservable Inputs (Level 3)
Liabilities:
None	$—	$—		$—	$—
Total Liabilities	$—	$—	$		$—

		Quoted Prices	Significant
	Balance as of	in Active Markets for	Other Observable	Significant Unobservable
	March 31,	Identical Assets	Inputs	Inputs
	2025	(Level 1)	(Level 2)	(Level 3)
Assets:
Investment in Avant Technologies Restricted Securities	$9,736	$—	$—	$9,736
Total assets	$9,736	$—	$—	$9,736

		Quoted Prices	Significant
	Balance as of	in Active Markets for	Other Observable	Significant Unobservable
	March 31,	Identical Assets	Inputs	Inputs
	2025	(Level 1)	(Level 2)	(Level 3)
Liabilities:
None	$—	$—	$—	$—
Total Liabilities	$—	$—	$	$—

As of June 30, 2025 and March 31, 2025, the Company determined the value of the securities underlying the Contract assets shall be valued at par value of $0.001 in total amount of $281 and $9,736, respectively.

9.	Segment Information

ASC Topic 280 establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance. The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has on operating segment. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews key metrics, which include the following:

	June 30, 2025		June 30,2024
Operating costs	$		$
General and administrative expenses		1,963		10,545
Marketing and travelling expenses		4,585		3,650
Research and development expenses		8548		—
Professional expenses		130,970		4,119
Total operating expenses		146,066		18,314

Loss from operations		(146,066)		(18,314)

Other Income
Loss from sale of marketable securities		(9,455)		—
Total other income		(9,455)		—

Loss before income taxes		$(155,521)		$(18,314)

The key measure of segment profit or loss reviewed by our CODM are operating costs. Operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the Combination Period. The CODM also reviews operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

10.	Income Taxes

As of the date of issuance of these financial statements, the Company has not yet filed its federal income tax return for the year ended March 31, 2025 and did not file for an extension. The Company anticipates no federal tax liability due to net operating losses. Management believes any associated penalties or interest, if assessed, would not be material.

11.	Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date of the financial statements is available to be issued (September 24, 2025). The Company identified below subsequent events that would have required disclosure in these unaudited condensed financial statements.

The Business Combination with Bannix was consummated on July 14, 2025. As a result, the Company became wholly owned subsidiary of VisionWave Holdings Inc. which commenced trading on NASDAQ under the ticker VWAV on July 15, 2025.

VISIONWAVE TECHNOLOGIES INC.

Financial Statements

For the Year Ended March 31, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

VisionWave Technologies Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of VisionWave Technologies Inc. (the Company) as of March 31, 2025 and 2024, and the related statement of operations, stockholder’s deficit, and cash flows for each of the years in the two-year period ended March 31, 2025 and 2024 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024 and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/RBSM LLP
We have served as the Company’s auditor since 2024.
PCAOB ID 587
New York, NY
July 17, 2025

VISIONWAVE TECHNOLOGIES INC.

BALANCE SHEETS

	March 31, 2025	March 31, 2024
ASSETS
Current Assets
Cash	$60,453	$25
Brokerage account	445	—
Advances to supplier	98,250	—
Total current assets	159,148	25
Investments and Other Assets
Investment in restricted securities designated for sale	9,736	—
Total Investments and Other Assets	9,736	—
Total Assets	$168,884	$25
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accounts payable	$105,000	$—
Customer deposit	108,006	—
Due to related party	259,563	251
Total current liabilities	472,569	251
Total Liabilities	$472,569	$251
Commitments and Contingencies
Stockholders’ Deficit
Common stock, par value $0.0001; authorized 10,000 shares; issued and outstanding 2,722 and 2,000, respectively	$—	$—
Additional paid-in capital	261,000	1,000
Accumulated deficit	(564,685)	(1,226)
Total Stockholders’ Deficit	(303,685)	(226)
Total Liabilities and Stockholders’ Deficit	$168,884	$25

The accompanying notes are an integral part of the financial statements.

VISIONWAVE TECHNOLOGIES INC.

STATEMENT OF OPERATIONS FOR THE

	Year ended March 31, 2025		Period from March 20, 2024 (inception) to March 31, 2024

Operating costs	$		$
General and administrative expenses		11,532		1,226
Marketing and travelling expenses		3,650		—
Research and development expenses		71,445		—
Professional expenses		593,642		—
Total operating expenses		680,270		1,226
Loss from operations		(680,270)		(1,226)

Other Income
Gain from sale of marketable securities		116,811		—
Total other income		116,811		—

Loss before income taxes		(563,459)		(1,226)
Income tax expense		—		—
Net loss		$(563,459)		$(1,226)

Basic and diluted weighted average shares outstanding		2,487		2,000
Basic and diluted net loss per share		$(226.60)		$(0.61)

The accompanying notes are an integral part of the financial statements.

VISIONWAVE TECHNOLOGIES INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid	Accumulated	Total Stockholder’s
	Shares	Amount	in Capital	Deficit	Deficit
Balance as of March 20, 2024 (Inception)	—	$—	$—	$—	$—
Issuance of common stock - Inception	1,000	—	1,000	—	1,000
Issuance of common stock - Purchasing Intellectual Properties	1,000	—	—		—
Net loss	—	—	—	(1,226)	(1,226)
Balance as of March 31, 2024	2,000	$—	$1,000	$(1,226)	$(226)
Issuance of common stock - Investment by Affiliate	222	—	10,000	—	10,000
Issuance of common stock - Service	500	—	250,000	—	250,000
Net loss	—	—	—	(563,459)	(563,459)
Balance as of March 31, 2025	2,722	$—	$261,000	$(564,685)	$(303,685)

The accompanying notes are an integral part of the financial statements.

VISIONWAVE TECHNOLOGIES INC.
STATEMENT OF CASH FLOWS

	For the Year Ended March 31, 2025	For the period from March 20, 2024 (inception) to March 31, 2024
Cash flows from operating activities:
Net loss	$(563,459)	(1,226)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain from sales of securities	(116,811)	—
Stock based compensation	250,000	—
Changes in operating assets and liabilities:
Brokerage account	(445)	—
Advances to supplier	(98,250)	—
Due to Related party	259,312	251
Accounts Payable	105,000	—
Customer Deposit	108,006	—
Net cash used in operating activities	(56,647)	(975)
Cash Flows from Investing Activities:
Net proceeds from sales of securities	117,075	—
Net cash provided from investing activities	117,075	—

Cash Flows from Financing Activities:
Proceeds from sale of common stock to sponsors	—	1,000
Net cash provided by financing activities	—	1,000

Net change in cash	60,428	25
Cash beginning of the period	25	—
Cash end of the period	60,453	25
Supplemental disclosure of noncash financing activities:
Interest paid in cash	—	—
Income tax	—	—
Supplemental non-cash investing and financing activities	—	—
Issuance of common stock - Investment by Affiliate	10,000	—

The accompanying notes are an integral part of the financial statements.

Visionwave Technologies Inc.
Notes to Financial Statements

1. Organization

Description of Business

VisionWave Technologies, Inc. (“VW” or the “Company”) was incorporated in Nevada on March 20, 2024 as a development stage company. The Company is an emerging company focused on delivering advanced solutions for defense, homeland security, and industrial applications. Backed by nearly a decade of experience from its management team in supplying cutting-edge technology to military customers worldwide, the company has strategically invested in research and development to innovate its core offerings.

The Company has a fiscal year ending March 31st.

Proposed Business Combination

Purchase of Intellectual Properties

Effective as of March 20, 2024, GBT Tokenize Corp (“Tokenize”), which is 50% owned by GBT Technologies, Inc (“GBT”) and the Company entered into a Patent Purchase Agreement pursuant to which VW agreed to acquire from Tokenize the entire right, title, and interest of certain patents and patent applications providing an intellectual property basis for a machine learning driven technology that controls radio wave transmissions, analyzes their reflections data, and constructs 2D/3D images of stationary and in motion objects (“VisionWave PPA”).

The Purchase Price for the assets is $30,000,000 (the “Purchase Price”), which VW pays with shares of common stock, $0.0001 par value per share (the “Common Stock”). The Parties agree that the final Purchase Price may be adjusted and will be governed by a valuation report issued by a professional third party (“Valuation”). If the final Purchase Price per the Valuation is less than $30,000,000, Tokenize has the option to cancel this Agreement. In accordance therewith, VW agreed to issue and deliver to Tokenize, 1,000 shares of Common Stock (the “Shares”) representing 50% of VW issued and outstanding shares of Common Stock, where the remainder of the 50% of VW’s issued and outstanding shares of Common Stock are owned by Stanley Hills, LLC a corporation controlled by Anat Attia. In connection with the Valuation, the parties have elected to waive all requirements to for the delivery of a fairness opinion or valuation report prior to closing.

Business Combination with Bannix Acquisition Corp (“Bannix”)

Merger Agreement and Plan of Reorganization

On March 26, 2024, Bannix Acquisition Corp., a Delaware corporation (“Bannix”), entered into a Business Combination Agreement (the “Original Agreement”), by and among Bannix, VisionWave Technologies, Inc., a Nevada corporation (“Target”) and the shareholders of Target.

On September 6, 2024, Bannix entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among Bannix, VisionWave Holdings, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Bannix (“VisionWave Holdings”), BNIX Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of VisionWave Holdings (“Parent Merger Sub”), BNIX VW Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of VisionWave Holdings (“Company Merger Sub”), and Target. The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of Bannix, VisionWave Holdings, Parent Merger Sub, Company Merger Sub, and Target.

The Mergers

Pursuant to and in accordance with the terms set forth in the Merger Agreement, (a) Parent Merger Sub will merge with and into Bannix, with Bannix continuing as the surviving entity (the “Parent Merger”), as a result of which, (i) Bannix will become a wholly owned subsidiary of VisionWave Holdings, and (ii) each issued and outstanding security of Bannix immediately prior to the effective time of the Parent Merger (the “Parent Merger Effective Time”) (other than shares of Bannix Common Stock that have been redeemed or are owned by Bannix or any of its direct or indirect subsidiaries as treasury shares and any Dissenting Parent Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave Holdings (other than the Parent Rights, which shall be automatically converted into shares of VisionWave Holdings), and, (b) immediately following the consummation of the Parent Merger but on the same day, Company Merger Sub will merge with and into Target, with Target continuing as the surviving entity (the “Company Merger” and, together with the Parent Merger, the “Mergers”), as a result of which, (i) Target will become a wholly owned subsidiary of VisionWave Holdings, and (ii) each issued and outstanding security of Target immediately prior to the effective time of the Company Merger (the “Company Merger Effective Time”) (other than any Cancelled Shares or Dissenting Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave Holdings. The Mergers and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”

The Business Combination with Bannix was consummated on July 14, 2025. As a result, the Company became wholly owned subsidiary of VisionWave Holdings (“VisionWave”), Inc which commenced trading on NASDAQ under the ticker VWAV on July 15, 2025.

Consideration

Pursuant to and in accordance with the terms set forth in the Merger Agreement, at the Parent Merger Effective Time, (a) each share of Bannix common stock, par value $0.001 per share (“Bannix Common Stock”) outstanding immediately prior to the Parent Merger Effective Time that has not been redeemed, is not owned by Bannix or any of its direct or indirect subsidiaries as treasury shares and is not a Dissenting Parent Share will automatically convert into one share of common stock, par value $0.001, of VisionWave Holdings (each, a share of “VisionWave Holdings Common Stock”), (b) each Bannix Warrant shall automatically convert into one warrant to purchase shares of VisionWave Holdings Common Stock (each, a “VisionWave Holdings Warrant”) on substantially the same terms and conditions; and (c) each Bannix Right will be automatically converted into the number of shares of VisionWave Holdings Common Stock that would have been received by the holder of such Bannix Right if it had been converted upon the consummation of a business combination in accordance with Bannix’s organizational documents.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Company Merger Effective Time, (a) each share of issued and outstanding Target common stock, par value $0.0001 (“Target Common Stock”), shall be cancelled and converted into 4,041 shares of VisionWave Holdings Common Stock. As a result of completion, the business combination VisionWave issued 11,000,000 of its shares for 2,722 of the Company shares as consideration.

Governance

Subject to approval of shareholders, the parties have agreed to take actions such that, effective immediately after the Closing of the Business Combination, VisionWave’s Holdings board of directors shall consist of five directors, consisting of Haggai Ravid, Chuck Hansen, Eric T. Shuss, Douglas Davis, Noam Kenig. Additionally, certain current Target management personnel: Danny Rittman, Erik Klinger and Yossi Attia will become officers of VisionWave Holdings.

Representations and Warranties; Covenants

The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including, among others, covenants providing for (i) certain limitations on the operation of the parties’ respective businesses prior to consummation of the Business Combination, (ii) the parties’ efforts to satisfy conditions to consummation of the Business Combination, including by obtaining any necessary approvals from governmental agencies, (iii) prohibitions on the parties soliciting alternative transactions, (iv) VisionWave Holdings preparing and filing a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) and taking certain other actions to obtain the requisite approval of Bannix’s stockholders to vote in favor of certain matters, including the adoption of the Merger Agreement and approval of the Business Combination, at a special meeting to be called for the approval of such matters, and (v) the protection of, and access to, confidential information of the parties.

The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made the parties to the Merger Agreement which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Bannix does not believe that these schedules contain information that is material to an investment decision.

In addition, VisionWave Holdings has agreed to adopt an equity incentive plan, as described in the Merger Agreement.

Conditions to the Closing

The obligations of Bannix, VisionWave Holdings, Parent Merger Sub and Company Merger Sub (the “Bannix Parties”) and Target to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the approval of Bannix’s stockholders, (ii) the approval of Target’s stockholders, and (iii) VisionWave Holding’s Form S-4 registration statement becoming effective.

In addition, the obligations of the Bannix Parties to consummate the Business Combination are also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of Target being true and correct to the standards applicable to such representations and warranties and each of the covenants of Target having been performed or complied with in all material respects, (ii) delivery of certain ancillary agreements required to be executed and delivered in connection with the Business Combination, and (iii) no Material Adverse Effect having occurred.

The obligation of Target to consummate the Business Combination is also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of the Bannix Parties being true and correct to the standards applicable to such representations and warranties and each of the covenants of the Bannix Parties having been performed or complied with in all material respects and (ii) the shares of VisionWave Holdings Common Stock issuable in connection with the Business Combination being listed on the Nasdaq Stock Market.

The parties have elected to waive all requirements to for the delivery of a fairness opinion or valuation report prior to closing.

Termination Rights

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing of the Business Combination, including, but not limited to, (i) by mutual written consent of Bannix and Target, (ii) by Bannix, on the one hand, or Target, on the other hand, if there is any breach of the representations, warranties, covenant or agreement of the other party as set forth in the Merger Agreement, in each case, such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by either Bannix or Target if the Business Combination is not consummated by March 31, 2025 (which date may be extended by mutual agreement of the parties to the Merger Agreement), (iv) by either Bannix or Target if a meeting of Bannix’s stockholders is held to vote on proposals relating to the Business Combination and the stockholders do not approve the proposals, and (v) by Bannix if the Target stockholders do not approve the Merger Agreement.

Permitted Financings

The Merger Agreement contemplates that Target (a) may enter into agreements to raise capital in one or more private placement transactions prior to the Closing for aggregate gross proceeds of up to $20,000,000 or (b) consummate an initial sale of any shares of capital stock of Target in an underwritten public offering registered under the Securities Act or any direct listing of any shares of capital stock of Target on a securities exchange or securities market (“Permitted Financings”).

A copy of the Merger Agreement is filed with this Current Report on Form 8-K (this “Current Report”) as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto. Capitalized terms used in this Current Report and not otherwise defined herein shall have the meanings assigned to them in the A&R Merger Agreement.

Stockholder Support Agreement

In accordance with the Merger Agreement, within thirty (30) days following the execution of the Merger Agreement, Bannix, VisionWave Holdings, Target, and certain stockholders of Target representing the requisite votes necessary to approve the Merger Agreement (the “Target Equity Holders”) are expected to enter into a Stockholder Support Agreement pursuant to which the Target Equity Holders will: (a) agree to vote in favor of the adoption of the Merger Agreement and approve the Mergers and the other Transactions to which Target is a party; and (b) agree to waive any appraisal or similar rights they may have pursuant to Nevada law with respect to the Mergers and the other Transactions.

Risks and Uncertainties

Covid-19

Management is currently evaluating the impact of the COVID-19 pandemic on the Company and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these audited financial statements. The audited financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Geopolitical Military Conflicts

Geopolitical military conflicts including the Russian invasion of Ukraine and the Israel-Hamas war, have had a material adverse effect on financial and business conditions in Europe and the middle-East and could materially and adversely affect the business and prospects of potential targets for the Company’s business combination. These circumstances could reduce the prospects for the Company to generate revenues in the future. With the Russian Federation’s invasion of Ukraine in February 2022 and Israel’s declared war against Hamas in October 2023, these conflicts have continued to escalate without any resolution foreseeable in the near future with the short and long-term impact on financial and business conditions in Europe remaining highly uncertain. Various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these audited financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these audited financial statements.

Additionally, the continuing geopolitical uncertainty relating to the Israel-Hamas war could commenced on October 7, 2023 cause further damage or disruption to international commerce and the global economy, and thus have a material adverse effect on the business, the cost and availability of capital and prospects of technology companies.

Impact of the Worldwide Supply-Chain Disruption and Climate Change

Management is currently evaluating the impact of the worldwide supply-chain disruption and climate change and has concluded that while it is reasonably possible that this supply disruption could have a negative effect on the Company’s financial position, results of its operations, the specific impact is not readily determinable as of the date of the audited financial statement. Management considered the effect of climate change and arrived at the same conclusion, no effect or changes to the attached financial statements as presented. The accompanying audited financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Investment Company Act 1940

The Company has evaluated its status under the Investment Company Act of 1940 (the “Investment Company Act”) in light of SEC Release No. 33-11265, titled “Special Purpose Acquisition Companies, Shell Companies, and Projections,” adopted on January 24, 2024. Under Section 3(a)(1) of the Investment Company Act, an entity may be considered an investment company if:

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor. We do not believe that our present anticipated principal activities will subject us to the Investment Company Act.

The SEC staff has articulated a five-factor qualitative test, known as the Tonopah factors, to assess whether a company qualifies as an investment company. Applying these factors to the Company, we conclude that the Company is not an investment company for the following reasons:

● 1. Historical Development - the Company. was incorporated with the intent to operate an active business. Since its formation, it has focused solely on operation, rather than investing in securities for returns.

● 2. Public Representations - The Company has never represented itself as an investment company or a company engaged in investing or holding securities. Further, all public disclosures, clearly define its purpose as an operating entity.

● 3. Activities of Officers and Directors - The Company’s board and management team are focused on operating its core business, negotiating transactions, and securing regulatory approvals—not managing an investment portfolio. The Company does not allocate resources or personnel toward investment activities.

● 4. Nature of Assets - The only assets of the Company prior to the business combination are cash equivalents as permitted under SEC rules.

● 5. Sources of Income and Revenue - The Company’s source of income is from operation and selling of its products, which is not indicative of an investment company. It does not generate revenue from securities trading or investment activities, other than liquidate its investment.

Following the business combination, we also analyzed whether the Company meets the definition of an investment company. It is our position that the Tonopah factors confirm that the Company is an operating company, as follows:

● Historical Development: - The Company was founded as a development-stage company focused on cutting-edge technologies for defense and law enforcement applications.

● Public Representations: - The Company does not present itself as an investment company. All public disclosures emphasize its focus on military-grade technology development.

●	Activities of Officers and Directors: - The Company’s leadership team is dedicated exclusively to operational business functions. No personnel are assigned to investment-related activities.

● 4. Nature of Assets: Nature of Assets - As of March 31, 2025, over 35% of the Company’s total assets are cash, derived from its operational business. Only $9,736 (5.76% of total assets) represents AVAI shares, which were acquired for strategic, not investment, purposes.

● Sources of Income and Revenue: - The Company anticipates revenue from defense technology commercialization starting Q2 2025. The Company does not generate significant income from investment activities.

Thus, the Company does not meet the definition of an investment company under Section 3(a)(1)(C) of the 1940 Act.

Following the business combination, it is our belief that the combined company will not meet the definition of an investment company. The combined company’s focus will remain developing, commercializing, and expanding its defense and security technology offerings. The AVAI shares do not constitute a material portion of total assets. The Company’s business will be operational, not investment-oriented. Neither Bannix nor the Company engaged in investment activities prior to the business combination. The Company does not view the investment into Avant Technologies Inc. (“AVAI”) as a means of providing the Company with liquidity. Instead, the primary purpose of acquiring 10 million AVAI shares was to establish a strategic relationship between the Company and AVAI and its Avant-AI! platform. The Company believes in AVAI’s long- term success and considers its technology aligned with the Company’s broader objectives. AVAI’s Avant-AI platform has potential applications that could benefit the Company’s technology-driven initiatives. The investment reflects a strategic business interest rather than a financial instrument intended for liquidity. However, in an abundance of caution, the Company is re- evaluating the AVAI investment due to concerns that retaining a large, illiquid investment could raise regulatory questions regarding classification under the Investment Company Act of 1940, which the Company seeks to avoid. As a result, Target sold 264,112 AVAI shares through March 7, 2025 generating gross proceeds of $116,811 which proceeds were used for working capital. Although the Company initially intended to hold the AVAI shares as a long-term investment in its strategic relationship, the Company is evaluating the potential sale of the AVAI shares in a private sale.

Accordingly, it is our believe that the post-merger entity will qualify for the exclusion under Section 3(b)(1) of the 1940 Act and will not be subject to investment company regulation.

Given this analysis we do not believe the Company, or the post-merger entity meets the definition of an investment company under the 1940 Act. However, if the Company deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our business combination.

Liquidity, Capital Resources and Going Concern

The Company was formed on March 20, 2024, with a capital contribution of $1,000 from the shareholder at par value of $0.0001 for 1,000 shares and 1,000 shares issuance to Tokenize for purchasing IP portfolio. In according with the VisionWave PPA the Company issued to Tokenize 1,000 shares. On June 4, 2024 one of the Company’s shareholders invested 10 million shares Avant Technologies, Inc. (“AVAI”) for additional 222 shares of the Company which been issued. On December 30, 2024, the Company received $108,006 cash advance from one of its customers for deposit purpose on account for a formal purchase order. As of March 31, 2025, the Company had $60,453 cash in its bank and $445 in brokerage accounts, as well as 9,735,868 restricted shares of AVAI common stock vested under the Company name as book entry with AVAI’s transfer agent.

Going Concern Evaluation

In connection with preparing the financial statements for the year ended March 31, 2025, management evaluated whether there were conditions and events, considered in the aggregate, that raised substantial doubt about the Company’s ability to continue as a going concern within one year from the date that the consolidated financial statements are issued.

The Company considered the following:

●	At March 31, 2025, the Company had an accumulated deficit of $564,685.

●	At March 31, 2025, the Company had a working capital deficit of $313,421.

●	At March 31, 2025, the Company used $56,647 in operating activities.

Ordinarily, conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern relate to the entity’s ability to meet its obligations as they become due.

The Company evaluated its ability to meet its obligations as they become due within one year from the date that the financial statements are issued by considering the following:

On April 8, 2025, with an effective date of March 31, 2025, VisionWave Holdings, together with the Company, entered into a Funding Support Agreement with Stanley Hills, LLC (“Stanley Hills”), the principal shareholder of the Company. Pursuant to the agreement, Stanley Hills irrevocably and unconditionally committed to provide financial support to both VisionWave and The Company, sufficient to fund their respective working capital needs for a period not less than twelve (12) months from the date of release/issuance of the financial statement. The funding may be provided by Stanley Hills in the form of direct payments to third parties, advances or intercompany loans, or capital contributions, as mutually determined by the parties. Unless otherwise agreed in writing, any such advances will be non-interest bearing and repayable only at such time as determined by the applicable entity’s Board of Directors, and only to the extent such repayment would not impair the Company’s liquidity or ability to continue as a going concern. The agreement may not be terminated by Stanley Hills prior to the twelve-month period from the date of release of the financial statement.

Management has determined that the agreement with Stanley Hills and closing of the business combination elevated the risk about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance of the financial statements.

The merger closing triggered substantial, actionable, and committed below funding access:

●	Investor A is actively pushing to draw $2 million immediately and has committed to a $50 million equity line.

●	Investor B has offered us $2 million in $300K tranches, and is likewise eager for us to proceed post-closing.

●	Investor C is to finalize their $18 million ELOC and a $5 million pre-paid advance.

2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by US GAAP. In the opinion of management, the financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balance sheet, statements of operations, statements of stockholders’ deficit and cash flows for the periods presented.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the audited financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $60,898 as cash or cash equivalents as of March 31, 2025 and $25 as of March 31, 2024.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration which the entity expects to be entitled to receive in exchange for those goods or services.

Fair Value of Financial Instruments

Fair value is defined as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy which prioritizes the inputs used in the valuation methodologies is as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Value of Acquired Securities

On June 4, 2024, VisionWave Technologies Inc. (VisionWave) entered into a Securities Exchange Agreement with GBT Tokenize Corp (GBT), under which VisionWave issued 222 shares in exchange for 10 million AVAI shares valued at $0.001 per share in total value of $10,000. VisionWave required additional funding for its ongoing operations, and the parties agreed that tokenize would invest an additional 10 million AVAI shares. VisionWave and Stanley Hills determined that 10 million AVAI shares, out of Tokenize’s 26 million shares, would suffice for this investment.

The 10 million AVAI shares received by VisionWave have been recorded as non-marketable security. According to US GAAP ASC 820-10-35-3, assumes the measurement of the fair value of the shares is exchanged with a counter party in an orderly transaction between market participants to sell the assets at the measurement date under current market conditions. Due to the low volume and negative equity of the AVAI shares, the Company recorded the non-marketable securities at the par value of the shares being paid as consideration, which is $0.001 for acquisition of 10 million shares.

ASC 820-10-35-3, assumes the measurement of the fair value of the shares is exchanged with a counter party in an orderly transaction between market participants to sell the asset at the measurement date under current market conditions.

In connection with determining a fair value of the shares, the Company reviewed ASC 820-10-35-37 which establishes a fair value hierarchy that prioritizes the inputs used in valuation techniques into the following three levels:

●	Level 1: Quoted prices (unadjusted) in active markets for identical assets and liabilities that the reporting entity can access at the measurement date

●	Level 2: Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly

●	Level 3: Unobservable inputs

Based upon the facts and circumstances, the Company has concluded the Company’s AVAI common shares lack liquidity, do not trade in an active market and accordingly are appropriately categorized under level 3 inputs pursuant to ASC 320-10-35.

The Company sold 264,112 AVAI shares through March 7, 2025 generating net proceeds of $117,075 (net gain on sale of AVAI shares of $116,811) which proceeds were used for working capital. The Company intend to sell the AVAI shares and it is unable to quantify the expected value of the sale of the AVAI shares.

In addition to the inactive market for the AVAI stock, the Company has concluded the fair value of the shares of par value, $9,736 is reasonable based upon the AVAI current financial position and results of its operations.

Value of Acquired Assets

Effective as of March 20, 2024, the Company entered into the VisionWave PPA. The Purchase Price for the assets is $30,000,000, which the Company pays with shares of common stock, $0.0001 par value per share (the “Common Stock”). In accordance therewith, VW agreed to issue and deliver to Tokenize, 1,000 shares of Common Stock (the “Shares”) representing 50% of VW issued and outstanding shares of Common Stock, where the remainder of the 50% of VW’s issued and outstanding shares of Common Stock are owned by Stanley Hills, LLC a corporation controlled by Anat Attia. The Company complies with ASC 845 “Nonmonetary Transactions” and Staff Accounting Bulletin Topic 5.G. and reports the value of the contributed assets at the same value the stockholder paid for those assets. As such, the Company recorded the acquired assets at the par value of the shares being paid as consideration which is $0.1 for issuance of 1,000 shares.

Value of Consulting Services

On August 21, 2024, the Company entered into a consulting and referral agreement with Elentina Group LLC, with an effective date of April 1, 2024. Under this agreement, the Company engaged the consultant to provide consulting and referral services for its benefit. In exchange for these services, the Company agreed to pay the consultant a monthly fee of $50,000, starting from the effective date and continuing for a period of five months. This fee, amounting to a total of $250,000 for the five months, has been fully earned as of the present date and will be compensated in 500 shares of the Company’s common stock at par value of $0.0001 in total fair value of $250,000.

Recently Issued Accounting Pronouncements

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any recently issued pronouncements to have a material impact on its results of operations or financial position.

In March 2024, the FASB issued ASU No. 2024-01, “Compensation—Stock Compensation (Topic 718): Scope Applications of Profits Interests and Similar Awards” (“ASU 2024-01”). ASU 2024-01 adds an example to Topic 718 which illustrates how to apply the scope guidance to determine whether profits interests and similar awards should be accounted for as share-based payment arrangements under Topic 718 or under other U.S. GAAP. ASU 2024-01 is effective for annual periods beginning after December 15, 2025, although early adoption is permitted. Upon adoption, ASU 2024-01 is not expected to have an impact on the Company’s financial statements.

In March 2024, the FASB issued ASU No 2024-02, “Codification Improvements - Amendments to Remove References to the Concepts Statements” (“ASU 2024-02”). ASU 2024-02 removes references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. ASU 2024-02 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. ASU 2024-02 can be applied prospectively or retrospectively. Upon adoption, ASU 2024-01 is not expected to have an impact on the Company’s financial statements.

In November 2024, the FASB issued ASU No. 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40).” This standard requires disclosure of specific information about costs and expenses and becomes effective January 1, 2027. We are currently evaluating the impact of this standard on our financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-04, “Debt - Debt with Conversions and Other Options (Subtopic 470- 20): Induced Conversions of Convertible Debt Instruments” (“ASU 2024-04”). ASU 2024-04 clarifies the requirements for determining whether certain settlements of convertible debt instruments, including convertible debt instruments with cash conversion features or convertible debt instruments that are not currently convertible, should be accounted for as an induced conversion. The requirements of ASU 2024-04 are effective for the Company for fiscal years beginning after December 15, 2025, and interim periods within those periods. We are currently evaluating the impact of this standard on our financial statements and related disclosures.

Recently Adopted Pronouncements

In November 2023, the FASB issued Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280, on an interim and annual basis. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted this standard in the year ended March 31, 2024. The adoption did not have a material effect on the Company’s financial statements.

In December 2023, the FASB issued Accounting Standards Update 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires public entities, on an annual basis, to provide disclosure of specific categories in the rate reconciliation, as well as disclosure of income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted this standard in the year ended March 31, 2024. The adoption did not have a material effect on the Company’s consolidated financial statements.

Segment Reporting

The Company complies with ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements. The Company adopted ASU 2023- 07 on October 1, 2024. The amendments were applied retrospectively to all prior periods presented in the financial statements (see Note 9).

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

For purposes of calculating diluted loss per common stock, the denominator includes both the weighted- average number of shares of common stock outstanding during the period and the number of common stock equivalents if the inclusion of such common stock equivalents is dilutive.

Reconciliation of Loss per Share of Common Stock

Basic and diluted loss per share for common stock is calculated as follows:

	Year Ended March 31, 2025	For the period from March 20, 2024 (inception) to March 31, 2024
Weighted Average Shares Outstanding	2,487	2,000
Net Loss	$(563,459)	$(1,226)
Basic and Diluted loss per common share	$(226.60)	$(0.61)

3. Related Party Transactions

The Company’s shareholder (Stanley Hills, LLC a corporation controlled by Anat Attia) has paid the entire company expenses, as well as fund the Company’s bank and brokerage accounts, on behalf of the Company and is expected to continue to pay other costs in the future. As of March 31, 2025, no formal arrangement has been consummated indicating the number of future borrowings or the terms of the repayment. As of March 31, 2025 and 2024 the amount of $259,563 and $251 is outstanding, respectively. As described before, on April 8, 2025, with an effective date of March 31, 2025, VisionWave Holdings, together with the Company, entered into a Funding Support Agreement with Stanley Hills, LLC (“Stanley Hills”), the principal shareholder of the Company. Pursuant to the agreement, Stanley Hills irrevocably and unconditionally committed to provide financial support to both VisionWave and The Company, sufficient to fund their respective working capital needs for a period of not less than twelve (12) months from March 31, 2025.

On June 4, 2024, one of the Company’s shareholders (GBT Tokenize) invested 10 million shares Avant Technologies, Inc. (“AVAI”) for additional 222 shares of the Company which been issued at the value of $10,000. On February 28, 2025, the Company sold 264,112 shares of AVAI common stock. As of March 31, 2025, the Company had a value of $9,736 in investment in Avant Technologies Restricted Securities.

In September 2024, the Company entered into an agreement with Noam Kenig its CEO, granting the company a non- exclusive, non-transferable right to use certain patents for product development purposes. The patents cover systems related to aerial interception and detection using unmanned aerial vehicles (UAVs) and event-based camera technology. VisionWave provided a nominal consideration of $1.00 for this right of usage. This agreement does not include rights for manufacturing, sales, or commercialization activities and may be converted into a full license agreement in the future, with terms to be negotiated at that time.

4. Advances to Supplier

In January 2025, the Company entered into a product purchase agreement and paid $98,250 advance payment to the vendor. The product been delivered and tested by the vendor on March 13, 2025, and pending shipment to the client.

5. Customer Deposit

In December 2024, the Company entered into a product purchase agreement and received a 50% advance payment from its customer in total cash amount of $108,006 as of March 31, 2025. Delivery of the product is pending client’s finalize its import permit at its final designation country.

6. Stockholder’s Equity

Common stock

The Company is authorized to issue one class of stock. The class of stock shall be common stock, par value $0.0001, of which the Corporation shall have the authority to issue 10,000 shares.

On inception date the Company issued 1,000 shares to Stanley Hills, LLC a corporation controlled by Anat Attia.

Issuance to Tokenize for purchasing IP portfolio the Company issued 1,000 shares, which per shareholder’s agreement assigned to its shareholders.

On June 4, 2024 the Company issued to Tokenize for investing 10 million AVAI share the Company issued 222 shares. On August 21, 2024, the Company entered into a consulting and referral agreement with Elentina Group LLC, per which the Company Issued 500 shares of the Company’s common stock.

On August 21, 2024, the Company entered into a consulting and referral agreement with Elentina Group LLC, with an effective date of April 1, 2024. Under this agreement, the Company engaged the consultant to provide consulting and referral services for its benefit. In exchange for these services, the Company agreed to pay the consultant a monthly fee of $50,000, starting from the effective date and continuing for a period of five months. This fee, amounting to a total of $250,000 for the five months, has been fully earned as of the present date and was compensated in 500 shares of the Company’s common stock at par value of $0.0001 in total fair value of $250,000, which been allocated by Elentina as followings: 74 shares of the Company to one individual and 71 shares of the Company to each of six different individuals.

Shareholder’s Agreements

On August 17, 2024 Tokenize, GBT. and Magic Internacional Argentina FC (“Magic”) entered into agreements (which the Company is not side to) effective March 26, 2024 which assign the shares issued by the Company to Tokenize, 500 to GBT and 500 to Magic. Post this transaction Tokenize hold 222 shares of the Company.

As of March 31, 2025 and 2024, there were 2,722 and 2,000 shares of common stock issued and outstanding, respectively. Each share of common stock entitles the holder to one vote.

7. Commitments and Contingencies

Indemnification Agreements

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to its vendors, lessors, contract research organizations, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. For the year ended March 31, 2025, the Company has not entered into indemnification agreements with any members of its board of directors. The maximum potential number of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. The Company has not incurred any costs as a result of such potential indemnifications and is not currently aware of any indemnification claims.

Entry into Material Definitive Agreements

On July 25, 2024, The Company, entered into a Memorandum of Agreement (“Agreement”) with a third-party contractor (“the Contractor”), a corporation organized under the laws of Delaware.

The Agreement outlines a collaborative effort between VisionWave and the Contractor to co-develop and potentially manufacture VisionWave’s technologies for the U.S. market, including Foreign Military Sales (FMS) and Foreign Military Financing (FMF). The parties aim to leverage their unique and complementary competencies to enhance customer objectives, reduce risks, and ensure competitive potential.

Roles and Responsibilities

-	Contractor Responsibilities:

-	Serve as the Prime Contractor and sole customer point of contact.

-	Retain responsibility for proposal activities, negotiations, and post-award activities.

-	May invest in joint IRAD projects for product development and serve as the Design Authority for derivatives.

-	VisionWave Responsibilities:

-	Serve as the Design Authority for all Products and act as a Subcontractor to the Contractor.

-	Represent and warrant ownership of all pre-existing intellectual property for the defined Products.

-	May invest in joint IRAD projects.

Products Covered

Products covered under this Agreement include, but are not limited to:

-	CUAS Interceptor

-	Neuromorphic Vision System

-	Remote Weapon Station (RWS)

-	Multi-Purpose Tactical Drone

-	Vision-RF System

Proprietary Information

Intellectual Property and confidential information disclosed between the parties will be protected as per a Nondisclosure Agreement dated April 27, 2024, which is appended to this Agreement.

Limits of the Agreement

- Both parties retain the right to quote, offer, and sell products/services to other parties, except as limited by this Agreement.

- The Agreement does not restrict either party from pursuing business opportunities with third parties unless governed by a separate Teaming Agreement.

The Company and the Contractor initiate its first pilot CUAS Interceptor, Multi-Purpose Tactical Drone and Neuromorphic Vision System. Said pilot took place on May 2025 and completed successfully.

Executive Retention Agreements

On April 30, 2024, the Company entered into a consulting agreement with Danny Rittman, an individual consultant, to provide IT, patent maintenance, evaluation, and general business services. Under the terms of the agreement, Mr. Rittman is compensated with a monthly fee of $5,000 for his services. These services include the preparation and review of VisionWave’s intellectual properties and reports, as well as the evaluation of potential business deals. The agreement is structured on a month- to-month basis, and either party may terminate the agreement with 60 days’ prior notice.

On September 4, 2024, the Company entered into two Executive Retention Agreements with Ronald Meza and Ross Hacquebard, respectively. These agreements provide for annual salaries of $120,000, with 50% of the compensation to be paid in cash and 50% to accrue until the closing of the pending merger. The agreements include provisions for expense reimbursement, vacation entitlements, and participation in employee benefit plans. The agreements also outline that the executives will receive no termination, severance, or change of control compensation, except for accrued salary and vacation benefits. Both agreements may be terminated at any time by either party, with or without notice. The options and shares referenced in the agreements will be determined and vested after the successful completion of the pending merger.

On October 2, 2024, the Company entered into Executive Retention Agreement with Olivier Sohier. These agreements provide for annual salaries of $120,000, with 50% of the compensation to be paid in cash and 50% to accrue until the closing of the pending merger. The agreement includes provisions for expense reimbursement, vacation entitlements, and participation in employee benefit plan. The agreement also outline that the executive will receive no termination, severance, or change of control compensation, except for accrued salary and vacation benefits. Both agreements may be terminated at any time by either party, with or without notice. The options and shares referenced in the agreement will be determined and vested after the successful completion of the pending merger.

On May 29, 2025, the Company ratify Consulting Service Agreement effective from November 7, 2024, with Tuli Aviv. The ratification provides for annual salaries of $72,000. The responsibilities have included, without limitation, coordinating among Company’s various consultants, vendors, and suppliers, and providing ongoing administrative support necessary for operations.

On December 1, 2024, the Company entered into a Software Development Agreement with Charles (Kyunam) Choi for the development of the Foresee 360 system. The agreement provides for a total project cost of $8,000, with 50% of the compensation due at project kickoff and the remaining 50% upon completion of the second milestone. The agreement includes provisions for expense reimbursement, system updates, hardware integration, and UI refinement. It specifies that intellectual property rights for the deliverables will transfer to the Company upon final payment. Either party may terminate the agreement with seven days’ written notice, with compensation due for all completed work up to the termination date. The project been completed.

Legal Proceedings

The Company is not currently party to any material legal proceedings. At each reporting date, the Company evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to such legal proceedings.

8. Fair Value of Financial Instruments

The carrying amounts of certain financial instruments, including cash and cash equivalents and accounts payable and accrued expenses, approximate their respective fair values due to the short-term nature of such instruments.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made. The Company had the following financial assets and liabilities as of March 31, 2025:

	Balance as of March 31,	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	2025	(Level 1)	(Level 2)	(Level 3)
Assets:
Investment in Avant Technologies
Restricted Securities	$9,736	$—	$—	$9,736
Total assets	$9,736	$—	$—	$9,736

	Balance as of March 31,	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	2025	(Level 1)	(Level 2)	(Level 3)
Liabilities:
None	$—	$—	$—	$—
Total Liabilities	$—	$—	$	$—

As of March 31, 2025 and 2024, the Company determined the value of the securities underlying the Contract assets shall be valued at par value of $0.001 in total amount of $9,736 and $0, respectively.

9. Segment Information

ASC Topic 280 establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance. The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the consolidated operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has on operating segment. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews key metrics, which include the following:

	Year ended March 31, 2025		For the period from March 20, 2024 (inception) to March 31, 2024

Operating costs	$		$
General and administrative expenses		11,532		1,226
Marketing and travelling expenses		3,650		—
Research and development expenses		71,445		—
Professional expenses		593,642		—
Total operating expenses		680,270		1,226
Loss from operations		(680,270)		(1,226)

Other Income
Gain from sale of marketable securities		116,811		—
Total other income		116,811		—

Loss before income taxes		$(563,459)		$(1,226)

The key measure of segment profit or loss reviewed by our CODM are operating costs. Operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the Combination Period. The CODM also reviews operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

10. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to July 16, 2025, the date of the financial statements is available to be issued. The Company identified below subsequent events that would have required disclosure in these audited financial statements.

On April 28, 2025, the Company entered into a Stock Purchase Agreement with Prospera LLC, an accredited third- party investor. Under the agreement, the Company agreed to sell 9,735,888 restricted shares of common stock of Avant Technologies Inc. (OTC: AVAI) at a price of $0.0770346 per share, for a total consideration of $750,000. On May 22, 2025, the parties executed an Addendum to the Stock Purchase Agreement, whereby the parties agreed that the $750,000 consideration would be fully and finally satisfied through the delivery of 280,534 unrestricted shares of TFLM (OTC: TFLM), owned by Redwerk IT Development LTD, an affiliate of Prospera LLC. The shares were confirmed as free-trading and represented less than 5% of TFLM’s total outstanding shares. The Company appointed Raptor LLC as its exclusive sales agent to sell the TFLM shares on its behalf for a fixed commission. The transaction supports the Company’s strategy of monetizing non-core assets and enhancing its liquidity in preparation for the closing of its pending business combination.

The transactions under the Merger Agreement (see note 1 under: Business Combination with Bannix Acquisition Corp (“Bannix”) were consummated on July 14, 2025. As a result, the Company became wholly owned subsidiary of VisionWave Holdings, Inc which commenced trading on NASDAQ under the ticker VWAV, on July 15, 2025. As a result of completion, the business combination VisionWave issued 11,000,000 of its shares for 2,722 of the Company shares as consideration.

BANNIX ACQUISITION CORP. (PREDECESSOR)

CONDENSED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Current Assets:
Cash	$885	$9,754
Prepaid expense and other	3,930	3,930
Total Current Assets	4,815	13,684

Cash held in Trust Account	1,168,644	3,749,377
Total Assets	$1,173,459	$3,763,061

Liabilities, Redeemable Common Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$1,231,500	$969,883
Income taxes payable	955,887	888,426
Excise tax payable	913,292	750,608
Promissory notes - Evie	1,003,995	1,003,995
Due to related parties	2,106,406	1,805,644
Total Current Liabilities	6,211,080	5,418,556

Warrant liability	25,984	12,180
Redemptions payable	972,722	—
Deferred underwriters’ discount	225,000	225,000
Total Liabilities	7,434,786	5,655,736

Commitments and Contingencies

Common stock subject to possible redemption 16,353 and 324,748 at redemption value on June 30, 2025 and December 31, 2024, respectively	608,298	4,084,139

Stockholders’ Deficit
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.01; authorized 100,000,000 shares; issued 4,061,166 and 4,286,248 shares; and outstanding 2,524,000 and 2,524,000 shares (excluding 16,353 and 324,748 shares subject to redemption and 1,437,500 Treasury Stock shares) on June 30, 2025 and December 31, 2024, respectively	39,615	39,615
Additional paid-in capital	—	—
Accumulated deficit	(6,894,865)	(6,002,054)
Less Treasury Stock; at cost; 1,437,500 common shares	(14,375)	(14,375)
Total Stockholders’ Deficit	(6,869,625)	(5,976,814)
Total Liabilities, Redeemable Common Stock and Stockholders’ Deficit	$1,173,459	$3,763,061

The accompanying notes are an integral part of these unaudited condensed financial statements.

BANNIX ACQUISITION CORP. (PREDECESSOR)
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating costs	$325,822	$348,402	$612,939	$768,454
Loss from operations	(325,822)	(348,402)	(612,939)	(768,454)

Other (expense) income:
Interest income on trust account	6,000	200,064	34,720	566,267
Gain on forgiven of payables	—	—	—	33,750
Excise tax interest/penalty	(59,193)	—	(127,219)	—
Income tax interest/penalties	(20,246)	—	(60,376)	—
Change in fair value of warrant liabilities	(19,894)	4,060	(13,804)	(4,060)
Total other (expense) income, net	(93,333)	204,124	(166,679)	595,957

Loss before provision for income taxes	(419,155)	(144,278)	(779,618)	(172,497)
Provision for income taxes	(336)	(8,826)	(7,085)	(8,826)
Net loss	$(419,491)	$(153,104)	$(786,703)	$(181,323)

Basic and diluted weighted average shares outstanding	2,587,045	4,081,747	2,692,303	4,734,717
Basic and diluted net loss per share	$(0.16)	$(0.04)	$(0.29)	$(0.04)

The accompanying notes are an integral part of these unaudited condensed financial statements.

 BANNIX ACQUISITION CORP. (PREDECESSOR)
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025

	Common stock
	Share (1)	Amount	Additional Paid-in Capital	Accumulated Deficit	Treasury Stock	Total Stockholders’ Deficit
Balance as of January 1, 2025	3,961,500	$39,615	$—	$(6,002,054)	$(14,375)	$(5,976,814)
Net loss	—	—	—	(367,212)	—	(367,212)
Excise tax imposed on common stock redemptions	—	—	—	(25,738)	—	(25,738)
Accretion of common stock subject to possible redemption to redemption value	—	—	—	(54,828)	—	(54,828)
Balance as of March 31, 2025	3,961,500	$39,615	$—	$(6,449,832)	$(14,375)	$(6,424,592)
Net loss	—	—	—	(419,491)	—	(419,491)
Excise tax imposed on common stock redemptions	—	—	—	(9,727)	—	(9,727)
Accretion of common stock subject to possible redemption to redemption value	—	—	—	(15,815)	—	(15,815)
Balance as of June 30, 2025	3,961,500	$39,615	$—	$(6,894,865)	$(14,375)	$(6,869,625)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024

	Common stock
	Share (1)	Amount	Additional Paid-in Capital	Accumulated Deficit	Treasury Stock	Total Stockholders’ Deficit
Balance as of January 1, 2024	3,961,500	$39,615	$—	$(3,678,428)	$(14,375)	$(3,653,188)
Net loss	—	—	—	(28,219)	—	(28,219)
Excise tax imposed on common stock redemptions	—	—	—	(151,344)	—	(151,344)
Accretion of common stock subject to possible redemption to redemption value	—	—	—	(491,203)	—	(491,203)
Balance as of March 31, 2024	3,961,500	$39,615	$—	$(4,349,194)	$(14,375)	$(4,323,954)
Net loss	—	—	—	(153,104)	—	(153,104)
Accretion of common stock subject to possible redemption to redemption value	—	—	—	(230,038)	—	(230,038)
Balance as of June 30, 2024	3,961,500	$39,615	$—	$(4,732,336)	$(14,375)	$(4,707,096)

(1)	Includes 1,437,500 shares classified as treasury stock (See Notes 8).

The accompanying notes are an integral part of these unaudited condensed financial statements.

BANNIX ACQUISITION CORP. (PREDECESSOR)
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2025	2024
Cash flows from Operating Activities:
Net loss	$(786,703)	$(181,323)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	13,804	4,060
Gain on forgiven payables	—	(33,750)
Interest income on Trust Account	(34,720)	(566,267)
Changes in current assets and current liabilities:
Prepaid expenses	—	(39)
Income taxes payable	67,461	8,826
Accounts payable and accrued expenses	261,617	199,025
Excise tax payable	127,219	—
Due to related parties, net	150,500	149,810
Net cash used in operating activities	(200,822)	(419,658)

Cash flows from Investing Activities:
Investment of cash into Trust Account	(52,408)	(250,000)
Redemptions from Trust Account	2,573,762	15,134,429
Withdrawal from Trust Account to pay taxes	94,099	422,094
Net cash provided by investing activities	2,615,453	15,306,523

Cash flows from Financing Activities:
Redemption of Class A common stock subject to possible redemption	(2,573,762)	(15,134,429)
Advances from affiliated related parties	171,262	—
Promissory notes – Evie	—	29,980
Payment of advances to related parties	(21,000)	(15,000)
Proceeds from promissory note to new Sponsors	—	30,000
Net cash used in financing activities	(2,423,500)	(15,089,449)

Net change in cash	(8,869)	(202,584)
Cash, beginning of the period	9,754	232,278
Cash, end of the period	$885	$29,694

Supplemental disclosure of noncash financing activities:
Accretion of common stock subject to possible redemption to redemption value	$70,643	$721,241
Redemptions payable	$972,722	$—
Excise tax liability accrued for common stock redemptions	$35,465	$151,344

The accompanying notes are an integral part of these unaudited condensed financial statements.

BANNIX ACQUISITION CORP. (PREDECESSOR)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2025

Note 1—Organization and Business Operations

Organization and General

In connection with the closing of its proposed business combination with VisionWave Technologies, Inc., discussed below (see also note for subsequent events), VisionWave Holdings, Inc. (“VW Holdings” or the “Company”) is the successor to Bannix Acquisition Corp., (“Bannix”) a blank check company incorporated in the state of Delaware on January 21, 2021. Bannix was formed for the purpose of effecting mergers, capital stock exchange, asset acquisitions, stock purchases, reorganization or similar business combinations with one or more businesses (“Business Combination”).

As of June 30, 2025, Bannix had not commenced any operations. All activity for the period from January 21, 2021 (inception) through June 30, 2025 relates to Bannix’s formation, the initial public offering (the “IPO”) (as defined below) and Bannix’s search for a target and the consummation of an initial Business Combination. Bannix will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. Bannix generates non-operating income in the form of interest income on cash from the proceeds derived from the IPO and non-operating income or expense from the changes in the fair value of warrant liabilities. Until the closing of its business combination with VisionWave Technologies, Inc., Bannix is an early stage and emerging growth company and, as such, Bannix is subject to all of the risks associated with early stage and emerging growth companies.

Sponsors and Officers

Bannix’s original sponsors were Subash Menon and Sudeesh Yezhuvath (through their investment entity Bannix Management LLP), Suresh Yezhuvath (“Yezhuvath”) and Seema Rao (“Rao”) (collectively, the “Former Sponsor”).

On October 20, 2022, pursuant to a Securities Purchase Agreement (“SPA”), Instant Fame LLC, a Nevada limited liability company controlled by a U.S. person (“Instant Fame”) (the “Sponsor”), acquired an aggregate of 385,000 shares of common stock of Bannix from Bannix Management LLP, Balaji Venugopal Bhat, Nicholos Hellyer, Subbanarasimhaiah Arun, Vishant Vora and Suresh Yezhuvath and 90,000 private placement units from Suresh Yezhuvath (collectively, the “Sellers”) in a private transaction. The Sellers immediately loaned the entire proceeds to Bannix for the working capital requirements of Bannix. In connection with this transaction, all parties agreed to certain changes to the Board of Directors.

As a result of the above, Subash Menon resigned as Chief Executive Officer and Chairman of the Board of Directors of Bannix and Nicholas Hellyer resigned as Chief Financial Officer, Secretary and Head of Strategy. Douglas Davis was appointed as the Chief Executive Officer of Bannix. Further, Balaji Venugopal Bhat, Subbanarasimhaiah Arun and Vishant Vora resigned as Directors of Bannix. Mr. Bhat, Mr. Arun and Mr. Vora served on the Audit Committee with Mr. Bhat serving as the committee chair. Mr. Bhat, Mr. Arun and Mr. Vora served on the Compensation Committee with Mr. Arun serving as the committee chair.

The Board was also increased from two to seven and Craig Marshak and Douglas Davis were appointed as Co-Chairmen of the Board of Directors effective immediately. Further, Jamal Khurshid, Eric T. Shuss and Ned L. Siegel were appointed to the Board of Directors of Bannix. The resignations referenced above were not the result of any disagreement with management or the Board.

On November 10, 2022, Sudeesh Yezhuvath resigned as a director of Bannix for personal reasons. The resignation was not the result of any disagreements with management or the Board.

Due to vacancies as results of board members departure, on November 11, 2022 the Board made the following decisions: (i) Jamie Khurshid, Ned Siegel and Eric Shuss each have been identified as being financially literate and independent under the SEC and Nasdaq Rules have been appointed to the Audit Committee to serve until their successors are qualified and appointed with such appointment subject to the mailing of that certain Schedule 14F Information Statement. Mr. Khurshid chairs the audit committee. (ii) Mr. Siegel, Mr. Shuss and Craig Marshak each have been identified as being independent under the SEC and Nasdaq Rules were appointed to the Compensation Committee to serve until their successors are qualified and appointed with such appointment subject to the mailing of that certain Schedule 14F Information Statement. (iii) Messrs. Davis and Marshak have been appointed as Class III directors,

Subash Menon has been appointed as a Class I director and, subject to the mailing of the Schedule 14F Information Statement, Messrs. Khurshid, Siegel and Shuss have been appointed as the Class II directors. The Schedule 14F Information Statement was mailed on or about November 15, 2022.

On May 19, 2023, Bannix entered into an Executive Retention Agreement with Mr. Davis, Chief Executive Officer and Co-Chairman of the Board of Directors, providing for an at-will employment arrangement that may be terminated by either party at any time, which provides for the payment of an annual salary of $240,000 to Mr. Davis. Additionally, Bannix entered into a letter agreement with Subash Menon, a director of Bannix, for services in connection with the review and advice pertaining to the proposed Business Combination (discussed below) providing for a payment in the amount of $200,000 upon the closing of a Business Combination.

On April 10, 2024, Erik Klinger was appointed by Bannix to serve as the Chief Financial Officer of Bannix. There is no understanding or arrangement between Mr. Klinger and any other person pursuant to which he was appointed as an executive officer. Mr. Klinger does not have any family relationship with any director, executive officer or person nominated or chosen by us to become an executive officer. The employment of Mr. Klinger is at will and may be terminated at any time, with or without formal cause.

Initial Public Offering

The registration statements for Bannix’s IPO were declared effective on September 9, 2021 and September 10, 2021 (the “Effective Date”). On September 14, 2021, Bannix consummated its IPO of 6,900,000 units at $10.00 per unit (the “Units”), which is discussed in Note 3. Each Unit consists of one share of common stock (the “Public Shares”), one redeemable warrant to purchase one share of common stock at a price of $11.50 per share and one right. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of the Business Combination.

Concurrent with the IPO, Bannix consummated the issuance of 406,000 private placement units (the “Private Placement Units”) as follows: Bannix sold 181,000 Private Placement Units to certain investors for aggregate cash proceeds of $2,460,000 and issued an additional 225,000 Private Placement Units to the Former Sponsor in exchange for the cancellation of $1,105,000 in loans and a promissory note due to them (see Notes 4 and 6). Each Private Placement Unit consists of one share of common stock, one redeemable warrant to purchase one share of common stock at a price of $11.50 per whole share and one right. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of the Business Combination. Bannix’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the Private Placement Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination.

Trust Account and Extensions

Following the closing of the IPO on September 14, 2021, an amount of $69,690,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the IPO and Private Placement Units was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by Bannix. Bannix has since divested its investments in the Trust Account and placed the funds in an interest-bearing demand deposit account. Except with respect to interest earned on the funds held in the Trust Account that may be released to Bannix to pay its franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), the proceeds from this offering and the sale of the Private Placement Units will not be released from the Trust Account until the earliest of (a) the completion of Bannix’s initial Business Combination, (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend Bannix’s amended and restated certificate of incorporation, and (c) the redemption of Bannix’s Public Shares if Bannix is unable to complete the initial Business Combination within 15 months from the closing of this offering, or within any period of extension, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of Bannix’s creditors, if any, which could have priority over the claims of Bannix’s public stockholders.

March 8, 2023 Special Meeting

Bannix held a Special Meeting of Stockholders on March 8, 2023 (the “Special Meeting”). At the Special Meeting, the stockholders approved the filing of an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “Extension Amendment”), to extend the date (the “Extension”) by which Bannix must (1) complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination involving Bannix and one or more businesses (an “initial Business Combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such initial Business Combination and (3) redeem 100% of Bannix’s common stock (“common stock”) included as part of the Units sold in Bannix’s initial public offering that was consummated on September 14, 2021 (the “IPO”), from March 14, 2023, and to allow Bannix, without another stockholder vote, to further extend the date to consummate a Business Combination on a monthly basis up to twelve (12) times by an additional one (1) month each time after March 14, 2023 or later extended deadline date, by resolution of Bannix’s board of directors (the “Board”), if requested by Instant Fame upon five days’ advance notice prior to the applicable deadline date, until March 14, 2024, or a total of up to twelve (12) months after March 14, 2023 (such date as extended, the “Deadline Date”), unless the closing of a Business Combination shall have occurred prior thereto.

At the Special Meeting, stockholders holding a total of 3,960,387 shares of Bannix’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in Bannix’s Trust Account. As a result, $41,077,199 (approximately $10.37 per share) was removed from Bannix’s Trust Account to pay such holders. Following redemptions, Bannix had 5,463,613 shares outstanding.

March 8, 2024 Annual Meeting

On March 8, 2024, Bannix held its Annual Meeting of Stockholders of Bannix (the “Annual Meeting”), whereby Bannix’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “March 2024 Amendment”), to extend the Deadline Date from March 14, 2024, as extended, and to allow Bannix, without another stockholder vote, to further extend the date to consummate a Business Combination on a monthly basis up to six (6) times by an additional one (1) month each time after March 14, 2024 or later extended deadline date, by resolution of Bannix’s Board of Directors, if requested by Bannix’s Sponsor, until September 14, 2024, or a total of up to six (6) months after March 14, 2024, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension Amendment”).

Additionally, Bannix’s stockholders approved an amendment to remove from the Amended and Restated Certificate of Incorporation the redemption limitation contained under Section 9.2(a) preventing Bannix from closing a Business Combination if it would have less than $5,000,001 of net tangible assets (the “NTA Amendment”).

At the Annual Meeting, stockholders holding a total of 1,381,866 shares of Bannix’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in Bannix’s Trust Account. As a result, $15,134,429 (approximately $10.95 per share) was removed from Bannix’s Trust Account to pay such holders. Following redemptions, Bannix had 4,081,747 shares outstanding.

September 6, 2024 Special Meeting

On September 6, 2024, Bannix held a Special Meeting of Stockholders of Bannix (the “September 2024 Special Meeting”), whereby Bannix’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “September 2024 Amendment”), to extend the Deadline Date from September 14, 2024, as extended, and to allow Bannix, without another stockholder vote, to further extend the date to consummate a Business Combination on a monthly basis up to six (6) times by an additional one (1) month each time after September 14, 2024 or later extended deadline date, by resolution of Bannix’s Board of Directors, if requested by Bannix’s Sponsor, until March 14, 2025, or a total of up to six (6) months after September 14, 2024, unless the closing of a Business Combination shall have occurred prior thereto (the “September 2024 Extension Amendment”).

Additionally, beginning in September 2024, the Sponsor or its designees will deposit into the Trust Account, as a loan, $16,237 or $0.05 per public share multiplied by the number of public shares outstanding (the “Contribution”), in connection with each Extension.

At the September 2024 Special Meeting, stockholders holding a total of 1,232,999 shares of Bannix’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in Bannix’s Trust Account. As a result, $13,790,479 (approximately $11.18 per share) was removed from Bannix’s Trust Account to pay such holders. Following redemptions, Bannix had 2,848,748 shares outstanding.

March 7, 2025 Special Meeting

On March 7, 2025, Bannix held a Special Meeting of Stockholders of Bannix (the “March 2025 Special Meeting”), whereby Bannix’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “March 2025 Amendment”), to extend the Deadline Date from March 14, 2025, as extended, and to allow Bannix, without another stockholder vote, to further extend the date to consummate a Business Combination on a monthly basis up to three (3) times by an additional one (1) month each time after March 14, 2025 or later extended deadline date, by resolution of Bannix’s Board of Directors, if requested by Bannix’s Sponsor, until June 14, 2025, or a total of up to three (3) months after March 14, 2025, unless the closing of a Business Combination shall have occurred prior thereto (the “March 2025 Extension Amendment”).

Additionally, beginning in March 2025, the Sponsor or its designees will deposit into the Trust Account, as a loan, $4,983 or $0.05 per public share multiplied by the number of public shares outstanding (the “Contribution”), in connection with each Extension.

In connection with the vote on the March 2025 Extension Amendment at the March 2025 Special Meeting, stockholders holding a total of 225,082 shares of Bannix’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in Bannix’s Trust Account. As a result, $2,573,762 (approximately $11.43 per share) was removed from Bannix’s Trust Account to pay such holders. Following redemptions, Bannix had 2,623,666 shares outstanding.

May 22, 2025 Special Meeting

On May 22, 2025, Bannix held a special meeting of stockholders (the “May 2025 Special Meeting”) whereby Bannix’s stockholders approved the proposals described in Bannix’s definitive proxy statement filed with the Securities and Exchange Commission on May 9, 2025 (the “May 9, 2025 Proxy Statement”). The approved proposals include (i) the proposed Business Combination (2) the stock issuance plan, (3) the incentive plan proposal and (4) the director election proposal.

In connection with the vote at the May 2025 Special Meeting, stockholders holding a total of 83,313 shares of Bannix’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in Bannix’s Trust Account. As a result, $972,722 (approximately $11.67 per share) will be removed from Bannix’s Trust Account to pay such holders. Following redemptions, Bannix will have 2,540,353 shares outstanding prior to the Merger.

As of June 30, 2025, Bannix had not paid the redeeming stockholders for their redeemed shares and recognized a redemption payable on the condensed balance sheet for $972,722. In July 2025, Bannix paid the redeeming stockholders for their redeemed shares.

In association with Bannix’s special meetings and annual meeting, as of the filing of this Form 10-Q, Bannix has deposited an aggregate of $1,857,358 into the Trust Account to extend the Deadline Date.

Deadline Date Extension

In connection with the March 7, 2025 Special Meeting, the stockholders of Bannix approved the extension of the Deadline date to March 14, 2025 or later extended deadline date, by resolution of Bannix’s Board of Directors, if requested by Bannix’s Sponsor, until June 14, 2025.

Prior to the June 14, 2025 Deadline Date, management of Bannix, representing a majority of Bannix’s stockholders, held a meeting with the trustee of the Trust Account to request the Trust Account not be liquidated due to the pending regulatory approval of the proposed Business Combination, discussed below. The trustee exercised administrative authority and agreed to the temporary extension of the Deadline Date pending a stockholder meeting. Before a stockholder meeting could be held to extend the Deadline Date, final regulatory approval was granted by Nasdaq and Bannix closed on its proposed Business Combination and terminated the Trust Account.

Initial Business Combination

Bannix had until June 14, 2025 (as extended) to (1) complete a Business Combination, (2) cease its operations except for the purpose of winding up if it fails to complete such Business Combination, and (3) redeem 100% of Bannix’s common stock included as part of the units sold in Bannix’s initial public offering.

In the event that Bannix receives notice from Instant Fame five days prior to the applicable deadline of its wish for Bannix to effect an extension, Bannix intends to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, Bannix intends to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Instant Fame and its affiliates or designees are not obligated to fund the Trust Account to extend the time for Bannix to complete the initial Business Combination. If Bannix is unable to consummate the initial Business Combination within the applicable time period, Bannix will, promptly but not more than ten business days thereafter, redeem the Public Shares for a pro rata portion of the funds held in the Trust Account and promptly following such redemption, subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate, subject in each case to the obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the rights and warrants will be worthless. Additionally, any initial Business Combination must be approved by a majority of the independent directors.

Bannix anticipates structuring the initial Business Combination so that the post-transaction company in which the public stockholders’ own shares will own or acquire substantially all of the equity interests or assets of the target business or businesses. Bannix may, however, structure the initial Business Combination such that the post-transaction company owns or acquires less than substantially all of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but Bannix will only complete such Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, the stockholders prior to the initial Business Combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and Bannix in the Business Combination transaction. For example, Bannix could pursue a transaction in which Bannix issue a substantial number of new shares in exchange for all of the outstanding capital stock of shares or other equity interests. In this case, Bannix would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, the stockholders immediately prior to the initial Business Combination could own less than a majority of the outstanding shares subsequent to the initial Business Combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the initial Business Combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses even if the acquisitions of the target businesses are not closed simultaneously.

Bannix cannot ascertain the capital requirements for any particular transaction. If the net proceeds currently held in the Trust Account prove to be insufficient, either because of the size of the Business Combination, the depletion of the available net proceeds in search of a target business, or because Bannix becomes obligated to redeem a significant number of the Public Shares upon consummation of the initial Business Combination, Bannix will be required to seek additional financing, in which case Bannix may issue additional securities or incur debt in connection with such Business Combination. Furthermore, Bannix may issue a substantial number of additional shares of common or preferred stock to complete the initial Business Combination or under an employee incentive plan upon or after consummation of the initial Business Combination. Bannix does not have a maximum debt leverage ratio or a policy with respect to how much debt Bannix may incur. The amount of debt Bannix will be willing to incur will depend on the facts and circumstances of the proposed Business Combination and market conditions at the time of the potential Business Combination. At this time, Bannix is not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of the securities or the incurrence of debt. Subject to compliance with applicable securities laws, Bannix would only consummate such financing simultaneously with the consummation of the initial Business Combination.

Nasdaq rules require that the initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding advisory fees and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. If the board is not able to independently determine the fair market value of the target business or businesses, Bannix will obtain an opinion from an independent investment banking firm or an independent accounting firm with respect to the satisfaction of such criteria. Bannix does not intend to purchase multiple businesses in unrelated industries in connection with the initial Business Combination.

Bannix will provide its public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether Bannix will seek stockholder approval of a proposed initial Business Combination or conduct a tender offer will be made by Bannix, solely at its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to Bannix to pay its tax obligations plus additional deposits to extend the Combination Period).

Related to the redemption of Bannix’s public shares, Bannix’s has no limitation on its net tangible assets either immediately before or after the consummation of the Business Combination. Redemptions of Bannix’s public shares may be subject to a net tangible asset test or cash requirement pursuant to an agreement relating to a Business Combination. For example, the Business Combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the Business Combination. In the event the aggregate cash consideration Bannix would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Business Combination exceed the aggregate amount of cash available to Bannix, it will not complete the Business Combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof.

The Sponsor, officers and directors and Representative (as defined in Note 6) have agreed to (i) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their Founder Shares (as defined below) and Public Shares in connection with a stockholder vote to approve an amendment to Bannix’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if Bannix fails to complete the initial Business Combination within the Combination Period.

Bannix’s Sponsor has agreed to be liable to Bannix if and to the extent any claims by a third party for services rendered or products sold to Bannix, or a prospective target business with which Bannix has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.95 per Public Share (subject to increase of up to an additional $4,983 per month in the event that the Sponsors elects to extend the period of time to consummate a Business Combination as set forth in the March 2025 Extension Amendment) and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.95 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under Bannix’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, Bannix has not asked its Sponsor to reserve for such indemnification obligations, nor has Bannix independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that Bannix’s Sponsor’s only assets are securities of Bannix. Therefore, Bannix cannot assure that its Sponsor would be able to satisfy those obligations.

Pursuant to Bannix’s Investment Management Trust Agreement with Continental Stock Transfer & Trust Company (the “Trustee”), dated as of September 10, 2021 (the “Trust Agreement”), as amended, upon a liquidation and termination of the Trust Account as a result of Bannix failing to complete a Business Combination, Bannix is authorized to withdrawal $100,000 of interest that may be released to Bannix to pay dissolution expenses (the “Allowance”). On January 30, 2025, Bannix assigned the Trustee $100,000 of the Allowance only in the event of a dissolution and termination of the Trust Account as a result of Bannix failing to complete a Business Combination. The Trustee is authorized to offset $100,000 from the Trust Account interest against Bannix’s outstanding invoice.

Proposed Business Combination – VisionWave Technologies

Prior to the succession of Bannix by VW Holdings, on March 26, 2024, Bannix entered into a Business Combination Agreement (the “Original Agreement”), by and among Bannix, VisionWave Technologies, Inc., a Nevada corporation (“Target” or “VisionWave Technologies”) and the shareholders of Target.

On September 6, 2024, Bannix entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among Bannix, VisionWave Holdings, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Bannix (“VisionWave”), BNIX Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of VisionWave (“Parent Merger Sub”), BNIX VW Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of VisionWave (“Company Merger Sub”), and Target. The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of Bannix, VisionWave, Parent Merger Sub, Company Merger Sub, and Target.

On July 14, 2025, Bannix closed its proposed Business Combination with VisionWave Technologies.

The Mergers

Pursuant to and in accordance with the terms set forth in the Merger Agreement, (a) Parent Merger Sub will merge with and into Bannix, with Bannix continuing as the surviving entity (the “Parent Merger”), as a result of which, (i) Bannix will become a wholly owned subsidiary of VisionWave, and (ii) each issued and outstanding security of Bannix immediately prior to the effective time of the Parent Merger (the “Parent Merger Effective Time”) (other than shares of Bannix Common Stock that have been redeemed or are owned by Bannix or any of its direct or indirect subsidiaries as treasury shares and any Dissenting Parent Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave (other than the Parent Rights, which shall be automatically converted into shares of VisionWave), and, (b) immediately following the consummation of the Parent Merger but on the same day, Company Merger Sub will merge with and into Target, with Target continuing as the surviving entity (the “Company Merger” and, together with the Parent Merger, the “Mergers”), as a result of which, (i) Target will become a wholly owned subsidiary of VisionWave, and (ii) each issued and outstanding security of Target immediately prior to the effective time of Bannix Merger (the “Company Merger Effective Time”) (other than any Cancelled Shares or Dissenting Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave. The Mergers and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”

The Business Combination is expected to close in the third quarter of 2025, subject to customary closing conditions, including the satisfaction of the minimum available cash condition, the receipt of certain governmental approvals and the required approval by the stockholders of Bannix and Target.

Consideration

Pursuant to and in accordance with the terms set forth in the Merger Agreement, at the Parent Merger Effective Time, (a) each share of Bannix common stock, par value $0.001 per share (“Bannix Common Stock”) outstanding immediately prior to the Parent Merger Effective Time that has not been redeemed, is not owned by Bannix or any of its direct or indirect subsidiaries as treasury shares and is not a Dissenting Parent Share will automatically convert into one share of common stock, par value $0.001, of VisionWave (each, a share of “VisionWave Common Stock”), (b) each Bannix Warrant shall automatically convert into one warrant to purchase shares of VisionWave Common Stock (each, a “VisionWave Warrant”) on substantially the same terms and conditions; and (c) each Bannix Right will be automatically converted into the number of shares of VisionWave Common Stock that would have been received by the holder of such Bannix Right if it had been converted upon the consummation of a Business Combination in accordance with Bannix’s organizational documents.

In accordance with the terms and subject to the conditions of the Merger Agreement, at Bannix Merger Effective Time, (a) each share of issued and outstanding Target common stock, par value $0.01 (“Target Common Stock”), shall be cancelled and converted into 4,041 shares of VisionWave Common Stock.

Governance

Subject to approval of shareholders, the parties have agreed to take actions such that, effective immediately after the Closing of the Business Combination, Bannix’s board of directors shall consist of five directors, consisting of Haggai Ravid, Chuck Hansen, Eric T. Shuss, Douglas Davis and Noam Kenig. Additionally, certain current Target management personnel may become officers of VisionWave.

Representations and Warranties; Covenants

The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including, among others, covenants providing for (i) certain limitations on the operation of the parties’ respective businesses prior to consummation of the Business Combination, (ii) the parties’ efforts to satisfy conditions to consummation of the Business Combination, including by obtaining any necessary approvals from governmental agencies, (iii) prohibitions on the parties soliciting alternative transactions, (iv) VisionWave preparing and filing a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) and taking certain other actions to obtain the requisite approval of Bannix’s stockholders to vote in favor of certain matters, including the adoption of the Merger Agreement and approval of the Business Combination, at a special meeting to be called for the approval of such matters, and (v) the protection of, and access to, confidential information of the parties.

On May 5, 2025, the SEC declared Bannix’s registration statement on Form S-4 to be effective.

The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made the parties to the Merger Agreement which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Bannix does not believe that these schedules contain information that is material to an investment decision.

In addition, VisionWave has agreed to adopt an equity incentive plan, as described in the Merger Agreement.

Conditions to the Closing

The obligations of Bannix, VisionWave, Parent Merger Sub and Company Merger Sub (the “Bannix Parties”) and Target to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the approval of Bannix’s stockholders, (ii) the approval of Target’s stockholders, and (iii) Bannix’s Form S-4 registration statement becoming effective.

In addition, the obligations of the Bannix Parties to consummate the Business Combination are also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of Target being true and correct to the standards applicable to such representations and warranties and each of the covenants of Target having been performed or complied with in all material respects, (ii) delivery of certain ancillary agreements required to be executed and delivered in connection with the Business Combination, and (iii) no Material Adverse Effect having occurred.

The obligation of Target to consummate the Business Combination is also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of the Bannix Parties being true and correct to the standards applicable to such representations and warranties and each of the covenants of the Bannix Parties having been performed or complied with in all material respects and (ii) the shares of VisionWave Common Stock issuable in connection with the Business Combination being listed on the Nasdaq Stock Market.

Termination Rights

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing of the Business Combination, including, but not limited to, (i) by mutual written consent of Bannix and Target, (ii) by Bannix, on the one hand, or Target, on the other hand, if there is any breach of the representations, warranties, covenant or agreement of the other party as set forth in the Merger Agreement, in each case, such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by either Bannix or Target if the Business Combination is not consummated, (iv) by either Bannix or Target if a meeting of Bannix’s stockholders is held to vote on proposals relating to the Business Combination and the stockholders do not approve the proposals, and (v) by Bannix if the Target stockholders do not approve the Merger Agreement.

Permitted Financings

The Merger Agreement contemplates that Target (a) may enter into agreements to raise capital in one or more private placement transactions prior to the Closing for aggregate gross proceeds of up to $20,000,000 or (b) consummate an initial sale of any shares of capital stock of Target in an underwritten public offering registered under the Securities Act or any direct listing of any shares of capital stock of Target on a securities exchange or securities market (“Permitted Financings”).

Stockholder Support Agreement

In accordance with the Merger Agreement, within thirty (30) days following the execution of the Merger Agreement, Bannix, VisionWave, Target, and certain stockholders of Target representing the requisite votes necessary to approve the Merger Agreement (the “Target Equity Holders”) are expected to enter into a Stockholder Support Agreement pursuant to which the Target Equity Holders will: (a) agree to vote in favor of the adoption of the Merger Agreement and approve the Mergers and the other Transactions to which Target is a party; and (b) agree to waive any appraisal or similar rights they may have pursuant to Nevada law with respect to the Mergers and the other Transactions.

Potential Private Placement

On April 9, 2025, VisionWave Technologies entered into a non-exclusive placement agent engagement agreement (the “Engagement Agreement”) with Maxim Group LLC (“Maxim”), pursuant to which Maxim will act as VisionWave Technologies’ non-exclusive placement agent in connection with a potential private placement of up to $10 million of equity or equity-linked securities (the “Offering”). The Offering is expected to be conducted on a “commercially reasonable efforts” basis, and there is no assurance that the Offering will be completed, or that any definitive agreements with investors will be entered into. Under the terms of the Engagement Agreement, VisionWave Technologies retains full discretion to accept or reject any investment proposals and will determine the final terms and structure of the Offering, subject to market conditions and investor interest. Maxim will be entitled to a cash placement fee equal to seven percent (7.0%) of the gross proceeds received by VisionWave Technologies from any investor introduced by Maxim. In addition, VisionWave Technologies agreed to reimburse Maxim for up to $25,000 in out-of-pocket expenses incurred in connection with the engagement, subject to certain conditions and prior approvals.

The Engagement Agreement includes a limited right of first refusal for a period of nine (9) months following the final closing of the Offering, Maxim shall have the right to act as sole managing underwriter or sole placement agent for any subsequent public or private offerings of equity, equity-linked, or debt securities of VisionWave Technologies, subject to Maxim matching the material terms offered by any third party. VisionWave Technologies has not yet launched the Offering, and no securities have been issued as of the date of this filing.

There can be no assurance that VisionWave Technologies will consummate the Offering or receive any proceeds from it.

Nasdaq Notices

On September 13, 2024, Bannix received a letter from the Listing Qualifications Department of Nasdaq stating that, because it did not complete a Business Combination within 36 months of the effectiveness of its IPO registration statement, Bannix’s securities were subject to delisting from The Nasdaq Stock Market (“Nasdaq”) under Nasdaq Listing Rule IM-5101-2.

The letter further stated that unless Bannix appealed Nasdaq’s determination by September 20, 2024, trading of the Bannix’s securities would be suspended at the opening of business on September 24, 2024, and a Form 25-NSE would be filed with the SEC to remove the Bannix’s securities from listing and registration on Nasdaq.

Bannix appealed Nasdaq’s determination to a Hearings Panel (the “Panel”) and on December 2, 2024, the Panel granted the Bannix’s request for an exception to the Nasdaq Listing Rule IM-5101-2 to allow continued listing on Nasdaq. Bannix has been was granted an extension until March 12, 2025, to complete its proposed Business Combination.

On November 19, 2024, the Bannix a written notice (the “Notice”) from the Nasdaq Listing Qualifications department indicating that Bannix is not in compliance with the minimum Market Value of Listed Securities (“MVLS”) requirement of $35 million for continued listing as set forth in Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Bannix’s securities. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), Bannix had will have 180 calendar days (the “Compliance Period”) to regain compliance with the MVLS Rule. To regain compliance with the MVLS Rule, the MVLS for Bannix must be at least $35 million for a minimum of ten consecutive business days at any time during this Compliance Period. If the Bannix regained compliance with the MVLS Rule, Nasdaq would provide Bannix with written confirmation and would close the matter. If the Bannix did not regain compliance with the MVLS Rule by the Compliance Date, Nasdaq would provide written notification that its securities would be subject to delisting. In the event of such notification, the Nasdaq rules permit the Bannix an opportunity to appeal Nasdaq’s determination.

On March 13, 2025, the Bannix received a letter from the Panel notifying Bannix that it would be suspended from trading on Nasdaq due to Bannix’s inability to satisfy the terms outlined in the Panel’s December 2, 2024 decision. As a result, the trading in the Bannix’s securities moved to the OTC Pink at the open of trading on March 17, 2025, under the trading symbols of BNIX, BNIXR and BNIXW. As the successor to Bannix, upon the consummation of the Business Combination, VisionWave Common Stock and VisionWave Warrants began trading on July 15, 2025 on the NASDAQ under the symbols “VWAV and “VWAV” respectively and Bannix’s securities stopped trading.

Certificate of Correction to Certificate of Amendment

On February 8, 2024, Bannix filed a Certificate of Correction to its Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Correction”) filed with the Secretary of State of the State of Delaware on March 9, 2023 (the “Certificate of Amendment”). The Certificate of Amendment inadvertently removed the provisions relating to Bannix’s obligation to wind up and liquidate Bannix and redeem the public shares if the Bannix had not consummated an initial Business Combination within the specified time. The Certificate of Correction corrects this error to the Certificate of Amendment. The corrections made by the Certificate of Correction are retroactively effective as of March 9, 2023, the original filing date of the Certificate of Amendment.

Liquidity, Capital Resources, and Going Concern

As of June 30, 2025, Bannix had $885 in cash and a working capital deficit of $6,206,265.

Bannix’s liquidity needs through June 30, 2025, were satisfied through (1) a capital contribution from the Sponsors of $28,750 for common stock (“Founder Shares”) and (2) loans from Former Sponsor and Sponsor and related parties in order to pay offering costs and other working capital needs. In addition, in order to fund transaction costs in connection with a possible Business Combination, Bannix’s Sponsor, an affiliate of the Sponsor, and/or certain of Bannix’s officers and directors may, but are not obligated to, provide Bannix Working Capital Loans. As of June 30, 2025 and December 31, 2024, there were no loans associated with Working Capital Loans. As of June 30, 2025 and December 31, 2024, Bannix owed $2,106,406 and $1,811,700 to the Former Sponsor, the Sponsor, related parties and affiliated related parties, respectively. See Note 6 for further disclosure of Former Sponsor, Sponsor, related parties and affiliated related party loans.

As additional sources of funding, Bannix issued unsecured promissory notes to Evie Autonomous LTD (“Evie”) with a principal amount of $1,003,995 (the “Evie Autonomous Extension Notes”). The Evie Autonomous Extension Notes bear no interest and are repayable in full upon the earlier of (a) the date of the consummation of Bannix’s initial Business Combination, or (b) the date of Bannix’s liquidation. If Bannix does not consummate an initial Business Combination by the Deadline Date, the Evie Autonomous Extension Notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.

On December 26, 2024 and revised on February 4, 2025, April 19, 2025 and May 25, 2025, Bannix entered into several agreements to defer certain transaction costs and obligations associated with its proposed Business Combination until after the closing of the proposed Business Combination. The deferred obligations include:

●	transaction costs of approximately $300,000 related to legal and financial advisory services provided in connection with the proposed Business Combination. These costs will be payable no later than three (3) months following the closing of the proposed Business Combination,

●	promissory notes - Evie in the amount of $1,003,995 due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11,

●	an aggregate of $2,019,200 owed to the Sponsor and its affiliates, including promissory notes, administrative support fees, and advances due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11.

On January 19, 2025, the CEO of Bannix agreed to defer $110,400 of compensation expense due him. These costs would have been payable no later than three (3) months following the closing of the proposed Business Combination. On May 25, 2025, the agreement was modified such that the payable is due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11.

All deferred payments will be made exclusively from the working capital of the post-closing entity or funds raised following the closing. These deferments provide Bannix with the financial flexibility to focus on completing the transaction while ensuring that all obligations are met within the agreed timeframes.

On April 8, 2025, with an effective date of March 31, 2025, Bannix entered into a Funding Support Agreement with Stanley Hills, LLC (“Stanley Hills”), the principal shareholder of VisionWave Technologies. Pursuant to the agreement, Stanley Hills irrevocably and unconditionally committed to provide financial support to Bannix, sufficient to fund the working capital needs through August 13, 2026. The funding may be provided by Stanley Hills in the form of direct payments to third parties, advances or intercompany loans, or capital contributions, as mutually determined by the parties. Unless otherwise agreed in writing, any such advances will be non-interest bearing and repayable only at such time as determined by the Board of Directors, and only to the extent such repayment would not impair Bannix’s liquidity or ability to continue as a going concern. The agreement may not be terminated by Stanley Hills prior to the twelve-month period from the date of release of the financial statement.

Based on the foregoing, management believes that the funds Bannix has available is sufficient to meet its operating needs through the consummation of a Business Combination through the temporarily extended Deadline Date. Over this time period, Bannix will be utilizing the funds available to it to pay existing accounts payable and consummating the proposed Business Combination.

Bannix is within 12 months of its mandatory liquidation date as of June 30, 2025. In connection with Bannix’s assessment of going concern considerations, Bannix had a temporarily extended deadline date beyond the June 14, 2025 Deadline Date to consummate a Business Combination. Bannix closed on its proposed Business Combination on July 14, 2025 alleviating the mandatory liquidation requirement.

On April 9, 2025, VisionWave Technologies entered into a non-exclusive placement agent engagement agreement (the “Engagement Agreement”) with Maxim Group LLC (“Maxim”), pursuant to which Maxim will act as VisionWave’s non-exclusive placement agent in connection with a potential private placement of up to $10 million of equity or equity-linked securities (the “Offering”). The Offering is expected to be conducted on a “commercially reasonable efforts” basis, and there is no assurance that the Offering will be completed, or that any definitive agreements with investors will be entered into. Under the terms of the Engagement Agreement, VisionWave retains full discretion to accept or reject any investment proposals and will determine the final terms and structure of the Offering, subject to market conditions and investor interest. Maxim will be entitled to a cash placement fee equal to seven percent (7.0%) of the gross proceeds received by VisionWave from any investor introduced by Maxim and listed in exhibit to the Engagement Agreement. In addition, VisionWave agreed to reimburse Maxim for up to $25,000 in out-of-pocket expenses incurred in connection with the engagement, subject to certain conditions and prior approvals.

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. And in October 2023, the Hamas Terror Organization attacked the Southern part of Israel, which in turn, commenced a military action with Gaza Strip. As a result, these actions, and the possibility of escalating military actions, have created and are expected to create global economic consequences. The specific impact on Bannix’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

Consideration of Inflation Reduction Act Excise Tax

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a 1% federal excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

On December 27, 2022, the Treasury published Notice 2023-2, which provided clarification on some aspects of the application of the excise tax. The notice generally provides that if a publicly traded U.S. corporation completely liquidates and dissolves, distributions in such complete liquidation and other distributions by such corporation in the same taxable year in which the final distribution in complete liquidation and dissolution is made are not subject to the excise tax. Although such notice clarifies certain aspects of the excise tax, the interpretation and operation of aspects of the excise tax (including its application and operation with respect to SPACs) remain unclear and such interim operating rules are subject to change.

Because the application of this excise tax is not entirely clear, any redemption or other repurchase effected by Bannix, in connection with a Business Combination, extension vote or otherwise, may be subject to this excise tax. Because any such excise tax would be payable by Bannix and not by the redeeming holders, it could cause a reduction in the value of Bannix’s Class A common stock, cash available with which to effectuate a Business Combination or cash available for distribution in a subsequent liquidation. Whether and to what extent Bannix would be subject to the excise tax in connection with a Business Combination will depend on a number of factors, including (i) the structure of the Business Combination, (ii) the fair market value of the redemptions and repurchases in connection with the Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the Business Combination (or any other equity issuances within the same taxable year of the Business Combination) and (iv) the content of any subsequent regulations, clarifications, and other guidance issued by the Treasury. Further, the application of the excise tax in respect of distributions pursuant to a liquidation of a publicly traded U.S. corporation is uncertain and has not been addressed by the Treasury in regulations, and it is possible that the proceeds held in the Trust Account could be used to pay any excise tax owed by Bannix in the event Bannix is unable to complete a Business Combination in the required time and redeem 100% of the remaining Class A common stock in accordance with Bannix’s amended and restated certificate of incorporation, in which case the amount that would otherwise be received by the public stockholders in connection with Bannix’s liquidation would be reduced.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent Bannix would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any PIPE or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination, but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by Bannix and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in Bannix’s ability to complete a Business Combination.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the excise tax. These regulations provided that the filing and payment deadline for any liability incurred during the period from January 1, 2023 to December 31, 2023 would be October 31, 2024. Bannix is currently evaluating its options with respect to this obligation. Any amount of such excise tax not paid in full, will be subject to additional interest and penalties which are currently estimated at 8% interest per annum, a 0.5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full, and a failure to file penalty of 5% per month.

As of the filing of the Form 10-Q, Bannix has not filed its 2024 excise tax return and no amounts have been paid. As of June 30, 2025 and December 31, 2024, Bannix is reporting $177,806 and $50,587 in excise tax interest and penalties payable on the unaudited condensed balance sheets.

Investment Company Act 1940

Under the current rules and regulations of the SEC we are not deemed an investment company for purposes of the Investment Company Act; however, on March 30, 2022, the SEC proposed new rules (the “Proposed Rules”) relating, among other matters, to the circumstances in which SPACs such as Bannix could potentially be subject to the Investment Company Act and the regulations thereunder. The Proposed Rules provide a safe harbor for companies from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that a SPAC satisfies certain criteria. To comply with the duration limitation of the proposed safe harbor, a SPAC would have a limited time period to announce and complete a de-SPAC transaction. Specifically, to comply with the safe harbor, the Proposed Rules would require a company to file a Current Report on Form 8-K announcing that it has entered into an agreement with a target company for an initial Business Combination no later than 18 months after the effective date of the SPAC’s registration statement for its IPO. Bannix would then be required to complete its initial Business Combination no later than 24 months after the effective date of such registration statement. There is currently uncertainty concerning the applicability of the Investment Company Act to a SPAC, including this Company. Although Bannix entered into a definitive Business Combination agreement within 18 months after the effective date of the registration statement relating to the IPO, there is a risk that Bannix may not complete an initial Business Combination within 24 months of such date. As a result, it is possible that a claim could be made that Bannix has been operating as an unregistered investment company. If Bannix were deemed to be an investment company for purposes of the Investment Company Act, Bannix may be forced to abandon its efforts to complete an initial Business Combination and instead be required to liquidate. If Bannix is required to liquidate, the investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our stock and warrants following such a transaction.

The Investment Company Act defines an investment company as any issuer which (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; (ii) is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or (iii) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of Government securities and cash items) on an unconsolidated basis. Bannix has assessed its primary line of business and the value of its investment securities as compared to the value of total assets to determine whether Bannix may be deemed an investment company. The longer that the funds in the Trust Account are held in money market funds, there is a greater risk that Bannix may be considered an unregistered investment company. As a result, Bannix has switched all funds to cash, will likely receive minimal interest, if any, on the funds held in the Trust Account after such time, which would reduce the dollar amount our public stockholders would receive upon any redemption or liquidation of our Company. Currently, the funds in the Trust Account are held in a demand deposit account and meeting certain conditions under Rule 2a-7 under the Investment Company Act.

Failure to meet these criteria could result in the SPAC being deemed an unregistered investment company under the Act, requiring liquidation and potentially preventing completion of the proposed transaction. Bannix completed its IPO within the SEC’s safe harbor timeline, having entered into a definitive Business Combination Agreement with VisionWave Technologies Inc. on March 26, 2024, less than 42 months after its IPO. The transaction is expected to close within the SEC’s prescribed 42-month timeline. Currently,

Bannix does not hold itself out as being engaged in investing, reinvesting, or trading in securities. All funds in the Trust Account are held in demand deposit accounts that comply with Rule 2a-7 under the Investment Company Act. The funds are not invested in marketable securities to avoid the risk of being deemed an unregistered investment company. As of the date of this filing, Bannix’s Trust Account remains compliant with the safe harbor criteria outlined in SEC Release No. 33-11265. If Bannix were deemed to be an unregistered investment company under the Investment Company Act, it could be forced to abandon the Business Combination and liquidate. In such a scenario, public stockholders would lose the opportunity to benefit from potential appreciation in the value of Bannix’s stock and warrants following the Business Combination. In conclusion, Bannix is committed to ensuring compliance with the Investment Company Act and the updated SEC guidance. By adhering to the safe harbor provisions, Bannix seeks to mitigate risks associated with the potential application of the Investment Company Act.

Note 2—Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements of Bannix are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America for interim financial information (“US GAAP”) and pursuant to Rule 8-03 of Regulation S-X promulgated by the SEC. Accordingly, they do not include all of the information and footnotes required by US GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the period presented. Operating results for the three and six months ended June 30, 2025 are not necessarily indicative of the results that may be expected through December 31, 2025.

Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These unaudited condensed financial statements should be read in conjunction with Bannix’s audited financial statements and notes thereto included in Bannix’s Annual Report on Form 10-K for the period through December 31, 2024 filed with the SEC on February 28, 2025. The balance sheet as of June 30, 2025 contained herein has been derived from the audited financial statements as of December 31, 2024, but does not include all disclosures required by U.S. GAAP.

Segment Reporting

Bannix complies with ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements.

Emerging Growth Company Status

Bannix is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Bannix has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Bannix, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Bannix’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of these unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Significant estimates include assumptions made in the valuation of our Private Placement Warrants. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

Bannix considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. Bannix did not have any cash equivalents as of June 30, 2025 and December 31, 2024 other than its investments held in the Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject Bannix to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. At June 30, 2025 and December 31, 2024, Bannix had no deposits in excess of the Federal Depository Insurance Coverage, respectively. Bannix has not experienced losses on these accounts.

Fair Value of Financial Instruments

The fair value of Bannix’s cash, current assets and current liabilities approximates the carrying amounts represented in the accompanying unaudited condensed balance sheets, due to their short-term nature.

Fair value is defined as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy which prioritizes the inputs used in the valuation methodologies is as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Fair Value of Trust Account

As of June 30, 2025 and December 31, 2024, the assets in the Trust Account were held in a demand deposit account at a bank. These demand deposit accounts were accounted for at fair value on a recurring basis within Level 1 fair value hierarchy.

Offsetting Balances

In accordance with ASC Topic 210 “Balance Sheet”, Bannix’s accounting policy is to offset assets and liabilities when a right of offset exist. Accordingly, the unaudited condensed balance sheets include transactions with the Sponsor and affiliated parties on a net basis.

Fair Value of Warrant Liability

Bannix accounted for the 7,306,000 warrants issued in connection with the IPO and private placement in accordance with the guidance contained in ASC Topic 815, “Derivatives and Hedging” whereby under that provision, the Private Warrants did not meet the criteria for equity treatment and were recorded as a liability and the Public Warrants met the criteria for equity treatment. Accordingly, Bannix classified its Private Warrants as a liability at fair value upon issuance and adjusts them to fair value at each reporting period. This liability is re-measured at each balance sheet date until the Private Warrants are exercised or expire, and any change in fair value will be recognized in Bannix’s statements of operations.

Common Stock Subject to Possible Redemption

Bannix accounts for its Common Stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within Bannix’s control) is classified as temporary equity. At all other times, shares of common stock are classified as stockholders’ equity.

The Common Stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with Bannix’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to Bannix’s amended and restated certificate of incorporation. In accordance with the accounting treatment for redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of Bannix require Common Stock subject to redemption to be classified outside of permanent equity. Therefore, all shares of Common Stock subject to redemption have been classified outside of permanent equity.

Bannix recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Common Stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Common Stock are affected by charges against additional paid-in-capital (to the extent available) and accumulated deficit.

Bannix recorded an increase in the redemption value because of earnings on the Trust Account and additional deposits that exceed amounts payable for taxes. While Bannix may use earnings on the Trust Account to pay its tax obligations, during the six months ended June 30, 2025 and 2024 $94,099 and $422,094, respectively has been withdrawn by Bannix from the Trust Account to pay its tax obligations.

At the May 2025 Special Meeting, stockholders redeemed 83,313 shares of Bannix’s common stock for $972,722. As of June 30, 2025 the redeeming stockholders were not paid for the redeeming shares. Bannix reports this amount as redemptions payable, a non-current liability on the condensed balance sheet, as the settlement of this liability does not require the use of current assets to settle the liability

Prior to the June 14, 2025 Deadline Date, management of Bannix, representing a majority of Bannix’s stockholders, held a meeting with the trustee of the Trust Account to request the Trust Account not be liquidated due to the pending regulatory approval of the proposed Business Combination, discussed below. The trustee exercised administrative authority and agreed to the temporary extension of the Deadline Date pending a stockholder meeting. Before a stockholder meeting could be held to extend the Deadline Date, final regulatory approval was granted by Nasdaq and Bannix closed on its proposed Business Combination and terminated the trust.

On June 30, 2025 and December 31, 2024, the common stock subject to redemption reflected in the condensed balance sheets is reconciled in the following table:

Schedule of common stock reflected on the balance sheet
Common stock subject to possible redemption
	Shares	Amount
Balance - December 31, 2023	2,939,613	$31,839,150
Less:
Redemptions from Trust Account	(2,614,865)	(28,924,908)
Plus:
Remeasurement of shares subject to redemption		1,169,897
Balance - December 31, 2024	324,748	$4,084,139
Less:
Redemptions from Trust Account	(225,082)	(2,573,762)
Remeasurement of shares subject to redemption		54,827
Balance – March 31, 2025	99,666	$1,565,205
Less:
Redemptions payable from Trust Account	(83,313)	(972,722)
Plus:
Remeasurement of shares subject to redemption		15,815
Balance - June 30, 2025	16,353	$608,298

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

For purposes of calculating diluted loss per common stock, the denominator includes both the weighted-average number of shares of common stock outstanding during the period and the number of common stock equivalents if the inclusion of such common stock equivalents is dilutive. Dilutive common stock equivalents potentially include shares and warrants using the treasury stock method.

As of June 30, 2025 and 2024, 7,306,000 warrants were excluded from the diluted loss per share calculation since the exercise price of the warrants is greater than the average market price of the common stock. As a result, this would have been anti-dilutive and therefore net loss per share is the same as basic loss per share for the period presented.

Reconciliation of Loss per Share of Common Stock

Basic and diluted loss per share for common stock is calculated as follows:

Schedule of Basic and diluted loss per share
	Three months ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Loss per share of common stock:
Net Loss	$(419,491)	$(153,104)	$(786,703)	$(181,323)

Weighted Average Shares of common stock	2,587,045	4,081,747	2,692,303	4,734,717
Basic and diluted loss per share	$(0.16)	$(0.04)	$(0.29)	$(0.04)

Income Taxes

Bannix accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of June 30, 2025 and December 31, 2024,

Bannix’s deferred tax asset had a full valuation allowance recorded against it. Bannix’s effective tax rate was (0.1)% and (6.1)% for the three months ended June 30, 2025 and 2024, respectively, and (0.9)% and (5.1)% for the six months ended June 30, 2025 and 2024, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and six months ended June 30, 2025 and 2024, due to state taxes, permanent differences related to Business Combination expenses, and changes in the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

Bannix recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2025 and December 31, 2024, Bannix accrued $266,576 and $206,200 in interest and penalties for the non-payment of its income taxes. Bannix is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Bannix has identified the United States, the State of California, and the State of Delaware as its only “major” tax jurisdiction. Bannix is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. Bannix’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. Bannix’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

Bannix’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on Bannix’s unaudited condensed financial statements.

Stock Based Compensation

Bannix complies with ASC 718 Compensation — Stock Compensation regarding Founder Shares granted to directors and an officer of Bannix. The acquired shares shall vest upon Bannix consummating an initial Business Combination (the “Vesting Date”). The Founder Shares owned by the directors or officer (1) may not be sold or transferred, until one year after the consummation of a Business Combination, (2) not be entitled to redemption from the funds held in the Trust Account, or any liquidating distributions. Bannix has until June 14, 2025 (as extended) to consummate a Business Combination, and if a Business Combination is not consummated, Bannix will liquidate and the shares will become worthless.

The Founder Shares were issued on September 8, 2021, and the Founder Shares vest, not upon a fixed date, but upon consummation of an initial Business Combination. Since the approach in ASC 718 is to determine the fair value without regard to the vesting date, Bannix has determined the valuation of the Founder Shares as of September 8, 2021. The valuation resulted in a fair value of $7.48 per share as of September 8, 2021, or an aggregate of $972,400 for the 130,000 Founder Shares. The Founder Shares were granted at no cost to the recipients. The excess fair value over the amount paid is $972,400, which is the amount of share-based compensation expense which Bannix will recognize upon consummation of an initial business combination.

NOTE 3 — INITIAL PUBLIC OFFERING

On September 14, 2021, Bannix consummated its IPO and sold 6,900,000 Units at a purchase price of $10.00 per Unit, which was inclusive of the underwriters’ full exercise of their over-allotment option, generating gross proceeds of $69,000,000. Each Unit that Bannix sold had a price of $10.00 and consisted of one share of common stock, one warrant to purchase one share of common stock and one right. Each warrant will entitle the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable on the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation. Each right entitles the holder to buy one tenth of one share of common stock. The common stock, warrants and rights comprising the Units have begun separate trading. At the time that the common stock, warrants and rights comprising the Units began separate trading, holders will hold the separate securities and no longer hold Units (without any action needing to be taken by the holders), and the Units will no longer trade.

All of the shares of common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with Bannix’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to Bannix’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of Bannix require common stock subject to redemption to be classified outside of permanent equity.

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the IPO and the sale of the Units, Bannix sold 181,000 Private Placement Units to certain investors for aggregate cash proceeds of $2,460,000 and issued an additional 225,000 Private Placement Units to the Former Sponsor in exchange for the cancellation of approximately $1,105,000 in loans and a promissory note due to them. Each Private Placement Unit consisted of one share of common stock, one redeemable warrant to purchase one share of common stock at a price of $11.50 per whole share and one right.

NOTE 5 — PROMISSORY NOTE TO EVIE AUTONOMOUS LTD AND EVIE AUTONOMOUS GROUP LTD.

Bannix’s unsecured Evie Autonomous Extension Notes bear no interest and are repayable in full upon the earlier of (a) the date of the consummation of Bannix’s initial Business Combination, or (b) the date of Bannix’s liquidation. If Bannix does not consummate an initial Business Combination by the Deadline Date, the Evie Autonomous Extension Notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.

At June 30, 2025 and December 31, 2024, Bannix owes Evie Autonomous LTD $1,003,995 and reports this as promissory notes – Evie on the unaudited condensed balance sheets.

On December 26, 2024 and amended on May 27, 2025, Bannix entered into an agreement to defer payment of the Evie Autonomous Extension Notes. Under the deferment agreement, these amounts will not become payable until any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11.

NOTE 6—RELATED PARTY TRANSACTIONS

Founder Shares

On October 20, 2022, pursuant to an SPA, the Sponsor acquired an aggregate of 385,000 shares of common stock of Bannix from Bannix Management LLP, Balaji Venugopal Bhat, Nicholos Hellyer, Subbanarasimhaiah Arun, Vishant Vora and Suresh Yezhuvath and 90,000 private placement units from Suresh Yezhuvath (collectively, the “Sellers”) in a private transaction.

The Former Sponsor, Sponsor, Other Investors, Anchor Investors, directors and officer have agreed not to transfer, assign or sell the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) the date on which Bannix completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property. Bannix refers to such transfer restrictions as the “lock-up”. Notwithstanding the foregoing, if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.

At June 30, 2025 and December 31, 2024, there were 2,524,000 non-redeemable shares outstanding owned or controlled by the Former Sponsor, Sponsor, Other Investors, Anchor Investors, directors and officers.

Working Capital Loans – Former Sponsor and Sponsor

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of Bannix’s officers and directors may, but are not obligated to, loan Bannix funds as may be required. If Bannix completes a Business Combination, Bannix would repay the loans out of the proceeds of the Trust Account released to Bannix. Otherwise, the loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, Bannix may use a portion of the working capital held outside the Trust Account to repay the loans but no proceeds from the Trust Account would be used to repay the loans. On June 30, 2025 and December 31, 2024, there were no loans outstanding under the working capital loan program.

Commitment of Funds – Former Sponsor

Yezhuvath agreed to contribute to Bannix of $225,000 as a capital contribution at the time of the Business Combination with the proceeds to be used to pay the deferred underwriters’ discount. Yezhuvath has agreed to forgive this amount without any additional securities being issued against it.

Transactions with a Related Party

In October 2024, a company related to one of the board members was engaged to perform consulting services. Bannix paid $8,000 for the services performed. As of June 30, 2025 and December 31, 2024, no amounts were due the related party company for services performed.

Due to Related Parties

The balance on June 30, 2025 and December 31, 2024 in Due to Related Parties totaled $2,153,962 and $1,811,700, respectively, consists of the following transactions:

Schedule of Due to Related Parties
	June 30,	December 31,
	2025	2024
Amounts due Suresh Yezhuvath	$23,960	$23,960
Amounts due Subash Menon	1,180	1,180
Repurchase 700,000 shares of common stock from Bannix Management LLP	10,557	10,557
Amounts due to Doug Davis – Accrued Compensation	210,000	125,000
Amounts due to Erik Klinger – Accrued Compensation	58,750	26,250
Administrative Support Agreement (2)(4)	228,333	198,333
Securities Purchase Agreement	200,000	200,000
Promissory Notes with Instant Fame and affiliated parties (3)(4)	840,000	840,000
Advances from affiliated related parties, net (1) (4)	533,626	386,420

	$2,106,406	$1,811,700

(1)	Net of $21,000 and $15,000 paid to an affiliated related party at June 30, 2025 and December 31, 2024, respectively.

For the six months ended June 30, 2025 and the year ended December 31, 2024, $21,000 and $15,000, respectively, was paid to an affiliate of a related party. Bannix has a legal right of offset and as such, the net amount is reported on the unaudited condensed balance sheet.

(2) Administrative Support Agreement

Bannix has agreed to pay an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of the management team, in the amount of $5,000 per month. Upon completion of the initial Business Combination or Bannix’s liquidation, it will cease paying these monthly fees. For the three and six months ended June 30, 2025 and 2024, Bannix incurred $15,000 and $30,000, respectively, pursuant to the agreement and owed $228,333 and $198,333 related to the Administrative Support Agreement at June 30, 2025 and December 31, 2024, respectively. These amounts are reported as a component of due to related parties on the condensed balance sheets.

(3) Promissory Notes with Instant Fame and Affiliated Parties

On December 13, 2022, Bannix issued an unsecured promissory note in favor of Instant Fame, in the principal amount of $690,000. In March and April 2023, Bannix issued additional unsecured promissory notes to Instant Fame for $75,000 for each promissory note. At June 30, 2025 and December 31, 2024, there was $1,421,182 and 1,226,420, respectively, outstanding on these promissory notes and included in due to related parties on the unaudited condensed balance sheet.

(4) Deferment of Related Party Transactions

Bannix entered into an agreement to defer payment of certain related party obligations. Under the deferment agreements, all amounts owed to the Sponsor and its affiliates, including promissory notes, administrative support fees, and advances due only after any Pre-Paid Advance issued in connection with the SEPA is repaid in full, see Note 11.

NOTE 7 — COMMITMENTS

Registration Rights

The holders of the Founder Shares, Private Placement Units and warrants that may be issued upon conversion of related party loans will have registration rights to require Bannix to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that Bannix registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by Bannix.

Underwriters Agreement

The underwriters are entitled to a deferred underwriting discount of $225,000 solely in the event that Bannix completes a Business Combination, subject to the terms of the underwriting agreement. Additionally, the underwriters are entitled to a Business Combination marketing fee of 3.5% of the gross proceeds of the sale of Units in the IPO upon the completion of Bannix’s initial Business Combination subject to the terms of the underwriting agreement.

On June 9, 2025, Bannix entered into an amendment to the underwriting agreement. Pursuant to the amendment, payments of the Business Combination marketing fee will be modified as follows:

●	$500,000 shall be paid in cash, deferred until the later of (i) twelve (12) months after closing or (ii) the date when a key financing facility of the post-combination company is fully equitized.

●	$1,300,000 shall be paid in shares of the post-combination company’s common stock, calculated based on the 30-day VWAP immediately following the closing date. These shares will be subject to piggyback registration rights and a lock-up that expires upon the termination or full amortization of the referenced financing facility.

Bannix issued the underwriter (and/or its designees) (the “Representative”) 393,000 shares of Common Stock for $0.01 per share (the “Representative Shares”) upon the consummation of the IPO. Bannix accounted for the estimated fair value ($2,861,000) of the Representative Shares as an offering cost of the IPO and allocated such cost against temporary equity for the amount allocated to the redeemable shares and to expense for the allocable portion relating to the warrant liability. These shares of Common Stock issued to the underwriter are subject to an agreement in which the underwriter has agreed (i) not to transfer, assign or sell any such shares until the completion of the Business Combination. In addition, the underwriter (and/or its designees) has agreed (i) to waives its redemption rights with respect to such shares in connection with the completion of the Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if it fails to complete the Business Combination within the time specified in its certificate of incorporation. Accordingly, the fair value of such shares is included in stockholders’ equity. As of June 30, 2025 and December 31, 2024, the Representative has not yet paid for these shares, and the amount owed of $3,930 is included in prepaid expenses on the condensed balance sheets.

Excise Tax

In connection with Bannix’s May 2025 Special Meeting, March 2025 Special Meeting, September 2024 Special Meeting, Special Meeting and Annual Meeting, stockholders holding an aggregate of 6,883,647 shares of Bannix’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in Bannix’s Trust Account. As a result, $72,575,869 was removed from Bannix’s Trust Account to pay such holders and an additional $972,722 is payable to the stockholders that redeemed shares at the May 2025 Special Meeting. As such,

Bannix has recorded a 1% excise tax liability in the amount of $913,292 and $750,608, respectively, on the condensed balance sheets as of June 30, 2025 and December 31, 2024, including $177,806 and $50,587, respectively, in excise tax interest and penalties. The excise tax liability does not impact the unaudited condensed statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available. The unaudited condensed statement of operation includes $59,193 and $127,219, respectively, in excise tax interest and penalties for the three and six months ended June 30, 2025. The unaudited condensed statement of operation includes $0 in excise tax interest and penalties for the three and six months ended June 30, 2024.

The 2024 excise tax return for redemptions that occurred in 2023 was due on October 31, 2024. As of the filing of this Form 10-Q, Bannix has not filed its 2024 excise tax return and no amounts have been paid resulting in the excise tax interest and penalties.

Other Investors

Other Investors were granted an aggregate of 16,668 Founder Shares at no costs from Suresh Yezhuvath in March 2021.

The Other Investors have not been granted any stockholder or other rights that are in addition to those granted to Bannix’s other public stockholders. The Other Investors will have no rights to the funds held in the Trust Account with respect to the Founder Shares held by them. The Other Investors will have the same rights to the funds held in the Trust Account with respect to the Common Stock underlying the Units they purchase at the IPO as the rights afforded to Bannix’s other public stockholders.

Anchor Investors

The Anchor Investors entered into separate letter agreements with Bannix and the Former Sponsor pursuant to which, subject to the conditions set forth therein, the Anchor Investors purchased, upon the closing of the IPO on September 14, 2021, 181,000 Private Placement Units and 762,500 Founder Shares on September 9, 2021 (“Anchor Shares” in the total).

The Anchor Investors have not been granted any stockholder or other rights that are in addition to those granted to Bannix’s other public stockholders and purchased the Founder Shares for nominal consideration. Each Anchor Investor has agreed in its individually negotiated letter agreement entered into with Bannix to vote its Anchor Shares to approve Bannix’s initial Business Combination. The Anchor Investors will have no rights to the funds held in the Trust Account with respect to the Anchor Shares held by them. The Anchor Investors will have the same rights to the funds held in the Trust Account with respect to the Common Stock underlying the Units they purchase at the IPO (excluding the Common Stock included in the Private Placement Units purchased) as the rights afforded to Bannix’s other public stockholders.

Litigation

From time to time, Bannix may be subject to routine litigation, claims or disputes in the ordinary course of business. Bannix defends itself vigorously in all such matters. However, we cannot predict the outcome or effect of any of the potential litigation, claims or disputes.

Bannix is not subject to any litigation at the present time.

NOTE 8 — STOCKHOLDERS’ DEFICIT

Preferred Stock— Bannix is authorized to issue 1,000,000 shares of preferred stock, par value $0.01 per share, with such designations, voting and other rights and preferences as may be determined from time to time by Bannix’s board of directors. As of June 30, 2025 and December 31, 2024, there were no shares of preferred stock issued or outstanding.

Common Stock— Bannix is authorized to issue 100,000,000 shares of common stock with par value of $0.01 each. As of June 30, 2025 and December 31, 2024, there were 3,977,853 and 4,286,248 shares of Common Stock issued, respectively, and 2,524,000 shares of Common Stock outstanding, excluding 16,353 and 324,748 shares subject to possible redemption, respectively. Each share of Common Stock entitles the holder to one vote.

Treasury Stock — On June 21, 2021 the Former Sponsor agreed to deliver Bannix 1,437,500 shares of common stock beneficially owned by the Former Sponsors.

Rights — Except in cases where Bannix is not the surviving company in the Business Combination, each holder of a right will automatically receive one-tenth (1/10) of a share of common stock upon consummation of the Business Combination, even if the holder of a right converted all shares held by him, her or it in connection with the Business Combination or an amendment to Bannix’s Certificate of Incorporation with respect to its pre-Business Combination activities. In the event that Bannix will not be the surviving company upon completion of the Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share of common stock underlying each right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional share of common stock upon consummation of Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of Bannix). If Bannix enters into a definitive agreement for a Business Combination in which Bannix will not be the surviving entity, the definitive agreement will provide for the holders of the rights to receive the same per share consideration the holders of shares of common stock will receive in the transaction on an as-converted into common stock basis.

NOTE 9 — WARRANT LIABILITY

Bannix accounted for the 7,306,000 warrants issued in connection with the IPO and private placement in accordance with the guidance contained in ASC Topic 815 “Derivatives and Hedging” whereby under that provision, the Private Warrants did not meet the criteria for equity treatment and were recorded as a liability. Accordingly, Bannix classified the Private Warrants as a liability at fair value and adjusts them to fair value at each reporting period. This liability is re-measured at each balance sheet date until the Private Warrants are exercised or expire, and any change in fair value will be recognized in Bannix’s statement of operations. The fair value of the Private Warrants was estimated using a modified Black-Scholes model. The valuation models utilize inputs such as assumed share prices, volatility, discount factors and other assumptions and may not be reflective of the price at which they can be settled. Such Private Warrant classification is also subject to re-evaluation at each reporting period. The Public Warrants met the classification for equity treatment.

Each warrant entitles the holder to purchase one share of Bannix’s Common Stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) Bannix issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by Bannix’s board of directors and, in the case of any such issuance to Bannix’s Former Sponsor, Sponsors or its affiliates, without taking into account any Founder Shares held by Bannix’s Former Sponsor, Sponsors or its affiliates, prior to such issuance) (the “Newly Issued Price”),

(y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Bannix’s Common Stock during the 20 trading day period starting on the trading day prior to the day on which Bannix consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the Market Value.

The warrants will become exercisable on the later of 12 months from the closing of this offering or upon completion of its initial Business Combination and will expire five years after the completion of Bannix’s initial Business Combination, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation.

Redemption of warrants

Bannix may call the warrants for redemption (excluding the private warrants, and any warrants underlying Units issued to the Sponsors, initial stockholders, officers, directors or their affiliates in payment of related party loans made to Bannix), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period ending on the third trading business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of the shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day until the date of redemption.

If Bannix calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

If Bannix is unable to complete an initial Business Combination within the Combination Period and Bannix liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from Bannix’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The following presents Bannix’s fair value hierarchy for the 406,000 Private Warrants issued which are classified as liabilities measured at fair value as of June 30, 2025:

Schedule of Fair value hierarchy
	Level 1	Level 2	Level 3

Private Warrants	$—	$—	$25,984
Total	$—	$—	$25,984

The following presents Bannix’s fair value hierarchy for the 406,000 Private Warrants issued which are classified as liabilities measured at fair value as of December 31, 2024:

	Level 1	Level 2	Level 3

Private Warrants	$—	$—	$12,180
Total	$—	$—	$12,180

The following table summarizes key inputs and the models used in the valuation of Bannix’s Private Warrants:

Schedule of valuation of the Company’s Private Warrants
	June 30,	December 31,
	2025	2024

Valuation Method Utilized	Modified Black Scholes	Modified Black Scholes
Stock Price	$15.00	$11.20
Exercise Price	$11.50	$11.50
Expected Term (years)	5.04	5.25
Volatility	5.0%	1.25%
Risk-free rate	3.72%	4.38%
Market adjustment	1.2%	9%

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for Bannix’s warrants classified as Level 3 for the period ended June 30, 2025 and 2024:

Schedule of beginning and ending balances of warrants
Private Warrants
Level 3
Fair value at December 31, 2024	$12,180
Change in fair value	(6,090)
Fair value at March 31, 2025	$6,090
Change in fair value	19,894
Fair value at June 30, 2025	$25,984

Private Warrants
Level 3
Fair value at December 31, 2023	$4,060
Change in fair value	8,120
Fair value at March 31, 2024	$12,180
Change in fair value	(4,060)
Fair value at June 30, 2024	$8,120

NOTE 10 — SEGMENT INFORMATION

ASC Topic 280 establishes standards for companies to report financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by Bannix’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Financial Officer, who reviews the operating results for Bannix as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that Bannix only has one operating segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the unaudited condensed statements of operations as net income or loss. The measure of segment assets is reported on the condensed balance sheets as total assets. When evaluating Bannix’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

Schedule of segment assets
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating costs	$325,822	$348,402	$612,939	$768,454
Interest income on trust account	$6,000	$200,064	$34,720	$566,267

The key metrics included in segment profit or loss reviewed by the CODM are interest income on Trust Account and operating costs. The CODM reviews interest income on Trust Account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the Business Combination period. The CODM also reviews operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Note 11—Subsequent Events

Bannix evaluated subsequent events and transactions that occurred after the balance sheet date up to the date of the filing of this report (October 31, 2025). Bannix did not identify any subsequent events, other than disclosed in the Notes and discussed below, that would have required adjustment or disclosure in these unaudited condensed financial statements.

On July 10, 2025 pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 Bannix filed Form 8-A registering the securities declared effective by the SEC.

Close of Business Combination

On July 14, 2025, Bannix closed its proposed Business Combination and liquidated its Trust Account. In association with the liquidation of the Trust Account, stockholders redeeming their shares of common stock at the May 2025 Special Meeting were paid for their redeeming shares. As the close of the Business Combination occurred after June 30, 2025, financial statement of the Target are not complete and not included in this Form 10-Q.

Business Combination Consideration

As a result of the Business Combination, all of the outstanding shares of common stock, par value $0.01 per share, of Bannix (“Bannix Common Stock”) were cancelled in exchange for the right to receive a pro-rata portion of 2,540,353 shares of common stock of VisionWave (“VisionWave Common Stock”). Each issued and outstanding security of Bannix immediately prior to the Parent Merger Effective Time shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave.

Closing

After the closing of the Mergers, VisionWave has 14,270,953 shares of common stock outstanding and Warrants to purchase 7,306,000 shares of common stock outstanding. Upon the consummation of the Business Combination, VisionWave Common Stock and VisionWave Warrants began trading on July 15, 2025 on the NASDAQ under the symbols “VWAV and “VWAV” respectively.

In addition to the 2,540,353 shares of VisionWave Common Stock issued upon closing of the Business Combination, 11,000,000 shares of VisionWave Common Stock were issued to Target shareholders. Additionally, 690,000 public rights and 40,600 private rights were issued.

Additionally, in association with the closing of the Business Combination, authorized capital has increased. Authorized shares of preferred stock increased from 1,000,000 shares to 10,000,000 shares. There was no change in the par value. Authorized shares of common stock increased from 100,000,000 shares to 150,000,000 shares. There was no change in the par value.

Short Term Funding

On July 15, 2025, Bannix entered into a Securities Purchase Agreements (the “July 2025 SPAs”) with two unaffiliated accredited investors (“July 2025 Lenders”), pursuant to which Bannix issued promissory notes (the “July 2025 Notes”) to the July 2025 Lenders in the aggregate principal amount of $354,200, which includes an aggregate original issue discount of $46,200, for a purchase price of $308,000. The July 2025 Notes bear interest at a one-time charge of 12% applied on the issuance date, mature on May 15, 2026, and is repayable in five monthly payments commencing January 15, 2026. The July 2025 Notes are convertible into shares of Bannix’s common stock, par value $0.01 per share (the “Common Stock”), solely upon an event of default, at a conversion price equal to 75% of the lowest trading price during the ten trading days prior to conversion. Bannix also entered into an irrevocable transfer agent instructions letter with its transfer agent in connection with the July 2025 Notes. The proceeds from the issuances of the July 2025 Notes will be used for general working capital purposes. The July 2025 Lenders have piggyback registration rights and have agreed not to engage in short sales of Bannix’s common stock during the term of the July 2025 Notes. The July 2025 Notes include customary representations, warranties, covenants, and default provisions. Bannix may prepay the July 2025 Notes within the first 180 days.

The loan pursuant to the July 2025 Notes closed and funded on July 17, 2025.

The July 2025 Notes were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as the issuances did not involve a public offering, and no underwriters were involved. The July 2025 Lenders represented that they are accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act.

Policies

On July 16, 2025, the Board of Directors of Bannix adopted the following policies:

●	A Policy on Granting Equity Awards, which establishes procedures for granting equity awards under Bannix’s equity compensation plans, including authority, timing, and error correction processes.

●	A Code of Ethics, which sets forth standards of conduct for Bannix’s associates, including honesty, avoidance of conflicts of interest, compliance with laws, and proper accounting practices.

●	An Insider Trading Policy, which prohibits insider trading, defines material non-public information, establishes blackout periods, and imposes additional restrictions on certain personnel.

Additionally, on May 29, 2025, the Board of Directors adopted a Compensation Recovery Policy, effective as of such date, which provides for the recovery of erroneously awarded incentive-based compensation from executive officers in the event of an accounting restatement due to material noncompliance with financial reporting requirements, in accordance with Nasdaq listing rules and Rule 10D-1 under the Exchange Act.

Standby Equity Purchase Agreement

On July 25, 2025, Bannix entered into the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited partnership (“Investor”) pursuant to which Bannix has the right to sell to Investor up to $50 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA, from time to time during the term of the SEPA.

Upon the satisfaction of the conditions to Investor’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, Bannix will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct Investor to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to Investor (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of common stock purchased pursuant to an Advance delivered by Bannix will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by Bannix in the Advance Notice or there is no VWAP on the subject trading day. Bannix may establish a minimum acceptable price in each Advance Notice below which Bannix will not be obligated to make any sales to Investor. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P.

In connection with the SEPA, and subject to the condition set forth therein, Investor has agreed to advance to Bannix in the form of convertible promissory notes (the “Convertible Notes”) an aggregate principal amount of $5.0 million (the “Pre-Paid Advance”). The first Pre-Paid Advance was disbursed on July 25, 2025 with respect to $3.0 million and the balance of $2.0 million will be disbursed upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for the Pre-Paid Advance is 94% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date will be 12-months after the closing of each tranche of the Pre-Paid Advance. Investor may convert the Convertible Notes into shares of Bannix’s common stock at a conversion price equal to the lower of $10.00 or 93% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion (the “Conversion Price”), which in no event may the Conversion Price be lower than $1.00 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes shall become immediately due and payable and Bannix shall pay to Investor the principal and interest due thereunder. In no event shall Investor be allowed to effect a conversion if such conversion, along with all other shares of common stock beneficially owned by Investor and its affiliates would exceed 4.99% of the outstanding shares of the common stock of Bannix. If any time on or after the issuance of the Convertible Notes (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days (“Floor Price Trigger”), or (ii) Bannix has issued in excess of 99% of the shares of common stock available under the Exchange Cap, where applicable ( “Exchange Cap Trigger” and collectively with the Floor Price Trigger, the “Trigger”)), then Bannix shall make monthly payments to Investor beginning on the seventh trading day after the Trigger and continuing monthly in the amount of $750,000 plus an 5.0% premium and accrued and unpaid interest. The Exchange Cap Trigger will not apply in the event Bannix has obtained the approval from its stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of 19.99% of the aggregate number of shares of common stock issued and outstanding as of the effective date of the SEPA (the “Exchange Cap”).

Investor, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to Investor at the Conversion Price in consideration of an offset of the Convertible Notes (“Investor Advance”). Investor, in its sole discretion, may select the amount of any Investor Advance, provided that the number of shares issued does not cause Investor to exceed the 4.99% ownership limitation, does not exceed the Exchange Cap or the number of shares of common stock that are registered. As a result of a Investor Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Investor Advance.

Bannix will control the timing and amount of any sales of shares of common stock to Investor, except with respect to Investor Advances. Actual sales of shares of common stock to Investor as an Advance under the SEPA will depend on a variety of factors to be determined by Bannix from time to time, which may include, among other things, market conditions, the trading price of Bannix’s common stock and determinations by Bannix as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) the 24-month anniversary of the date of the SEPA or (ii) the date on which Investor shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to $50,000,000. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Investor, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and Bannix has paid all amounts owed to Investor pursuant to the Convertible Notes. Bannix and Investor may also agree to terminate the SEPA by mutual written consent. Neither Bannix nor Investor may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or Investor other than by an instrument in writing signed by both parties.

As consideration for Investor’s commitment to purchase the shares of common stock pursuant the SEPA, Bannix paid Investor, (i) a structuring fee in the amount of $35,000 and (ii) 200,000 shares of common stock as an equity fee. Further, Bannix is required to pay Investor a commitment fee of $500,000 of which $250,000 shall be due and payable on the earlier of the effective date of the initial registration statement, or 60 days following the date hereof and the remaining $250,000 shall be due and payable on the date that is 90 days following the initial due date to be paid by the issuance of such number of common shares that is equal to the applicable portion of the commitment fee divided by the average of the daily VWAPs of the common shares during the three trading days immediately prior to the applicable due date.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The net proceeds under the SEPA to Bannix will depend on the frequency and prices at which Bannix sells its shares of common stock to Investor. Bannix expects that any proceeds received from such sales to Investor will be used for working capital and general corporate purposes.

Omnibus Equity Incentive Plan

On August 5, 2025, the Board of Directors (the “Board”) of Bannix adopted Bannix’s 2025 Omnibus Equity Incentive Plan (the “Plan”), which authorizes the issuance of up to 7,000,000 shares of Bannix’s common stock, par value $0.01 per share (the “Common Stock”). The Plan is subject to approval by Bannix’s shareholders within twelve (12) months of the Board’s adoption date. If shareholder approval is obtained, the Plan will become effective as of August 5, 2025. The Plan provides for the grant of various equity-based awards, including non-qualified stock options, incentive stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance unit awards, unrestricted stock awards, distribution equivalent rights, or any combination thereof. The Plan is intended to assist Bannix in attracting, retaining, and incentivizing key management employees, directors, and consultants, and to align their interests with those of Bannix’s shareholders.

Executive’s Employment Agreements

On August 6, 2025, Bannix entered into employment agreements (each, an “Employment Agreement”) with Douglas Davis, as Executive Chairman, Noam Kenig, as Chief Executive Officer, and Danny Rittman, as Chief Technology Officer (collectively, the “Executives”). Each Employment Agreement has an initial term of three (3) years, commencing on August 6, 2025, and is subject to automatic one-year renewals thereafter unless terminated by either party with at least thirty (30) days’ prior written notice.

Under the Employment Agreements:

●	Mr. Davis and Mr. Kenig will each receive an initial base salary of $150,000 per year, increasing to $300,000 upon Bannix achieving $3,000,000 in revenue during any ninety (90)-day period, and further increasing to $600,000 upon achieving $6,000,000 in revenue during any ninety (90)-day period, with subsequent adjustments to fair market rates.

●	Mr. Rittman will receive an initial base salary of $120,000 per year, increasing to $240,000 upon Bannix achieving $3,000,000 in revenue during any ninety (90)-day period, and further increasing to $360,000 upon achieving $6,000,000 in revenue during any ninety (90)-day period, with subsequent adjustments to fair market rates.

●	Mr. Davis and Mr. Kenig are each eligible for an annual performance bonus targeted at 2% of Bannix’s net income as reflected in its financial statements filed with the Securities and Exchange Commission (the “SEC”).

●	Each Executive is eligible for four (4) weeks of paid vacation per year, participation in Bannix’s benefit plans (including medical, dental, vision, disability, life insurance, and 401(k) plans), and reimbursement of reasonable business expenses.

●	In the event of termination without cause or resignation for good reason, each Executive is entitled to severance equal to the greater of $600,000 or two (2) times their then-current base salary, payable within six (6) months of termination, subject to execution of a general release.

●	Upon a change in control followed by termination within three (3) months, all outstanding equity awards vest immediately, and severance becomes payable.

●	Each Employment Agreement includes standard provisions for termination for cause, death, disability, or without good reason, with limited payments in such cases.

Additionally, as a condition to entering into the Employment Agreements, each Executive entered into a Proprietary & Confidential Information, Inventions Assignment, Non-Solicitation and Non-Competition Agreement and a Mutual Agreement to Arbitrate with Bannix.

Additionally, pursuant to the Employment Agreements and under the Plan (subject to shareholder approval thereof), Bannix granted nonstatutory stock options (each, an “Option”) to the Executives as follows:

●	Mr. Davis and Mr. Kenig were each granted Options to purchase 2,000,000 shares of Common Stock.

●	Mr. Rittman was granted an Option to purchase 500,000 shares of Common Stock.

Each Option has an exercise price of $7.20 per share (to be determined as the fair market value on the grant date) and vests in twelve (12) equal quarterly installments over four (4) years, commencing on the date of shareholder approval of the Plan (the “Approval Date”). The Options are exercisable for five (5) years from the grant date and allow for cashless exercise. The grants are contingent upon shareholder approval of the Plan; if not approved, the Options will be null and void.

Shares to Vendor

At June 30, 2025, Bannix owed a vendor $87,500 for services rendered. On July 28, 2025, Bannix and the vendor agreed to satisfy the outstanding balance with Bannix issuing 22,500 VisionWave Holdings’ Common Shares to the vendor.

Joint Venture

On August 25, 2025, Bannix entered into a Strategic Joint Venture Agreement (the “AIPHEX Agreement”) with AIPHEX LTD (“AIPHEX”), GBT Tokenize Corp. (“TOKENIZE”), and GBT Technologies, Inc. (“GBT”). Pursuant to the AIPHEX Agreement, the parties agreed to form a joint venture limited liability company in the State of Nevada (the “JV LLC”) for the purpose of collaborating on certain designated defense and technology projects (the “Designated Projects and Background IP”).

Employment Agreements

On September 2, 2025, Bannix entered into employment agreements (each, an “Employment Agreement”) with Elad Shoval, as Chief Revenue Officer, David Allon, as Chief Operating Officer, and Jaz Williman, as Senior Systems Engineer – UGV (collectively, the “Executives”). Each Employment Agreement has an initial term of three (3) years, commencing on September 2, 2025, and is subject to automatic one-year renewals thereafter unless terminated by either party with at least thirty (30) days’ prior written notice.

Memorandum of Understanding

On September 2, 2025, Bannix entered into a Memorandum of Understanding (the “MoU”) with VEDA Aeronautics Private Limited (“VEDA”), a company incorporated under the Companies Act, 2013, of India.

Pursuant to the MoU, Bannix and VEDA intend to collaborate on several Indian Ministry of Defense (“MoD”) procurement programs (the “Programs”), including but not limited to: (a) Drone Kill System (Make-2) – interceptor drone development; (b) ALTV (New Generation Light Tank) – 357 tanks, with Company subsystems proposed as onboard modules; (c) FRCV (Main Battle Tank Program) – 1,770 main battle tanks; and (d) T72/T90 Retrofit Program for tanks. Under the MoU, VEDA has invited Bannix to supply and develop core subsystems, including counter-UAS systems, tactical drones, radar technologies, advance protection systems (APS) systems, sensor fusion technologies, and unmanned platforms for defense and homeland security applications. The parties intend to collaborate in technical proposals, demonstrations, and joint pursuit of contracts for these Programs.

Revision to Board Members

On September 9, 2025, the Board of Directors (the “Board”) of Bannix approved Independent Director Agreements (each, an “Director Agreement”) with Eric Shuss, Chuck Hansen, and Haggai Ravid, pursuant to which each will serve as an independent director of Bannix.

Under the terms of each of the Director Agreements, the independent director will receive:

●	An annual cash retainer of $36,000, payable quarterly, and $10,000 per annum for serving as the audit committee chair, $5,000 for compensation committee chair and the governance committee chair;
●	Reimbursement for reasonable expenses incurred in connection with Board service; and
●	An annual equity grant under Bannix’s 2024 Omnibus Equity Incentive Plan (the “Plan”) with a grant date fair value of $60,000, consisting of restricted stock vesting in full after one year of service.

As a result of the above, Bannix issued 5,245 shares of common stock to Messrs Shuss, Hansen and Ravid for their service in 2025. The Director Agreements also include standard provisions regarding indemnification, confidentiality, and compliance with applicable laws and Company policies. Each Director Agreement has an initial term of one year, subject to renewal upon mutual agreement or election at the annual stockholder meeting.

Further, as compensation for his service as a director prior to the Business Combination with Bannix Acquisition Corp. (“Bannix”), Bannix entered into Compensation Agreements (each, a “Compensation Agreement”) with Mr. Shuss and two other former directors who served as an independent director on the Board of Directors of Bannix from October 2022 until July 2025. Pursuant to the Compensation Agreement, effective as of September 9, 2025, Mr. Shuss will receive a one-time lump sum compensation of $150,000, payable in cash, fully vested shares of Bannix’s common stock issued under Bannix’s Plan, or a combination thereof, at Mr. Shuss’ election. If shares are elected, the number of shares will be determined by dividing the elected portion by the closing price of Bannix’s common stock on the NASDAQ Stock Market immediately prior to the effective date of the Compensation Agreement. Mr. Shuss has elected to receive 6,556 shares of common stock using a closing price of $11.44 as of September 8, 2025. The shares will be fully vested upon issuance but subject to resale restrictions under Rule 144 of the Securities Act of 1933, as amended. Payment or issuance will occur within 10 business days after the election (or default to cash if no election is made within 10 business days).

Standby Equity Purchase Agreement

On September 11, 2025, Bannix entered into a letter agreement (the “Letter Agreement”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Investor”), pursuant to the Standby Equity Purchase Agreement, dated as of July 25, 2025 (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “SEPA”), between Bannix and the Investor.

Pursuant to the Letter Agreement, the Investor advanced the second tranche of the Pre-Paid Advance in a principal amount of $2,000,000 (the “Second Pre-Paid Advance”) on September 11, 2025, in connection with the issuance by Bannix of a convertible promissory note in the principal amount of $2,000,000 (the “Second Note”). The Investor waived the condition precedent set forth in the SEPA relating to the effectiveness of a registration statement for the Second Pre-Paid Advance. The purchase price for the Second Note is $1,880,000 (94% of the principal amount, reflecting a 6% discount).

In addition, pursuant to the Letter Agreement, the Investor agreed to fund an additional $2,000,000 in principal amount (the “Additional Advance”) under the terms of a new convertible promissory note in the principal amount of $2,000,000 (the “New Note” and, together with the Second Note, the “Additional Notes”) upon the effectiveness of the registration statement filed by Bannix on August 29, 2025, in connection with the SEPA (the “Registration Statement”). The purchase price for the New Note will be $1,880,000 (94% of the principal amount, reflecting a 6% discount). Bannix acknowledged in the Letter Agreement that it is not required to modify, amend, or supplement the existing Registration Statement to include any shares underlying the New Note, and, other than as may be set forth in the New Note, Bannix is not obligated to file a new registration statement relating to such shares.

Terms of the Second Note

The Second Note has a maturity date of September 11, 2026 (as may be extended at the option of the Investor). Interest accrues on the outstanding principal balance at an annual rate of 6%, which increases to 18% upon the occurrence of an event of default (for so long as such event remains uncured). Interest is calculated based on a 365-day year and the actual number of days elapsed.

If an Amortization Event occurs (defined as a Floor Price Event, Exchange Cap Event, or Registration Event, as set forth in the Second Note), Bannix must make monthly cash payments beginning on the 10th trading day after the Amortization Event Date and continuing on the same day of each successive calendar month until the entire outstanding principal amount is repaid. Each monthly payment equals the sum of (i) $750,000 of principal (or the outstanding principal if less), (ii) a 7% payment premium on such principal amount, and (iii) accrued and unpaid interest. The obligation to make such payments ceases if the Amortization Event is cured.

Bannix may, at its option, redeem early a portion or all amounts outstanding under the Second Note by providing written notice to the Investor, provided the VWAP of the common stock was less than the fixed conversion price on the notice date (unless otherwise agreed). The redemption amount includes the principal being redeemed, a 5% redemption premium, and accrued interest. The Investor has 10 trading days to elect to convert any portion of the Second Note before redemption.

The Second Note is convertible at any time into shares of Bannix’s common stock, par value $0.01 per share (the “Common Stock”), at the lower of (i) $10.00 per share (the “Fixed Price”) or (ii) 93% of the lowest daily VWAP during the 5 consecutive trading days immediately preceding the conversion date (the “Variable Price”), but not lower than the floor price of $1.00 per share (adjustable downwards to 20% of the average VWAP for the five trading days prior to the earlier of the Registration Statement effectiveness or the six-month anniversary of the SEPA date, or further reduced by Bannix). The Fixed Price resets downwards on the 30-day anniversary of a merger transaction to the average VWAP for the five trading days prior. Conversions are subject to a 4.99% beneficial ownership limitation and the Exchange Cap (19.99% of outstanding shares without stockholder approval).

The Second Note includes customary events of default, representations, warranties, covenants, and indemnification provisions. Upon an event of default, the Investor may accelerate the note or convert at the conversion price. Bannix may not engage in variable rate transactions while the Second Note is outstanding, subject to exceptions.

Terms of the New Note

The New Note will have a maturity date of 12 months from its issuance date (as may be extended at the option of the Investor). Interest will accrue on the outstanding principal balance at an annual rate of 12%, which increases to 18% upon the occurrence of an event of default (for so long as such event remains uncured). Interest is calculated based on a 365-day year and the actual number of days elapsed.

Beginning on the three-month anniversary of the issuance date and continuing monthly, Bannix must repay $200,000 of principal (or the outstanding principal if less), plus a 7% payment premium and accrued interest (the “Installment Amount”). Bannix may pay the Installment Amount in cash or by submitting Advance Notices under the SEPA (with proceeds offsetting the Installment Amount). Any Advance Notice while the New Note is outstanding is treated as repayment first.

Bannix may, at its option, redeem early a portion or all amounts outstanding under the New Note by providing written notice to the Investor, provided the VWAP of the Common Stock was less than the conversion price on the notice date (unless otherwise agreed). The redemption amount includes the principal being redeemed, a 5% redemption premium, and accrued interest. The Investor has 10 trading days to elect to convert any portion of the New Note before redemption.

The New Note is convertible at any time into shares of Common Stock at $12.00 per share, subject to adjustments for stock splits, combinations, reclassifications, and dilutive issuances below the conversion price (with certain exclusions). Conversions are subject to a 4.99% beneficial ownership limitation.

The New Note includes customary events of default, representations, warranties, covenants, and indemnification provisions. Upon an event of default, the Investor may accelerate the note or convert at the conversion price. Bannix may not engage in variable rate transactions while the New Note is outstanding, subject to exceptions.

Additional Covenants in the Letter Agreement

Pursuant to the Letter Agreement, Bannix granted the Investor a right of first refusal for 12 months following September 11, 2025, with respect to any financing transaction involving the issuance or sale of securities (including debt, equity, equity-linked securities, notes, or debentures, but excluding ATM offerings at prevailing market prices). Bannix must provide written notice of any such proposed transaction, and the Investor has 10 business days to elect to participate. If the Investor declines, Bannix may proceed with a third party on terms no more beneficial than those offered to the Investor, within 60 days.

Consulting Agreement

On September 26, 2025, Bannix entered into a Consulting Agreement (the “CTMG Agreement”) with Crypto Treasury Management Group, LLC (“CTMG”), pursuant to which CTMG will provide advisory and strategic services to assist Bannix in establishing a digital asset treasury reserve. The services include, among other things, developing a crypto treasury strategy, recommending custodians, designing staking protocols (if applicable), assisting with capital formation in collaboration with a licensed securities underwriter, and supporting regulatory and tax compliance efforts.

The CTMG Agreement has an initial term of two years, subject to earlier termination under certain conditions, including for convenience with 60 days’ notice or for material breach. In consideration for the services, Bannix has agreed to pay CTMG: (i) a retainer fee of $50,000 upon signing, which was pre-paid as an advance on September 24, 2025, with an additional $50,000 due upon execution of binding definitive agreements related to the crypto treasury transaction; (ii) a success fee of 17 Bitcoin (or cash equivalent) upon successful deployment of at least $20 million into crypto assets for Bannix’s treasury; and (iii) 250,000 shares of Bannix’s common stock upon closing of the crypto treasury transaction, subject to SEC Rule 144 restrictions and inclusion in future registration statements where applicable. Bannix will also reimburse CTMG for pre-approved reasonable expenses.

The CTMG Agreement contemplates a potential capital formation structure of up to $300 million, with allocations into crypto assets such as Bitcoin and Solana, subject to Bannix’s approval and market conditions; however, there can be no assurance that the transaction will close or that it will be consummated on the anticipated terms or at all. In the event this strategy is successfully implemented, which is not guaranteed and depends on various factors including management’s ability to execute effectively, Bannix has committed to staking a minimum of 70% of its crypto treasury assets for at least two years, although such implementation may face challenges or fail to achieve expected outcomes due to market volatility, regulatory changes, or other risks. CTMG will not act as a broker-dealer or engage in activities requiring such registration. Bannix, in an effort to replace its current financing structure, intends to structure the transaction and use the non-staked portion as funding for its defense business and potentially leverage the stakeable portion for M&A activity in the defense arena, though these intentions are forward-looking and subject to uncertainties that could prevent or alter their realization.

The CTMG Agreement includes standard provisions regarding confidentiality, non-circumvention, independent contractor status, compliance with laws (including securities, AML/KYC, and tax regulations), warranties, indemnification, limitation of liability, and governing law (Delaware).

The proposed adoption of a crypto reserve strategy, including the establishment of a digital asset treasury as contemplated in the Agreement will only be implemented upon obtaining regulatory approval, if any, from relevant authorities, including compliance with Nasdaq listing requirements. Additionally, the implementation of the crypto reserve strategy may require shareholder approval to the extent such approval is deemed necessary by Bannix’s board of directors or required by regulatory bodies. Bannix will ensure all necessary approvals are obtained prior to the execution of the crypto reserve strategy and will provide further updates as required by law.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to the Form 8-K filed with the SEC on September 30, 2025.

BANNIX ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Bannix Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bannix Acquisition Corp. and subsidiaries (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, had an accumulated deficit and has a deficit working capital. Additionally, The Company has determined that the insufficient funds to meet the operating needs of the Company through the liquidation date as well as the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2023.
PCAOB ID 587
New York, NY
February 18, 2025

BANNIX ACQUISITION CORP.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2024	2023
Assets
Current Assets:
Cash	$9,754	$232,278
Prepaid expense and other	3,930	5,251
Total Current Assets	13,684	237,529

Cash and Investments held in Trust Account	3,749,377	32,116,099
Total Assets	$3,763,061	$32,353,628

Liabilities, Redeemable Common Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$969,883	$787,307
Income taxes payable	888,426	552,912
Excise tax payable	750,608	410,772
Promissory notes - Evie	1,003,995	974,015
Due to related parties	1,811,700	1,213,600
Total Current Liabilities	5,424,612	3,938,606

Warrant liability	12,180	4,060
Deferred underwriters’ discount	225,000	225,000
Total Liabilities	5,661,792	4,167,666

Commitments and Contingencies
Common stock subject to possible redemption 324,748 and 2,939,613 at redemption value on December 31, 2024 and 2023, respectively	4,084,139	31,839,150

Stockholders’ Deficit
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding
Common stock, par value $0.01; authorized 100,000,000 shares; issued 4,286,248 and 6,901,113 shares; and outstanding 2,524,000 shares (excluding 324,748 and 2,939,613 shares subject to redemption and 1,437,500 Treasury Stock shares) on December 31, 2024 and 2023, respectively	39,615	39,615
Additional paid-in capital
Accumulated deficit	(6,008,110)	(3,678,428)
Less Treasury Stock; at cost; 1,437,500 common shares	(14,375)	(14,375)
Total Stockholders’ Deficit	(5,982,870)	(3,653,188)
Total Liabilities, Redeemable Common Stock and Stockholders’ Deficit	$3,763,061	$32,353,628

The accompanying notes are an integral part of these consolidated financial statements.

BANNIX ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2024	2023
Operating costs	$1,291,428	$1,504,995
Loss from operations	(1,291,428)	(1,504,995)

Other income (expense):
Interest income on trust account	781,363	1,769,666
Gain on forgiven payables	33,750	—
Federal tax interest and penalties	(206,200)	—
Excise tax interest and penalty	(50,587)	—
Change in fair value of warrant liabilities	(8,120)	8,120
Total other income	550,206	1,777,786

(Loss) income before provision for income taxes	(741,222)	272,791
Provision for income taxes	(129,314)	(329,630)
Net loss	$(870,536)	$(56,839)

Basic and diluted weighted average shares outstanding	4,035,874	6,190,588
Basic and diluted net loss per share	$(0.22)	$(0.01)

The accompanying notes are an integral part of these consolidated financial statements.

BANNIX ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

			Additional			Total
	Common Stock		Paid-in	Accumulated	Treasury	Stockholders’
	Shares (1)	Amount	Capital	Deficit	Stock	Deficit
Balance as of December 31, 2022	3,961,500	$39,615	$—	$(1,267,852)	$(14,375)	$(1,242,612)
Net loss	—	—	—	(56,839)	—	(56,839)
Excise tax imposed on common stock redemptions	—	—	—	(410,772)	—	(410,772)
Accretion of common stock subject to possible redemption to redemption value	—	—	—	(1,942,965)	—	(1,942,965)
Balance as of December 31, 2023	3,961,500	$39,615	$—	$(3,678,428)	$(14,375)	$(3,653,188)
Net loss	—	—	—	(870,536)	—	(870,536)
Excise tax imposed on common stock redemptions	—	—	—	(289,249)	—	(289,249)
Accretion of common stock subject to possible redemption to redemption value	—	—	—	(1,169,897)	—	(1,169,897)
Balance as of December 31, 2024	3,961,500	$39,615	$—	$(6,008,110)	$(14,375)	$(5,982,870)

The accompanying notes are an integral part of these consolidated financial statements.

(1) Includes 1,437,500 shares classified as treasury stock (See Note 8).

BANNIX ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
Cash flows from Operating Activities:	2024	2023
Net loss	$(870,536)	$(56,839)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	8,120	(8,120)
Gain on forgiven payables	(33,750)	—
Interest income on Trust Account	(781,363)	(1,769,666)
Changes in current assets and current liabilities:
Prepaid expenses	1,321	21,045
Excise tax payable	50,587	—
Deferred tax payable	—	(66,997)
Income taxes payable	335,514	396,627
Accounts payable and accrued expenses	287,506	514,713
Due to Related Parties	140,500	60,750
Net cash used in operating activities	(862,101)	(908,487)
Cash flows from Investing Activities:
Investment of cash into Trust Account	(364,950)	(750,000)
Redemptions from the Trust Account	28,924,908	41,077,199
Withdrawal from Trust Account to pay taxes	588,127	747,493
Net cash provided by investing activities	29,148,085	41,074,692
Cash flows from Financing Activities:
Redemption of Class A common stock subject to possible redemption	(28,924,908)	(41,077,199)
Advances from affiliated related parties	401,420	—
Proceeds from promissory notes - Evie	29,980	974,015
Repayment of advances to related parties	(15,000)	—
Proceeds from promissory note - Instant Fame	—	150,000
Net cash used in financing activities	(28,508,508)	(39,953,184)
Net change in cash	(222,524)	213,021
Cash, beginning of the year	232,278	19,257
Cash, end of the year	$9,754	$232,278

Supplemental disclosure of cash flow information:
Federal income taxes paid	$—	$—
Interest paid	$—	$—

Supplemental disclosure of noncash financing activities:
Accretion of common stock subject to possible redemption to redemption value	$1,169,897	$1,942,965
Excise tax payable	$289,249	$410,772

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

Bannix Acquisition Corp. (the “Company” or “Bannix”) is a blank check company incorporated in the state of Delaware on January 21, 2021. The Company was formed for the purpose of effecting mergers, capital stock exchange, asset acquisitions, stock purchases, reorganization or similar business combinations with one or more businesses (“Business Combination”).

As of December 31, 2024, the Company had not commenced any operations. All activity for the period from January 21, 2021 (inception) through December 31, 2024 relates to the Company’s formation, the initial public offering (the “IPO”) (as defined below) and the Company’s search for a target and the consummation of an initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash from the proceeds derived from the IPO and non-operating income or expense from the changes in the fair value of warrant liabilities. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

Sponsors and Officers

The Company’s original sponsors were Subash Menon and Sudeesh Yezhuvath (through their investment entity Bannix Management LLP), Suresh Yezhuvath (“Yezhuvath”) and Seema Rao (“Rao”) (collectively, the “Former Sponsor”).

On October 20, 2022, pursuant to a Securities Purchase Agreement (“SPA”), Instant Fame LLC, a Nevada limited liability company controlled by a U.S. person (“Instant Fame”) (the “Sponsor”), acquired an aggregate of 385,000 shares of common stock of the Company from Bannix Management LLP, Balaji Venugopal Bhat, Nicholos Hellyer, Subbanarasimhaiah Arun, Vishant Vora and Suresh Yezhuvath and 90,000 private placement units from Suresh Yezhuvath (collectively, the “Sellers”) in a private transaction. The Sellers immediately loaned the entire proceeds to the Company for the working capital requirements of the Company. In connection with this transaction, all parties agreed to certain changes to the Board of Directors.

As a result of the above, Subash Menon resigned as Chief Executive Officer and Chairman of the Board of Directors of the Company and Nicholas Hellyer resigned as Chief Financial Officer, Secretary and Head of Strategy. Douglas Davis was appointed as the Chief Executive Officer of the Company. Further, Balaji Venugopal Bhat, Subbanarasimhaiah Arun and Vishant Vora resigned as Directors of the Company. Mr. Bhat, Mr. Arun and Mr. Vora served on the Audit Committee with Mr. Bhat serving as the committee chair. Mr. Bhat, Mr. Arun and Mr. Vora served on the Compensation Committee with Mr. Arun serving as the committee chair.

The Board was also increased from two to seven and Craig Marshak and Douglas Davis were appointed as Co-Chairmans of the Board of Directors effective immediately. Further, Jamal Khurshid, Eric T. Shuss and Ned L. Siegel were appointed to the Board of Directors of the Company. The resignations referenced above were not the result of any disagreement with management or the Board.

On November 10, 2022, Sudeesh Yezhuvath resigned as a director of the Company for personal reasons. The resignation was not the result of any disagreements with management or the Board.

Due to vacancies as results of board members departure, on November 11, 2022 the Board made the following decisions: (i) Jamie Khurshid, Ned Siegel and Eric Shuss each have been identified as being financially literate and independent under the SEC and Nasdaq Rules have been appointed to the Audit Committee to serve until their successors are qualified and appointed with such appointment subject to the mailing of that certain Schedule 14F Information Statement. Mr. Khurshid chairs the audit committee. (ii) Mr. Siegel, Mr. Shuss and Craig Marshak each have been identified as being independent under the SEC and Nasdaq Rules were appointed to the Compensation Committee to serve until their successors are qualified and appointed with such appointment subject to the mailing of that certain Schedule 14F Information Statement. (iii) Messrs. Davis and Marshak have been appointed as Class III directors, Subash Menon has been appointed as a Class I director and, subject to the mailing of the Schedule 14F Information Statement, Messrs. Khurshid, Siegel and Shuss have been appointed as the Class II directors. The Schedule 14F Information Statement was mailed on or about November 15, 2022.

On May 19, 2023, the Company entered into an Executive Retention Agreement with Mr. Davis, Chief Executive Officer and Co- Chairman of the Board of Directors, providing for an at-will employment arrangement that may be terminated by either party at any time, which provides for the payment of an annual salary of $240,000 to Mr. Davis. Additionally, the Company entered into a letter agreement with Subash Menon, a director of the Company, for services in connection with the review and advice pertaining to the proposed Business Combination (discussed below) providing for a payment in the amount of $200,000 upon the closing of a Business Combination.

On April 10, 2024, Erik Klinger was appointed by the Company to serve as the Chief Financial Officer of the Company. There is no understanding or arrangement between Mr. Klinger and any other person pursuant to which he was appointed as an executive officer. Mr. Klinger does not have any family relationship with any director, executive officer or person nominated or chosen by us to become an executive officer. The employment of Mr. Klinger is at will and may be terminated at any time, with or without formal cause.

Initial Public Offering

The registration statements for the Company’s IPO were declared effective on September 9, 2021 and September 10, 2021 (the “Effective Date”). On September 14, 2021, the Company consummated its IPO of 6,900,000 units at $10.00 per unit (the “Units”), which is discussed in Note 3. Each Unit consists of one share of common stock (the “Public Shares”), one redeemable warrant to purchase one share of common stock at a price of $11.50 per share and one right. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of the Business Combination.

Concurrent with the IPO, the Company consummated the issuance of 406,000 private placement units (the “Private Placement Units”) as follows: the Company sold 181,000 Private Placement Units to certain investors for aggregate cash proceeds of $2,460,000 and issued an additional 225,000 Private Placement Units to the Former Sponsor in exchange for the cancellation of $1,105,000 in loans and a promissory note due to them (see Notes 4 and 6). Each Private Placement Unit consists of one share of common stock, one redeemable warrant to purchase one share of common stock at a price of $11.50 per whole share and one right. Each right entitles the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of the Business Combination. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the Private Placement Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination.

Trust Account and Extensions

Following the closing of the IPO on September 14, 2021, an amount of $69,690,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the IPO and Private Placement Units was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. The Company has since divested its investments in the Trust Account and placed the funds in an interest-bearing demand deposit account. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), the proceeds from this offering and the sale of the Private Placement Units will not be released from the Trust Account until the earliest of (a) the completion of the Company’s initial Business Combination, (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s Public Shares if the Company is unable to complete the initial Business Combination within 15 months from the closing of this offering, or within any period of extension, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

March 8, 2023 Special Meeting

The Company held a Special Meeting of Stockholders on March 8, 2023 (the “Special Meeting”). At the Special Meeting, the stockholders approved the filing of an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “Extension Amendment”), to extend the date (the “Extension”) by which the Company must (1) complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination involving the Company and one or more businesses (an “initial Business Combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such initial Business Combination and (3) redeem 100% of the Company’s common stock (“common stock”) included as part of the Units sold in the Company’s initial public offering that was consummated on September 14, 2021 (the “IPO”), from March 14, 2023, and to allow the Company, without another stockholder vote, to further extend the date to consummate a Business Combination on a monthly basis up to twelve (12) times by an additional one (1) month each time after March 14, 2023 or later extended deadline date, by resolution of the Company’s board of directors (the “Board”), if requested by Instant Fame upon five days’ advance notice prior to the applicable deadline date, until March 14, 2024, or a total of up to twelve (12) months after March 14, 2023 (such date as extended, the “Deadline Date”), unless the closing of a Business Combination shall have occurred prior thereto.

At the Special Meeting, stockholders holding a total of 3,960,387 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $41,077,199 (approximately $10.37 per share) was removed from the Company’s Trust Account to pay such holders. Following redemptions, the Company had 5,463,613 shares outstanding.

March 8, 2024 Annual Meeting

On March 8, 2024, the Company held its Annual Meeting of Stockholders of the Company (the “Annual Meeting”), whereby the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “March 2024 Amendment”), to extend the Deadline Date from March 14, 2024, as extended, and to allow the Company, without another stockholder vote, to further extend the date to consummate a Business Combination on a monthly basis up to six (6) times by an additional one (1) month each time after March 14, 2024 or later extended deadline date, by resolution of the Company’s Board of Directors, if requested by the Company’s Sponsor, until September 14, 2024, or a total of up to six (6) months after March 14, 2024, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension Amendment”).

Additionally, the Company’s stockholders approved an amendment to remove from the Amended and Restated Certificate of Incorporation the redemption limitation contained under Section 9.2(a) preventing the Company from closing a Business Combination if it would have less than $5,000,001 of net tangible assets (the “NTA Amendment”).

At the Annual Meeting, stockholders holding a total of 1,381,866 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $15,134,429 (approximately $10.95 per share) was removed from the Company’s Trust Account to pay such holders. Following redemptions, the Company had 4,081,747 shares outstanding.

September 6, 2024 Special Meeting

On September 6, 2024, the Company held a Special Meeting of Stockholders of the Company (the “September 2024 Special Meeting”), whereby the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “September 2024 Amendment”), to extend the Deadline Date from September 14, 2024, as extended, and to allow the Company, without another stockholder vote, to further extend the date to consummate a Business Combination on a monthly basis up to six (6) times by an additional one (1) month each time after September 14, 2024 or later extended deadline date, by resolution of the Company’s Board of Directors, if requested by the Company’s Sponsor, until March 14, 2025, or a total of up to six (6) months after September 14, 2024, unless the closing of a Business Combination shall have occurred prior thereto (the “September 2024 Extension Amendment”).

Additionally, beginning in September 2024, the Sponsor or its designees will deposit into the Trust Account, as a loan, $16,237 or $0.05 per public share multiplied by the number of public shares outstanding (the “Contribution”), in connection with each Extension.

At the September 2024 Special Meeting, stockholders holding a total of 1,232,999 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $13,790,479 (approximately $11.18 per share) was removed from the Company’s Trust Account to pay such holders. Following redemptions, the Company has 2,848,748 shares outstanding.

In association with the Company’s special meetings and annual meeting, as of the filing of this Form 10-K, the Company has deposited an aggregate of $1,837,425 into the Trust Account to extend the Deadline Date to March 14, 2025.

Initial Business Combination

The Company has until March 14, 2025 (unless extended) to (1) complete a Business Combination, (2) cease its operations except for the purpose of winding up if it fails to complete such Business Combination, and (3) redeem 100% of the Company’s common stock included as part of the units sold in the Company’s initial public offering.

The Company may not extend the Deadline Date, without another stockholder vote past March 14, 2025, unless the closing of a Business Combination shall have occurred prior thereto.

In the event that the Company receives notice from Instant Fame five days prior to the applicable deadline of its wish for the Company to effect an extension, the Company intends to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, the Company intends to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Instant Fame and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete the initial Business Combination. If the Company is unable to consummate the initial Business Combination within the applicable time period, the Company will, promptly but not more than ten business days thereafter, redeem the Public Shares for a pro rata portion of the funds held in the Trust Account and promptly following such redemption, subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate, subject in each case to the obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the rights and warrants will be worthless. Additionally, pursuant to Nasdaq rules, any initial Business Combination must be approved by a majority of the independent directors.

The Company anticipates structuring the initial Business Combination so that the post-transaction company in which the public stockholders’ own shares will own or acquire substantially all of the equity interests or assets of the target business or businesses. The Company may, however, structure the initial Business Combination such that the post-transaction company owns or acquires less than substantially all of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but the Company will only complete such Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, the stockholders prior to the initial Business Combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and the Company in the Business Combination transaction. For example, the Company could pursue a transaction in which the Company issue a substantial number of new shares in exchange for all of the outstanding capital stock of shares or other equity interests. In this case, the Company would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, the stockholders immediately prior to the initial Business Combination could own less than a majority of the outstanding shares subsequent to the initial Business Combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the initial Business Combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses even if the acquisitions of the target businesses are not closed simultaneously.

The Company cannot ascertain the capital requirements for any particular transaction. If the net proceeds currently held in the Trust Account prove to be insufficient, either because of the size of the Business Combination, the depletion of the available net proceeds in search of a target business, or because the Company becomes obligated to redeem a significant number of the Public Shares upon consummation of the initial Business Combination, the Company will be required to seek additional financing, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Furthermore, the Company may issue a substantial number of additional shares of common or preferred stock to complete the initial Business Combination or under an employee incentive plan upon or after consummation of the initial Business Combination. The Company does not have a maximum debt leverage ratio or a policy with respect to how much debt the Company may incur. The amount of debt the Company will be willing to incur will depend on the facts and circumstances of the proposed Business Combination and market conditions at the time of the potential Business Combination. At this time, the Company is not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of the securities or the incurrence of debt. Subject to compliance with applicable securities laws, the Company would only consummate such financing simultaneously with the consummation of the initial Business Combination.

Nasdaq rules require that the initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding advisory fees and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. If the board is not able to independently determine the fair market value of the target business or businesses, the Company will obtain an opinion from an independent investment banking firm or an independent accounting firm with respect to the satisfaction of such criteria. The Company does not intend to purchase multiple businesses in unrelated industries in connection with the initial Business Combination.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely at its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations plus additional deposits to extend the Combination Period).

Related to the redemption of the Company’s public shares, the Company’s has no limitation on its net tangible assets either immediately before or after the consummation of the Business Combination. Redemptions of the Company’s public shares may be subject to a net tangible asset test or cash requirement pursuant to an agreement relating to a Business Combination. For example, the Business Combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the Business Combination. In the event the aggregate cash consideration the Company would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Business Combination exceed the aggregate amount of cash available to the Company, it will not complete the Business Combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof.

The Sponsor, officers and directors and Representative (as defined in Note 6) have agreed to (i) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their Founder Shares (as defined below) and Public Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial Business Combination within the Combination Period.

The Company’s Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10 .95 per Public Share (subject to increase of up to an additional $16,237 per month in the event that the Sponsors elects to extend the period of time to consummate a Business Combination as set forth in the September 2024 Extension Amendment) and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.95 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.

On May 10, 2023, the Company engaged a law firm to assist with the proposed Business Combination with Evie Group (discussed below). The Company paid $30,000 upon entering into the agreement, $70,000 upon Evie Group signing a definitive Business Combination agreement and the remaining $500,000 was contingent upon the closing of the Business Combination with Evie Group. Per termination of the proposed Business Combination with Evie Group, for a reason, the specific engagement of the law firm for this task been canceled.

In January and February 2025, the Company deposited an aggregate of $32,475 in the Trust Account and extended the Deadline Date to March 14, 2025.

Proposed Business Combination – Evie Group (Terminated)

On June 23, 2023, the Company, Evie Autonomous Group Ltd (“Evie Group”), and the shareholder of the Evie Group (“Evie Group Shareholder”), entered into a Business Combination Agreement (the “Business Combination Agreement” or “BCA”), pursuant to which, subject to the satisfaction or waiver of certain conditions precedent in the Business Combination Agreement, the following transactions will occur: the acquisition by Bannix of all of the issued and outstanding share capital of Evie Group from the Evie Group Shareholder in exchange for the issuance of eighty-five million new shares of common stock of Bannix, $0.01 par value per share (the “Common Stock”), pursuant to which Evie Group will become a direct wholly owned subsidiary of Bannix (the “Share Acquisition”).

Patent Purchase Agreement (Terminated)

On August 8, 2023 the Company entered into a Patent Purchase Agreement (“PPA”) with GBT Tokenize Corp. (“Tokenize”), which is 50% owned by GBT Technologies Inc., which provided its consent, to acquire the entire rights, title, and interest of certain patents and patent applications providing an intellectual property basis for a machine learning driven technology that controls radio wave transmissions, analyzes their reflections data, and constructs 2D/3D images of stationary and in motion objects, (the “Patents”). The closing date of the PPA was planned to immediately follow the closing of the Transaction described in the proposed Business Combination Agreement. The Purchase Price was set at 5% of the consideration that the Company is paying to the shareholders of Evie Group under the Business Combination Agreement. The BCA sets the consideration to be paid by the Company at $850 million and, in turn, the consideration in the PPA to be paid to Tokenize is $42.5 million.

Sponsor Support Agreement (Terminated)

On August 7, 2023, Instant Fame entered into a sponsor letter agreement (“Sponsor Letter Agreement”) with the Company, whereby Instant Fame agreed to, among other things, support and vote in favor of the Business Combination Agreement and use its reasonable best efforts to take all other actions necessary to consummate the transactions contemplated thereby, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.

Transaction Support Agreement (Terminated)

On August 7, 2023, Evie Group entered into a transaction support agreement pursuant to which Evie Group’s shareholder agreed to, among other things, support and provide any necessary votes in favor of the Business Combination Agreement and ancillary agreements.

Termination

On March 11, 2024, the Bannix sent EVIE Group and the EVIE Group Shareholder a notice providing that the Business Combination Agreement has been terminated as a result of the failure of EVIE Group and the EVIE Group Shareholder to loan or procure a loan to Bannix as required pursuant to Section 5.21 of the Business Combination Agreement.

The Company is not obligated to pay any penalties pursuant to the terms of the Business Combination Agreement as a result of the termination. The Sponsor Letter Agreement entered between Bannix, Instant Fame LLC and EVIE Group dated August 7, 2023 and the Transaction Support Agreement between Bannix and the EVIE Group Shareholder dated August 7, 2023 automatically terminated as a result of the termination of the Business Combination Agreement.

As the PPA was contingent upon Bannix closing the acquisition of EVIE and due to the termination of the proposed Business Combination, Bannix and Tokenize agreed to terminate the PPA which was consented to by GBT.

Proposed Business Combination – VisionWave Technologies

As previously disclosed, on March 26, 2024, the Company entered into a Business Combination Agreement (the “Original Agreement”), by and among Bannix, VisionWave Technologies, Inc., a Nevada corporation (“Target”) and the shareholders of Target.

On September 6, 2024, Bannix entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among Bannix, VisionWave Holdings, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Bannix (“VisionWave”), BNIX Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of VisionWave (“Parent Merger Sub”), BNIX VW Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of VisionWave (“Company Merger Sub”), and Target. The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of Bannix, VisionWave, Parent Merger Sub, Company Merger Sub, and Target.

The Mergers

Pursuant to and in accordance with the terms set forth in the Merger Agreement, (a) Parent Merger Sub will merge with and into Bannix, with Bannix continuing as the surviving entity (the “Parent Merger”), as a result of which, (i) Bannix will become a wholly owned subsidiary of VisionWave, and (ii) each issued and outstanding security of Bannix immediately prior to the effective time of the Parent Merger (the “Parent Merger Effective Time”) (other than shares of Bannix Common Stock that have been redeemed or are owned by Bannix or any of its direct or indirect subsidiaries as treasury shares and any Dissenting Parent Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave (other than the Parent Rights, which shall be automatically converted into shares of VisionWave), and, (b) immediately following the consummation of the Parent Merger but on the same day, Company Merger Sub will merge with and into Target, with Target continuing as the surviving entity (the “Company Merger” and, together with the Parent Merger, the “Mergers”), as a result of which, (i) Target will become a wholly owned subsidiary of VisionWave, and (ii) each issued and outstanding security of Target immediately prior to the effective time of the Company Merger (the “Company Merger Effective Time”) (other than any Cancelled Shares or Dissenting Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave. The Mergers and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”

The Business Combination is expected to close in the first quarter of 2025, subject to customary closing conditions, including the satisfaction of the minimum available cash condition, the receipt of certain governmental approvals and the required approval by the stockholders of Bannix and Target.

Consideration

Pursuant to and in accordance with the terms set forth in the Merger Agreement, at the Parent Merger Effective Time, (a) each share of Bannix common stock, par value $0.001 per share (“Bannix Common Stock”) outstanding immediately prior to the Parent Merger Effective Time that has not been redeemed, is not owned by Bannix or any of its direct or indirect subsidiaries as treasury shares and is not a Dissenting Parent Share will automatically convert into one share of common stock, par value $0.001, of VisionWave (each, a share of “VisionWave Common Stock”), (b) each Bannix Warrant shall automatically convert into one warrant to purchase shares of VisionWave Common Stock (each, a “VisionWave Warrant”) on substantially the same terms and conditions; and (c) each Bannix Right will be automatically converted into the number of shares of VisionWave Common Stock that would have been received by the holder of such Bannix Right if it had been converted upon the consummation of a Business Combination in accordance with Bannix’s organizational documents.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Company Merger Effective Time, (a) each share of issued and outstanding Target common stock, par value $0.01 (“Target Common Stock”), shall be cancelled and converted into 4,041 shares of VisionWave Common Stock.

Governance

Subject to approval of shareholders, the parties have agreed to take actions such that, effective immediately after the Closing of the Business Combination, VisionWave’s board of directors shall consist of seven directors, consisting of Chuck Hansen, Eric T. Shuss, Douglas Davis, Noam Kenig, Danny Rittman, Erik Klinger and Yossi Attia. Additionally, certain current Target management personnel may become officers of VisionWave.

Representations and Warranties; Covenants

The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including, among others, covenants providing for (i) certain limitations on the operation of the parties’ respective businesses prior to consummation of the Business Combination, (ii) the parties’ efforts to satisfy conditions to consummation of the Business Combination, including by obtaining any necessary approvals from governmental agencies, (iii) prohibitions on the parties soliciting alternative transactions, (iv) VisionWave preparing and filing a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) and taking certain other actions to obtain the requisite approval of Bannix’s stockholders to vote in favor of certain matters, including the adoption of the Merger Agreement and approval of the Business Combination, at a special meeting to be called for the approval of such matters, and (v) the protection of, and access to, confidential information of the parties.

The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made the parties to the Merger Agreement which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Bannix does not believe that these schedules contain information that is material to an investment decision.

In addition, VisionWave has agreed to adopt an equity incentive plan, as described in the Merger Agreement.

Conditions to the Closing

The obligations of Bannix, VisionWave, Parent Merger Sub and Company Merger Sub (the “Bannix Parties”) and Target to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the approval of Bannix’s stockholders, (ii) the approval of Target’s stockholders, and (iii) VisionWave’s Form S-4 registration statement becoming effective.

In addition, the obligations of the Bannix Parties to consummate the Business Combination are also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of Target being true and correct to the standards applicable to such representations and warranties and each of the covenants of Target having been performed or complied with in all material respects, (ii) delivery of certain ancillary agreements required to be executed and delivered in connection with the Business Combination, and (iii) no Material Adverse Effect having occurred.

The obligation of Target to consummate the Business Combination is also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of the Bannix Parties being true and correct to the standards applicable to such representations and warranties and each of the covenants of the Bannix Parties having been performed or complied with in all material respects and (ii) the shares of VisionWave Common Stock issuable in connection with the Business Combination being listed on the Nasdaq Stock Market.

Termination Rights

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing of the Business Combination, including, but not limited to, (i) by mutual written consent of Bannix and Target, (ii) by Bannix, on the one hand, or Target, on the other hand, if there is any breach of the representations, warranties, covenant or agreement of the other party as set forth in the Merger Agreement, in each case, such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by either Bannix or Target if the Business Combination is not consummated by March 31, 2025 (which date may be extended by mutual agreement of the parties to the Merger Agreement), (iv) by either Bannix or Target if a meeting of Bannix’s stockholders is held to vote on proposals relating to the Business Combination and the stockholders do not approve the proposals, and (v) by Bannix if the Target stockholders do not approve the Merger Agreement.

Permitted Financings

The Merger Agreement contemplates that Target (a) may enter into agreements to raise capital in one or more private placement transactions prior to the Closing for aggregate gross proceeds of up to $20,000,000 or (b) consummate an initial sale of any shares of capital stock of Target in an underwritten public offering registered under the Securities Act or any direct listing of any shares of capital stock of Target on a securities exchange or securities market (“Permitted Financings”).

A copy of the Merger Agreement is filed with this Current Report on Form 8-K (this “Current Report”) as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Stockholder Support Agreement

In accordance with the Merger Agreement, within thirty (30) days following the execution of the Merger Agreement, Bannix, VisionWave, Target, and certain stockholders of Target representing the requisite votes necessary to approve the Merger Agreement (the “Target Equity Holders”) are expected to enter into a Stockholder Support Agreement pursuant to which the Target Equity Holders will: (a) agree to vote in favor of the adoption of the Merger Agreement and approve the Mergers and the other Transactions to which Target is a party; and

(b)       agree to waive any appraisal or similar rights they may have pursuant to Nevada law with respect to the Mergers and the other Transactions.

Nasdaq Notices

On September 13, 2024, the Company received a letter from the Listing Qualifications Department of Nasdaq stating that, because the Company did not complete a Business Combination within 36 months of the effectiveness of its IPO registration statement, the Company’s securities are subject to delisting from The Nasdaq Stock Market under Nasdaq Listing Rule IM-5101-2.

The letter further stated that unless the Company appeals Nasdaq’s determination by September 20, 2024, trading of the Company’s securities will be suspended at the opening of business on September 24, 2024, and a Form 25-NSE will be filed with the SEC to remove the Company’s securities from listing and registration on Nasdaq.

The Company appealed Nasdaq’s determination to a Hearings Panel (the “Panel”) and on December 2, 2024, the Panel granted the Company’s request for an exception to the Nasdaq Listing Rule IM-5101-2 to allow continued listing on Nasdaq. The Company has been granted an extension until March 12, 2025, to complete its proposed Business Combination.

On November 19, 2024, the Company received a written notice (the “Notice”) from the Nasdaq Listing Qualifications department indicating that the Company is not in compliance with the minimum Market Value of Listed Securities (“MVLS”) requirement of $35 million for continued listing as set forth in Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company will have 180 calendar days (the “Compliance Period”) to regain compliance with the MVLS Rule. To regain compliance with the MVLS Rule, the MVLS for the Company must be at least $35 million for a minimum of ten consecutive business days at any time during this Compliance Period. If the Company regains compliance with the MVLS Rule, Nasdaq will provide the Company with written confirmation and will close the matter. If the Company does not regain compliance with the MVLS Rule by the Compliance Date, Nasdaq will provide written notification that its securities will be subject to delisting. In the event of such notification, the Nasdaq rules permit the Company an opportunity to appeal Nasdaq’s determination. The Company is monitoring its MVLS and may, if appropriate, evaluate available options to regain compliance with the MVLS Rule. However, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

Certificate of Correction to Certificate of Amendment

On February 8, 2024, the Company filed a Certificate of Correction to its Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Correction”) filed with the Secretary of State of the State of Delaware on March 9, 2023 (the “Certificate of Amendment”). The Certificate of Amendment inadvertently removed the provisions relating to the Company’s obligation to wind up and liquidate the Company and redeem the public shares if the Company has not consummated an initial Business Combination within the specified time. The Certificate of Correction corrects this error to the Certificate of Amendment. The corrections made by the Certificate of Correction are retroactively effective as of March 9, 2023, the original filing date of the Certificate of Amendment.

As approved by its stockholders at the September 2024 Special Meeting, the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on September 10, 2024 (the “September 2024 Amendment”) to extend the date by which the Company must (1) complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination involving the Company and one or more businesses (“Business Combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such Business Combination, and (3) redeem 100% of the Company’s common stock included as part of the units sold in the Company’s initial public offering that was consummated on September 14, 2021, from September 14, 2024, as extended, and to allow the Company, without another stockholder vote, to further extend the date to consummate a Business Combination on a monthly basis up to six (6) times by an additional one (1) month each time after September 14, 2024 or later extended deadline date, by resolution of the Company’s Board of Directors, if requested by the Company’s sponsor, Instant Fame, LLC, a Nevada limited liability company, upon five days’ advance notice prior to the applicable deadline date, until March 14, 2025, or a total of up to six (6) months after September 14, 2024, unless the closing of a business combination shall have occurred prior thereto (the “Extension Amendment”).

Liquidity, Capital Resources, and Going Concern

As of December 31, 2024, the Company had $9,754 in cash and a working capital deficit of $5,410,928.

The Company’s liquidity needs through December 31, 2024, were satisfied through (1) a capital contribution from the Sponsors of $28,750 for common stock (“Founder Shares”) and (2) loans from Former Sponsor and Sponsor and related parties in order to pay offering costs and other working capital needs. In addition, in order to fund transaction costs in connection with a possible Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, and/or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans. As of December 31, 2024 and 2023, there were no loans associated with Working Capital Loans. As of December 31, 2024 and 2023, the Company owed $1,811,700 and $1,213,600 to the Former Sponsor, the Sponsor, related parties and affiliated related parties, respectively. See Note 6 for further disclosure of Former Sponsor, Sponsor, related parties and affiliated related party loans.

As additional sources of funding, the Company issued unsecured promissory notes to Evie Autonomous LTD with a principal amount of $1,003,995 (the “Evie Autonomous Extension Notes”). The Evie Autonomous Extension Notes bear no interest and are repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial Business Combination, or (b) the date of the Company’s liquidation. If the Company does not consummate an initial Business Combination by the Deadline Date, the Evie Autonomous Extension Notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.

On December 26, 2024 and revised on February 4, 2025 the Company entered into several agreements to defer certain transaction costs and obligations associated with its proposed Business Combination totaling $2,728,748 until after the closing of the proposed Business Combination. The deferred obligations include amounts due or to become due at closing, with payment schedules outlined below:

●	the Company has deferred estimated transaction costs of approximately $300,000 related to legal and financial advisory services provided in connection with the proposed Business Combination. These costs will be payable no later than three (3) months following the closing of the proposed Business Combination.

●	Evie holds unsecured promissory notes in the amount of $1,003,995. Under the deferment agreement, payment of this note has been deferred and is payable within four (4) months following the closing of the proposed Business Combination.

●	an aggregate of $1,424,753 owed to the Sponsor and its affiliates, including promissory notes, administrative support fees, and advances, has been deferred. Payment will be made from working capital and is due no later than December 12, 2025.

On January 19, 2025, the CEO of the Company has agreed to defer $110,400 of compensation expense due him. These costs will be payable no later than three (3) months following the closing of the proposed Business Combination.

All deferred payments will be made exclusively from the working capital of the post-closing entity or funds raised following the closing. These deferments provide the Company with the financial flexibility to focus on completing the transaction while ensuring that all obligations are met within the agreed timeframes.

Based on the foregoing, management believes that the Company may not have sufficient funds and borrowing capacity to meet its operating needs through the consummation of a Business Combination through the extended term of the Company which expires on March 14, 2025 (as extended). Over this time period, the Company will be utilizing the funds in the operating bank account to pay existing accounts payable and consummating the proposed Business Combination.

The Company is within 12 months of its mandatory liquidation date as of the date of the filing of this report. In connection with the Company’s assessment of going concern considerations, the Company has until March 14, 2025 (as extended) to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by that time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. The Company has determined that the insufficient funds to meet the operating needs of the Company through the liquidation date as well as the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raise substantial doubt about our ability to continue as a going concern.

As a cure for the Company’s going concern assessment, the Company has entered into a proposed Business Combination Agreement with VisionWave Technologies, Inc.

These factors raise doubt about the ability of the Company to continue as a going concern for one year from the date of issuance of these consolidated financial statements.

These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. And in October 2023, the Hamas Terror Organization attacked the Southern part of Israel, which in turn, commenced a military action with Gaza Strip. As a result, these actions, and the possibility of escalating military actions, have created and are expected to create global economic consequences. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these consolidated financial statements.

Consideration of Inflation Reduction Act Excise Tax

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a 1% federal excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

On December 27, 2022, the Treasury published Notice 2023-2, which provided clarification on some aspects of the application of the excise tax. The notice generally provides that if a publicly traded U.S. corporation completely liquidates and dissolves, distributions in such complete liquidation and other distributions by such corporation in the same taxable year in which the final distribution in complete liquidation and dissolution is made are not subject to the excise tax. Although such notice clarifies certain aspects of the excise tax, the interpretation and operation of aspects of the excise tax (including its application and operation with respect to SPACs) remain unclear and such interim operating rules are subject to change.

Because the application of this excise tax is not entirely clear, any redemption or other repurchase effected by the Company, in connection with a Business Combination, extension vote or otherwise, may be subject to this excise tax. Because any such excise tax would be payable by the Company and not by the redeeming holders, it could cause a reduction in the value of the Company’s Class A common stock, cash available with which to effectuate a Business Combination or cash available for distribution in a subsequent liquidation. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination will depend on a number of factors, including (i) the structure of the Business Combination, (ii) the fair market value of the redemptions and repurchases in connection with the Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the Business Combination (or any other equity issuances within the same taxable year of the Business Combination) and (iv) the content of any subsequent regulations, clarifications, and other guidance issued by the Treasury. Further, the application of the excise tax in respect of distributions pursuant to a liquidation of a publicly traded U.S. corporation is uncertain and has not been addressed by the Treasury in regulations, and it is possible that the proceeds held in the Trust Account could be used to pay any excise tax owed by the Company in the event the Company is unable to complete a Business Combination in the required time and redeem 100% of the remaining Class A common stock in accordance with the Company’s amended and restated certificate of incorporation, in which case the amount that would otherwise be received by the public stockholders in connection with the Company’s liquidation would be reduced.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any PIPE or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination, but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the excise tax. These regulations provided that the filing and payment deadline for any liability incurred during the period from January 1, 2023 to December 31, 2023 would be October 31, 2024. The Company is currently evaluating its options with respect to this obligation. Any amount of such excise tax not paid in full, will be subject to additional interest and penalties which are currently estimated at 8% interest per annum, a 0.5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full, and a failure to file penalty of 5% per month.

As of the filing of the Form 10-K, the Company has not filed its 2024 excise tax return and no amounts have been paid. Additionally, as of December 31, 2024, the Company is reporting $50,587 in excise tax interest and penalties on the consolidated statement of operations.

Investment Company Act 1940

Under the current rules and regulations of the SEC we are not deemed an investment company for purposes of the Investment Company Act; however, on March 30, 2022, the SEC proposed new rules (the “Proposed Rules”) relating, among other matters, to the circumstances in which SPACs such as the Company could potentially be subject to the Investment Company Act and the regulations thereunder. The Proposed Rules provide a safe harbor for companies from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that a SPAC satisfies certain criteria. To comply with the duration limitation of the proposed safe harbor, a SPAC would have a limited time period to announce and complete a de-SPAC transaction. Specifically, to comply with the safe harbor, the Proposed Rules would require a company to file a Current Report on Form 8-K announcing that it has entered into an agreement with a target company for an initial Business Combination no later than 18 months after the effective date of the SPAC’s registration statement for its IPO. The Company would then be required to complete its initial Business Combination no later than 24 months after the effective date of such registration statement. There is currently uncertainty concerning the applicability of the Investment Company Act to a SPAC, including this Company. Although the Company entered into a definitive Business Combination agreement within 18 months after the effective date of the registration statement relating to the IPO, there is a risk that the Company may not complete an initial Business Combination within 24 months of such date. As a result, it is possible that a claim could be made that the Company has been operating as an unregistered investment company. If the Company were deemed to be an investment company for purposes of the Investment Company Act, the Company may be forced to abandon its efforts to complete an initial Business Combination and instead be required to liquidate. If the Company is required to liquidate, the investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our stock and warrants following such a transaction.

The Investment Company Act defines an investment company as any issuer which (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; (ii) is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or (iii) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of Government securities and cash items) on an unconsolidated basis. The Company has assessed its primary line of business and the value of its investment securities as compared to the value of total assets to determine whether the Company may be deemed an investment company. The longer that the funds in the Trust Account are held in money market funds, there is a greater risk that the Company may be considered an unregistered investment company. As a result, the Company has switched all funds to cash, will likely receive minimal interest, if any, on the funds held in the Trust Account after such time, which would reduce the dollar amount our public stockholders would receive upon any redemption or liquidation of our Company. Currently, the funds in the Trust Account are held in a demand deposit account and meeting certain conditions under Rule 2a-7 under the Investment Company Act.

Failure to meet these criteria could result in the SPAC being deemed an unregistered investment company under the Act, requiring liquidation and potentially preventing completion of the proposed transaction. Bannix completed its IPO within the SEC’s safe harbor timeline, having entered into a definitive Business Combination Agreement with VisionWave Technologies Inc. on March 26, 2024, less than 42 months after its IPO. The transaction is expected to close within the SEC’s prescribed 42-month timeline. Currently, Bannix does not hold itself out as being engaged in investing, reinvesting, or trading in securities. All funds in the Trust Account are held in demand deposit accounts that comply with Rule 2a-7 under the Investment Company Act. The funds are not invested in marketable securities to avoid the risk of being deemed an unregistered investment company. As of the date of this filing, Bannix’s Trust Account remains compliant with the safe harbor criteria outlined in SEC Release No. 33-11265. If Bannix were deemed to be an unregistered investment company under the Investment Company Act, it could be forced to abandon the Business Combination and liquidate. In such a scenario, public stockholders would lose the opportunity to benefit from potential appreciation in the value of Bannix’s stock and warrants following the Business Combination. In conclusion, Bannix is committed to ensuring compliance with the Investment Company Act and the updated SEC guidance. By adhering to the safe harbor provisions, Bannix seeks to mitigate risks associated with the potential application of the Investment Company Act.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: (i) VisionWave Holdings, Inc., (ii) BNIX Merger Sub, Inc., and (iii) BNIX VW Merger Sub, Inc. All intercompany transactions have been eliminated.

Segment Reporting

The Company complies with ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements. The Company adopted ASU 2023-07 on January 1, 2024. The amendments were applied retrospectively to all prior periods presented in the financial statements (see Note 11).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of these consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Significant estimates include assumptions made in the valuation of our Private Placement Warrants. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2024 and 2023 other than its investments held in the Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2024 and 2023, the Company had no deposits in excess of the Federal Depository Insurance Coverage, respectively. The Company has not experienced losses on these accounts.

Fair Value of Financial Instruments

The fair value of the Company’s cash, current assets and current liabilities approximates the carrying amounts represented in the accompanying consolidated balance sheets, due to their short-term nature.

Fair value is defined as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy which prioritizes the inputs used in the valuation methodologies is as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Fair Value of Trust Account

As of December 31, 2024 and 2023, the assets in the Trust Account were held in a demand deposit account at a bank. These demand deposit accounts were accounted for at fair value on a recurring basis within Level 1 fair value hierarchy.

Offsetting Balances

In accordance with ASC Topic 210 “Balance Sheet”, the Company’s accounting policy is to offset assets and liabilities when a right of offset exist. Accordingly, the consolidated balance sheets include transactions with the Sponsor and affiliated parties on a net basis.

Fair Value of Warrant Liability

The Company accounted for the 7,306,000 warrants issued in connection with the IPO and private placement in accordance with the guidance contained in ASC Topic 815, “Derivatives and Hedging” whereby under that provision, the Private Warrants did not meet the criteria for equity treatment and were recorded as a liability and the Public Warrants met the criteria for equity treatment. Accordingly, the Company classified its Private Warrants as a liability at fair value upon issuance and adjusts them to fair value at each reporting period. This liability is re-measured at each balance sheet date until the Private Warrants are exercised or expire, and any change in fair value will be recognized in the Company’s statements of operations.

Common Stock Subject to Redemption

The Company accounts for its Common Stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity”. Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares of common stock are classified as stockholders’ equity.

The Common Stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with the accounting treatment for redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require Common Stock subject to redemption to be classified outside of permanent equity. Therefore, all shares of Common Stock subject to redemption have been classified outside of permanent equity.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Common Stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Common Stock are affected by charges against additional paid-in-capital (to the extent available) and accumulated deficit.

The Company recorded an increase in the redemption value because of earnings on the Trust Account and additional deposits that exceed amounts payable for taxes. While the Company may use earnings on the Trust Account to pay its tax obligations, during the year ended December 31, 2024 and 2023, $588,127 and $747,493 has been withdrawn by the Company from the Trust Account to pay its tax obligations.

On December 31, 2024 and 2023, the Common Stock subject to redemption reflected in the balance sheet is reconciled in the following table:

	Shares	Amount
December 31, 2022	6,900,000	$70,973,384
Less:
Redemptions from Trust Account	(3,960,387)	(41,077,199)
Plus:
Remeasurement of shares subject to redemption		1,942,965
December 31, 2023	2,939,613	$31,839,150
Less:
Redemptions from Trust Account	(2,614,865)	(28,924,908)
Plus:
Remeasurement of shares subject to redemption		1,169,897
Common stock subject to possible redemption on December 31, 2024	324,748	$4,084,139

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

For purposes of calculating diluted loss per common stock, the denominator includes both the weighted-average number of shares of common stock outstanding during the period and the number of common stock equivalents if the inclusion of such common stock equivalents is dilutive. Dilutive common stock equivalents potentially include shares and warrants using the treasury stock method.

As of December 31, 2024 and 2023, 7,306,000 warrants were excluded from the diluted loss per share calculation since the exercise price of the warrants is greater than the average market price of the common stock. As a result, this would have been anti-dilutive and therefore net loss per share is the same as basic loss per share for the period presented.

Reconciliation of Loss per Share of Common Stock

Basic and diluted loss per share for common stock is calculated as follows:

	For the Year Ended December 31,
	2024	2023
Loss per share of common stock:
Net loss	$(870,536)	$(56,839)

Weighted Average Shares of common stock	4,035,874	6,190,588
Basic and diluted loss per share	$(0.22)	$(0.01)

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of December 31, 2024 and 2023, the Company’s deferred tax asset had a full valuation allowance recorded against it. The Company’s effective tax rate was (17.5)% and 120.8% for the year ended December 31, 2024 and 2023, respectively. The effective tax rate differs from the statutory tax rate of 21% for the year ended December 31, 2024 and 2023, due to state taxes, permanent differences related to Business Combination expenses, and changes in the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 As of December 31, 2024, the company accrued $203,457 in interest and penalties for the non-payment of its income taxes. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States, the State of California, and the State of Delaware as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Stock Based Compensation

The Company complies with ASC 718 Compensation — Stock Compensation regarding Founder Shares granted to directors and an officer of the Company. The acquired shares shall vest upon the Company consummating an initial Business Combination (the “Vesting Date”). The Founder Shares owned by the directors or officer (1) may not be sold or transferred, until one year after the consummation of a Business Combination, (2) not be entitled to redemption from the funds held in the Trust Account, or any liquidating distributions. The Company has until March 14, 2025 (as extended) to consummate a Business Combination, and if a Business Combination is not consummated, the Company will liquidate and the shares will become worthless.

The Founder Shares were issued on September 8, 2021, and the Founder Shares vest, not upon a fixed date, but upon consummation of an initial Business Combination. Since the approach in ASC 718 is to determine the fair value without regard to the vesting date, the Company has determined the valuation of the Founder Shares as of September 8, 2021. The valuation resulted in a fair value of $7.48 per share as of September 8, 2021, or an aggregate of $972,400 for the 130,000 Founder Shares. The Founder Shares were granted at no cost to the recipients. The excess fair value over the amount paid is $972,400, which is the amount of share-based compensation expense which the Company will recognize upon consummation of an initial business combination.

NOTE 3 — INITIAL PUBLIC OFFERING

On September 14, 2021, the Company consummated its IPO and sold 6,900,000 Units at a purchase price of $10.00 per Unit, which was inclusive of the underwriters’ full exercise of their over-allotment option, generating gross proceeds of $69,000,000. Each Unit that the Company sold had a price of $10.00 and consisted of one share of common stock, one warrant to purchase one share of common stock and one right. Each warrant will entitle the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable on the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation. Each right entitles the holder to buy one tenth of one share of common stock. The common stock, warrants and rights comprising the Units have begun separate trading. At the time that the common stock, warrants and rights comprising the Units began separate trading, holders will hold the separate securities and no longer hold Units (without any action needing to be taken by the holders), and the Units will no longer trade.

All of the shares of common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the IPO and the sale of the Units, the Company sold 181,000 Private Placement Units to certain investors for aggregate cash proceeds of $2,460,000 and issued an additional 225,000 Private Placement Units to the Former Sponsor in exchange for the cancellation of approximately $1,105,000 in loans and a promissory note due to them. Each Private Placement Unit consisted of one share of common stock, one redeemable warrant to purchase one share of common stock at a price of $11.50 per whole share and one right.

NOTE 5 — PROMISSORY NOTE TO EVIE AUTONOMOUS LTD AND EVIE AUTONOMOUS GROUP LTD.

The Company’s unsecured Evie Autonomous Extension Notes bear no interest and are repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial Business Combination, or (b) the date of the Company’s liquidation. If the Company does not consummate an initial Business Combination by the Deadline Date, the Evie Autonomous Extension Notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.

At December 31, 2024 and 2023, the Company owes Evie Autonomous LTD $1,003,995 and $974,015, respectively, and reports this as promissory notes – Evie on the consolidated balance sheets.

On December 26, 2024, the Company entered into an agreement to defer payment of the Evie Autonomous Extension Notes. Under the deferment agreement, payment of these notes has been deferred and is payable within four (4) months following the closing of the proposed Business Combination. Payments will be made exclusively from the working capital of the post-closing entity or funds raised following the closing.

NOTE 6—RELATED PARTY TRANSACTIONS

Founder Shares

On October 20, 2022, pursuant to an SPA, the Sponsor acquired an aggregate of 385,000 shares of common stock of the Company from Bannix Management LLP, Balaji Venugopal Bhat, Nicholos Hellyer, Subbanarasimhaiah Arun, Vishant Vora and Suresh Yezhuvath and 90,000 private placement units from Suresh Yezhuvath (collectively, the “Sellers”) in a private transaction.

The Former Sponsor, Sponsor, Other Investors, Anchor Investors, directors and officer have agreed not to transfer, assign or sell the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property. The Company refers to such transfer restrictions as the “lock-up”. Notwithstanding the foregoing, if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.

At December 31, 2024 and 2023, there were 2,524,000 non-redeemable shares outstanding owned or controlled by the Former Sponsor, Sponsor, Other Investors, Anchor Investors, directors and officers.

Working Capital Loans – Former Sponsor and Sponsor

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes a Business Combination, the Company would repay the loans out of the proceeds of the Trust Account released to the Company. Otherwise, the loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the loans but no proceeds from the Trust Account would be used to repay the loans. On December 31, 2024 and 2023, there were no loans outstanding under the working capital loan program.

Commitment of Funds – Former Sponsor

Yezhuvath agreed to contribute to the Company of $225,000 as a capital contribution at the time of the Business Combination with the proceeds to be used to pay the deferred underwriters’ discount. Yezhuvath has agreed to forgive this amount without any additional securities being issued against it.

Transactions with a Related Party

In October 2024, a company related to one of Bannix’s board members was engaged to perform consulting services. The Company paid $8,000 for the services performed. As of December 31, 2024, no amounts were due the related party company for services performed.

Due to Related Parties

The balance on December 31, 2024 and 2023 in Due to Related Parties totaled $1,811,700 and $1,213,600, respectively, consists of the following transactions:

	December 31,	December 31,
	2024	2023
Amounts due Suresh Yezhuvath	$23,960	$23,960
Amounts due Subash Menon	1,180	3,557
Repurchase 700,000 shares of common stock from Bannix Management LLP	10,557	7,000
Amounts due for expenses paid by related party	—	750
Amounts due to Doug Davis – Accrued Compensation	125,000	—
Amounts due to Erik Klinger – Accrued Compensation	26,250	—
Administrative Support Agreement (2)(4)	198,333	138,333
Securities Purchase Agreement	200,000	200,000
Promissory Notes with Instant Fame and affiliated parties (3)(4)	840,000	840,000
Advances from affiliated related parties, net (1) (4)	386,420	—

	$1,811,700	$1,213,600

(1)       Net of $15,000 paid to an affiliated related party

In 2024, $15,000 was paid to an affiliate of a related party. The Company has a legal right of offset and as such, the net amount is reported on the consolidated balance sheet.

(2)	Administrative Support Agreement

The Company has agreed to pay an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of the management team, in the amount of $5,000 per month. Upon completion of the initial Business Combination or the Company’s liquidation, it will cease paying these monthly fees. For the year ended December 31, 2024 and 2023, the Company incurred $60,000 pursuant to the agreement and owed $198,333 and $138,333 related to the Administrative Support Agreement. These amounts are reported as a component of due to related parties on the balance sheet.

(3)	Promissory Notes with Instant Fame and Affiliated Parties

On December 13, 2022, the Company issued an unsecured promissory note in favor of Instant Fame, in the principal amount of $690,000. In March and April 2023, the Company issued additional unsecured promissory notes to Instant Fame for $75,000 for each promissory note. At December 31, 2024 and 2023, there was $840,000 outstanding on these promissory notes and included in due to related parties on the consolidated balance sheet.

(4)	Deferment of Related Party Transactions

On December 26, 2024, the Company entered into an agreement to defer payment of certain related party obligations. Under the deferment agreements for approximately $1,346,643. On February 4, 2025, the aggregate of deferred payments under this agreement has increased to $1,424,753. Payment of these obligations have been deferred and is payable within four (4) months following the closing of the proposed Business Combination. Payments will be made exclusively from the working capital of the post-closing entity or funds raised following the closing.

The promissory notes, expenses paid by related party, and advances from related affiliated parties are non-interest bearing and repayable on the consummation of a Business Combination. If a Business Combination is not consummated the promissory notes and advances from affiliated related parties will not be repaid and all amounts owed hereunder will be forgiven except to the extent that the Company has funds available to it outside of the Trust Account.

NOTE 7 — COMMITMENTS

Registration Rights

The holders of the Founder Shares, Private Placement Units and warrants that may be issued upon conversion of related party loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

Underwriters Agreement

The underwriters are entitled to a deferred underwriting discount of $225,000 solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. Additionally, the underwriters are entitled to a Business Combination marketing fee of 3.5% of the gross proceeds of the sale of Units in the IPO upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

The Company issued the underwriter (and/or its designees) (the “Representative”) 393,000 shares of Common Stock for $0.01 per share (the “Representative Shares”) upon the consummation of the IPO. The Company accounted for the estimated fair value ($2,861,000) of the Representative Shares as an offering cost of the IPO and allocated such cost against temporary equity for the amount allocated to the redeemable shares and to expense for the allocable portion relating to the warrant liability. These shares of Common Stock issued to the underwriter are subject to an agreement in which the underwriter has agreed (i) not to transfer, assign or sell any such shares until the completion of the Business Combination. In addition, the underwriter (and/or its designees) has agreed (i) to waives its redemption rights with respect to such shares in connection with the completion of the Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if it fails to complete the Business Combination within the time specified in its certificate of incorporation. Accordingly, the fair value of such shares is included in stockholders’ equity. As of December 31, 2024 and 2023, the Representative has not yet paid for these shares, and the amount owed of $3,930 is included in prepaid expenses on the consolidated balance sheets.

Excise Tax

In connection with the Company’s September 2024 Special Meeting, Special Meeting and Annual Meeting, stockholders holding an aggregate of 6,575,252 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $70,002,107 was removed from the Company’s Trust Account to pay such holders. As such, the Company has recorded a 1% excise tax liability in the amount of $700,021 on the balance sheet as of December 31, 2024. The liability does not impact the consolidated statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available.

The 2024 excise tax return for redemptions that occurred in 2023 was due on October 31, 2024. As of the filing of this Form 10-K, the Company has not filed its 2024 excise tax return and no amounts have been paid. As of December 31, 2024, the Company is reporting $50,587 in excise tax interest and penalties on the consolidated statement of operations. The excise tax interest and penalties is reported on the consolidated balance sheet resulting in an aggregate excise tax liability of $750,608 at December 31, 2024.

Other Investors

Other Investors were granted an aggregate of 16,668 Founder Shares at no costs from Suresh Yezhuvath in March 2021.

The Other Investors have not been granted any stockholder or other rights that are in addition to those granted to the Company’s other public stockholders. The Other Investors will have no rights to the funds held in the Trust Account with respect to the Founder Shares held by them. The Other Investors will have the same rights to the funds held in the Trust Account with respect to the Common Stock underlying the Units they purchase at the IPO as the rights afforded to the Company’s other public stockholders.

Anchor Investors

The Anchor Investors entered into separate letter agreements with the Company and the Former Sponsor pursuant to which, subject to the conditions set forth therein, the Anchor Investors purchased, upon the closing of the IPO on September 14, 2021, 181,000 Private Placement Units and 762,500 Founder Shares on September 9, 2021 (“Anchor Shares” in the total).

The Anchor Investors have not been granted any stockholder or other rights that are in addition to those granted to the Company’s other public stockholders and purchased the Founder Shares for nominal consideration. Each Anchor Investor has agreed in its individually negotiated letter agreement entered into with the Company to vote its Anchor Shares to approve the Company’s initial Business Combination. The Anchor Investors will have no rights to the funds held in the Trust Account with respect to the Anchor Shares held by them. The Anchor Investors will have the same rights to the funds held in the Trust Account with respect to the Common Stock underlying the Units they purchase at the IPO (excluding the Common Stock included in the Private Placement Units purchased) as the rights afforded to the Company’s other public stockholders.

Litigation

From time to time, the Company may be subject to routine litigation, claims or disputes in the ordinary course of business. The Company defends itself vigorously in all such matters. However, we cannot predict the outcome or effect of any of the potential litigation, claims or disputes.

The Company is not subject to any litigation at the present time.

NOTE 8 — STOCKHOLDERS’ DEFICIT

Preferred Stock— The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.01 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2024 and 2023, there were no shares of preferred stock issued or outstanding.

Common Stock— The Company is authorized to issue 100,000,000 shares of common stock with par value of $0.01 each. As of December 31, 2024 and 2023, there were 4,286,248 and 6,901,113 shares of Common Stock issued, respectively, and 2,524,000 shares of Common Stock outstanding, excluding 324,748 and 2,939,613 shares subject to possible redemption, respectively. Each share of Common Stock entitles the holder to one vote.

Treasury Stock — On June 21, 2021 the Former Sponsor agreed to deliver the Company 1,437,500 shares of common stock beneficially owned by the Former Sponsors.

Rights — Except in cases where the Company is not the surviving company in the Business Combination, each holder of a right will automatically receive one-tenth (1/10) of a share of common stock upon consummation of the Business Combination, even if the holder of a right converted all shares held by him, her or it in connection with the Business Combination or an amendment to the Company’s Certificate of Incorporation with respect to its pre-Business Combination activities. In the event that the Company will not be the surviving company upon completion of the Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share of common stock underlying each right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional share of common stock upon consummation of Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of the rights to receive the same per share consideration the holders of shares of common stock will receive in the transaction on an as-converted into common stock basis.

NOTE 9 — WARRANT LIABILITY

The Company accounted for the 7,306,000 warrants issued in connection with the IPO and private placement in accordance with the guidance contained in ASC Topic 815 “Derivatives and Hedging” whereby under that provision, the Private Warrants did not meet the criteria for equity treatment and were recorded as a liability. Accordingly, the Company classified the Private Warrants as a liability at fair value and adjusts them to fair value at each reporting period. This liability is re-measured at each balance sheet date until the Private Warrants are exercised or expire, and any change in fair value will be recognized in the Company’s statement of operations. The fair value of the Private Warrants was estimated using a modified Black-Scholes model. The valuation models utilize inputs such as assumed share prices, volatility, discount factors and other assumptions and may not be reflective of the price at which they can be settled. Such Private Warrant classification is also subject to re-evaluation at each reporting period. The Public Warrants met the classification for equity treatment.

Each warrant entitles the holder to purchase one share of the Company’s Common Stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Former Sponsor, Sponsors or its affiliates, without taking into account any Founder Shares held by the Company’s Former Sponsor, Sponsors or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Common Stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the Market Value.

The warrants will become exercisable on the later of 12 months from the closing of this offering or upon completion of its initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation.

Redemption of warrants

The Company may call the warrants for redemption (excluding the private warrants, and any warrants underlying Units issued to the Sponsors, initial stockholders, officers, directors or their affiliates in payment of related party loans made to the Company), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period ending on the third trading business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of the shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day until the date of redemption.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing

(x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

If the Company is unable to complete an initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The following presents the Company’s fair value hierarchy for the 406,000 Private Warrants issued which are classified as liabilities measured at fair value as of December 31, 2024:

	Level 1	Level 2	Level 3

Private Warrants	$—	$—	$12,180
Total	$—	$—	$12,180

The following presents the Company’s fair value hierarchy for the 406,000 Private Warrants issued which are classified as liabilities measured at fair value as of December 31, 2023:

	Level 1	Level 2	Level 3

Private Warrants	$—	$—	$4,060
Total	$—	$—	$4,060

  The following table summarizes key inputs and the models used in the valuation of the Company’s Private Warrants:

	December 31,	December 31,
	2024	2023
Valuation Method Utilized	Modified Black Scholes	Modified Black Scholes
Stock Price	$11.20	$10.77
Exercise Price	$11.50	$11.50
Expected Term (years)	0.55	1.2
Volatility	1.25%	1.56%
Risk-free rate	4.38%	3.84%
Probability of completing a Business Combination	9%	19%

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for the Company’s warrants classified as Level 3 for the period ended December 31, 2024 and 2023:

Private Warrants	Level 3
Fair value at December 31, 2023	$4,060
Change in fair value	8,120
Fair value at December 31, 2024	$12,180
Private Warrants
December 31, 2022	$12,180
Change in fair value	(8,120)
December 31, 2023	$4,060

NOTE 10 — INCOME TAX

The Company’s net deferred tax assets (liability) at December 31, 2024 and 2023 are as follows:

	December 31,
	2024	2023
Deferred tax asset
Organizational costs/Start-up costs	$887,122	$407,134

Total deferred tax asset	887,122	407,134
Valuation allowance	(887,122)	(407,134)
Deferred tax asset, net of allowance	$—	$—

The income tax provision for the year ended December 31, 2024 and 2023 consists of the following:

	December 31,
	2024	2023
Federal
Current	$97,042	$379,913
Deferred	(258,598)	(231,488)
State
Current	32,272	—
Deferred	(221,391)	—
Change in valuation allowance	479,989	181,205
Income tax provision	$129,314	$329,630

The Company’s net operating loss carryforward as of December 31, 2024 and 2023 amounted to $0, will be carried forward indefinitely.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2024 and 2023, the change in the valuation allowance was $479,989 and $181,205, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2024 and 2023 is as follows:

	December 31,
	2024	2023
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	7.0%	0.0%
Change in deferred tax rate	18.3%	0.0%

Permanent book/tax differences:
Change in fair value of warrant liability	(0.3)%	(0.6)%
Business Combination related expenses	(7.1)%	33.7%
Excise, income and franchise tax interest and penalties	(8.1)%	0.3%
2023 dead deal costs	16.5%	0.0%
Change in valuation allowance	(64.8)%	66.4%
Income tax provision	(17.5)%	120.8%

 The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities, since inception. Upon additional review of its 2022 tax return, management has determined it will amend its 2022 tax return. Additionally, the Company has not filed its 2023 tax return. The Company has incurred $206,200 in interest and penalties for its failure to file and pay its taxes. Until remedied, the Company will continue to incur these expenses.

NOTE 11 — SEGMENT INFORMATION

ASC Topic 280 establishes standards for companies to report financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Year Ended December 31,	For the Year Ended December 31,
	2024	2023
Operating costs	$1,291,428	$1,504,995
Interest income on Trust Account	$781,363	$1,769,666

The key measures of segment profit or loss reviewed by our CODM are interest income on Trust Account and operating costs. The CODM reviews interest income on Trust Account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the Business Combination period. The CODM also reviews operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

NOTE 12 - SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued, February 18, 2025. Based upon this review, other than stated in the above notes and below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On December 26, 2024, the Company entered into an agreement to defer payment of certain related party obligations for approximately $1,346,643. On February 4, 2025, the aggregate of deferred payments under this agreement has increased to $1,424,753.

On January 19, 2025, the CEO of the Company agreed to defer $110,400 of compensation expense due him. These costs will be payable no later than three (3) months following the closing of the proposed Business Combination.

Pursuant to the Company’s Investment Management Trust Agreement with Continental Stock Transfer & Trust Company (the “Trustee”), dated as of September 10, 2021 (the “Trust Agreement”), as amended, upon a liquidation and termination of the Trust Account as a result of the Company failing to complete a Business Combination, the Company is authorized to withdrawal $100,000 of interest that may be released to the Company to pay dissolution expenses (the “Allowance”). On January 30, 2025, the Company assigned the Trustee $100,000 of the Allowance only in the event of a dissolution and termination of the Trust Account as a result of the Company failing to complete a Business Combination. The Trustee is authorized to offset $100,000 from the Trust Account interest against the Company’s outstanding invoice.

On February 12, 2025, the Board, at the request of the Sponsor, determined to implement the twenty-fourth Extension and to extend the Deadline Date for an additional month to March 14, 2025 with a deposit of $16,237 in the Trust Account.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2025 (1)

	VisionWave (Historical)	Target (Historical)	Bannix (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$—	$3,104	$885	$195,922	A	$335,791
				(175,816)	B
				354,200	J
				(42,504)	J
Brokerage account	—	445	—	—		445
Advances to supplier	—	98,250	—	—		98,250
Prepaid expenses	—	—	3,930	—		3,930
Total current assets	—	101,799	4,815	331,802		438,416
Non-current assets
Investments held in Trust Account	—	—	1,168,644	(195,922)	A	—
				(972,722)	I
Investment in securities designated for sale	—	281	—	—		281
Total non-current assets	—	281	1,168,644	(1,168,644)		281
Total assets	$—	$102,080	$1,173,459	$(836,842)		$438,697

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$33,556	$150,000	$1,231,500	$(175,816)	B	$1,409,239
				169,999	B
Customer deposit	—	108,006		—		108,006
Due to related party	47,556	303,280	2,106,406	—		2,457,242
Promissory note - Evie	—	—	1,003,995	—		1,003,995
Convertible note payable	—	—	—	354,200	J	354,200
Excise tax payable	—	—	913,292	(25,738)	H	887,554
Income taxes payable	—	—	955,887	—		955,887
Total current liabilities	81,112	561,286	6,211,080	322,645		7,176,123
Non-current liabilities
Deferred underwriters’ discount	—	—	225,000			225,000
Redemptions payable	—	—	972,722	(972,722)	I	—
Warrant liabilities	—	—	25,984	—		25,984
Total non-current liabilities	—	—	1,223,706	(972,722)		250,984
Total liabilities	81,112	561,286	7,434,786	(650,077)		7,427,107

Common stock subject to possible redemption		—	608,298	(608,298)	E	—

EQUITY
Target common stock	—	—	—	—		—
Target Holdings common stock	—	—	—	—		—
VisionWave common stock	—	—	—	110,000	C	157,085
				47,085	C
Bannix preferred stock	—	—	—	—		—
Bannix common stock	—	—	39,615	164	E	—
				7,306	F
				(47,085)	C
Additional paid-in capital	—	261,000	—	(110,000)	C	—
				(1,724,228)	D
				608,134	E
				(7,306)	F
				972,400	G
Accumulated deficit	(81,112)	(720,206)	(6,894,865)	(169,999)	B	(7,131,120)
				1,724,228	D
				(972,400)	G
				25,738	H
				(42,504)	J
Treasury stock	—	—	(14,375)	—		(14,375)
Total equity	(81,112)	(459,206)	(6,869,625)	421,533		(6,988,410)
Total equity and liabilities	$—	$102,080	$1,173,459	$(836,842)		$438,697

(1)	The unaudited pro forma condensed combined balance sheet as of June 30, 2025, combines the unaudited balance sheet of VisionWave as of June 30, 2025, with the unaudited balance sheet of Bannix as of June 30, 2025 with the unaudited balance sheet of the Target as of June 30, 2025.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2025 (2)

	VisionWave (Historical)	Target (Historical)	Bannix (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

General and administrative expenses	$(14,803)	$(1,963)	$(325,822)	$15,000	BB	$(327,588)
Marketing and traveling expenses	—	(4,585)	—	—		(4,585)
Research and development expenses	—	(8,548)	—	—		(8,548)
Professional expenses	—	(130,970)	—	—		(130,970)
Loss from operations	(14,803)	(146,066)	(325,822)	15,000		(471,691)

Other income (expense):
Interest income on Trust Account	—	—	6,000	(6,000)	AA	—
Net loss from sale of marketable securities		(9,455)		—		(9,455)
Federal tax interest and penalties	—	—	(20,246)	—		(20,246)
Excise tax interest and penalty	—	—	(59,193)	—		(59,193)
Change in the fair value of warrant liability	—	—	(19,894)	—		(19,894)
Other expenses, net	—	(9,455)	(93,333)	(6,000)		(108,788)

Income (loss) before provision for income taxes	(14,803)	(155,521)	(419,155)	9,000		(580,479)
Income tax expense	—	—	(336)	336	CC	—
Net income (loss)	$(14,803)	$(155,521)	$(419,491)	$9,336		$(580,479)

Basic and diluted net income per share	$(14,803.00)	$(57.13)	$(0.17)

Pro forma weighted average number of shares outstanding - basic and diluted						14,270,953 (1)

Pro forma earnings per share - basic and diluted						$(0.04)

(1)	Please refer to Note 3 (“Net Loss per Share”) for details.

(2)	The unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2025, combines the unaudited statement of operations of VisionWave for the three and six months ended June 30, 2025, with the unaudited statement of operations of Bannix for the three and six months ended June 30, 2025, with the unaudited statement of operations of the Target for the three months ended June 30, 2025.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2024 (2)

	VisionWave (Historical)	Target (Historical)	Bannix (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

Operating costs	$—	$—	$(1,291,428)	$60,000	BB	$(1,231,428)
General and administrative expenses	(3,000)	(1,848)	—	(169,999)	CC	(1,147,247)
				(972,400)	EE
Marketing and traveling expenses		(3,650)				(3,650)
Research and development expenses		(59,955)				(59,955)
Professional expenses		(469,164)				(469,164)
Total operating expenses	(3,000)	(534,617)	(1,291,428)	(1,082,399)		(2,911,444)

Loss from operations	(3,000)	(534,617)	(1,291,428)	(1,082,399)		(2,911,444)

Other income (expense):
Interest income on Trust Account	—	—	781,363	(781,363)	AA	—
Interest expense	—	—	—	(42,504)	FF	(42,504)
Gain on forgiven payables	—	—	33,750			33,750
Federal tax interest and penalties	—	—	(206,200)			(206,200)
Excise tax interest and penalty	—	—	(50,587)			(50,587)
Change in the fair value of warrant liability			(8,120)			(8,120)
Other income (expense):	—	—	550,206	(823,867)		(273,661)

Income before provision for income taxes	(3,000)	(534,617)	(741,222)	(1,906,266)		(3,185,105)

Income tax expense	—	—	(129,314)	129,314	DD	—

Net loss	$(3,000)	$(534,617)	$(870,536)	$(1,776,952)		$(3,185,105)

Basic and diluted net loss per share			$(0.22)

Pro forma weighted average number of shares outstanding - basic and diluted						14,270,953 (1)

Pro forma earnings per share - basic and diluted						$(0.22)

(1)	Please refer to Note 3 (“Net Loss per Share”) for details.

(2)	The unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2024, combines the unaudited statement of operations of VisionWave for the period from September 3, 2024 (inception) to December 31, 2024, with the audited statement of operations of Bannix for the year ended December 31, 2024, with the audited statement of operations of the Target for the nine months ended December 31, 2024.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Registration Statement on Form S-1 (the “Form S-1”) filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Bannix, VisionWave Holdings, Inc (“VisionWave”) and VisionWave Technologies (the “Target”), adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). VisionWave has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2025, assumes that the Business Combination occurred June 30, 2025. The following unaudited pro forma condensed combined statements of operations for the three months ended June 30, 2025, and the nine months ended December 31, 2024, presents pro forma effect to the Business Combination as if it had occurred on January 1, 2024.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025, has been derived from:

●	The historical unaudited financial statements of Bannix as of June 30, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus; and

●	The historical unaudited financial statements of VisionWave as of June 30, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus.

●	The historical unaudited financial statements of the Target as of June 30, 2025, and the related notes thereto included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2025 and for the nine months ended December 31, 2024, has been derived from:

●	The historical unaudited financial statements of Bannix for the three and six months ended June 30, 2025 and the historical audited financial statements of Bannix for the year ended December 31, 2024, and the related notes thereto included elsewhere in this proxy statement/prospectus; and

●	The historical unaudited financial statements of VisionWave for the three and six months ended June 30, 2025 and the historical unaudited financial statements for the period from September 3, 2024 (inception) to December 31, 2024, and the related notes thereto included elsewhere in this proxy statement/prospectus.

●	The historical unaudited financial statements of the Target for the three months ended June 30, 2025 and the historical audited financial statements of the Target for the nine months ended December 31, 2024, and the related notes thereto included elsewhere in this proxy statement/prospectus.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of this proxy statement/prospectus which incorporates Transaction Accounting Adjustments. VisionWave, the Target and Bannix have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

This information should be read together with the financial statements and related notes, as applicable, of each of VisionWave, the Target and Bannix included in this proxy statement/prospectus and VisionWave’s, the Target’s and Bannix’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Transactions

Business Combination

On July 14, 2025 (the “Closing Date”), the registrant consummated its previously announced business combination (the “Closing”), pursuant to that certain Business Combination Agreement, dated as of September 6, 2024, Bannix Acquisition Corp., a Delaware corporation (“Bannix,”), entered the Merger Agreement and Plan of Reorganization, with VisionWave Holdings, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Bannix (“VisionWave” or the “Company”), BNIX Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of VisionWave (“Parent Merger Sub”), BNIX VW Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of VisionWave, and VisionWave Technologies, Inc., a Nevada corporation (“VisionWave Technologies”) and the shareholders of VisionWave Technologies (the “Merger Agreement”).

Conversion of Securities and Transaction Consideration

The transactions under the Merger Agreement were consummated (the “Business Combination”) on July 14, 2025 which included:

(a)	Parent Merger Sub merging with and into Bannix, with Bannix continuing as the surviving entity (the “Parent Merger”), as a result of which, (i) Bannix will become a wholly owned subsidiary of VisionWave, and (ii) each issued and outstanding security of Bannix immediately prior to the effective time of the Parent Merger (the “Parent Merger Effective Time”) are no longer outstanding and were automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave (other than the Parent Rights, which shall be automatically converted into shares of VisionWave), and

(b)	immediately following the consummation of the Parent Merger but on the same day, Company Merger Sub will merge with and into Target, with Target continuing as the surviving entity (the “Company Merger” and, together with the Parent Merger, the “Mergers”), as a result of which, (i) Target will become a wholly owned subsidiary of VisionWave, and (ii) each issued and outstanding security of Target immediately prior to the effective time of the Company Merger (the “Company Merger Effective Time”) is no longer outstanding and was automatically cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of VisionWave.

The following table summarizes the pro forma number of shares of VisionWave Common Stock outstanding following the consummation of the Business Combination, discussed further in the sections below, excluding the potential dilutive effect of the Bannix Public Warrants and Private Warrants.

Equity Capitalization Summary	Shares	%
VisionWave Stockholders	8,979,427	62.9%
Target non-affiliated public stockholders	2,020,573	14.2%
Bannix Public Stockholders	706,353	4.9%
Bannix Sponsor and Other Insiders	2,041,600	14.3%
Representative Shares	393,000	2.8%
Bannix former Officer and Director shares	130,000	0.9%
Total common stock	14,270,953	100.0%

The following table shows the per share value of VisionWave Common Stock held by non-redeeming holders of VisionWave Common Stock:

Shares	14,270,953
Book equity per share	$(0.50)

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization with Bannix being treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of Target with the acquisition being treated as the equivalent of Target issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of Target will be stated at historical cost, with no goodwill or other intangible assets recorded. Subsequent to the Business Combination, the historical financial results presented for VisionWave will be those of Target.

The expectation that Target is the accounting acquirer is based on evaluation of the following facts and circumstances:

●	Target stockholders have majority of the voting power ;

●	Target appointed the majority of the board of directors of the combined entity;

●	Target’s existing management comprises the management of the combined entity;

●	Target’s operations comprise the ongoing operations of the combined entity;

●	Target is the larger entity based on historical revenues and business operations; and

●	the combined entity assumed Target’s name and assumed Target’s headquarters.

While Target has not yet generated revenues as of the date hereof, it has undertaken substantial operational activities that establish it as the larger entity when compared to Bannix based on business operations. Target is currently engaged in multiple pilot programs with major defense contractors, including a live-fire testing trial in the United Arab Emirates valued at $216,150, which began in Q4 2024 and is continuing into Q2 2025, and a demonstration with a leading U.S.-based defense contractor that also began in Q4 2024 and is continuing into Q2 2025. These pilots, along with proposals submitted to U.S. military procurement programs, provide a strong indication that Target is transitioning towards revenue generation. For now, Target’s seven innovative products across three distinct categories have reached technology readiness levels suitable for commercial deployment. These products are currently undergoing final testing, optimization, and validation with customers before moving into full-scale manufacturing and deployment, upon receiving purchase orders. Given its ongoing business activities, technological advancements, and market positioning, Bannix considers Target to be the larger entity in terms of business operations and views these pilots as a proof-of-concept milestone demonstrating its commercialization potential.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation and Accounting Policies

The Business Combination was accounted for as a reverse recapitalization with Bannix being treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of Target with the acquisition being treated as the equivalent of Target issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of Target will be stated at historical cost, with no goodwill or other intangible assets recorded. Subsequent to the Business Combination, the historical financial results presented for VisionWave will be those of Target.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 assumes that the Business Combination and related transactions occurred on June 30, 2025. The unaudited pro forma condensed combined statements of operations for the nine months ended June 30, 2025 and for the year ended December 31, 2024 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2024.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 has been prepared using, and should be read in conjunction with, the following:

●	Bannix’s unaudited balance sheet as of June 30, 2025 and the related notes for the three and six months ended June 30, 2025, included in the Proxy Statement/Prospectus; and

●	VisionWave’s unaudited consolidated balance sheet as of June 30, 2025 and the related notes for the three and six months ended June 30, 2025, included in the Proxy Statement/Prospectus.

●	The Target’s unaudited consolidated balance sheet as of June 30, 2025 and the related notes for the three months ended June 30, 2025, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statements of operations for the three months ended June 30, 2025 and for the year ended December 31, 2024 has been prepared using, and should be read in conjunction with, the following:

●	Bannix’s unaudited statement of operations for the three and six months ended June 30, 2025 and Bannix’s audited statement of operations for the year ended December 31, 2024 and the related notes, included in the Proxy Statement/Prospectus; and

●	VisionWave’s unaudited consolidated statement of operations for the three and six months ended June 30, 2025 and VisionWave’s unaudited statement of operations for the period from September 3, 2024 (inception) to December 31, 2024 and the related notes, included in the Proxy Statement/Prospectus.

●	The Target’s unaudited consolidated statement of operations for the three ended June 30, 2025 and the Target’s audited statement of operations for the nine months ended December 31, 2024 and the related notes, included in the Proxy Statement/Prospectus.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The historical financial statements of VisionWave and the Target have been prepared in accordance with U.S. GAAP. The historical financial statements of Bannix have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information reflects U.S. GAAP, the basis of accounting used by VisionWave.

The share amounts and ownership percentages set forth above are not indicative of voting percentages and do not take into account Bannix Warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter.

Upon consummation of the Business Combination, management has performed a comprehensive review of the three entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the three entities which have a material impact on the financial statements of the Combined Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). VisionWave has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The audited and unaudited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. VisionWave and Bannix have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2024.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2025, are as follows:

A.	Reflects the liquidation and reclassification of $0.2 million of funds held in the Trust Account to cash that became available following the Business Combination.

B.	Reflects the payments of $0.2 million of Business Combination related fees and expenses of Bannix and the accrual of $0.2 million of Bannix Business Combination related fee and expenses subsequent to June 30, 2025 at the closing of the Business Combination.

C.	Represents the exchange of outstanding Target shares into 11,000,000 shares of common stock at a par value of $0.01 per share at the Business Combination and the exchange of outstanding Bannix shares into VisionWave shares at a par value of $0.01 per share.

D.	Represents the elimination of Bannix’s historical accumulated losses to the extent possible so as to not create negative APIC after recording the transaction costs to be incurred by Bannix of $169,999 as described in (C) above, the recording of the stock based compensation of $972,400 as described in (G) below, and the adjustment to the excise tax of $25,738 as described in (H) below. APIC was adjusted to recognize $1.7 million in accumulated deficit.

E.	Reflects the reclassification of 16,353 shares of Bannix stock subject to possible redemption to permanent equity.

F.	Reflects the conversion of 6,900,000 Public rights into 690,000 shares of common stock, par value $0.01, and 406,000 Private rights into 40,600 shares of common stock, par value $0.01, at the consummation of the Business Combination.

G.	Reflects the share-based compensation recognized by Bannix for the 130,000 Founders shares granted to directors and an officer that vest upon the consummation of the Business Combination.H. Reflects the adjustment to the amount of excise tax payable related to the shares redeemed March 2025 due to the issuance of shares as the Business Combination closed in 2025.

I.	Reflects the redemption of 83,313 shares of redeemable common stock at approximately $972,722, or approximately $11.68 per share subsequent to June 30, 2025.

J.	Reflects the proceeds received under the July SPA of $0.3 million. The convertible notes bear interest at a one-time charge of 12% applied on the issuance date. VisionWave is assessing the accounting treatment of the convertible notes.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for three months ended June 30, 2025 are as follows:

AA.	Reflects the elimination of interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2024.

BB.	To eliminate the administrative service fees that will be ceased to pay upon closing of the Business Combination.

CC.	Reflects the elimination of income tax expense related to investment income held in the Trust Account because this income tax expense would not be incurred if the Business Combination was consummated on January 1, 2024.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for nine ended December 31, 2024 are as follows:

AA.	Reflects the elimination of interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2023.

BB.	To eliminate the administrative service fees that will be ceased to pay upon closing of the Business Combination.

CC.	Reflects the transaction costs of Bannix.

DD.	Reflects the elimination of income tax expense related to investment income held in the Trust Account because this income tax expense would not be incurred if the Business Combination was consummated on January 1, 2024.

EE.	Reflects the share-based compensation recognized by Bannix at the consummation of the Business Combination as described in (G) above.

FF.	Reflects the interest expense on the July SPA as described in (J) above.

Note 3 — Net Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2024. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions of Public Shares by Bannix’s Public Shareholders for the three months ended June 30, 2025 and the nine months ended December 31, 2024:

Three Months Ended June 30, 2025
Pro forma net loss	$(565,676)
Weighted average shares outstanding of common stock – basic and diluted	14,270,953
Net loss per share – basic and diluted	$(0.04)
Excluded securities:(1)
Public Warrants	6,900,000
Private Warrants	406,000

Nine Months Ended December 31, 2024
Pro forma net loss	$(3,185,105)
Weighted average shares outstanding of common stock – basic and diluted	14,270,953
Net loss per share – basic and diluted	$(0.22)
Excluded securities:(1)
Public Warrants	6,900,000
Private Warrants	406,000

(1) The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby. None of the expenses listed below are to be borne by the Selling Stockholder named in the prospectus that forms a part of this registration statement. All amounts are estimates, except for the SEC registration fee:

Amount to be paid
SEC registration fee	$14,585.53
Legal fees and expenses*
Accounting fees and expenses*	35,000.00
Printing expenses*	35,000.00
Total	$84,585.53

* Except for the SEC registration fee, estimated solely for the purposes of this Item 13, actual expenses may vary.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law contains provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. Our bylaws require us to indemnify such persons to the fullest extent permitted by Delaware law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney’s fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our certificate of incorporation, bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following issuances of our securities were made pursuant exemptions contained in Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder:

Short Term Funding

On July 15, 2025, the Company entered into a Securities Purchase Agreements (the “July 2025 SPAs”) with two unaffiliated accredited investors (“July 2025 Lenders”), pursuant to which the Company issued promissory notes (the “July 2025 Notes”) to the July 2025 Lenders in the aggregate principal amount of $354,200, which includes an aggregate original issue discount of $46,200, for a purchase price of $308,000. The July 2025 Notes bear interest at a one-time charge of 12% applied on the issuance date, mature on May 15, 2026, and is repayable in five monthly payments commencing January 15, 2026. The July 2025 Notes are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), solely upon an event of default, at a conversion price equal to 75% of the lowest trading price during the ten trading days prior to conversion. The Company also entered into an irrevocable transfer agent instructions letter with its transfer agent in connection with the July 2025 Notes. The proceeds from the issuances of the July 2025 Notes will be used for general working capital purposes. The July 2025 Lenders have piggyback registration rights and have agreed not to engage in short sales of the Company’s common stock during the term of the July 2025 Notes. The July 2025 Notes include customary representations, warranties, covenants, and default provisions. The Company may prepay the July 2025 Notes within the first 180 days.

The loan pursuant to the July 2025 Notes closed and funded on July 17, 2025.

YA II

On July 25, 2025, we entered into the SEPA with YA II. Under the SEPA, the Company has the right to sell to YA II up to $50 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA.

Upon the satisfaction of the conditions to YA II’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct Investor to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to YA II (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of common stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to YA II. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P.

In connection with the SEPA, and subject to the condition set forth therein, YA II has agreed to advance to the Company in the form of convertible promissory notes (the “Convertible Notes”) an aggregate principal amount of $5.0 million (the “Pre-Paid Advance”). The first Pre-Paid Advance was disbursed on July 25, 2025 with respect to $3.0 million and the balance of $2.0 million will be disbursed upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for the Pre-Paid Advance is 94% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date will be 12-months after the closing of each tranche of the Pre-Paid Advance. Investor may convert the Convertible Notes into shares of the Company’s common stock at a conversion price equal to the lower of $10.00 or 93% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion (the “Conversion Price”), which in no event may the Conversion Price be lower than $1.00 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes may be declared immediately due and payable, in which case the Company shall pay to YA II the principal and interest due thereunder. In no event shall Investor be allowed to effect a conversion if such conversion, along with all other shares of common stock beneficially owned by YA II and its affiliates would exceed 4.99% of the then outstanding shares of the common stock of the Company. If at any time on or after the issuance of the Convertible Notes (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days (“Floor Price Event”), (ii) the Company has issued in excess of 99% of the shares of common stock available under the Exchange Cap, where applicable ( “Exchange Cap Event”) or (iii) any time after the effectiveness deadline set forth in the Registration Rights Agreement, Investor is unable to utilize a registration statement to resell the shares underlying each Convertible Note for a period of 30 consecutive Trading Days, then the Company shall make monthly payments to Investor beginning on the seventh trading day after the Amortization Event and continuing monthly in the amount of $750,000 plus a 5.0% premium and all accrued and unpaid interest. The Exchange Cap Event will not apply in the event the Company has obtained the approval from its stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of 19.99% of the aggregate number of shares of common stock issued and outstanding as of the effective date of the SEPA (the “Exchange Cap”).

YA II, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to Investor at the Conversion Price in consideration of an offset of the Convertible Notes (“Investor Advance”). Investor, in its sole discretion, may select the amount of any Investor Advance, provided that the number of shares issued does not cause Investor to exceed the 4.99% ownership limitation or does not exceed the Exchange Cap. As a result of a Investor Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Investor Advance.

The Company will control the timing and amount of any sales of shares of common stock to YA II, except with respect to Investor Advances. Actual sales of shares of common stock to Investor as an Advance under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) the 24-month anniversary of the date of the SEPA or (ii) the date on which Investor shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to $50,000,000. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Investor, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Investor pursuant to the Convertible Notes and the SEPA. The Company and YA II may also agree to terminate the SEPA by mutual written consent. Neither the Company nor YA II may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or Investor other than by an instrument in writing signed by both parties.

As consideration for YA II’s commitment to purchase the shares of common stock pursuant the SEPA, the Company paid YA II, (i) a structuring fee in the amount of $35,000 and (ii) 200,000 shares of common stock as an equity fee. Further, the Company is required to pay YA II a commitment fee of $500,000 of which $250,000 shall be due and payable on the earlier of the effective date of the initial registration statement, or 60 days following the date hereof and the remaining $250,000 shall be due and payable on the date that is 90 days following the initial due date to be paid by the issuance of such number of common shares that is equal to the applicable portion of the commitment fee divided by the average of the daily VWAPs of the common shares during the three trading days immediately prior to the applicable due date.

Executive’s Employment Agreements

On August 6, 2025, the Company entered into employment agreements (each, an “Employment Agreement”) with Douglas Davis, as Executive Chairman, Noam Kenig, as Chief Executive Officer, and Danny Rittman, as Chief Technology Officer (collectively, the “Executives”). Each Employment Agreement has an initial term of three (3) years, commencing on August 6, 2025, and is subject to automatic one-year renewals thereafter unless terminated by either party with at least thirty (30) days’ prior written notice. Additionally, pursuant to the Employment Agreements and under the Plan (subject to shareholder approval thereof), the Company granted nonstatutory stock options (each, an “Option”) to the Executives as follows:

●	Mr. Davis and Mr. Kenig were each granted Options to purchase 2,000,000 shares of Common Stock.

●	Mr. Rittman was granted an Option to purchase 500,000 shares of Common Stock.

Each Option has an exercise price of $7.20 per share (to be determined as the fair market value on the grant date) and vests in twelve (12) equal quarterly installments over four (4) years, commencing on the date of shareholder approval of the Plan (the “Approval Date”). The Options are exercisable for five (5) years from the grant date and allow for cashless exercise. The grants are contingent upon shareholder approval of the Plan; if not approved, the Options will be null and void.

The above securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as the issuances did not involve a public offering, and no underwriters were involved.

 ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are filed with this registration statement:

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
2.1	Merger Agreement and Plan of Reorganization by and among Bannix Acquisition Corp., VisionWave Holdings, Inc., BNIX Merger Sub, Inc. and BNIX VW Merger Sub, Inc. dated September 6, 2024 (included as Annex A to the proxy statement/prospectus)	Form S-4	333-284472	2.1	April 18, 2025
3.1	Amended and Restated Certificate of Incorporation of VisionWave Holdings Inc.	Form 8-K	001-42741	3.1	July 14, 2025
3.2	Bylaws of VisionWave Holdings Inc.	Form 8-K	001-42741	3.2	July 14, 2025
5.1	Opinion of Fleming PLLC	Form S-1	333-289952	5.1	August 29, 2025
10.1	VisionWave Holdings Inc. 2024 Incentive Equity Plan	Form 8-K	001-42741	10.1	July 14, 2025
10.2	Standby Equity Purchase Agreement, dated July 25, 2025, between VisionWave Holdings, Inc. and YA II PN, Ltd.	Form 8-K	001-42741	10.1	July 28, 2025
10.3	Form of Convertible Promissory Notes issued to YA II PN, Ltd.	Form 8-K	001-42741	10.2	July 28, 2025
10.4	Registration Rights Agreement, dated July 25, 2025, between VisionWave Holdings, Inc. and YA II PN, Ltd.	Form 8-K	001-42741	10.3	July 28, 2025
10.5	Global Guaranty Agreement by VisionWave Technologies, Inc. in favor of YA II PN, LTD. dated July 25, 2025	Form 8-K	001-42741	10.4	July 28, 2025
10.6	2025 Omnibus Equity Incentive Plan	Form 8-K	001-42741	10.1	August 6, 2025
10.7	Employment Agreement, dated August 6, 2025, by and between the Company and Douglas Davis	Form 8-K	001-42741	10.2	August 6, 2025
10.8	Employment Agreement, dated August 6, 2025, by and between the Company and Noam Kenig	Form 8-K	001-42741	10.3	August 6, 2025
10.9	Employment Agreement, dated August 6, 2025, by and between the Company and Danny Rittman	Form 8-K	001-42741	10.4	August 6, 2025
10.10	Form of Nonstatutory Stock Option Agreement, dated August 6, 2025	Form 8-K	001-42741	10.5	August 6, 2025
10.11	Form of Proprietary & Confidential Information, Inventions Assignment, Non-Solicitation and Non-Competition Agreement	Form 8-K	001-42741	10.6	August 6, 2025
10.12	Form of Mutual Agreement to Arbitrate	Form 8-K	001-42741	10.7	August 6, 2025
10.13	Form of Securities Purchase Agreement dated July 15, 2025	Form 10-Q	001-42741	10.13	August 19, 2025
10.14	Form of Promissory Note dated July 15, 2025	Form 10-Q	001-42741	10.14	August 19, 2025
10.15++	Strategic Joint Venture Agreement, dated August 25, 2025, by and among VisionWave Holdings, Inc., AIPHEX LTD, GBT Tokenize Corp., and GBT Technologies, Inc.	Form 8-K	001-42741	10.1	August 26, 2025
10.16	Employment Agreement, dated September 2, 2025, by and between the Company and Elad Shoval - CRO	Form 8-K	001-42741	10.1	September 3, 2025
10.17	Employment Agreement, dated September 2, 2025, by and between the Company and David Allon - COO	Form 8-K	001-42741	10.2	September 3, 2025
10.18	Employment Agreement, dated September 2, 2025, by and between the Company and Jez Williman - Senior Systems Engineer – UGV	Form 8-K	001-42741	10.3	September 3, 2025
10.19	Form of Nonstatutory Stock Option Agreement	Form 8-K	001-42741	10.4	September 3, 2025
10.20	Memorandum of Understanding, dated September 2, 2025, by and between VisionWave Holdings, Inc. and VEDA Aeronautics Private Limited.	Form 8-K	001-42741	10.1	September 5, 2025
10.21	Letter Agreement, dated September 11, 2025, between VisionWave Holdings, Inc. and YA II PN, Ltd.	Form 8-K	001-42741	10.1	September 12, 2025
10.22	Convertible Promissory Note, dated September 11, 2025, issued by VisionWave Holdings, Inc. to YA II PN, Ltd.	Form 8-K	001-42741	10.2	September 12, 2025
10.23	Form of Convertible Promissory Note to be issued by VisionWave Holdings, Inc. to YA II PN, Ltd.	Form 8-K	001-42741	10.3	September 12, 2025
10.24	Form of Independent Director Engagement Agreement	Form 8-K	001-42741	10.1	September 12, 2025
10.25	Form of Compensation Agreement between VisionWave Holdings, Inc. and former directors of Bannix Acquisition Corp.	Form 8-K	001-42741	10.2	September 12, 2025
10.26	Consulting Agreement, dated September 26, 2025, by and between VisionWave Holdings, Inc. and Crypto Treasury Management Group, LLC.	Form 8-K	001-42741	10.1	September 30, 2025
10.27	PVML Ltd. Order Form between VisionWave Holdings, Inc. and PVML Ltd., dated October 5, 2025 (effective October 9, 2025)	Form 8-K	001-42741	10.1	October 9, 2025
14.1	Code of Ethics of VisionWave Holdings Inc.	Form 8-K	001-42741	14.1	July 22, 2025
21.1	List of Subsidiaries	Form S-1	333-289952	21.1	August 29 2025
23.1*	Consent of RBSM LLP – Bannix Acquisition Corp.
23.2*	Consent of RBSM LLP- VisionWave Technologies Inc.
23.3*	Consent of RBSM LLP – VisionWave Holdings, Inc.
23.4	Consent of Fleming PLLC (included in Exhibit 5.1)	Form S-1	333-289952	5.1	August 29, 2025
24.1*	Power of Attorney (included on signature page to this registration statement)
97	Compensation Recovery Policy of VisionWave Holdings Inc., effective May 29, 2025	Form 8-K	001-42741	99.3	July 22, 2025
99.1	Policy on Granting Equity Awards of VisionWave Holdings Inc., adopted July 16, 2025	Form 8-K	001-42741	99.1	July 22, 2025
99.2	Insider Trading Policy of VisionWave Holdings Inc., adopted July 16, 2025	Form 8-K	001-42741	99.2	July 22, 2025
107	Calculation of Registration Fee	Form S-1	333-289952	107	August 29, 2025

* Filed herewith.

++ Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

(b) Financial Statement Schedules

See the Index to Financial Statements included on page F-1 for a list of the financial statements included in this prospectus.

(included on the signature page to the Registration Statement)

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement ( or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee “ table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on November 12, 2025.

VISIONWAVE HOLDINGS, INC.

By: /s/Douglas Davis
Name: Douglas Davis
Title: Executive Chairman of the Board of Directors

By: /s/Noam Kenig
Name: Noam Kenig
Title: Chief Executive Officer

By: /s/Erik Klinger
Name: Erik Klinger
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Noam Kenig and Erik Klinger with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title
/s/Douglas Davis	Executive Chairman of the Board of Directors
Douglas Davis

/s/Noam Kenig	Chief Executive Officer
Noam Kenig

/s/Eric T. Shuss	Director
Eric T. Shuss

/s/Chuck Hansen	Director
Chuck Hansen

/s/Haggai Ravid	Director
Haggai Ravid

/s/Erik Klinger	Chief Financial Officer
Erik Klinger

/s/Danny Rittman	Chief Technology Officer
Danny Rittman